As filed with the Securities and Exchange Commission on June 27, 2019

 Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SINO AGRO FOOD, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	2020	33-1219070

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Sino Agro Food, Inc.

Room 3801, Block A, China Shine Plaza

No. 9 Lin He Xi Road

Tianhe District, Guangzhou City, P.R.C. 510610

(860) 20 22057860

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Solomon Lee

Chief Executive Officer

Sino Agro Food, Inc.

Room 3801, Block A, China Shine Plaza

No. 9 Lin He Xi Road

Tianhe District, Guangzhou City, P.R.C. 510610

(860) 20 22057860

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc Ross, Esq.

Avital Perlman, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accredited filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Proposed Maximum Aggregate Offering Price (1)		Amount Of Registration Fee (2)

7% Series G Non-Convertible Cumulative Redeemable Perpetual Preferred Stock	$40,000,000.00		$4,848.00
Warrants to Purchase Common Stock
Common Stock Issuable Upon Exercise of Warrants	$10,000,000.00	(3)	$1,212.00
Total	$50,000,000.00		$6,060.00

(1)	In the event of a stock split, stock dividend, or similar transaction involving the common stock, the securities registered shall automatically be increased to cover the additional securities issuable pursuant to Rule 416.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended. A portion of the registration fee is being offset against $1,803.04 paid by the Company upon the filing of a Registration Statement on Form S-1 on February 27, 2015 that was subsequently withdrawn (File Number 333-202357).

(3)	The warrants are exercisable at a per share exercise price of $1.00 per share.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED JUNE 27, 2019

SINO AGRO FOOD, INC.

1,000,000 Shares of

7% Series G Non-Convertible Cumulative Redeemable Perpetual Preferred Stock

(Liquidation Preference $40.00 per Share)

10,000,000 Warrants to Purchase an Aggregate of 10,000,000 Shares of Common Stock, consisting of:

3,000,000 Series 1 Warrants to Purchase an Aggregate of 3,000,000 Shares of Common Stock

3,000,000 Series 2 Warrants to Purchase an Aggregate of 3,000,000 Shares of Common Stock

4,000,000 Series 3 Warrants to Purchase an Aggregate of 4,000,000 Shares of Common Stock

This prospectus relates to a direct public offering by Sino Agro Food, Inc. of a maximum of 1,000,000 shares of our 7% Series G Non-Convertible Cumulative Redeemable Perpetual Preferred Stock, which we refer to as the “Series G Preferred Stock,” at a price of $40 per share for maximum aggregate gross proceeds of $40,000,000.00.  Each share of our Series G Preferred Stock is being sold together with ten warrants, or “Warrants”, to purchase an aggregate of ten shares of common stock: (i) three Series 1 Warrants to purchase an aggregate of three shares of common stock, (ii) three Series 2 Warrants to purchase an aggregate of three shares of common stock, and (iii) four Series 1 Warrants to purchase an aggregate of four shares of common stock. The Series G Preferred Stock, Series 1 Warrants, Series 2 Warrants and the Series 3 Warrants, which we refer to as the "Warrants," are immediately separable and will be issued separately, but will be purchased together in this offering. This prospectus also covers shares of common stock issuable upon exercise of the Warrants.

The securities offered by us will be offered for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of securities that must be sold in the offering, we will retain the proceeds from the sale of any of the offered securities, and funds will not be returned to investors. It is possible that no proceeds will be received by us or that if any proceeds are received, that such proceeds will not be sufficient to cover the costs of the offering. The securities are offered directly through our officers and directors.  No commission or other compensation related to the sale of the securities will be paid to our officers and directors. Our officers and directors will not register as a broker-dealer with the Securities and Exchange Commission in reliance on Rule 3a4-1 of the Securities Exchange Act of 1934, as amended.  The intended methods of communication include, without limitation, telephone and personal contact. For more information, see the section titled “Plan of Distribution” herein.

Each Warrant will have an initial exercise price of $1.00 per share of common stock. The Series 1 Warrants will be exercisable from January 1, 2022 through their termination on December 31, 2022. The Series 2 Warrants will be exercisable from January 1, 2023 through their termination on December 31, 2023. The Series 3 Warrants will be exercisable from January 1, 2024 through their termination on December 31, 2024.

The direct public offering will terminate on the earlier of (i) the date when the sale of all 1,000,000 shares of Series G Preferred Stock and accompanying 10,000,000 Warrants to purchase an aggregate of 10,000,000 shares of common stock is completed or (ii) 180 days from the date of this prospectus. In addition, if we abandon the offering for any reason prior to 180 days from the date of this prospectus, we will terminate the offering.

Dividends on the Series G Preferred Stock are cumulative from the date of original issue and will be payable on August 15 of each year (for calculating period January 1 to December 31 each year) commencing on August 15, 2020 (for dividends payable for fiscal year 2019), when, as and if declared by our board of directors. Dividends will be payable out of amounts legally available therefor at a rate equal to 7% per annum per $40.00 of stated liquidation preference per share, or $2.80 per share of Series G Preferred Stock per year.

On and after five years from the Dividend Record Date, we may, at our option, redeem the Series G Preferred Stock, in whole or in part, at any time or from time to time, at the rate of 15 shares of common stock for each share of Series G Preferred Stock, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. If we elect to redeem any shares of Series G Preferred Stock, we may use any available cash to pay the redemption price.

The Series G Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

(i)             senior to all classes or series of our common stock and to all other equity securities issued by us, the terms of which specifically provide that such equity securities rank junior to the Series G Preferred Stock, other than equity securities referred to in clauses (ii) and (iii);

(ii)            junior to our Series A Preferred Stock and all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series G Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;

(iii)            in parity with our Series B Preferred Stock and all equity securities issued by us with terms specifically providing that those equity securities rank equal to the Series G Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (any such issuance would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series G Preferred Stock); and

(iv)           effectively junior to all of our existing and future indebtedness.

Prior to this offering, there has been no market for the Series G Preferred Stock or the Warrants. We plan to submit an application for the Series G Preferred Stock to be quoted on the OTCQX Premier operated by the OTC Markets Company under the symbol ______. We do not intend to have the Warrants be quoted on the OTCQX, any national securities exchange or any other nationally recognized trading system. Our common stock is quoted on the OTCQX Premier under the symbol SIAF.

No underwriter or person has been engaged to facilitate the sale of our securities in this offering. There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering other than customary brokerage and sales commissions.

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 8 of this prospectus before making a decision to purchase our Series G Preferred Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is _____, 2019

ii

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where such offers and sales are permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

iii

PROSPECTUS SUMMARY

This summary highlights important information contained elsewhere in this prospectus. You should carefully read this prospectus and the documents incorporated by reference to understand fully our business and the terms of our Series G Preferred Stock as well as the tax and other considerations that are important to you in making your investment decision. You should consider carefully the “Risk Factors” section beginning on page 8 of this prospectus to determine whether an investment in the Series G Preferred Stock is appropriate for you. Unless the context otherwise requires, references in this prospectus to “SIAF,” the “Company,” “we,” “us” and “our” refer to Sino Agro Food, Inc. and its subsidiaries. For further information about us, see “Where You Can Find More Information.”

In this prospectus, unless the context requires otherwise, references to the “Company,” “Sino Agro,” “SIAF,” “we,” “our company” and “us” refer to Sino Agro Food, Inc., a Nevada corporation together with its subsidiaries.

SIAF is an agriculture technology and natural food holding company with principal operations in the People’s Republic of China. The Company acquires and maintains equity stakes in a cohesive portfolio of companies that SIAF forms according to its core mission to produce, distribute, market and sell natural, sustainable protein food and produce, primarily seafood and cattle, to the rapidly growing middle class in China. SIAF provides financial oversight and strategic direction for each company, and for the interoperation between companies, stressing vertical integration between the levels of the Company’s subsidiary food chain. The Company owns or licenses patents, proprietary methods, and other intellectual properties in its areas of expertise. SIAF provides technology consulting and services to joint venture partners to construct and operate food businesses, primarily producing wholesale fish and cattle. Further joint ventures market and distribute the wholesale products as part of an overall “farm to plate” concept and business strategy.

Revenues by division were as follows (in millions of U.S. dollars):

Division (on Sales of Goods)	2018		2017
Fisheries (CA) (Discontinued operation from October 5, 2016)	$		$-
Organic Fertilizer (HSA, SJAP & QZH)		28.9	84.4
(QZH derecognized as variable interest entity from December 30, 2017)
Cattle (MEIJI)		29.6	20.4
Plantation (JHST)		3.6	4.6
Corporate, Marketing & Trading (SIAF)			71.8
Total Revenues derived on sales of goods		$68.5	$181.2

Division (on consulting & services)	2018		2017
CA (Fishery related developments)	$		$17.0
Total Revenues derived on consulting & services		$11.1	$17.0

History

The Company, which was formerly known as Volcanic Gold, Inc. and A Power Agro Agriculture Development, Inc., was incorporated on October 1, 1974 in the State of Nevada. The Company was formerly engaged in the mining and exploration business but ceased the mining and exploring business in 2005. On August 24, 2007, the Company entered into a merger and acquisition agreement with CA, a Belize corporation and its subsidiaries CS and CH. Effective of the same date, CA completed a reverse merger transaction with the Company.

For two years after its introduction in China, the Company operated in the dairy segment, but sold the dairy business in December of 2009 and began to implement its five-year plan to develop its vertically integrated business operations consisting of (i) cattle fattening and production of beef products and (ii) cultivation of fish and prawn and related products. The Company now operates as an engineering, technology and consulting company specializing in building and operating agriculture and aquaculture farms in China.

Our principal executive office is located at Room 3801, 38th Floor, Block A, China Shine Plaza, No. 9 Lin He Xi Road, Tianhe District, Guangzhou City, Guangdong Province, PRC, 510610.

Through December 31, 2017, we were contracted as turnkey contractor to the owners and developers of the C&S Project Companies and acted as the master engineer, pioneering the construction and building of farms, from raw land into fully operational facilities. In each development the Company completes the construction and building of infrastructure including staff quarters, offices, processing facilities, storage, and all related production facilities. Our management teams are responsible for developing all business activities into effective and efficient operations. From October 1, 2016, onward, Tri-way has assumed the role as developer of aquaculture projects in China with CA contracted to provide turnkey contracted services for those projects.

In just a few years, we have matured into a company dedicated to the agriculture and aquaculture industry in China. The Company currently maintains operations of its HU Plantation as well as its services in engineering consulting and specializing in the development of two major products, namely meat derived from the rearing of beef cattle and seafood derived from the growth of fish, prawns, eel and other marine species.

Background

After successfully developing many aquaculture fishery farms, cattle farms and related business operations (along with sales and marketing of produce and products) in Australia and Malaysia since 1998, our management team introduced our business activities in China in 2006. We are an engineering and consulting company that specializes in building and operating agriculture and aquaculture farms.

To accomplish this, we use our expertise and know how in specific agriculture and aquaculture technologies. Our “A Power Re-circulating Aquaculture System,” sometimes referred to herein as APRAS, is a patented and proven technology for indoor fish farming. We have developed modern techniques and technologies to grow, feed and house both fish and cattle. These are engineered into the designs of, and the management systems for, indoor and outdoor fishery and cattle farms. Our experience managing crops, and employing technologies, including hydroponic, to work within climate and growing conditions optimizes production of organic, green and natural agricultural produce.

In all of our developments we have acted as the master engineer, pioneering the construction and building of farms, from raw land into fully operational facilities. We complete the construction and building of infrastructure including staff quarters, offices, processing facilities, storage, and all related production facilities. Our management teams are responsible for developing all business activities into effective and efficient operations.

In just a few years, we have matured into a company dedicated to the agriculture and aquaculture industry in China. We currently maintain operation of our HU Plantation as well as our services in engineering consulting, specializing in the development of two major products, namely meat derived from the rearing of beef cattle and seafood derived from the growth of fish, prawns, eel and other marine species.

Revenues are generated from activities that we divide into five stand-alone business divisions or units: (1) Fishery development, (2) Cattle & Beef, (3) Organic Fertilizer, (4) HU Plantation, and (5) Marketing and Trading. This fifth and newest division, “Marketing and Trading” represents our strongest push to vertically integrate the Company’s operations, furthering the Company’s overall “farm to plate” concept.

Corporate Acquisitions

On September 5, 2007, we acquired two businesses in the People’s Republic of China (“PRC”):

(a) Tri-Way Industries Ltd., Hong Kong (“TRW”) (formerly known as Tri-way Industries Limited), a company incorporated in Hong Kong; and

(b) Macau EIJI Co. Ltd., Macau (“MEIJI”) (formerly known as Macau Eiji Company Limited), a company incorporated in Macau, and the owner of 75% equity interest in Enping City Juntang Town Hang Sing Tai Agriculture Co. Ltd. (“HST”), a PRC corporate Sino Foreign joint venture.

On November 27, 2007, MEIJI and HST established a corporate Sino Foreign joint venture, Jiangmen City Heng Sheng Tai Agriculture Development Co. Ltd, China (“JHST”) (formerly known as Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd.), a company incorporated in the PRC with MEIJI owning a 75% interest and HST owning a 25% interest. HST was dissolved in 2010.

In September 2009, we formed a 100% owned subsidiary in Macau, A Power Agriculture Development (Macau) Ltd., China (“APWAM”) (formerly known as A Power Agro Agriculture Development (Macau) Limited). APWAM presently owns 45% of a corporate Sino Foreign joint venture, Qinghai Sanjiang A Power Agriculture Co. Ltd. (“SJAP”). On March 23, 2017, a third party, Qinghai Quanwang Investment Management Company Limited acquired a 8.3% equity interest and APWAM owned 41.25% equity interest of SJAP as of December 31, 2017. SJAP is engaged in the business of manufacturing bioorganic fertilizer, livestock feed and development of other agriculture projects in the County of Huangyuan, in the vicinity of the Xining City, Qinghai Province, PRC.

On February 28, 2011, TRW applied to form a corporate joint venture, Enping City A Power Prawn Culture Development Co. Ltd., China (“EBAPCD”) (formerly known as Enping City Bi Tao A Power Fishery Development Co., Limited), which is incorporated in the PRC. TRW initially owned a 25% equity interest in EBAPFD. On November 17, 2011, TRW formed Jiangmen City A Power Fishery Development Co. Ltd, China (“JFD”) (formerly known as Jiang Men City A Power Fishery Development Co., Limited) in which it acquired a 25% equity interest, while withdrawing its 25% equity interest in EBAPFD. As of December 31, 2011, we had invested $1,258,607 in JFD. JFD operates an indoor fish farm. On January 1, 2012, we acquired an additional 25% equity interest in JFD for total cash consideration of $1,662,365. On April 1, 2012, we acquired an additional 25% equity interest in JFD for the amount of $1,702,580. Prior to October 5, 2016 we owned a 75% equity interest in JFD and controlled its board of directors. As of September 30, 2012, we had consolidated the assets and operations of JFD. From October 5, 2016 we brought out the remaining 25% equity interest in JFD for consideration of $4,517,426 and sold the 100% equity interest in JFD to TRW (inclusive of all original assets of its one farm, Fish Farm 1, which changed its name to Aqua Farm 1 and of other additional assets) for $33,538,480; and converted JFD into a Wholly Owned Foreign Entity (WOFE) such that TRW is holding 100% equity interest in JFD; and simultaneously (on October 5, 2016) JFD completed the acquisition of the assets and operation from owners and investors of four other aquaculture farms (namely Aqua Farms 2, 3 and 4) for $277,055,897 collectively and the acquisition of a Master License from CA for the rights of future development and operation of our APRAS farms in China for $30,000,000 resulting in our acquisition of a 23.89% equity interest in TRW at October 5, 2016. The Company converted the amount due from unconsolidated equity investee into equity interest during the fourth quarter of 2017, which resulted in its equity interest in TRW increasing from 23.89% to 36.60%.

On April 15, 2011, MEIJI applied to form Enping City A Power Beef Cattle Farm 2 Co. Ltd., China (“EAPBCF”), all of which we would indirectly own a 25% equity interest in as of November 17, 2011. On September 13, 2012 MEIJI formed Jiangmen City Hang Mei Cattle Farm Development Co. Ltd., a company incorporated in the PRC (“JHMC”) in which it owns 75% equity interest with an investment of $3,636,326, while withdrawing its 25% equity interest in ECF. As of September 30, 2012, we had consolidated the assets and operations of JHMC.

Cross-Listing on the Merkur Market

On January 13, 2016, securities representing beneficial interests in the shares of Common Stock, referred to as VPS Shares, began to be traded on the Oslo Børs’ Merkur Market under the symbol “SIAF-ME.” The shares of Common Stock continued to trade on the OTCQB under the symbol “SIAF.”

The Merkur Market is a multilateral trading facility operated by Oslo Børs ASA. The Merkur Market is subject to the rules in the Norwegian Securities Trading Act and the Securities Trading Regulations that apply to such marketplaces. These rules apply to companies admitted to trading on the Merkur Market, as do the marketplace’s own rules, which are less comprehensive than the rules and regulations that apply to companies listed on Oslo Børs and Oslo Axess. The Merkur Market is not a regulated market, and is therefore not subject to the Norwegian Stock Exchange Act or to the Stock Exchange Regulations. Investors should take this into account when making investment decisions.

Uplisting to the OTC QX Premier

On January 19, 2016, the Company’s shares of common stock began to be traded on the OTCQX® Best Market in the U.S. under its existing ticker symbol “SIAF.” The Company upgraded to OTCQX Premier from the OTCQB® Venture Market.

The OTCQX® Market is the top tier of the U.S. over-the-counter markets operated by OTC Markets Company. It is reserved for established investor-focused companies meeting high financial and governance standards, and sponsored by professional third party advisors. SIAF has qualified to trade on OTCQX U.S. Premier, for which eligibility standards are higher still. For comparison, as of December 31, 2015, there were 942 companies traded on the OTCQB, 425 companies traded on the OTCQX and 98 companies traded on OTCQX U.S. Premier, of which only 17 are non-bank companies.

With OTCQX admission, OTC Market Company’s Blue Sky Monitoring Service provides the Company with a customized daily audit of its compliance status in all 50 states. Blue Sky compliance is mandatory for broker-dealers and registered investment advisors to solicit or recommend a security to investors.

U.S. investors can find current financial disclosure and Real-Time Level 2 quotes for the Company on www.otcmarkets.com.

Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) in which we have total annual gross revenue of at least $1.0 billion or (b) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeded $700.0 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We refer to the Jumpstart Our Business Startups Act of 2012 herein as the “JOBS Act” and references herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	only two years of audited consolidated financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” disclosure;

•	reduced disclosure about our executive compensation arrangements;

•	no requirement that we hold non-binding advisory notes on executive compensation or golden parachute arrangements; and

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We have taken advantage of some of these reduced burdens, and thus the information we provide stockholders may be different from what you might receive from other public companies in which you hold shares.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we have chosen to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

THE OFFERING

The summary below describes the principal terms of the Series G Preferred Stock and Warrants. Certain of the terms and conditions described below are subject to important limitations and exceptions. Refer to the section of this prospectus entitled “Description of Series G Preferred Stock and Warrants” for a more detailed description of the terms of the Series G Preferred Stock.

Securities Being Offered:

1,000,000 shares of Series G Preferred Stock, par value $0.001 per share, and 10,000,000 Warrants to purchase an aggregate of 10,000,000 shares of common stock, par value $0.001 per share.

Each share of our Series G Preferred Stock is being sold together with: (i) three Series 1 Warrants to purchase an aggregate of three shares of common stock, (ii) three Series 2 Warrants to purchase an aggregate of three shares of common stock, and (iii) four Series 1 Warrants to purchase an aggregate of four shares of common stock.

Offering Price per Share of Series G Preferred Stock:	$40.00

Offering Period:	The securities are being offered for a period not to exceed 180 days.

Gross Proceeds to our Company:	$0 if no securities are sold, $10,000,000 if 25% of the maximum number of securities are sold, $20,000,000 if 50% of the maximum number of securities are sold, $30,000,000 if 75% of the maximum number of securities are sold and $40,000,000 if the maximum number of securities are sold. The gross proceeds exclude proceeds received upon exercise, if any, of the Warrants.

Use of Proceeds*:	General working capital and capital for development purposes.

Number of Series G Preferred Shares Outstanding Before the Offering:	0 as of the date of this prospectus.

Number of Series G Preferred Shares Outstanding After the Offering**:	0, if no securities are sold, 250,000 if 25% of the maximum number of securities is sold, 500,000 if 50% of the maximum number of securities is sold, 750,000 if 75% of the maximum number of securities is sold and 1,000,000 if 100% of the maximum number of securities is sold.

Number of Warrants Outstanding Before the Offering:	0 as of the date of this prospectus.

Number of Warrants Outstanding After the Offering:	No Warrants will be outstanding if no securities are sold. Below are the number of Warrants that will be outstanding if 25%, 50%, 75% and 100% of the maxiumum number of securities are sold:

	25%	50%	75%	100%
Series 1 Warrants	Warrants to purchase 750,000 shares of common stock	Warrants to purchase 1,500,000 shares of common stock	Warrants to purchase 2,250,000 shares of common stock	Warrants to purchase 3,000,000 shares of common stock
Series 2 Warrants	Warrants to purchase 750,000	Warrants to purchase 1,500,000 shares of common stock	Warrants to purchase 2,250,000 shares of common stock	Warrants to purchase 3,000,000 shares of common stock

Series 3 Warrants	Warrants to purchase 1,000,000 shares of common stock	Warrants to purchase 2,000,000 shares of common stock	Warrants to purchase 3,000,000 shares of common stock	Warrants to purchase 4,000,000 shares of common stock

Total Warrants	2,500,000	5,000,000	7,500,000	10,000,000

Risk Factors:

An investment in our securities involves a high degree of risk. You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 8 of this prospectus before deciding whether or not to invest in our Series G Preferred Shares and Warrants.

Liquidation Value:	$40 per share.
Dividends:

Dividends on the Series G Preferred Stock are cumulative from the date of original issue and will be payable on August 15 of each year (for calculating period January 1 to December 31 each year) commencing on August 15, 2020 (for dividends payable for fiscal year 2019), when, as and if declared by our board of directors. Dividends will be payable out of amounts legally available therefor at a rate equal to 7% per annum per $40.00 of stated liquidation preference per share, or $2.80 per share of Series G Preferred Stock per year.

Optional Redemption:

On and after five years from the Dividend Record Date, we may, at our option, redeem the Series G Preferred Stock, in whole or in part, at any time or from time to time, at the rate of 15 shares of common stock for each share of Series G Preferred Stock, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. If we elect to redeem any shares of Series G Preferred Stock, we may use any available cash to pay any accumulated and unpaid dividends.

Ranking:

The Series G Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

(i)           senior to all classes or series of our common stock and to all other equity securities issued by us, the terms of which specifically provide that such equity securities rank junior to the Series G Preferred Stock, other than equity securities referred to in clauses (ii) and (iii);

(ii)           junior to the Series A Preferred Stock and all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series G Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;

(iii)          in parity with the Series B Preferred Stock and all equity securities issued by us with terms specifically providing that those equity securities rank equal to the Series G Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (any such issuance would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series G Preferred Stock); and

(iv)         effectively junior to all of our existing and future indebtedness.

Voting:

Holders of Series G Preferred Stock shall be entitled to vote with holders of outstanding shares of common stock, voting together as a single class, with respect to any and all matters presented to our shareholders for their action or consideration (whether at a meeting of our shareholders, by written action of shareholders in lieu of a meeting or otherwise). In any such vote, each share of Series G Preferred Stock shall carry the voting power of twenty (20) shares of common stock, subject to the provisions of the Nevada corporate law.

Warrant Terms:

Each Warrant will have an initial exercise price of $1.00 per share of common stock. The Series 1 Warrants will be exercisable from January 1, 2022 through their termination on December 31, 2022. The Series 2 Warrants will be exercisable from January 1, 2023 through their termination on December 31, 2023. The Series 3 Warrants will be exercisable from January 1, 2024 through their termination on December 31, 2024.

Listing:	Prior to this offering, there has been no market for the Series G Preferred Stock. We plan to submit an application for the Series G Preferred Stock to be quoted on the OTCQX Premier operated by the OTC Markets Company under the symbol ______. We do not intend to have the Warrants be quoted on the OTCQX, any national securities exchange or any other nationally recognized trading system. Our common stock is quoted on the OTCQX Premier under the symbol SIAF.

Transfer Agent	The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series G Preferred Stock and the warrant agent for the Warrants will be Broadridge Corporate Issuer Solutions, Inc., or Broadridge, 1717 Arch Street, Suite 1300, Philadelphia, PA 19103.

* We will retain the proceeds from the sale of any of the offered securities, and funds will not be returned to investors. It is possible that no proceeds will be received by the Company or that if any proceeds are received, that such proceeds will not be sufficient to cover the costs of the offering. See “Use of Proceeds” below for further information.

** Does not include any shares of Series G Preferred Stock that may be issued to holders of our common stock in our concurrent exchange offer of Series G Preferred Stock for shares of common stock.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Potential investors should consider carefully the risks and uncertainties described below together with all other information contained in this prospectus before making investment decisions with respect to our common stock. If any of the following risks actually occur, our business, financial condition, results of operations and our future growth prospects would be materially and adversely affected. Under these circumstances, the trading price and value of our common stock could decline resulting in a loss of all or part of your investment. The risks and uncertainties described in this prospectus are not the only ones facing our company. Additional risks and uncertainties of which we are not presently aware, or that we currently consider immaterial, may also affect our business operations.

This prospectus contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as other sections in this prospectus, discuss the important factors that could contribute to these differences.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

This prospectus also contains market data related to our business and industry. This market data includes projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, results of operations, financial condition and the market price of our common stock.

Our current business operations are conducted in the PRC.  Because China’s economy and its laws, regulations and policies are different from those typically found in the West and are continually changing, we face certain risks, which are summarized below.

Risks Related to this Offering and Ownership of Shares of Our Series G Preferred Stock and Warrants

The Series G Preferred Stock is equity and is subordinate to our existing and future indebtedness and may be junior in rights and preferences to future preferred stock.

There is no firm commitment to purchase the Series G Preferred Stock and Warrants being offered, and as a result initial investors assume additional risk.

We expect, but do not guarantee, that we will offer up to $40,000,000 shares of Series G Preferred Stock and Warrants in this offering. This is a best efforts, no minimum offering. There is no binding commitment by anyone to purchase any of the shares being offered. We cannot give any assurance that any or all of the shares will be sold. We will retain any amount of proceeds received from the sale of our securities. Therefore, you will bear the risk that we will accept subscriptions for a nominal number of shares. Moreover, there is no assurance that our estimate of our liquidity needs is accurate or that new business development or other unforeseen events will not occur, resulting in the need to raise additional funds. As this offering is a best efforts financing, there is no assurance that this financing will be completed or that any future financing will be affected. Initial investors assume additional risk on whether the offering will be fully subscribed and how SIAF will utilize the proceeds.

The shares of Series G Preferred Stock are equity interests in SIAF and do not constitute indebtedness. The shares of Series G Preferred Stock will rank junior to all indebtedness and other non-equity claims on SIAF with respect to assets available to satisfy claims on SIAF, including in a liquidation of SIAF. Our existing and future indebtedness may restrict payment of dividends on the Series G Preferred Stock.

Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of preferred stock like the Series G Preferred Stock, (1) dividends are payable only when, as and if declared by our Board (or a duly authorized committee of the board), (2) dividends do not cumulate if they are not declared and (3) as a corporation, we are subject to restrictions on payments of dividends and redemption price to the extent of lawfully available funds. Further, the Series G Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the voting rights referred to below under “Description of the Series G Preferred Stock—Voting Rights.”

The terms of the Series G Preferred Stock provide that we may not, without the prior written consent of the holders of a majority of the then outstanding shares of Series G Preferred Stock, amend our Articles of Incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series G Preferred Stock. As a result, absent an amendment to our Articles of Incorporation, as amended, which, under the Nevada Revised Statutes, would require the consent of the holders of a majority of the common stock voting separately as a class and the holders of a majority of the Series G Preferred Stock voting together as a class with any other series of preferred stock entitled to vote thereon, we are not permitted to issue preferred stock or any other class or series of our capital stock ranking senior to the Series G Preferred Stock with respect to the payment of dividends or distributions of assets upon liquidation, dissolution or winding up of SIAF. If such an amendment is approved, we may issue preferred stock ranking senior to the Series G Preferred Stock with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up of SIAF. The Series G Preferred Stock would be junior to such senior preferred stock. The terms of any future preferred stock expressly senior to the Series G Preferred Stock may restrict dividend payments on the Series G Preferred Stock. In this case, unless full dividends for all outstanding preferred stock senior to the Series G Preferred Stock had been declared and paid or set aside for payment, no dividends could be declared or paid and no distribution could be made on any shares of the Series G Preferred Stock, and no shares of the Series G Preferred Stock would be permitted to be purchased, redeemed or otherwise acquired by SIAF, directly or indirectly, for consideration. This could result in dividends on the Series G Preferred Stock not being paid to you.

Investors should not expect SIAF to redeem the Series G Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable.

The Series G Preferred Stock is a perpetual equity security. This means that the Series G Preferred Stock has no maturity or mandatory redemption date and is not redeemable at the option of investors. The Series G Preferred Stock may be redeemed by us, at our option, either in whole or in part, on any dividend payment date on or after _________ __, 2024.

Holders of the Series G Preferred Stock may have limited voting rights compared to the voting power of the Common Stock.

Holders of the Series G Preferred Stock shall be entitled to vote with holders of outstanding shares of Common Stock, voting together as a single class, with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration, except as provided by law. In any such vote, each share of the Series G Preferred Stock shall carry the voting power equal to thirty shares of Common Stock, subject to the provisions of the NRS. There can be no assurance that the number of shares of Common Stock required to be surrendered for one share of Series G Preferred Stock will be fewer than, or equal to, thirty. If the number of shares of Common Stock surrendered in exchange for one share of Series G Preferred Stock is greater than thirty, you will as a result of the exchange suffer diluted voting power.

General market conditions and unpredictable factors could adversely affect market prices for the Series G Preferred Stock.

There can be no assurance about the market prices for the Series G Preferred Stock. Several factors, many of which are beyond our control, will influence the market prices of the Series G Preferred Stock. Factors that might influence the market prices of the Series G Preferred Stock include:

•	whether we declare or fail to declare dividends on the Series G Preferred Stock from time to time;

•	our creditworthiness;

•	operating results that vary from the expectations of securities analysts and investors;

•	the financial performance of the major industries which we serve;

•	the operating and securities price performance of companies that investors consider to be comparable to us;

•	announcements of strategic developments, acquisitions and other material events by us or our competitors;

•	a downgrade, suspension or withdrawal of any rating assigned to us by a rating agency;

•	interest rates;

•	developments in the credit, mortgage and housing markets, the markets for securities relating to mortgages or housing and developments with respect to financial institutions generally;

•	the market for similar securities; and

•	economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

We cannot assure you that a liquid trading market for the Series G Preferred Stock or Warrants will develop or that a liquid trading market for the Common Stock will exist once the Series G Preferred Stock are Warrants are issued.

The shares of the Series G Preferred Stock are a new issue of securities with no established trading market. As in the case of the Common Stock, we do not intend to list the shares of the Series G Preferred Stock on any stock exchange. While we do intend to have made available for trading on the OTC Marketplace, there can be no assurance that such shares will ever be eligible for quotation on the OTC Marketplace. Therefore, we cannot assure you that a liquid trading market for the Series G Preferred Stock will develop, that you will be able to sell the Series G Preferred Stock at a particular time or that the price you receive when you sell will be favorable. Because the Series G Preferred Stock does not have a stated maturity date, investors seeking liquidity in the Series G Preferred Stock will be limited to selling their shares in the secondary market. If you do not participate in our concurrent exchange offer, the trading market for your Common Stock will become more limited to the extent other holders of Common Stock participate in the exchange offer and receive shares of Series G Preferred Stock.

There is no established public trading market for the Series 1 Warrants, the Series 2 Warrants or the Series 3 Warrants offered by this prospectus and we do not expect a market to develop. In addition, we do not intend to apply to list the Series 1 Warrants, the Series 2 Warrants or the Series 3 Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Series 1 Warrants, the Series 2 Warrants and the Series 3 Warrants will be limited.

As a holder of the Warrants, you have no voting rights.

You will have no voting rights as a holder of the Series 1 Warrants, Series 2 Warrants or the Series 3 Warrants. Until you acquire shares of our common stock upon the exercise of your Warrants, you will have no rights with respect to shares of our common stock issuable upon exercise of your Warrants. Upon exercise of your Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Risks Related to Our Company

Subsequent to the Tri-way carve-out, the number of direct major customers associated with SIAF subsidiaries has been reduced.

Subsequent to the Tri-way carve-out, the number of direct major customers associated with SIAF subsidiaries has been reduced, with the concentration of major customers now handled through the SJAP and SIAF/CA’s import/export trading division (the “Corporate Division”) via its main distribution agent, Shanghai Virgo Trading Co. Ltd. (“Virgo”) such that a loss of business with Virgo will have an adverse effect on SIAF’s Corporate Division operational performance. The Corporate Division accounted for 8.2% of consolidated revenues during the fiscal year ended December 31, 2018.

We may be unable to maintain an effective system of internal control over financial reporting, and as a result we may be unable to accurately report our financial results.

Our reporting obligations as a public company place a significant strain on our management, operational and financial resources and systems. If we fail to maintain an effective system of internal control over financial reporting, we could experience delays or inaccuracies in reporting our financial information, or non-compliance with SEC reporting and other regulatory requirements. This could subject us to regulatory scrutiny and result in a loss of public confidence in our management, which could, among other things, cause our stock price to drop.

Because we will require additional financing to expand our vertically integrated operations according to our business plan and growth strategy, our failure to obtain necessary financing will impair our growth strategy; in addition, the risks of vertical integration are significant.

As of December 31, 2018, we had net working capital of $175,208,848, including cash and cash equivalents of $4,950,799. Our capital requirements to accomplish our planned vertically integrated development and growth plan of our business are significant.

In most developed countries, risks of agriculture operations are shared to a certain degree by different sectors in the industry. For example:

•	Research and development are often initiated and supported by government departments;

•	Primary producers are mainly concerned with the growing risks of the produce;

•	Marketing companies assume the risks of marketing the produce;

•	Trading houses sell the produce and assume the credit risks of the sales; and

•	Logistics companies assume the risks of transporting the produce.

However, as a vertically integrated operator, we must assume all the above-mentioned risks. China is a developing country; compared to other developed nations, its agriculture industry is not modern. Thus, management believes that it is essential for us to develop our business operation in a vertically integrated manner so that we can achieve reasonable profit margins for our products. We believe that the multiple layers of profits generated through vertical integration may compensate to some degree for the variety of risks that we face through the multiple operations; however, the overall risks are much greater. At the same time, our five year plan for vertically integrated developments is not fully completed, and the remaining developments may require significant capital expenditures and management resources. Failure to implement these vertically integrated developments could hurt our ability to manage our growth and our financial position.

To accomplish the objectives discussed above and to execute our business strategy, we need access to capital on appropriate terms. We currently have no commitments with any third party to obtain such additional financing and we cannot assure you that we will be able to obtain the requisite additional financing on any terms and, if we are able to raise additional funds, it may be necessary for us to sell our securities at a price which is at a significant discount from the market price and on other terms which may be disadvantageous to us. In connection with any such financing, we may be required to provide registration rights to the investors and pay damages to the investors in the event that the registration statement is not filed or declared effective by specified dates. The price and terms of any financing which would be available to us could result in both the issuance of a significant number of shares and significant downward pressure on our stock price. We cannot assure you that our business objectives, particularly over the longer term, will be met on a timely basis, if at all. Consequently, we may be unable to meet fixed obligations and expenses that will be generated in the operation of our business, whether as presently in existence or as proposed. Any failure to obtain requisite financing on acceptable terms could have material and adverse effect on our business, financial condition and future prospects.

No assurance of successful expansion of operations.

Our significant increase in the scope and the scale of our operations, including the hiring of additional personnel, has resulted in significantly higher operating expenses. We anticipate that our operating expenses will continue to increase. Expansion of our operations may also make significant demands on our management, finances and other resources. Our ability to manage the anticipated future growth, should it occur, will depend upon a significant expansion of our accounting and other internal management systems and the implementation and subsequent improvement of a variety of systems, procedures and controls. We cannot assure that significant problems in these areas will not occur. Failure to expand these areas and implement and improve such systems, procedures and controls in an efficient manner at a pace consistent with our business could have a material adverse effect on our business, financial condition and results of operations. We cannot assure that attempts to expand our marketing, sales, manufacturing and customer support efforts will succeed or generate additional sales or profits in any future period. As a result of the expansion of our operations and the anticipated increase in our operating expenses, along with the difficulty in forecasting revenue levels, we expect to continue to experience significant fluctuations in its results of operations.

We may be unable to successfully expand our production capacity, which could result in material delays, quality issues, increased costs and loss of business opportunities, which may negatively impact our product margins and profitability.

Part of our future growth strategy is to increase our production capacity to meet increasing demand for our goods. Assuming we obtain sufficient funding to increase our production capacity, any projects to increase such capacity may not be constructed on the anticipated timetable or within budget. We may also experience quality control issues as we implement any production upgrades. Any material delay in completing these projects, or any substantial cost increases or quality issues in connection with these projects could materially delay our ability to bring our products to market and adversely affect our business, reduce our revenue, income and available cash, all of which could harm our financial condition.

Our business and operations are growing rapidly. If we fail to effectively manage our growth, our business and operating results could be harmed.

We have experienced, and may continue to experience, rapid growth in our operations. This has placed, and may continue to place, significant demands on our management, operational and financial infrastructure. If we do not manage our growth effectively, the quality of our products and services could suffer, which could negatively affect our operating results. To effectively manage our growth, we must continue to improve our operational, financial and management controls and reporting systems and procedures. These systems improvements may require significant capital expenditures and management resources. Failure to implement these improvements could hurt our ability to manage our growth and our financial position.

If the Chinese government were to change its presently favorable policy toward the agriculture industry, we would no longer enjoy our present tax-related privileges, which would materially and adversely impact our sales performance, margins, and net profit and our costs structure.

As producers active in the agriculture industry, our subsidiaries are presently exempt from income tax and enjoy various incentive grants and subsidies given by the Chinese government. If the Chinese government were to change its presently favorable policy toward the agriculture industry, we would no longer enjoy our present tax-related privileges, which would materially and adversely impact our sales performance, margins, and net profit and our costs structure. We have experienced, and may continue to experience, quick changes of policies by the Chinese government. If we do not effectively and efficiently manage our growth on time due to lack of capital, we could suffer adversely from the consequences of any such policy changes.

Our intellectual property rights are valuable, and any inability to adequately protect, or uncertainty regarding validity, enforceability or scope of them could undermine our competitive position and reduce the value of our products, services and brand, and litigation to protect our intellectual property rights may be costly.

We attempt to strengthen and differentiate our product portfolio by developing new and innovative products and product improvements. As a result, our patents, trademarks, trade secrets, copyrights and other intellectual property rights are important assets to us. Various events outside of our control pose a threat to our intellectual property rights as well as to our products and services. For example, effective intellectual property protection may not be available in China and other countries in which our products are sold. Also, although we have registered our trademark in China, our efforts to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete and hurt our results of operation. Also, protecting our intellectual property rights is costly and time consuming. Policing unauthorized use of our proprietary technology can be difficult and expensive. Litigation might be necessary to protect our intellectual property rights. But due to the relative unpredictability of the Chinese legal system and potential difficulties to enforce a court’s judgment in China, there is no guarantee that litigation would result in a favorable outcome. Furthermore, any such litigation may be costly and may divert our management’s attention from our core business. An adverse determination in any lawsuit involving our intellectual property is likely to jeopardize our business prospects and reputation. Although we are not aware of any of such litigation, we have no insurance coverage against the litigation costs so we would be forced to bear all litigation costs if we cannot recover them from other parties. All foregoing factors could harm our business, financial condition, and results of operations. Any unauthorized use of our intellectual property could make it more expensive for us to do business and harm our operating results.

We may be exposed to infringement or misappropriation claims by third parties, which, if determined against us, could adversely affect our business and subject us to significant liability to third parties.

Our success mainly depends on our ability to use and develop our technology and product designs without infringing upon the intellectual property rights of third parties. We may be subject to litigation involving claims of patent infringement or violations of other intellectual property rights of third parties. Holders of patents and other intellectual property rights potentially relevant to our product offerings may be unknown to us, which may make it difficult for us to acquire a license on commercially acceptable terms. There may also be technologies licensed to us and that we rely upon that are subject to infringement or other corresponding allegations or claims by third parties which may damage our ability to rely on such technologies. In addition, although we endeavor to ensure that companies that work with us possess appropriate intellectual property rights or licenses, we cannot fully avoid the risks of intellectual property rights infringement created by suppliers of components used in our products or by companies we work with in cooperative research and development activities. Our current or potential competitors may have obtained or may obtain patents that will prevent, limit or interfere with our ability to make, use or sell our products. The defense of intellectual property claims, including patent infringement suits, and related legal and administrative proceedings can be both costly and time consuming, and may significantly divert the efforts and resources of our technical personnel and management. These factors could effectively prevent us from pursuing some or all of our business operations and result in our customers or potential customers deferring, canceling or limiting their purchase or use of our products, which may have a material adverse effect on our business, financial condition and results of operations.

We rely on highly skilled personnel and the continuing efforts of our executive officers and, if we are unable to retain, motivate or hire qualified personnel, our business may be severely disrupted.

Our performance largely depends on the talents, knowledge, skills, know-how and efforts of highly skilled individuals and in particular, the expertise held by our chief executive officer, Solomon Lee. His absence, were it to occur, could impact development and implementation of our projects and businesses. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Our continued ability to compete effectively depends on our ability to attract new technology developers and to retain and motivate our existing contractors. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers. In addition, if any of our executives joins a competitor or forms a competing company, we may lose some customers.

Our financial and operating performance may be adversely affected by adverse weather conditions, natural disasters and other catastrophes.

Our financial and operating performance may be affected adversely by epidemics, bad weather conditions, natural disasters and other catastrophes. Our HU plantation and Mega Farm is situated in Enping district and Zhongshan district which are subject to flooding, especially during the typhoon season (from July through September); for examples we lost many live fish and prawns grown in our open dam area of 450 Mu at the Zhongshan Mage Farm due to flooding in 2017 and again the same farm lost most of its fish breed stocks due to power stoppage caused by the typhoon; meanwhile, at Enping’s HU Plantation we lost all the winter cash crops planted during August 2018 and 50 Mu of nursery herbal tea plants and 200 Mu of passion fruit tree planted during Q2 2018.

We do not expect to encounter any epidemics in our aquaculture fishery farms in districts of the Guangdong Province or cattle farms in Huangyuan District of the Qinghai Province. However in the event of epidemics, we expect that our marine animals and our cattle will be quarantined until such time as a sanitary certificate for clean bill of health is obtained, before any of our products will be sold. In an extreme situation where our products would fail to obtain the sanitary certificate, they will be destroyed subject to the direction of the Inspection Authorities of the Agriculture Department of China. There is compensation granted by the Chinese government for the destruction of our products but only for a fraction of our cost of production; as such the Company will bear virtually all losses under such circumstances.

If we make any acquisitions, they may disrupt or have a negative impact on our business.

Although we have no present plans for any specific acquisitions, in the event that we make acquisitions, we could have difficulty integrating the acquired companies’ personnel and operations with our own. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

•	difficulty of integrating acquired products, services or operations;
•	potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;
•	difficulty of incorporating acquired rights or products into our existing business;
•	difficulties in disposing of the excess or idle facilities of an acquired company or business and expenses in maintaining such facilities;
•	difficulties in maintaining uniform standards, controls, procedures and policies;

•	potential impairment of relationships with employees and customers as a result of any integration of new management personnel;
•	potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;

•	effect of any government regulations which relate to the business acquired;
•	potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or the defense of any litigation, whether or not successful, resulting from actions of the acquired company prior to our acquisition.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with these acquisitions, many of which cannot be presently identified, these risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

We face significant competition, including changes in pricing.

The markets for our products are both competitive and price sensitive. Many competitors have significant financial, operations, sales and marketing resources, plus experience in research and development, and compete with us by offering lower prices. Competitors could develop new technologies that compete with our products to achieve a lower unit price. If a competitor develops lower cost superior technology or cost-effective alternatives to our products and services, our business could be seriously harmed.

The markets for some of our products are also subject to specific competitive risks because these markets are highly price competitive. Our competitors have competed in the past by lowering prices on certain products. If they do so again, we may be forced to respond by lowering our prices. This would reduce sales revenues and increase losses. Failure to anticipate and respond to price competition may also impact sales and aggravate losses.

Many of our competitors are larger and have greater financial and other resources than we do.

Our products compete and will compete with similar if not identical products produced by our competitors. These competitive products could be marketed by well-established, successful companies that possess greater financial, marketing, distribution personnel, and other resources than we do. Using said resources, these companies can implement extensive advertising and promotional campaigns, both generally and in response to specific marketing efforts by competitors. They can introduce new products to new markets more rapidly. In certain instances, competitors with greater financial resources may be able to enter a market in direct competition with us, offering attractive marketing tools to encourage the sale of products that compete with our products or present cost features that consumers may find attractive.

Risks Related to our Industry

Our agricultural assets are situated in three provinces in China and crop disease, severe weather, natural disasters and other conditions affecting the environment, including the effects of climate change, could result in substantial losses and weaken our financial condition.

Our agricultural operations are situated in Qinghai Province, Hunan and Guangdong Province. Qinghai Province in particular is subject to occasional periods of drought. Crops require water in different quantities at different times during the growth cycle. The limited water resource at any given point can adversely impact production. In Qinghai our cropping and pasture land presently comprises over 5,000 acres, an area too big and too costly to afford drip irrigation systems for our crops. In Hunan, the district of Linli where we have over 300 acres of crop and pasture land may from time to time be subject to flooding that could affect our agriculture production. In Enping, Guangdong, our HU Plants are very susceptible to dry and wet seasonal variation that could also affect our agriculture production.

Crop disease, severe weather conditions, such as floods, droughts, windstorms and hurricanes, and natural disasters, may adversely affect our supply of one or more products, reduce our sales volumes, increase our unit production costs or prevent or impair our ability to ship products as planned. Since a significant portion of our costs are fixed and contracted in advance of each operating year, volume declines due to production interruptions or other factors could result in increases in unit production costs, which could result in substantial losses and weaken our financial condition. We may experience crop disease, insect infestation, severe weather and other adverse environmental conditions from time to time.

Severe weather conditions may occur with higher frequency or may be less predictable in the future due to the effects of climate change.

An occurrence of such an event might result in material disruptions to our operations, to the operations of our customers or suppliers, resulting in a decline in the agriculture industry. There can be no assurance that our facilities or products will not be affected by any such occurrence in the future, which occurrence may lead to adverse conditions to our operations and financial results.

Prices of agricultural products are subject to supply and demand, a market condition which is not predictable.

Because our agricultural products are commodities, we are not able to predict with certainty what price we will receive for our products. Additionally, the growth cycle of such products in many instances dictates when such products must be marketed to achieve the maximum profitability. Excessive supplies tend to cause severe price competition and lower prices throughout the industry affected. Conversely, shortages may drive the prices higher. Shortages often result from adverse growing conditions which can reduce the availability of the agricultural products affected. Since multiple variables can affect supply and demand, we cannot accurately predict or control from year to year what prices, either favorable or unfavorable, it will receive from the market.

In addition, general public perceptions regarding the quality, safety or health risks associated with particular food products could reduce demand and prices for some of our products. To the extent that consumer preferences evolve away from products that we produce for health or other reasons, and we are unable to modify our products or to develop products that satisfy new consumer preferences, there will be a decreased demand for our products. However, even if market prices are unfavorable, some of our agricultural products which are ready to be, or have been, harvested must be brought to market promptly. A decrease in the selling price received for our products due to the factors described above could have a material adverse effect on our business, results of operations and financial condition.

We could realize losses and suffer liquidity problems due to declines in sales prices for our agriculture products.

Sales prices for agricultural products are difficult to predict. It is possible that sales prices for our products will decline in the future, and sales prices for other agricultural products may also decline. In recent years, there has been increasing consolidation among food retailers, wholesalers and distributors. A significant portion of our costs is fixed, so that fluctuations in the sales prices have an immediate impact on our profitability. Our profitability is also affected by our production costs, which may increase due to factors beyond our control.

We are subject to the risk of product contamination and product liability claims.

The sales of our products may involve the risk of injury to consumers. Such injuries may result from tampering by unauthorized personnel, product contamination or spoilage, including the presence of foreign objects, substances, chemicals, or residues introduced during the growing, packing, storage, handling or transportation phases. While we are subject to governmental inspection and regulations and believe our facilities comply in all material respects with all applicable laws and regulations, including internal product safety policies, we cannot be sure that consumption of our products will not cause a health-related illness in the future or that we will not be subject to claims or lawsuits relating to such matters. Even if a product liability claim is unsuccessful, the negative publicity surrounding any assertion that our products caused illness or injury could adversely affect our reputation with existing and potential customers and our brand image. We do not maintain product liability insurance.

We may not be successful in the implementation of our new technologies and new products, and our new products may not be widely accepted.

Our new technologies such as our drip irrigation system for precision agriculture or the introduction, testing and promotion of new agricultural varieties, must be able to adapt to local conditions. The term “drip irrigation” refers to a system whereby the exact amount of water is supplied to the plants’ roots at the correct moment. On the one hand, there exists the failure risk due to not being suitable for the local environment and market conditions; on the other hand, there are risks of loss of competitive advantages due to the rising of producing similar products enterprises and other enterprises that follow to produce the similar products.

We are a holding company whose subsidiaries are given certain degree of independence and our failure to integrate our subsidiaries may adversely affect our financial condition.

According to the specific characteristics of agricultural production in China, we have given our subsidiary companies and their farms a certain degree of independency in decision-making. On one hand, this independency increases the sense of ownership at all levels, on the other hand it has also increased the difficulty of the integration of operation and management, which has resulted in increased difficulty of management integration. In the event we are not able to successfully manage our subsidiaries this will result in operating difficulties and have a negative impact on our business.

One or more distributors could engage in activities that harm our brand and our business.

Our products are sold primarily through distributors, who are responsible for ensuring that our products have the appropriate licenses to be sold to farmers in their provinces, and are stored at the correct temperature to ensure freshness and meet shelf life terms. If distributors do not obtain the appropriate licenses, their sales of our products in those provinces may be illegal, and we may be subject to government sanctions, including confiscation of illegal revenues and a fine of between two and three times the amount of such illegal revenues. Unlicensed sales in a province may also cause a delay for our other distributors in receiving a license from the authorities for their provinces, which could further adversely impact our sales. In addition, distributors may sell our products under another brand licensed in a particular province if our product is not licensed there. If our products are sold under another brand, the purchasers will not be aware of our brand name, and we will be unable to cross-market other seed varieties or other products as effectively to these purchasers. Moreover, our ability to provide appropriate customer service to these purchasers will be negatively affected, and we may be unable to develop our local knowledge of the needs of these purchasers and their environment. Furthermore, if any of our distributors sell inferior seeds produced by other companies under our brand name, our brand and reputation could be harmed, which could make marketing of our branded seeds more difficult. As of the date of this prospectus, we are not aware of the occurrence of any of the potential violations by our distributors described above.

The PRC agricultural market is highly competitive and our growth and results of operations may be adversely affected if we are unable to compete effectively.

The agricultural market in China is highly fragmented, largely regional and highly competitive, and we expect competition to increase and intensify within the sector. We face significant competition in our lines of business. Many of our competitors have greater financial, research and development and other resources than we have. Competition may also develop from consolidation within our industry in China or the privatization of producers that are currently operated by local governments in China. Our competitors may be better positioned to take advantage of industry consolidation and acquisition opportunities than we are. The reform and restructuring of state-owned equity in enterprises involved primarily in producing sectors will likely lead to the reallocation of market share in the agriculture industry, and our competitors may increase their market share by participating in the restructuring of state-owned agriculture companies. Such privatization would likely result in increased numbers of market participants with more efficient and commercially viable business models. As competition intensifies, our margins may be compressed by more competitive pricing and we may lose our market share and experience a reduction in our revenues and profit.

We may not possess all of the licenses required to operate our business, or we may fail to maintain the licenses we currently hold. This could subject us to fines and other penalties, which could materially adversely affect our results of operations.

We are required to hold a variety of permits and licenses to conduct business in China. We may not possess all of the permits and licenses required for each of our business segments. In addition, the approvals, permits or licenses required by governmental agencies may change without substantial advance notice, and we could fail to obtain the approvals, permits or licenses required to expand our business. If we fail to obtain or to maintain such permits or licenses, or if renewals are granted with onerous conditions, we could be subject to fines and other penalties and be limited in the number or the quality of the products that we could offer. As a result, our business, results of operations and financial condition could be materially and adversely affected.

Risks Related to Doing Business in China

Under PRC law, we are required to obtain and retain permits and business licenses, and our failure to do so would adversely impact our ability to conduct business in China.

We hold various permits, business licenses, and approvals authorizing our operations and activities, which are subject to periodic review and reassessment by the Chinese authorities. Standards of compliance necessary to pass such reviews change from time to time and differ from jurisdiction to jurisdiction, leading to a degree of uncertainty. If renewals, or new permits, business licenses or approvals required in connection with existing or new facilities or activities, are not granted or are delayed, or if existing permits, business licenses or approvals are revoked or substantially modified, we may not be able to continue to operate our facilities which would have a material adverse effect on our operations. If new standards are applied to renewals or new applications, it could prove costly for us to meet these new standards.

The PRC economic cycle may negatively impact our operating results.

We believe that the rapid growth of the PRC economy before 2008 generally led to higher levels of inflation. We believe that the PRC economy has more recently experienced a decrease in its growth rate. We believe that a number of factors have contributed to this deceleration, including appreciation of the RMB, the currency of China, which has adversely affected China’s exports. In addition, we believe the deceleration has been exacerbated by the recent global crisis in the financial services and credit markets, which has resulted in significant volatility and dislocation in the global capital markets. It is uncertain how long the global crisis in the financial services and credit markets will continue and the significance of the adverse impact it may have on the global economy in general or the Chinese economy in particular. Slowing economic growth in China could result in weakening growth and demand for our products, which could reduce our revenues and income. In the event of a recovery in the PRC, renewed high growth levels may again lead to inflation. The government’s attempts to control inflation may adversely affect the business climate and growth of private enterprise. In addition, our profitability may be adversely affected if prices for our products rise at a rate that is insufficient to compensate for the rise in inflation.

Currency fluctuations and restrictions on currency exchange may adversely affect our business, including limiting our ability to convert Chinese Renminbi (RMB) into foreign currencies and, if the RMB were to decline in value, reducing our revenue in U.S. dollar terms.

The exchange rate of the RMB is currently managed by the Chinese government. On July 21, 2005, the People’s Bank of China, with the authorization of the State Council of the PRC, announced that the RMB exchange rate would no longer be pegged to the U.S. Dollar and would float based on market supply and demand with reference to a basket of currencies. According to public reports, the governor of the People’s Bank has stated that the basket is composed mainly of the U.S. Dollar, the European Union Euro, the Japanese Yen and the South Korean Won. Also considered, but playing smaller roles, are the currencies of Singapore, the United Kingdom, Malaysia, Russia, Australia, Canada and Thailand. The weight of each currency within the basket has not been announced.

The initial adjustment of the RMB exchange rate was an approximate 2% revaluation from an exchange rate of 8.28 RMB per U.S. Dollar to 8.11 RMB per U.S. Dollar. The People’s Bank announced that the daily trading price of the U.S. Dollar against the RMB in the inter-bank foreign exchange market would float within a band of 0.3% around the central parity published by the People’s Bank, while trading prices of non-U.S. Dollar currencies against the RMB would be allowed to move within a certain band announced by the People’s Bank. The People’s Bank has stated that it will make adjustments of the RMB exchange rate band when necessary according to market developments as well as the economic and financial situation. In a later announcement published on May 18, 2007, the band was extended to 0.5%. Since July 2008, the RMB has traded at 6.83 RMB per U.S. Dollar. Recent reports indicate an upward revaluation in the value of the RMB against the U.S. Dollar may be allowed. The People’s Bank announced on June 19, 2010 its intention to allow the RMB to move more freely against the basket of currencies, which increases the possibility of sharp fluctuations in the value of the RMB in the near future and thus the unpredictability associated with the RMB exchange rate.

However the RMB in 2018 is very sensitive to and influenced by its political situation with USA illustrated by its multiple changes in depreciation and appreciation against the US$ during the past year.

Despite this change in its exchange rate regime, the Chinese government continues to manage the valuation of the RMB. The value of our common stock will be indirectly affected by the foreign exchange rate between the U.S. dollar and the RMB. Appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations.

The income statements of our operations are translated into U.S. dollars at the average exchange rates in each applicable period. To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currencies denominated transactions results in reduced revenue, operating expenses and net income for our international operations. Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions results in increased revenue, operating expenses and net income for our international operations. We are also exposed to foreign exchange rate fluctuations as we convert the financial statements of our foreign subsidiaries into U.S. dollars in consolidation. If there is a change in foreign currency exchange rates, the conversion of the foreign subsidiaries’ financial statements into U.S. dollars will lead to a translation gain or loss, which is recorded as a component of other comprehensive income. In addition, we have certain assets and liabilities that are denominated in currencies other than the relevant entity’s functional currency. Changes in the functional currency value of these assets and liabilities create fluctuations that will lead to a transaction gain or loss.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Uncertainties with respect to the PRC legal system could adversely affect us and we may have limited legal recourse under PRC law if disputes arise under our contracts with third parties.

Since 1979, we believe PRC legislation and regulations have significantly enhanced protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, sometimes we may not be aware of our violation of these policies and rules until sometime after violation.

The Chinese government has enacted laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, their experience in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance, or to seek an injunction under PRC law, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

Under the PRC EIT Law, we may be classified as a “resident enterprise” of the PRC. Such classification could result in tax consequences to the Company or our non-PRC resident shareholders.

On March 16, 2007, the National People’s Congress approved and promulgated a new tax law, the PRC Enterprise Income Tax Law, or “EIT Law,” which took effect on January 1, 2008. Under the EIT Law, enterprises are classified as resident enterprises and non-resident enterprises. An enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define “de facto management bodies” as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise; however, it remains unclear whether the PRC tax authorities would deem our managing body as being located within China. Due to the short history of the EIT Law and lack of applicable legal precedents, the PRC tax authorities determine the PRC tax resident treatment of a foreign company on a case-by-case basis.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of PRC tax consequences could follow. First, we could be subject to the enterprise income tax at a rate of 25 percent on our worldwide taxable income, as well as PRC enterprise income tax reporting obligations. Second, under the EIT Law and its implementing rules, dividends paid between “qualified resident enterprises” are exempt from enterprise income tax. As a result, if we are treated as a PRC “qualified resident enterprise,” all dividends paid from our Chinese subsidiaries to us would be exempt from PRC tax.

Finally, the new “resident enterprise” classification could result in a situation in which a 10% PRC tax is imposed on dividends we pay to our non-PRC stockholders that are not PRC tax “resident enterprises” and gains derived by hem from transferring our common stock, if such income is considered PRC-sourced income by the relevant PRC authorities. In such event, we may be required to withhold a 10% PRC tax on any dividends paid to non-PRC resident stockholders. Our non-PRC resident stockholders also may be responsible for paying PRC tax at a rate of 10% on any gain realized from the sale or transfer of our common stock in certain circumstances. We would not, however, have an obligation to withhold PRC tax with respect to such gain.

Moreover, the SAT released Circular Guoshuihan No. 698 (“Circular 698”) on December 15, 2009 that reinforces the taxation of non-listed equity transfers by non-resident enterprises through overseas holding vehicles. Circular 698 addresses indirect share transfers as well as other issues. Circular 698 is retroactively effective from January 1, 2008. According to Circular 698, where a foreigner (non-PRC resident) who indirectly holds shares in a PRC resident enterprise through a non-PRC offshore holding company indirectly transfers equity interests in a PRC resident enterprise by selling the shares of the offshore holding company, and the latter is located in a country or jurisdiction where the effective tax burden is less than 12.5 percent or where the offshore income of his, her, or its residents is not taxable, the foreign investor is required to provide the PRC tax authority in charge of that PRC resident enterprise with certain relevant information within 30 days of the transfer. The tax authorities in charge will evaluate the offshore transaction for tax purposes. In the event that the tax authorities determine that such transfer is abusing forms of business organization and a reasonable commercial purpose for the offshore holding company other than the avoidance of PRC income tax liability is lacking, the PRC tax authorities will be able to re-assess the nature of the equity transfer under the doctrine of substance over form. A reasonable commercial purpose may be established when the overall international (including U.S.) offshore structure is set up to comply with the requirements of supervising authorities of international (including U.S.) capital markets. If the SAT’s challenge of a transfer is successful, it may deny the existence of the offshore holding company that is used for tax planning purposes and subject the seller to PRC tax on the capital gain from such transfer. Since Circular 698 has a relatively short history, there is uncertainty as to its application. We (or a foreign investor) may become at risk of being taxed under Circular 698 and may be required to expend valuable resources to comply with Circular 698 or to establish that we (or such foreign investor) should not be taxed under Circular 698, which could have a material adverse effect on our financial condition and results of operations (or such foreign investor’s investment in us).

If any such PRC taxes apply, a non-PRC resident stockholder may be entitled to a reduced rate of PRC taxes under an applicable income tax treaty and/or a foreign tax credit against such stockholder’s domestic income tax liability (subject to applicable conditions and limitations). Prospective investors are encouraged to consult with their own tax advisors regarding the applicability of any such taxes, the effects of any applicable income tax treaties, and any available foreign tax credits.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may materially adversely affect us.

In October 2005, the SAFE issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents inside China, generally referred to as Circular 75. The policy announced in this notice required PRC residents to register with the relevant SAFE branch before establishing or acquiring control over an offshore special purpose company, or SPV, for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Failure to comply with the requirements of Circular 75 and any of its internal implementing guidelines as applied by SAFE in accordance with Notice 106 may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

We requested our shareholders who are PRC residents to make the necessary applications, filings and amendments as required under Circular 75 and other related rules. We attempt to comply, and attempt to ensure that our shareholders who are subject to these rules comply, with the relevant requirements. However, we cannot provide any assurances that our shareholders who are PRC residents will comply with our request to make any applicable registrations, and nor can we provide any assurances that our shareholders who are PRC residents will be able to obtain such applicable registration or comply with other requirements required by Circular 75 or other related rules or that, if challenged by government agencies, the structure of our organization fully complies with all applicable registrations or approvals required by Circular 75. Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. Failure by such PRC resident shareholders or future PRC resident shareholders to comply with Circular 75 or other related rules, if SAFE requires it, could subject these PRC resident shareholders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries’ ability to make distributions or pay dividends, or affect our ownership structure, which could adversely affect our business and prospects.

Adverse changes in political and economic policies of the Chinese government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our competitive position.

Our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The Chinese economy differs from the economies of most developed countries in many respects, including:

•	the amount of government involvement;
•	the level of development;
•	the growth rate;
•	the control of foreign exchange; and
•	the allocation of resources.

While the Chinese economy has grown significantly in the past 20 years, we believe the growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. We believe some measures benefit the overall Chinese economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

The Chinese economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in China is still owned by the Chinese government. The Chinese government also exercises significant control over Chinese economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

Contract drafting, interpretation and enforcement in China involve significant uncertainty.

We have entered into numerous contracts governed by PRC law, many of which are material to our business. As compared with contracts in the United States, contracts governed by PRC law tend to contain less detail and to not be as comprehensive in defining contracting parties’ rights and obligations. As a result, contracts in China are more vulnerable to disputes and legal challenges. In addition, contract interpretation and enforcement in China is not as developed as in the United States, and the result of any contract dispute is subject to significant uncertainties. Therefore, we cannot assure you that we will not be subject to disputes under our material contracts, and if such disputes arise, we cannot assure you that we will prevail.

The application of PRC regulations relating to the overseas listing of PRC domestic companies is uncertain, and we may be subject to penalties for failing to request approval of the PRC authorities prior to listing our shares in the U.S.

As mentioned above, on August 8, 2006, six PRC government agencies, i.e., MOFCOM, the SAIC, the CSRC, SAFE, the State-Owned Assets Supervision and Administration Commission (“SASAC”) and SAT, jointly issued the New M&A Rules, which became effective on September 8, 2006. The New M&A Rules purport, among other things, to require offshore “special purpose vehicles” that are (1) formed for the purpose of overseas listing of the equity interests of PRC companies via acquisition and (2) are controlled directly or indirectly by PRC companies and/or PRC individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on overseas stock exchanges. On September 21, 2006, pursuant to the New M&A Rules and other PRC Laws, the CSRC published on its official website relevant guidance with respect to the listing and trading of PRC domestic enterprises’ securities on overseas stock exchanges (the “Related Clarifications”), including a list of application materials regarding the listing on overseas stock exchanges by special purpose vehicles. We were and are not required to obtain the approval of CSRC under the new M&A Rules in connection with this transaction because we were and are not a special purpose vehicle formed or controlled by PRC individuals.

However, there are substantial uncertainties regarding the interpretation, application and enforcement of these rules, and CSRC has yet to promulgate any written provisions or formally to declare or state whether the overseas listing of a PRC-related company structured similar to ours is subject to the approval of CSRC. Any violation of these rules could result in fines and other penalties on our operations in China, restrictions or limitations on remitting dividends outside of China, and other forms of sanctions that may cause a material and adverse effect to our business, operations and financial conditions.

The New M&A Rules also established additional procedures and requirements that are expected to make merger and acquisition activities by foreign investors more time-consuming and complex, including requirements in some instances that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise that owns well-known trademarks or China’s traditional brands. We may grow our business in part by acquiring other businesses. Complying with the requirements of the New M&A Rules in completing this type of transaction could be time-consuming, and any required approval processes, including CSRC approval, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

We may face regulatory uncertainties that could restrict our ability to issue equity compensation to our directors and employees and other parties who are PRC citizens or residents under PRC law. The grant of stock options under any incentive plan that we adopt in the future would require registration with SAFE.

On April 6, 2007, SAFE issued the “Operating Procedures for Administration of Domestic Individuals Participating in the Employee Stock Ownership Plan or Stock Option Plan of An Overseas Listed Company,” also known as “Circular 78”. It is not clear whether Circular 78 covers all forms of equity compensation plans or only those that provide for the grant of stock options. For any equity compensation plan which is so covered and is adopted by a non-PRC listed company after April 6, 2007, Circular 78 requires all participants who are PRC citizens to register with, and obtain the approval of, SAFE prior to their participation in any such plan. In addition, Circular 78 also requires PRC citizens to register with SAFE and make the necessary applications and filings if they participate in an overseas listed company’s covered equity compensation plan prior to April 6, 2007. As of the date of this filing, we have not adopted any incentive plans, but may do so in the future. Any such plan may grant equity compensation, including, but not limited to, stock options, to our PRC employees and/or directors. The grant of any equity compensation under such a plan to a PRC citizen, however, may under Circular 78 require the PRC citizen to register with and obtain approval of SAFE. We believe that the registration and approval requirements contemplated in Circular 78 will be burdensome and time consuming. If it is determined that our such a plan, or any equity compensation grant under such a plan, is subject to Circular 78, failure to comply with such provisions of Circular 78 may subject us and any recipients thereof to fines and legal sanctions and prevent us from being able to grant equity compensation to our PRC employees and/or directors. In that case, our ability to compensate our employees and directors through equity compensation would be hindered and/or prevented.

Capital outflow policies in the PRC may hamper our ability to remit income to the United States.

The PRC has adopted currency and capital transfer regulations. These regulations may require that we comply with complex regulations for the movement of capital and as a result we may not be able to remit all income earned and proceeds received in connection with our operations or from the sale of our operating subsidiary to the U.S. or to our stockholders.

Our operations and assets in the PRC are subject to significant political and economic uncertainties.

Government policies are subject to rapid change and the government of the PRC may adopt policies that have the effect of hindering private economic activity and greater economic decentralization. There is no assurance that the government of China will not significantly alter its policies from time to time without notice in a manner with reduces or eliminates any benefits from its present policies of economic reform. In addition, a substantial portion of productive assets in China remains government-owned. For instance, all lands are state or rural collective economic organizations owned and leased to business entities or individuals through governmental grants of the land use rights. The grant process is typically based on government policies at the time of the grant, which could be lengthy and complex. This process may adversely affect our business. The government of China also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies. Uncertainties may arise as a result of changing governmental policies and measures. In addition, changes in laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency, the nationalization or other expropriation of private enterprises, as well as adverse changes in the political, economic or social conditions in China, could have a material adverse effect on our business, results of operations and financial condition.

Our use of the allocated land may be subject to challenges in the future.

All land use rights that we own are land use rights relating to allocated land. The local governmental authorities have granted such land use rights to us for free use or at a discounted levy rate given our contribution to the development of the local economy. However, pursuant to the Catalogue on Allocated Land issued by the Ministry of Land Resources of the PRC (the “Catalogue”), the land use rights for allocated land may only be granted to those specific projects which are in compliance with the Catalogue, subject to the approval of the competent governmental authorities. We, as a privately owned agricultural producer, may not be qualified to be granted such land use rights for allocated land according to the Catalogue. Consequently, our use of such land may be subject to challenge in the future, and the legal consequences could include the confiscation of such land by the governmental authorities or a demand that we pay a market price for purchasing the land use rights for such land and converting the allocated land use right to a granted land use right.

Because Chinese law governs almost all of our material agreements, we may not be able to enforce our legal rights within China or elsewhere, which could result in a significant loss of business, business opportunities, or capital.

Chinese law governs almost all of our material agreements. We cannot assure you that we will be able to enforce any of our material agreements or that remedies will be available outside of China. The system of laws and the enforcement of existing laws in China may not be as certain in implementation and interpretation as in the United States. Our inability to enforce or obtain a remedy under any of our current or future agreements could result in a significant loss of business, business opportunities or capital. It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets based in China.

Substantially all of our assets will be located in the PRC and all of our officers and our present directors reside outside of the United States. As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws. Moreover, we have been advised that China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extradition treaties now in effect between the United States and China would permit effective enforcement of criminal penalties of the federal securities laws.

We do not have insurance coverage.

We currently do not purchase property insurance for our properties, including raw materials, semi-manufactured goods, manufactured goods, buildings and machinery equipment, livestock, and we currently do not carry any product liability or other similar insurance, nor do we have business liability or business disruption insurance coverage for our operations in the PR. There is no insurance covering risks incurred through seasonal variation consequences. In this respect, we as an engineering based company have qualified personnel and staffs to manage and to limited the happenings of these relevant risk factors; however there is no guarantee that accidents will not happen, and if they happen, the consequences may have a material adverse effect on our business, financial condition and results of operations.

Because our cash and cash equivalent are held in banks that do not provide capital guarantee insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit. A significant portion of our assets are in the form of cash deposited with banks in the PRC, and in the event of bank failure, we may not have access to, or may lose entirely, our funds on deposit. Depending upon the amount of cash we maintain in a bank that fails, our inability to have access to such cash deposits could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time to time in the PRC. We cannot assure you that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Labor laws in the PRC may adversely affect our results of operations.

On June 29, 2007, the PRC government promulgated a new labor law, namely, the Labor Contract Law of the PRC, or the New Labor Contract Law, which became effective on January 1, 2008. The New Labor Contract Law imposes greater liabilities on employers and significantly affects the cost of an employer’s decision to reduce its workforce. Further, it requires that certain terminations be based upon seniority and not merit. In the event we decide to significantly change or decrease our workforce, the New Labor Contract Law could adversely affect our ability to effect such changes in a manner that is most advantageous to our business or in a timely and cost-effective manner, thus materially and adversely affecting our financial condition and results of operations.

Your ability to bring an action against us or against our directors and officers, or to enforce a judgment against us or them, will be limited because we conduct substantially all of our operations in the PRC and because the majority of our directors and officers reside outside of the United States.

We are a Nevada holding company and substantially all of our assets are located outside of the United States. Substantially all current operations are conducted in the PRC. In addition, all of our directors and officers are nationals and residents of countries other than the United States. Substantial portions of the assets of these persons are located outside the United States. Thus, it may be difficult to effect service of process within the United States upon these persons. It may also be difficult to enforce in U.S. courts judgments on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, none of whom are residents in the United States and the substantial majority of whose assets are located outside of the United States. It is also uncertain whether the courts of the PRC would recognize or enforce judgments of U.S. courts. Our PRC legal counsel has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. Courts in the PRC may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based on treaties between the PRC and the country where the judgment is made or on reciprocity between jurisdictions. The PRC does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates basic principles of PRC law or national sovereignty, security or the public interest. It is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States.

Risks Related to Ownership of our Common Stock

Volatility in our common stock price may subject us to securities litigation.

Stock markets, in general, have experienced in recent months, and continue to experience, significant price and volume volatility, and the market price of our common stock may continue to be subject to similar market fluctuations unrelated to our operating performance or prospects. This increased volatility, coupled with depressed economic conditions, could continue to have a depressing effect on the market price of our common stock. The following factors, many of which are beyond our control, may influence our stock price:

•	the status of our growth strategy including the building of our new production line with any proceeds we may be able to raise in the future;
•	announcements of technological or competitive developments;
•	regulatory developments in the PRC affecting us, our customers or our competitors;
•	announcements regarding patent or other intellectual property litigation or the issuance of patents to us or our competitors or updates with respect to the enforceability of patents or other intellectual property rights generally in the PRC or internationally;
•	actual or anticipated fluctuations in our quarterly operating results;
•	changes in financial estimates by securities research analysts;
•	changes in the economic performance or market valuations of our competitors;
•	additions or departures of our executive officers;
•	release or expiration of lock-up or other transfer restrictions on our outstanding common stock; and
•	sales or perceived sales of additional shares of our common stock.

In addition, the securities markets have, from time to time, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. Any of these factors could result in large and sudden changes in the volume and trading price of our common stock and could cause our stockholders to incur substantial losses. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted securities class action litigation against that company. If we were involved in a class action suit or other securities litigation, it would divert the attention of our senior management, require us to incur significant expense and, whether or not adversely determined, have a material adverse effect on our business, financial condition, results of operations and prospects.

One of our directors and officers controls a majority of our common stock and his interests may not align with the interests of our other stockholders.

Solomon Lee, our chairman, chief executive officer and president, controls our company and beneficially owns in excess of 50.1% of our issued and outstanding common stock. This significant concentration of share ownership may adversely affect the trading price of our common stock because investors often perceive a disadvantage in owning shares in a company with one or several controlling stockholders. Furthermore, our directors and officers, as a Company, have the ability to significantly influence or control the outcome of all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, such as mergers, consolidations or the sale of substantially all of our assets. This concentration of ownership may have the effect of delaying or preventing a change in control of our company that could deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our common stock. In addition, without the consent of Mr. Lee, we could be prevented from entering into transactions that could be beneficial to us. Mr. Lee may cause us to take actions that are opposed by other stockholders as his interests may differ from those of other stockholders.

Future issuances of capital stock may depress the trading price of our common stock.

Any issuance of shares of our common stock (or common stock equivalents) after the date hereof could dilute the interests of our existing stockholders and could substantially decrease the trading price of our common stock. We may issue additional shares of our common stock in the future for a number of reasons, including financing our operations and business strategy (including in connection with acquisitions, strategic collaborations or other transactions).

Sales of a substantial number of shares of our common stock in the public market could depress the market price of our common stock, and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

We believe that the price of our shares in the OTC QX markets is adversely affected by the current stigma associated with Chinese companies quoted or listed publicly in the United States.

Although we managed to maintain our liquidity to a certain degree, our share price has suffered. Many Chinese companies suffer from this stigma, which tends to affect both market prices and liquidity, and our company is no exception. Reasons with varying degrees of legitimacy explain this stigma, including but not limited to: (i) investors’ experience of losses suffered in the course of investing in other Chinese companies, (ii) the difficulty some Chinese companies have had in preparing auditable financial statements, and (iii) the difficulty in enforcing US judgments in foreign courts generally. All of these have contributed to a negative perception by some US investors regarding all Chinese companies publicly traded on US markets. Regardless of the reasons for this perception, if it continues over a sustained period of time our market prices may continue to trade below net tangible asset value per share. This would increase risk that our shareholders could lose the funds they invested in our company. It could also impact our ability to maintain our growth plan on schedule, which would adversely affect our business and financial condition.

The issuance of any of our equity securities pursuant any equity compensation plan we may adopt may dilute the value of existing stockholders and may affect the market price of our stock.

In the future, we may issue to our officers, directors, employees and/or other persons equity based compensation under any equity compensation plan we may adopt to provide motivation and compensation to our officers, employees and key independent consultants. The award of any such incentives could result in an immediate and potentially substantial dilution to our existing stockholders and could result in a decline in the value of our stock price. The exercise of these options and the sale of the underlying shares of common stock and the sale of stock issued pursuant to stock grants may have an adverse effect upon the price of our stock. In addition, if the holders of outstanding convertible securities convert such securities into common stock, you will suffer further dilution.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

We are a public company and subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and the Sarbanes-Oxley Act of 2002. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls for financial reporting. For example, Section 404 of the Sarbanes-Oxley Act requires that our management report on the effectiveness of our internal controls structure and procedures for financial reporting. Section 404 compliance may divert internal resources and will take a significant amount of time and effort to complete. If we fail to maintain compliance under Section 404, or if in the future management determines that our internal control over financial reporting are not effective as defined under Section 404, we could be subject to sanctions or investigations by the NASDAQ Stock Market should we in the future be listed on this market, the SEC, or other regulatory authorities. Furthermore, investor perceptions of our company may suffer, and this could cause a decline in the market price of our common stock. Any failure of our internal controls could have a material adverse effect on our stated results of operations and harm our reputation. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in an adverse opinion on internal controls from our independent auditors. We may need to hire a number of additional employees with public accounting and disclosure experience in order to meet our ongoing obligations as a public company, particularly if we become fully subject to Section 404 and its auditor attestation requirements, which will increase costs. Our management team and other personnel will need to devote a substantial amount of time to new compliance initiatives and to meeting the obligations that are associated with being a public company, which may divert attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.

Our shares of common stock may be thinly traded, so you may be unable to sell at or near ask prices or at all.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained. Our common stock is currently traded on the OTC QX where the shares have historically been thinly traded, meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent.

This situation may be attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community who generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we have become more seasoned and viable. As a consequence, there may be periods of several days, weeks or months when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot assure you that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained or not diminish.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Securities analysts may elect not to report on our common stock or may issue negative reports that adversely affect the stock price.

At this time, to our knowledge no securities analysts provide research coverage of our common stock, and securities analysts may not elect not to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. We discuss many of the risks in greater detail under the heading “Risk Factors.” Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. Except as required by law, we assume no obligation to update any forward-looking statements after the date of this prospectus.

This prospectus also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified the statistical and other industry data generated by independent parties and contained in this prospectus and, accordingly, we cannot guarantee their accuracy or completeness. In addition, projections, assumptions and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

There is no minimum number of shares of Series G Preferred Stock and accompanying Warrants that must be sold in the offering, we will retain the proceeds from the sale of any of the offered securities, and funds will not be returned to investors. It is possible that no proceeds will be received by the Company or that if any proceeds are received, that such proceeds will not be sufficient to cover the costs of the offering. The estimated net proceeds to the Company from the sale of the maximum number of securities offered hereby are estimated to be approximately $37,350,000 after deducting estimated offering expenses, and excluding proceeds from the exercise of the Warrants, if any.  We intend to use the net proceeds of this offering to finance our developments capital expenditures and working capital and the repayment of debts, summarized as follows:

	Assuming:
	25% of the Maximum Offering	50% of the Maximum Offering	75% of the Maximum Offering	100% of the Maximum Offering
	$	$	$	$
Gross Proceeds	10,000,000	20,000,000	30,000,000	40,000,000
Less offering expenses	1,150,000	1,650,000	2,150,000	2,650,000
Net Proceeds	8,850,000	18,350,000	27,850,000	37,350,000

Use of Net Proceeds
Operating activities on working capital in	—	—	—	—
1. Fishery operation	2,000,000	3,000,000	5,000,000	6,000,000
2. Trading activities	4,000,000	6,000,000	8,000,000	10,000,000
3. Downstream fishery activities	500,000	750,000	1,000,000	1,500,000
Developments' Capital Expenditures in
1. Development in fishery activities	1,000,000	2,000,000	3,000,000	3,000,000
2. Upstream fishery activities	500,000	750,000	1,000,000	1,000,000
Financing activities in
1. Debt repayments	850,000	5,850,000	9,850,000	16,000,000

Total Use of Net proceeds	8,850,000	18,350,000	27,850,000	37,350,000

The following terms further clarify certain line items or terms used in the Use of Net Proceeds set forth above:

All general administration and general expenses required for this offering will be absorbed into our daily operation cost.

Sales and brokerage fees is estimated at an average of 3.5% of the net proceeds.

Marketing and out of pockets (including traveling expenses) are based on 1.5% of the net proceeds.

Advertising, legal and professional expenses are based on a flat rate of US$650,000.

Allocation of the proceeds will be mainly used for (i)fishery activities in development capital and working capital, (ii)trading activities, as such collectively we are aiming to generate additional operational revenues and incomes and (iii) Repayments of debts with the aim to get the Company into a debt free position within the shortest possible time.

If we fail to meet expectations, we may need to adjust the use of proceeds, which we presently expect would affect principally the Company’s growth plan in fishery activities and the delay in achieving a debt free situation for the Company, which would have a material, adverse effect on our financial condition and business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This prospectus contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act. Forward-looking statements can be identified by the use of forward-looking terminology, such as “estimates,” “projects,” “plans,” “believes,” “expects,” “anticipates,” “intends,” or the negative thereof or other variations thereon, or by discussions of strategy that involve risks and uncertainties These statements reflect management’s current beliefs and are based on information now available to it. Accordingly, these statements are subject to certain risks, uncertainties and contingencies that could cause the Company’s actual results, performance or achievements in 2017 and beyond to differ materially from those expressed in, or implied by, such statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to the Company’s business, financial performance, business strategy, recently announced transactions and capital outlook. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: a continued decline in general economic conditions nationally and internationally; decreased demand for our products and services; market acceptance of our products; the impact of any litigation or infringement actions brought against us; competition from other providers and products; the inability to raise capital to fund continuing operations; changes in government regulation; the ability to complete customer transactions, and other factors relating to our industry, our operations and results of operations and any businesses that may be acquired by us. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Readers of this prospectus should not place undue reliance on any forward-looking statements. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties.

You should read the following discussion and analysis of the financial condition and results of operations of the Company together with the financial statements and the related notes presented herein.

Description and interpretation and clarification of business category on the consolidated results of the operations

The Company’s strategy is to manage and operate its businesses under five (5) business divisions or units on a standalone basis, namely:

Beef & Organic Fertilizer Division	(Marked 1. (i) SJAP & QZH (Derecognized as variable interest entity on December 30, 2017) and (ii) HSA)
Plantation Division	(Marked 2. JHST)
Fishery Division	(Marked 3. A. CA Engineer & Technology and 3.B. Seafood sales — (Discontinued operation from October 5, 2016)
Cattle Farm Division	(Marked 4. MEIJI and JHMC)
Corporate & Others Division	(Marked 5. SIAF)

A summary of each business division is described below:

•	1. Beef and Organic Fertilizer Division refers to:

(i)

The operation of our partially owned subsidiary Qinghai Sanjiang A Power Agriculture Co., Ltd. (“SJAP”) in manufacturing and sales of organic fertilizer, bulk livestock feed, concentrated livestock feed, and the sales of live cattle inclusive of: (a) cattle that are not being slaughtered in our own slaughter house operated by Qinghai Zhong He Meat Products Co., Limited (“QZH”) are sold live to third party livestock wholesalers, and (b) cattle that are sold to QZH and slaughtered and deboned and packed by QZH; and the sales of meats deboned and packed by QZH that are sold to various meat distributors, wholesalers and super market chains and our own retail butcher stores. QZH is a fully owned subsidiary of SJAP; as such, the financial statements of these three companies (SJAP, QZH and HSA) are consolidated into our wholly owned subsidiary, A Power Agro Agriculture Development (Macau) Limited (“APWAM”), as one entity. SJAP and QZH are both variable interest entities over which we exercise significant control. As of December 30, 2017, QZH was derecognized as variable interest entity and its operating profit and/or loss no longer accretive to the Company’s 41.25% holding in SJAP, a variable interest entity. More details related to QZH’s discontinuance of operations is delineated throughout other sections of this prospectus.

(ii)	The operation of Hunan Shenghua A Power Agriculture Co. Ltd. (“HSA”) in manufacturing and sales of organic fertilizer.

•

2. Plantation Division refers to the operations of Jiangmen City Heng Sheng Tai Agriculture Development Co. Ltd. (“JHST”) in the HU Plantation business where dragon fruit flowers (dried and fresh), crops of vegetables and immortal vegetables (dried) are sold to wholesale and retail markets. JHST’s financial statements are consolidated into the financial statements of Macau EIJI Company Ltd. (“MEIJI”) as one entity.

•	3. Fishery Division refers to the operations of Capital Award Inc. (“Capital Award” or “CA”) covering its engineering, technology and consulting service management of fishery farms and seafood sales operations and marketing, where;

Capital Award generates revenues from providing engineering consulting services as turnkey contractors to owners and developers of fishery projects that are being designed and engineered into turnkey contracts by Capital Award in China using its A Power Module Technology Systems (“APM”) as follows:

(A). Engineering and Technology Services; via Consulting and Service Contracts (“CSC’s”) for the development, construction, and supply of plant and equipment, and management of fishery (and prawn or shrimp) farms and related business operations.

(B). Seafood Sales from CA’s projected farms; became a discontinued segment of operations from October 5, 2016 when Tri-way was disposed to other third parties in term Tri-way was reclassified as an unconsolidated equity investee on same date.

•

4. Cattle Farm Division refers to the operations of Cattle Farm 1 under Jiangmen City Hang Mei Cattle Farm Development Co. Ltd (“JHMC”) where cattle are sold live to third party livestock wholesalers who sell them mainly to Guangzhou and Beijing livestock wholesale markets. The financial statements of JHMC are consolidated into MEIJI as one entity along with MEIJI’s operation in the consulting and service for development of other cattle farms (e.g., Cattle Farm 2) or related projects.

•

5. Corporate & Others Division refers to the trading segment of business operations of the Group named internally under Corporate division of Sino Agro Food, Inc., including import/export business and consulting and service operations provided to projects that are not included in the above categories, and not limited to corporate affairs.

CONSOLIDATED RESULTS OF OPERATIONS

Part A. Audited Income Statements of Consolidated Results of Operations for the fiscal year ended December 31, 2018, compared to the fiscal year ended December 31, 2017.

A (1) Income Statements (audited)

	2018	2017
Continuing operations
Revenue
- Sale of goods	$130,543,170	$181,183,609
- Consulting and service income from development contracts	11,127,393	16,983,330
- Commission income	-	-
	141,670,563	198,166,939
Cost of goods sold	(110,967,348)	(164,974,247)
Cost of services	(9,051,408)	(13,566,203)
Gross profit	21,651,807	19,626,489

General and administrative expenses	(15,595,032)	(19,780,290)
Net -loss)/income from operations	6,056,775	(153,801)

Other income -expenses)
Government grant	649,095	2,539,989

Other income	56,672	100,218

Change in fair value of derivative liability		209,219

Loss on restructuring		(6,225,204)

Bad debts written off		(14,394,402)

Impairment on interests in unconsolidated investees		(153,046)

Non-operating expenses	(4,609,253)	(10,717,693)

Net loss from disposal of variable interest entity - QZH		(9,365,643)

Share of income from unconsolidated equity investee	14,251,264	12,010,051

Interest expense	(600,519)	(3,952,631)

Net expenses	9,747,259	(29,949,142)

Net -loss)/income before income taxes	15,804,034	(30,102,943)

Provision for income taxes	-	(1,684)

Net -loss)/income from continuing operation	15,804,034	(30,104,627)

Less: Net loss/-income) attributable to non - controlling interest	1,519,303	17,000,482
Net -loss)/income from continuing operations attributable to Sino Agro Food, Inc. and subsidiaries	17,323,337	(13,104,145)
Other comprehensive income/-loss) - Foreign currency translation income/-loss)	(14,555,377)	12,781,924
Comprehensive -loss)/income	2,767,960	(322,221)
Less: other comprehensive -income)/loss attributable to non - controlling interest	1,793,417	(5,602,048)
Comprehensive -loss)/income attributable to Sino Agro Food, Inc. and subsidiaries	4,561,377	(5,924,269)

Earnings per share attributable to Sino Agro Food, Inc. and subsidiaries common stockholders:
Basic	$0.46	$(0.53)
Diluted	$0.46	$(0.53)

Weighted average number of shares outstanding:
Basic	37,335,654	24,711,015
Diluted	37,335,654	24,711,015

Comparative overview of FY2018 and FY2017 based on results as illustrated in Table A(1), above:

Note (1) to (3) to Table A.1:

(A): Information of Note (1, 2 & 3) Sales, cost of sales and gross profit and analysis:

The Company’s revenues were generated from (A) Sale of Goods and (B) Consulting and Services provided in project and business developments covering technology transfers, engineering, construction, supervision, training, management and technology licensing fees etc.

Table (A.2). below reflects segmental break-down figures of Sales of Goods Sold, Cost of Goods Sold, and related Gross Profit for the twelve months ended December 31, 2018 and the twelve months ended December 31, 2017.

In US$		Sales of goods		Cost of Goods sold		Sales of Goods' Gross profit
		2018	2017	2018	2017	2018	2017

SJAP	Sales of live cattle	6,644,964	9,144,054	7,624,190	8,443,166	-979,225	700,888
	Sales of feedstock					-
	Bulk Livestock feed	1,521,303	4,474,578	697,997	2,030,708	823,306	2,443,870
	Concentrate livestock feed	8,043,813	12,062,075	4,477,767	6,768,584	3,566,046	5,293,491
	Sales of fertilizer	3,028,357	2,230,973	2,137,582	1,719,162	890,775	511,811
	SJAP Total	19,238,438	27,911,680	14,937,535	18,961,620	4,300,903	8,950,060
	* QZH's (Slaughter & Deboning operation)		300,212		107,021	-	193,191
	** QZH's (Deboning operation)					-
	on cattle & Lamb locally supplied		5,211,624		5,589,151	-	(377,527
	on imported beef and mutton		43,765,625		51,618,555	-	-7,852,930
	Sales of live cattle		-			-
	QZH Total	-	49,277,461	-	57,314,727	-	(8,037,266
HSA	Sales of Organic fertilizer	3,583,034	3,445,674	2,932,754	2,876,173	650,280	569,501
	Sales of Organic Mixed Fertilizer	6,088,296	3,722,171	3,961,581	2,115,238	2,126,715	1,606,933
	HSA Total	9,671,330	7,167,845	6,894,335	4,991,411	2,776,995	2,176,434
	SJAP's & HS.A./Organic fertilizer total	28,909,768	84,356,986	21,831,870	81,267,758	7,077,898	3,089,228
JHST	Sales of Fresh HU Flowers	-	42,956		38,443	-	4,513
	Sales of Dried HU Flowers	236,850	1,163,115	214,793	1,114,222	22,057	48,893
	Sales of Dried Immortal vegetables	423,152	-	314,720		108,433	-
	Sales of Vegetable products	2,957,246	3,432,024	2,568,877	2,101,902	388,369	1,330,122
	JHST/Plantation Total	3,617,249	4,638,095	3,098,390	3,254,567	518,859	1,383,528
MEIJI						-
	Sale of Live cattle (Aromatic)	29,558,983	20,401,361	24,761,345	16,629,579	4,797,638	3,771,782
	MEIJI / Cattle farm Total	29,558,983	20,401,361	24,761,345	16,629,579	4,797,638	3,771,782
SIAF						-
	Sales of goods through trading/import/export activities					-
	on seafood	35,468,172	30,402,652	31,553,391	27,038,775	3,914,781	3,363,877
	on imported beef and mutton	32,988,998	41,384,515	29,722,352	36,783,568	3,266,646	4,600,947
	SIAF/ Others & Corporate total	68,457,170	71,787,167	61,275,743	63,822,343	7,181,427	7,964,824

Group Total		130,543,170	181,183,609	110,967,348	164,974,247	19,575,822	16,209,362

% of increase (+) or decrease (-)		-28%		-33%		21%

The Company’s revenues generated from sale of goods decreased by $50,640,439 or 28% from $181,183,609 for the year ended December 31,2017 to $130,543,170 for the year ended December 31, 2018. The decrease was primarily due to the decrease of revenues from the SJAP's & HSA, the beef and organic fertilizer sector (from $84.3million in 2017 to $28.9 million in 2018) affected mainly by the discontinuing operation of QZH (from $49.2 million in 2017 to $0 in 2018) and the decrease of revenues of SJAP (from $27.9 million in 2017 to $19.2 million in 2018), the JHST/Plantation sector (from $4.6 million in 2017 to $3.6 million in 2018) and the SIAF/Other& Corporate sector (from $71.8 million to $68.5 million), while revenues of HSA increased (from $6.9 million in 2017 to $9.7 million in 2018 and MEIJI’s revenues increased (from $20.4 million in 2017 to $29.6 million in 2018) collectively.

 The Company’s cost of goods sold decreased by $54,006,899 or 33% from $164,974,247 for the year ended December 31, 2017 to $110,967,348 for the year ended December 31, 2018. The decrease was primarily due to the decrease in cost of goods sold from the SJAP's & HSA (from $81.3 million in 2017 to $21.8 million in 2018) and JHST/Plantation sector (from $3.2 million in 2017 to $3.1 million in 2018), and the SIAF/Other& Corporate sector (from $63.4 million to $61.3 million), collectively.

Gross profit of the Company generated from goods sold increased by $3,366,460 or 21% from $16,209,362 for the year ended December 31, 2017 to $19,575,822 for the year ended December 31, 2018. The overall increase was primarily due to the increase of the SJAP's & HS.A. (The beef & Organic fertilizer sector) gross profit of $4 million in gross profit (from 2017’s $3.1 million to 2018’s $7.1 million) mostly resulted from eliminating the losses from the discontinuing operation of QZH (from $8 million in 2017 to $0 in 2018), the MEIJI/Cattle farm sector increase of 1 million in gross profit (from 2017’s $3.8 million to 2018’s $4.8 million) and HSA’s improved performance (from $2.1 million in 2017 to $2.8 million in 2018),collectively.

•	1. (i) Beef and Organic Fertilizer Division (SJAP and (discontinued) QZH):

In US$		Sales of goods		Cost of Goods sold		Sales of Goods' Gross profit
		2018	2017	2018	2017	2018	2017
SJAP	Sales of live cattle	6,644,964	9,144,054	7,624,190	8,443,166	-979,225	700,888
	Sales of feedstock					-
	Bulk Livestock feed	1,521,303	4,474,578	697,997	2,030,708	823,306	2,443,870
	Concentrate livestock feed	8,043,813	12,062,075	4,477,767	6,768,584	3,566,046	5,293,491
	Sales of fertilizer	3,028,357	2,230,973	2,137,582	1,719,162	890,775	511,811
	SJAP Total	19,238,438	27,911,680	14,937,535	18,961,620	4,300,903	8,950,060
	% of increase (+) or decrease (-)	-31%		-21%		-52%
	* QZH's (Slaughter & Deboning operation)		300,212		107,021	-	193,191
	** QZH's (Deboning operation)					-
	on cattle & Lamb locally supplied		5,211,624		5,589,151	-	(377,527
	on imported beef and mutton		43,765,625		51,618,555	-	-7,852,930
	Sales of live cattle		-			-
	QZH Total	-	49,277,461	-	57,314,727	-	(8,037,266
HSA	Sales of Organic fertilizer	3,583,034	3,445,674	2,932,754	2,876,173	650,280	569,501
	Sales of Organic Mixed Fertilizer	6,088,296	3,722,171	3,961,581	2,115,238	2,126,715	1,606,933
	HSA Total	9,671,330	7,167,845	6,894,335	4,991,411	2,776,995	2,176,434
	% of increase (+) or decrease (-)	35%		38%		28%
	SJAP's & HS.A./Organic fertilizer total	28,909,768	84,356,986	21,831,870	81,267,758	7,077,898	3,089,228
	% of increase (+) or decrease (-)	-66%		-73%		129%

Revenue from the sector of beef and organic fertilizer decreased by $55,447,218 or 66% from $84,356,986 for the year ended December 31, 2017 to $28,909,768 for the year ended December 31, 2018. The decrease was mainly due to the decrease in sales of the discontinued operation of QZH from $49.3 million in 2017 to $0 in 2018.

Cost of goods sold from beef and organic fertilizer decreased by $59,435,888 or 73% from $81,267,758 for the year ended December 31, 2017 to $21,831,870 for the year ended December 31, 2018. The decrease was mainly due to the decrease in cost of goods sold in the discontinued operation of QZH from $57.3 million in 2017 to $0 in 2018. Gross profit from the beef and organic fertilizer sector increased by $3,988,670 or 129% from $3,089,228 for the year ended December 31, 2017 to $7,077,898 for the year ended December 31, 2018. The increase was primarily due to the result in eliminating the losses from the discontinuing operation of QZH (from $8 million in 2017 to $0 in 2018) and HSA’s improved performance (from $2.1 million in 2017 to $2.8 million in 2018), collectively.

The table below shows information of the sales of live cattle mostly from SJAP’s own farm in 2018/ 2017

			2018	2017	Difference
SJAP	Production and Sales of live cattle	Heads	3,886	3,775	111
	Average Unit sales price	US$/head	1,710	2,417	-707
	Unit cost prices	US$/head	1,962	2,237	-275
	Production and sales of feedstock				-
	Bulk Livestock feed	MT	8,619	25,355	-16,736
	Average Unit sales price	US$/MT	177	176	1
	Unit cost prices	US$/MT	81	80	1
	Concentrated livestock feed	MT	18,064	27,630	-9,566
	Average Unit sales price	US$/MT	445	437	8
	Unit cost prices	US$/MT	248	245	3
	Production and sales of fertilizer	MT	23,204	15,705	7,499
	Average Unit sales price	US$/MT	131	156	-25
	Unit cost prices	US$/MT	92	123	-31
QZH	Distinuing operation
	Slaughter operation
	Slaughter of cattle	Heads		643
	Service fee	US$/Head		12
	Sales of associated products	Pieces		643
	Average Unit sales price	US$/Piece		374
	Unit cost prices	US$/Piece		166
	De-boning & Packaging activities
	From Cattle supplied locally
	De-boned Meats	MT		1,252
	Average Unit sales price	US$/MT		4,149
	Unit cost prices	US$/MT		3,785
	From imported beef	MT		8,047
	Average Unit sales price	US$/MT		5,439
	Unit cost prices	US$/MT		6,415

Since the disposal of QZH in 2017, the cattle sold were mostly from SJAP’s own farm and at lighter weight (averaging at less than 300 Kg/head) to keep the losses of growing cattle as low as possible. The market price of live cattle has not improved during 2018 averaging lower than US$6/kg which is below our growing cost of about US$6.50/Kg. At the same time, SJAP’s bulk stock feed and concentrated stock feed sales reduced to 8,619 MT and 18,064 MT in 2018 compares to 2017’s 25,355 MT and 2763 MT respectively due primarily to SJAP is no longer requiring the corporative growers to do cattle fattening and in term reducing the production sales of the bulk stock feed and concentrated stock feed accordingly. However SJAP managed to market and sell its fertilizer to other local users during 2018 to increase its production sales from 15,705 MT in 2017 to 23,204 MT in 2018. Although the overall profits of SJAP in 2018 are still low at $4.3 million, they have improved compared to 2017.

1. (ii). The operations of HSA in manufacturing and sales of organic fertilizer itemizing unit sales, costs and quantity of sales:

In US$		Sales of goods		Cost of Goods sold		Gross profit
		2018	2017	2018	2017	2018	2017

HSA	Sales of Organic fertilizer	3,583,034	3,445,674	2,932,754	2,876,174	650,280	569,500
	Sales of Organic Mixed Fertilizer	6,088,296	3,722,171	3,961,581	2,115,238	2,126,715	1,606,933
	HSA Total	9,671,330	7,167,845	6,894,335	4,991,412	2,776,995	2,176,433
	% of increase (+) or decrease (-)	34%		38%		28%

	Description of items		2018	2017	Difference
					2018/2017
HSA	Fertilizer operation				-
	Organic Fertilizer	MT	15,105	15,334	(229)
	Average Unit sales price	$/MT	237	241	(4)
	Unit cost price	$/MT	194	192	2
	Organic Mixed Fertilizer	MT	14,638	9,042	5,596
	Average Unit sales price	$/MT	416	412	4
	Unit cost price	$/MT	271	234	37
	Retailing packed fertilizer (for super market sales)	MT		71
	Average Unit sales price	$/MT		687
	Unit cost price	$/MT		353

HSA sold 15,105 MT of organic fertilizer and organic mixed fertilizer in 2018, which is similar to 2017’s production sales of 15,334 MT dropping slightly in unit sale price by $4/MT primarily due to the translated exchange losses of lower RMB against US$ in 2018 as such in real term sales prices of organic fertilizer has not changed between 2017 and 2018. OMF, on the other-hand, a product specifically designed and designated for the growing environment of lake fish, had increased 2018’s production to 14,638 MT from 2017’s 9,042 MT, an increase by 61.8% or 5,596 MT evidencing the recovery of production of HSA is now in progress after the retrofitting work and other construction work that has been carried out during 2016 to early months of 2018 on its property.

(Note: Please see further details and information of the business plans and direction for SJAP and HSA in later chapter under “Subsequent events and future directions”.

2. Plantation Division refers to the operations of JHST. JHST is engaged in the HU Plantation business where dragon fruit flowers (dried and fresh), cash vegetable crops and immortal vegetables are sold to wholesale and retail markets. JHST’s financial statements are consolidated into the financial statements of MEIJI as one entity.

In US$		Sales of goods		Cost of Goods sold		Sales of Goods' Gross profit
		2018	2017	2018	2017	2018	2017

JHST	Sales of Fresh HU Flowers	-	42,956		38,443	-	4,513
	Sales of Dried HU Flowers	236,850	1,163,115	214,793	1,114,222	22,057	48,893
	% of increases (+) or decreases (-)	-80%		-81%		-55%
	Sales of Dried Immortal vegetables	423,152	-	314,720		108,433	0
	% of increases (+) or decreases (-)
	Sales of Vegetable products	2,957,246	3,432,024	2,568,877	2,101,902	388,369	1,330,122
	% of increases (+) or decreases (-)	-14%		22%		-71%
	JHST/Plantation Total	3,617,249	4,638,095	3,098,390	3,254,567	518,859	1,383,528
	% of increases (+) or decreases (-)	-22%		-5%		-62%

Revenue from our plantation decreased by $1,020,846 or 22% from $4,638,095 for the year ended December 31, 2017 to $3,617,249 for the year ended December 31, 2018.

Cost of goods sold from the plantation decreased by $156,177 or 5% from $3,254,567 for the year ended December 31, 2017 to $3,098,390 for the year ended December 31, 2018. The decrease was primarily due to the cost in cultivating and maintaining large acreage with higher associated labor costs, etc.

Gross profit from our plantation decreased by $864,669 (or 62.5%) from $1,383,528 for the year 2017 to $518,859 for the year 2018.

The Table below shows the itemized unit sales and cost prices of the produces and products:

			2018	2017	Difference
JHST
	Fresh HU Flowers	Pieces		480,813
	Average Unit sales price	US$/Pieces		0.09
	Unit cost prices	US$/Pieces		0.08
	Dried HU Flowers	MT	48	224	-176
	Average Unit sales price	US$/MT	4,934	5,190	-256
	Unit cost prices	US$/MT	4,475	4,970	-495
	Dried Immortal vegetables	MT	7	-
	Average Unit sales price	US$/MT	60,450	-
	Unit cost prices	US$/MT	44,960	-
	Vegetable products	MT	2,846	3,223	-377
	Average Unit sales price	US$/MT	1,039	1,065	-26
	Unit cost prices	US$/MT	903	650	253

As explained in 2017’s prospectus and 2018’s quarterly reports, our plantation experienced very heavy wet seasons for more than 4-5 years (2013 to 2018, requiring the Company to combat and treat diseases and related problems continuously during the period, but by 2018 had exhausted all various means to recover and to revitalize the HU plantation. With continued wet conditions experienced over the past years, damage to the soil and plant roots has compounded disease-related problems to the HU plantation affecting its overall yield as well as the quality of harvested flowers. Even though new plants were being planted each year increasing the area of planting by over 900 Mu to a total of over 1700 Mu with the intent to increase productivity, proportionately, the outcome has fell well short of intended results.

Consequently JHST diversified it’s range of produces growing immortal vegetables and cash crops etc. to try to increase its revenues and profits, and in March 2018, JHST signed two growing contracts that have stable pricing conditions: (1). With a herbal plant oil processor to grow 50 acres of plants called “Pogestemon Patchouli” (“PP”) for processing into a type of natural aromatic oil that has experienced a good market in China. 50 acres of trial was implemented in Q2 2018 with the intension to expand to 150 acres in 2019 if proven successful. We estimate that the 50 acres of PP will generate sales revenues over $1 million with 50% gross profit margins based on two harvests for the year 2018; and (2). 200 acres of Passion Fruit trees were planted in Q3 2018 for a juice manufacturer from 2018 to 2020 for 3 years initially estimated to produce around 2,400 MT of fruit/year contracted at RMB 8,000/MT (or $1,280/MT) to generate over $3 million in sales revenue. The combination of both fruits and PP will enhance revenue and gross profit to JHST that again will exceed its performance of either FY2017 or FY2018, if their outcomes prove successful.

Unfortunately the typhoon that occurred during Q3 2018 destroyed much of the winter cash crops which reduced JHST’s performances in Q4 2018 and in turn reduced 2018’s annual revenue and income by 22% and 62.5% respectively, compared to 2017. At the same time the typhoon also destroyed the newly planted herbal PP plants and the passion fruit trees, delaying their development progresses. Currently, management of JHST is still evaluating JHST’s overall prospects but has yet to devise conclusive plans for JHST.

3. Cattle Farm Division refers to the operations of Cattle Farm 1 under Jiangmen City Hang Mei Cattle Farm Development Co. Ltd (“JHMC”) where locally bred cattle are grown and sold live to third party livestock wholesalers who sell them mainly in Guangzhou livestock wholesale markets. The financial statements of JHMC are consolidated into MEIJI as one entity along with MEIJI’s operation in the consulting and service for development of other cattle farms, such as Cattle Farm 2 or related projects.

In US$		Sales of goods			Cost of Goods sold			Sales of Goods' Gross profit
		2018	2017		2018	2017		2018	2017
MEIJI	Sale of Live cattle (Aromatic) from own farm & from trading	29,558,983	20,401,361		24,761,345	16,629,579		4,797,638	3,771,782

	MEIJI / Cattle farm Total	29,558,983	20,401,361		24,761,345	16,629,579		4,797,638	3,771,782
	% of increases (+) & decreases (-)	45%		%	49%		%	27%

The locally bred so-called “Asian Yellow cattle” (“AYC”) currently has limited but steady local markets (in Guangdong Province) that can’t handle big production volumes (i.e., thousands of heads per day) with stable wholesale prices averaging over US$12/Kg (live weight) which is doubling SJAP’s cattle prices.

Revenue from the cattle farm increased by $9,157,622 or 45% from $20,401,361 for the year ended December 31, 2017 to $29,558,983 for the year ended December 31, 2018. The increase was primarily due to the steady demands of said local markets at stable sale prices generating reasonable returns for the farm.

Cost of goods sold from the cattle farm increased by $8,131,766 or 49% from $16,629,579 for the year ended December 31, 2017 to $24,761,345 for the year ended December 31, 2018.

Gross profit from cattle increased by $1,025,856 or 27% from $3,771,782 for the year 2017 to $4,797,638 for the year ended December 31, 2018, mainly due to lower stable production costs and higher sale prices.

			2018	2017	2018 to 2017
MEIJI	Production and trading on sale of Live cattle	Head	7,945	9,772	(1,827)
	Average Unit sales price	$/head	3,720	2,088	1,632
	Unit cost prices	$/head	3,117	1,702	1,415

Currently there are two operations in this segment, Cattle Farm 1 and Cattle Farm 2.

Cattle Farm 1: Cattle Farm 1 was built as a demonstration farm to show that cattle can be raised in a semi-tropical climate using the Company’s semi-grazing and housing method. Using the Company’s semi-free growing management system, the cattle are allowed to graze in the field during the early morning and kept indoors and out of the sun during the hot summer days. This method has proven reliable and adaptable to the “Asian Yellow Cattle”

Cattle Farm 2: Cattle Farm 2 is a beef cattle farm situated in Guangdong Province, Guangzhou City. Cattle Farm 2 is operated by a private company formed in China with Chinese citizens acting as its legal representative as required by Chinese law. Cattle Farm 2 is complementary to Cattle Farm 1, having an additional 76 acres of land suitable for growing the Company’s type of pasture (a cross between elephant grass and yellow grass) that has a very high yield rate of over 35 MT per 1/6 acre per year, and containing an average of over 9 percent protein that is very suitable for consumption by cattle. Between the two farms, under normal seasons, they have a capacity to produce up to 30,000 MT of pasture/year collectively that is capable to feed up to 5,000 head of cattle/year based on the consumption rate on average of 6 MT/head.

MEIJI is the marketing and distribution agent for all cattle farms that have been and will be developed by MEIJI using its “Semi-free growing” management systems and aromatic-feed programs and systems to grow beef cattle.

Similar to CA in its business model, MEIJI purchases fully-grown cattle from Cattle Farm 1 and sells them to the cattle wholesalers. MEIJI also buys young cattle from other farmers and sells the young stock to Cattle Farm 1. All cattle farms developed by MEIJI will utilize its “semi-free growing” management system and aromatic-feed programs and systems (which is a feeding program with special selected Chinese herbs to improve the health of the cattle to avoid the use of antibiotics) to raise beef cattle, such that cattle raised under this program have a distinct aromatic flavor sought by many restaurants in Guangdong Province.

Presently, these farms are growing and fattening mainly AYC and that the Company’s earlier plan (mentioned earlier in our 10K 2017 and subsequent 10Qs 2018 reports) to merge Cattle Farms (1) & (2) with HSA such that CF (1) & CF (2) will become breeding stations supplying yearlings for HSA to grow into full grown cattle (up to 3 years old) that will be sold in the Chinese market, is now pending on further evaluation of other alternatives aiming to achieve faster and better return on capital investment.

•	4. Corporate & Others Division refers to the business operations of the Group called internally under the name of “Corporate & Other Division” of Sino Agro Food, Inc., including import/export business and consulting and service operations provided to projects not included in the above categories, and not limited to corporate affairs.

In US$		Sales of goods		Cost of Goods sold		Gross profit
		2018	2017	2018	2017	2018	2017
SIAF	Sales of goods through trading/import/export activities on seafood (via imports)	35,468,172	30,402,652	31,553,391	27,038,775	3,914,781	3,363,877
	% of increases (+) and decreases (-)	17%		17%		16%
	on imported beef mainly	32,988,998	41,384,515	29,722,352	36,783,569	3,266,646	4,600,946
	% of increases (+) and decreases (-)	-20%		-19%		-29%
	SIAF/ Others & Corporate total	68,457,170	71,787,167	61,275,743	63,822,343	7,181,427	7,964,824
	% of increases (+) and decreases (-)	-5%		-4%		-10%

Revenue from the corporate division decreased by $3,329,997 or 5% from $71,787,167 for the year ended December 31, 2017 to $68,457,170 for the year ended December 31, 2018. The decrease was marginal primarily due to a decrease in the sales of imported beef from $41.4 million in 2017 to $33.0 million in 2018 that was offset by the increase in sales of imported seafood from 2017’s $30.4 million to 2018’s $35.5 million.

Cost of goods sold from corporate decreased by $2,546,600 from $63,822,343 for the year ended December 31, 2017 to $61,275,743 for the year ended December 31, 2018 due primarily to the decreased sales of some imported goods.

Gross profit from the corporate decreased by $783,397 or 10% from $7,964,824 for the year ended December 31, 2017 to $7,181,427 for the year ended December 31, 2018. The decrease was primarily due to a corresponding decrease in sales.

Description of items			2018	2017	Difference
SIAF	Seafood trading from imports
	Mixed seafood	MT	1,927	1,583	344
	Average of sales price	$/MT	18,409	19,211	(802)
	Average of cost prices	$/MT	16,377	17,085	(708)
	Beef & Lamb trading from imports	MT	1,706	2,885	(1,179)
	Average of sales price	$/MT	19,337	14,343	4,994
	Average of cost price	$/MT	17,422	12,748	4,674

This trading (of mainly imported foods) division has excellent growth potential due mainly to the demands for food in China, but the growth of sales of this division is mainly subject to the availability of working capital that helps drive sales’ turnover (as referred to in our earlier periodic reports). Over the years this division has developed many reliable suppliers and supplied sources that are supplying quality foods to our trust worthy customers/agencies. Therefore we believe that this division will eventually become an effective and major revenue drive of the group once some of the financing plans will have materialized to allow more working capital being employed in the division.

Overall in 2018 this division achieved average gross profit margins of 11% for the trading of seafood and 10% on the trading of beef from selling imported goods to its sales agencies to distribute in China based on an average mark-up of 12.5% on cost of goods sold excluding the cost of import duties, value added taxes and local associated charges etc. that were paid by respective agencies. This kind of gross profit margin should increase when the Company will be in a financial position to afford to buy directly from the fishermen and to sub-contract the value added processors to process the seafood directly.

●	5.A. Engineering technology consulting and services:

Table (A.5) below shows the revenue, cost of services and gross profit generated from consulting, services, commission and management fees for years 2018 and 2017.

	2018	2017	Difference
Revenue
CA	11,127,393	16,983,330	(5,855,937)
Group Total Revenues	11,127,393	16,983,330	(5,855,937)
Cost of service
CA	9,051,408	13,566,203	(4,514,795)
Group Total Cost of sales	9,051,408	13,566,203	(4,514,795)
Gross Profit
CA	2,075,985	3,417,127	(1,341,142)
Group Total Gross Profit	2,075,985	3,417,127	(1,341,142)

Revenues decreased by $5,855,937 or 34% from $16,983,330 for the year ended December 31, 2017 to $11,127,393 for the year ended December 31, 2018. The decrease was primarily due to the following reasons:

(i). Prior to the acquisition of farms by JFD/Tri-way, their respective development and construction costs and working capital requirements for all farms were mainly financed by their respective owners and investors and partly financed by CA’s deferred account receivables. Since the acquisition, this has become the sole responsibility of JFD/Tri-way.

(ii). Under said situation, most of the operational cash flow is being employed in working capital to generate continuing and constant sales revenues month after month. For example, with respect to a species of fish that takes 18 months to grow to marketable size from tiny fingerling (of 3 mm), if one wanted to sell 3 MT of the grown fish per day at gross profit margin of 35% and to generate annual sales of US$100 million, that would mean that the amount of working capital needed would be over US$65 million plus daily operational expenses for 18 months or more amounting to more than $80 million and for each $ of increased sales per year a similar ratio of working capital would be required.

In other words, under current situation, Tri-way does not have enough free cash-flow to be spent on capital expenditures required by farm developments, thus reducing CA’s C&S income in 2017 and 2018 accordingly.

Cost of services for consulting, service, commission and management fee decreased by $4,514,795 or 33% from $13,556,203 for the year ended December 31, 2017 to $9,051,408 for the year ended December 31, 2018. The decrease was primarily due to a decrease in sales.

Gross profit of consulting, service, commission and management fees decreased by $1,341,142 or 39%, from $3,417,127 for the year ended December 31, 2017 to $2,075,985 for the year ended December 31, 2018 The decrease was primarily due to a decrease in sales.

.

Note to Table A 1 ( Net Expense):

Other income/(expense) increased by $36,696,401 from $(29,949,142) in 2017 to $9,747,259 in 2018 was mainly due to i) an decrease in government grant of 1,890,894 from $2,539,989 to $649,095; ii) change in fair value of derivative liability of $209,219 from a new convertible bond of $4 million issued during the year 2017; and iii) share of profit from a unconsolidated equity investee from $12,010,051 in 2017 to $14,251,264 in 2018; offset by iv) a decrease in other income of $43,546 from $100,218 in 2017 to $56,672 in 2018; v) a loss on restructuring of 6,225,204 which represents the non-amortized part of the discount upon the issuing of the convertible bond in 2017; vi) a bad debt written off of $14,394,402 contributed by QZH in 2017;

Note to Table A 1 General and Administrative and interest Expenses:

General and administrative (including depreciation and amortization) and interest expenses (including in Note Other income/(expenses) decreased by $7,537,370 or 32% from $23,732,921 for the year ended December 31, 2017 to $16,195,551 for the year ended December 31, 2018. The decrease was mainly due to (i) a decrease in Wages and salaries of 3,658,259 from $5,520,494 for the year ended December 31, 2017 to $1,862,232 for the year ended December 31, 2018; and (ii) a decrease in Others and miscellaneous (including research and development) $ 934,225 from $ 5,006,321 for the year ended December 31, 2017 to $ 4,072,096 for the year ended December 31, 2018; as shown in the table below:

Table (i)

Category	2018	2017	Difference

Office and corporate expenses	3,354,114	3,946,885	(592,771)
Wages and salaries	1,862,232	5,520,491	(3,658,259)
Traveling and related lodging	45,430	54,028	(8,598)
Motor vehicles expenses and local transportation	56,198	67,210	(11,012)
Entertainments and meals	49,504	143,735	(94,231)
Others and miscellaneous	4,072,096	5,006,321	(934,225)
Depreciation and amortization	6,155,458	5,041,620	1,113,838
Sub-total	15,595,032	19,780,290	(4,185,258)
Interest expense	600,519	3,952,631	(3,352,112)
Total	16,195,551	23,732,921	(7,537,370)

Note to Table (i):

In this respect, total depreciation and amortization amounted to $15,351,003 for the year ended December 31, 2018, out of which amount $6,155,548 was reported under general and administration expenses and $9,195,455 was reported under cost of goods sold; whereas total depreciation and amortization was $10,548,891 for the year ended December 31, 2017 and out of which amount $5,041,620 was reported under General and Administration expenses and $5,507,271 was reported under cost of goods sold.

Note to Table A 1 Non-controlling interest:

Table (F) below shows the derivation of non-controlling interest

		Jiangmen City		Qinghai Sanjiang
	Jiangmen City Heng	Hang Mei Cattle	Hunan Shenghua	A Power
	Sheng Tai Agriculture	Farm	A Power	Agriculture Co
	Development Co.	Development Co.	Agriculture Co.,	Ltd (China)
Name of China subsidiaries	Ltd.(China)	Ltd.(China)	Limited (China)		Total
Effective shareholding	75%	75%	76%	41.25%
Abbreviated names	(JHST)	(JHMC)	(HSA)	(SJAP)

Net income (loss) of the P.R.C. subsidiaries for the year in $	(4,049,740)	3,382,667	1,131,546	(2,764,436)

% of profit sharing of non-controlling interest	25%	25%	24%	58.75%

Non-controlling interest's shares of Net incomes in $	(1,012,435)	845,667	271,571	(1,624,106)	(1,519,303)

The Net Loss attributed to non-controlling interest is $(1,519,303) shared by (JHST, JHMC, HSA and SJAP) for the year ended December 31, 2018 as shown in Table (F) above. QZH was disposed of and derecognized as part of the Company’s investment in SJAP, a variable interest entity, on December 30, 2017.

Note (7) to Table A 1 Earnings per share (EPS):

Earnings per share increased by $0.99 (basic) and $0.99 (diluted) per share from EPS of $(0.53) (basic) and $(0.53) (diluted) in 2017 to per share of $0.46 (basic) and $0.46 (diluted) in 2018. The reason for the increase is primarily due the steady recoveries from SJAP after the disposal of QZH in 2017, and HSA’s improved production after it had been disrupted by the construction work in progress and the retrofitting of its production plant mentioned above

Part A. Unaudited Income Statements of Consolidated Results of Operations for the three months ended March 31, 2019 compared to the three months ended March 31, 2018.

A (1) Income Statements (Unaudited)

In $	Three months ended	Three months ended
	March 31,2019	March 31,2018	Difference	Note
Continuing operations
Revenue	29,258,651	33,731,264	(4,472,613)	1
Sale of goods	28,267,649	31,258,860	(2,991,211)
Consulting, services, commission and management fee	991,002	2,472,404	(1,481,402)
Cost of goods sold and services	24,249,896	27,647,342	(3,397,446)	2
Cost of goods sold	23,310,212	25,863,020	(2,552,808)
Cost of services	939,684	1,784,322	(844,638)
Gross Profit	5,008,755	6,083,922	(1,075,167)	3
Other income (expenses)	(417,611)	3,307,234	(3,724,845)
General and administrative expenses	(3,757,288)	(3,662,729)	(94,559)	4
Net income before income taxes	833,856	5,728,427	(4,894,571)
EBITDA	4,418,587	9,409,947	(4,991,360)
Depreciation and amortization (D&A)	3,106,925	3,227,869	(120,944)	5
EBIT	1,311,662	6,182,078	(4,870,416)
Net Interest	477,806	453,651	24,155
Tax	-	-	-
Net Income	833,856	5,728,427	(4,894,571)
Less:Net( income) loss attributable to Non - controlling interest	(221,182)	(655,708)	434,526	7
Net income attributable to SIAF Inc. and subsidiaries	612,674	5,072,719	(4,460,045)
Weighted average number of shares outstanding
- Basic	49,873,502	30,653,770	19,219,732
- Diluted	49,873,502	30,653,770	19,219,732
Earnings per share attributable to Sino Agro Food, Inc. and subsidiaries common stockholders:				8
Basic	0.01	0.17	(0.16)
Diluted	0.01	0.17	(0.16)

Note (1, 2 & 3) Sales, cost of sales and gross profit information and analysis:

•	The Company’s revenues were generated from (1) Sale of Goods and (2) Consulting and Services provided in project and business developments covering engineering, construction, supervision, training, managements and technology etc.

The table below shows the segmental sales, gross profit and corresponding cost of sales for the three months ended March 31, 2018 (Q1 2018) compared to the three months ended March 31, 2019 (Q1 2019).

		Sales of goods		Cost of Goods sold		Sales of Goods’ Gross profit
	In US$	2019Q1	2018Q1	2019Q1	2018Q1	2019Q1	2018Q1

SJAP	Sales of live cattle	1,776,009	2,064,737	1,569,934	1,705,466	206,075	359,271
	Sales of feedstock	-	-	-	-	-	-
	Bulk Livestock feed	202,490	686,912	90,379	317,127	112,111	369,785
	Concentrate livestock feed	1,407,989	3,006,939	790,734	1,688,390	617,255	1,318,549
	Sales of fertilizer	489,323	646,437	321,307	425,341	168,015	221,096
	SJAP Total	3,875,811	6,405,025	2,772,354	4,136,324	1,103,457	2,268,701
HSA	Sales of Organic fertilizer	879,805	1,016,046	687,804	844,159	192,001	171,887
	Sales of Organic Mixed Fertilizer	1,647,468	1,349,521	941,412	769,526	706,056	579,994
	HSA Total	2,527,273	2,365,567	1,629,216	1,613,686	898,057	751,881
	SJAP’s & HS.A./Organic fertilizer total	6,403,084	8,770,592	4,401,570	5,750,009	2,001,514	3,020,582
JHST	Sales of Fresh HU Flowers	-	-	-	-	-	-
	Sales of Dried HU Flowers	-	-	-	-	-	-
	Sales of Dried Immortal vegetables	-	-	-	-	-	-
	Sales of Vegetable products	906,803	1,050,229	712,968	894,722	193,835	155,507
	JHST/Plantation Total	906,803	1,050,229	712,968	894,722	193,835	155,507
MEIJI		-	-	-	-	-	-
	Sale of Live cattle (Aromatic)	8,160,703	4,998,083	6,820,510	4,528,498	1,340,193	469,584
	MEIJI / Cattle farm Total	8,160,703	4,998,083	6,820,510	4,528,498	1,340,193	469,584
SIAF
	Sales of goods through trading/import/export activities
	on seafood	3,787,038	8,818,702	3,366,257	7,915,342	420,781	903,360
	on imported beef and mutton	9,010,021	7,621,255	8,008,907	6,774,449	1,001,114	846,806
	SIAF/ Others & Corporate total	12,797,059	16,439,957	11,375,164	14,689,791	1,421,895	1,750,166

	Group Total	28,267,649	31,258,860	23,310,212	25,863,020	4,957,437	5,395,839
	Increases of Q1 2019 to Q1 2018 in $	-2,991,211				-438,402
	Increases of Q1 2019 to Q1 2018 in %	-10%				-8%

Overall comparison of the Income Statement of Q1 2018 to Q1 2019

The decrease of net income before income tax of $4.89 million (or -85.5%) from Q1 2018’s $5.72 million to Q1 2019’s $0.833 million was primarily due to following reasons:

The Company’s revenues from the sale of goods decreased by $2,991,211 or -10%, from $31,258,860 for the quarterly period ended March 31, 2018 compared to $28,267,649 for the same period ended March 31, 2019. The decrease was primarily due to decrease in revenue from the following sectors:

(i)	SJAP’s combined sales in live cattle, feed stocks and fertilizer dropped $2.52 million (or -27%) from Q1 20186’s $6.4m to Q1 2018’s $3.88m.

(ii)	The Corporate (SIAF trading) sector fell by $3.6m (-22%) from $16.4 million in Q1 2018 to $12.80 million in 2019 Q1.

The decrease was also caused by the Lunar Chinese New Year starting later than usual in 2018, disrupting logistics and transportation services, causing slowdowns in our seafood sales.

Revenues of the consulting and services (C&S) decreased by $1.48 million from Q1 2018’s $2.47 million to Q1 2019’s $0.99 million primarily due to Tri-way’s further tightening of its capital expenditure reducing the C&S work of CA.

The overall operating gross profit decreased by $2.87 million compared to Q1 2018’s $6.08 million to Q1 2019’s $0.94 million due primarily to the decrease in sales revenue leading to lower sales prices that in turn increased the margins for cost of goods sold reflecting cost of goods sold at 76.66% and 82.45% in Q1 2018 and Q1 2019 respectively.

Other income decreased by $3.72 million (or  -112%) from Q1 2018’s $3.31 million to Q1 2019’s -$0.42 million) primarily due to two factors:

(i)	The restructure of a loan debt incurred in October 12th 2017 of $6 million to include an additional loan debt of $0.30 million and accrued interests to be repaid from August 31st 2019 for total amount of $7.35 million that was detailed under other payable of the MD&A section in our 10K 2018 report and is recapped in the MD&A section of this Q1 2019 report.

(ii)	Tri-way’s sales were also affected as described elsewhere in this prospectus.

The Company’s cost of goods sold decreased by $2.55m (-10%), from $25.86m for the quarterly period ended March 31, 2018 compared to $23.31m for the same period ended March 31, 2019. The decrease was primarily due to the decrease in goods sold from divisions mentioned above, collectively.

Gross profits of the Company generated from goods sold decreased by $0.44m (-8%), from $5.4m for the quarterly period ended March 31, 2018 compared to $4.96m for the same period ended March 31, 2019. The decrease was primarily due to a drop in sales of goods in the above-mentioned divisions.

The Company’s cost of goods sold decreased by $2.55m (-10%), from $25.86m for the quarterly period ended March 31, 2018 compared to $23.31m for the same period ended March 31, 2019. The decrease was primarily due to the decrease in goods sold from divisions mentioned above, collectively.

Gross profits of the Company generated from goods sold decreased by $0.44m (-8%), from $5.4m for the quarterly period ended March 31, 2018 compared to $4.96m for the same period ended March 31, 2019. The decrease was primarily due to a drop in sales of goods in the above-mentioned divisions.

1. (i) Primary Producing and Processing Sectors refer to SJAP and HSA operations

In US$
		Sales of goods		Cost of Goods sold		Gross profit
		2019Q1	2018Q1	2019Q1	2018Q1	2019Q1	2018Q1
SJAP	Sales of live cattle	1,776,009	2,064,737	1,569,934	1,705,466	206,075	359,271
	Sales of feedstock					-
	Bulk Livestock feed	202,490	686,912	90,379	317,127	112,111	369,785
	Concentrate livestock feed	1,407,989	3,006,939	790,734	1,688,390	617,255	1,318,549
	Sales of fertilizer	489,323	646,437	321,307	425,341	168,015	221,096
	SJAP Total	3,875,811	6,405,025	2,772,354	4,136,324	1,103,457	2,268,701
	% of increase (+) or decrease (-)	-39%		-33%		-51%
HSA	Sales of Organic fertilizer	879,805	1,016,046	687,804	844,159	192,001	171,887
	Sales of Organic Mixed Fertilizer	1,647,468	1,349,521	941,412	769,526	706,056	579,994
	HSA Total	2,527,273	2,365,567	1,629,216	1,613,686	898,057	751,881
	SJAP's & HS.A./Organic fertilizer total	6,403,084	8,770,592	4,401,570	5,750,009	2,001,514	3,020,582
	% of increase (+) or decrease (-)	-27%		-23%		-34%

The table below shows the itemized sale of goods and related cost of sales in quantity and unit price for the quarterly period ended March 31, 2018 compared to the same period ended March 31, 2019 for the beef and organic fertilizer divisions.

			2019Q1	2018Q1	Difference
SJAP	Production and Sales of live cattle	Heads	1,092	829	263
	Average Unit sales price	US$/head	1,626	2,491	(864)
	Unit cost prices	US$/head	1,438	2,057	(620)
	Production and sales of feedstock
	Bulk Livestock feed	MT	1,150	3,775	(2,625)
	Average Unit sales price	US$/MT	176	182	(6)
	Unit cost prices	US$/MT	79	84	(5)
	Concentrated livestock feed	MT	3,155	6,594	(3,439)
	Average Unit sales price	US$/MT	446	456	(10)
	Unit cost prices	US$/MT	251	256	(5)
	Production and sales of fertilizer	MT	2,571	3,300	(729)
	Average Unit sales price	US$/MT	190	196	(6)
	Unit cost prices	US$/MT	125	129	(4)

Combined revenue performance of SJAP & HSA was $6,403,084 and $8,770,592 for the quarterly periods ended March 31, 2018 and 2019 respectively, representing a decrease of 27% (or $2,367,508). The decrease is primarily due to:

A.1. All sectional activities of SJAP decreased in sales revenues and gross profits, which was primarily to the discontinuing operation of QZH and its cattle fattening activities leading to the reduced sales in bulk and concentrated livestock feed.

* Concentrated live-stock feed decreased by 1.6million, or -53%, from Q1 2018’s $3.01 million to Q1 2019’s $1.41 million, whereas the bulk stock feed decreased by $0.48 million (or -70%) from Q1 2018’s $0.68 million to Q1 2019’s $0.20 million.

Although the fertilizer also decreased by $0.16 million from Q1 2018’s $0.65 million to Q2 2019’s $0.49 million, it was mainly due to heavy sales during Q4 2018 and the prolonged period of the Lunar Chinese New Year which slowed down sales during the period.

The primary reason for the decreases of unit sales and cost price in the livestock feed and fertilizer segments is mainly due to depreciation of RMB during the quarter that translated into higher equivalent of US$.

 1. (ii). The operations of HSA in manufacturing and sales of organic fertilizer itemizing unit sales, costs and quantity of sales:

	In US$
		Sales of goods		Cost of Goods sold		Gross profit
		2019Q1	2018Q1	2019Q1	2018Q1	2019Q1	2018Q1
HSA	Sales of Organic fertilizer	879,805	1,016,046	687,804	844,159	192,001	171,887
	Sales of Organic Mixed Fertilizer	1,647,468	1,349,521	941,412	769,526	706,056	579,994
	HSA Total	2,527,273	2,365,567	1,629,216	1,613,686	898,057	751,881
	% of increase (+) or decrease (-)	7%		1%		19%

			2019Q1	2018Q1	Difference
HSA	Fertilizer operation
	Organic Fertilizer	MT	3,518	4,162	(644)
	Average Unit sales price	$/MT	250	244	6
	Unit cost price	$/MT	196	203	(7)
	Organic Mixed Fertilizer	MT	4,056	3,100	956
	Average Unit sales price	$/MT	406	435	(29)
	Unit cost price	$/MT	232	248	(16)

Overall sales volume of Organic mixed fertilizer (OMF) has increased by 956 MT (30.8%) from 3100 MT in Q1 2018 to 4056 MT in Q1 2019 with revenue and gross profit having increased to 22% and 22%, respectively for the same period; whereas sales of organic fertilizer (OF) decreased both in revenues and gross profit primarily due to that although OMF is a dearer product compares to OF yet OMF has the property to help to grow plants faster and stronger enhancing stronger demands this season.

During the first quarter, HSA reached an agreement to establish a joint venture (“JV”) with an organic chicken and egg farmer. HSA will provide its acreage and production facilities while the partner will provide capital funding and manage its chicken and egg operations. HSA will receive 40% of net profits. The JV partners are currently preparing relevant paperwork, including environmental reports, to obtain necessary permits. The Company cannot guarantee that the relevant permits will be issued in a timely manner or at all.

Plantation Division refers to the operations of JHST. JHST is engaged in the HU Plantation business where dragon fruit flowers (dried and fresh), cash vegetable crops and immortal vegetables are sold to wholesale and retail markets. No harvest or sales of HU flowers occurred during Q1 2019, which is a normal situation as harvest of HU flowers begins in late June each year, thus revenue in Q1 2019 derived from the sales of cash crops.

	In US$
		Sales of goods		Cost of Goods sold		Gross profit
		2019Q1	2018Q1	2019Q1	2018Q1	2019Q1	2018Q1
JHST	Sales of Fresh HU Flowers
	Sales of Dried HU Flowers
	% of increases (+) or decreases (-)
	Sales of Dried Immortal vegetables	-	-
	% of increases (+) or decreases (-)
	Sales of Vegetable products	906,803	1,050,229	712,968	894,722	193,835	155,507
	% of increases (+) or decreases (-)	-14%		-20%		25%
	JHST/Plantation Total	906,803	1,050,229	712,968	894,722	193,835	155,507
	% of increases (+) or decreases (-)	-14%		-20%		25%

			2019Q1	2018Q1	Difference
JHST
	Vegetable products	MT	880	998	(118)
	Average Unit sales price	US$/MT	1,030	1,052	(22)
	Unit cost prices	US$/MT	810	896	(86)

The plantation is slowly recovering from the damages caused by the typhoon during the third quarter of 2018. During the quarterly period ended March 31, 2019, JHST started to replant the herbal plants, namely Pogestemon Patchouli” (“PP”) and the passion fruit plants, and sell primarily cash crop vegetables. JHST has also been evaluating and considering potential next best steps to be taken with respect to the plantation.

•	3. Cattle Farm Division refers to the operations of Cattle Farm 1 under JHMC where cattle are sold live to third party livestock wholesalers who resell them mainly in Guangzhou and Beijing livestock wholesale markets. The financial statements of JHMC are consolidated into MEIJI as one entity along with MEIJI’s operation in the consulting and service for development of other cattle farms, such as Cattle Farm 2, or related projects.

In US$		Sale of Goods		Cost of Goods sold		Gross Profit (Sales)
		2019Q1	2018Q1	2019Q1	2018Q1	2019Q1	2018Q1

MEIJI
	Sale of Live cattle (Aromatic)	8,160,703	4,998,083	6,820,510	4,528,498	1,340,193	469,584
	MEIJI / Cattle farm Total	8,160,703	4,998,083	6,820,510	4,528,498	1,340,193	469,584
	% of increase or decrease (-)	63%		51%		185%

	Description of items	2019Q1	2018Q1	Difference
MEIJI	Production and sale of Live cattle (Aromatic)	2,235	1,587	648
	Average Unit sale price	3,651	3,149	502
	Unit cost price	3,052	2,853	198

Revenue from the cattle farm sales increased by $3,162,6204 (63%) from $4,998,083 for the quarterly period ended March 31, 2018 compared to $8,160,703 for the same period ended March 31, 2019.

Cost of goods sold from cattle farm increased by $2,292,012 (51%) from $4,528,498 for the quarterly period ending March 31, 2018 compared to $6,820,510 for the same period ended March 31, 2019. The increase was primarily due to the corresponding decrease of sales.

Gross profit from cattle increased by $870,609 from $469,585 for the quarterly period ended March 31, 2018 to $1,340,193 for the same period ended March 31, 2019. The increase was primarily due to the corresponding decrease in revenue.

The reason for the increase in revenues and gross profits is primarily due to the increase of herbs grown on the farm and the steady increase in the unit sale price of the locally bred Asian Yellow Cattle.

•	4 Corporate & Others Division refers to the business operations of Sino Agro Food, Inc., including import/export business and consulting and service operations provided to projects not included in the above categories, and not limited to corporate affairs.

	In US$	Sales of goods		Cost of Goods sold		Gross profit
		2019Q1	2018Q1	2019Q1	2018Q1	2019Q1	2018Q1
SIAF	Sales of goods through trading/import/export activities
	on seafood (via imports)	3,787,038	8,818,702	3,366,257	7,915,342	420,781	903,360
	% of increases (+) and decreases (-)	-57%		-57%		-53%
	on imported beef mainly	9,010,021	7,621,255	8,008,907	6,774,449	1,001,114	846,806
	% of increases (+) and decreases (-)	18%		18%		18%
	SIAF/ Others & Corporate total	12,797,059	16,439,957	11,375,164	14,689,791	1,421,895	1,750,166
	% of increases (+) and decreases (-)	-22%		-23%		-19%

Description of items			2019Q1	2018Q1	Difference
SIAF	Seafood trading from imports
	Mixed seafood	MT	131	503	(372)
	Average of sales price	$/MT	28,909	17,532	11,376
	Average of cost prices	$/MT	25,697	15,736	9,960
	Beef & Lamb trading from imports	MT	489	313	176
	Average of sales price	$/MT	18,425	24,349	(5,924)
	Average of cost price	$/MT	16,378	21,644	(5,265)

Revenues from the corporate division decreased by $3,642,898 ( or -22%) from $16,439,957 for Q1 2018 to $12,797,059 for Q1 2019. The decrease was caused primarily by the Lunar Chinese New Year starting later than usual in 2018, disrupting logistics and transportation services, causing slowdowns in our seafood sales. . However, our sales of our frozen beef were unaffected, with sales increasing by $1.39 million (or 18.24%) from Q1 2018’s $7.62 million to Q1 2019’s $9 million at lower unit sale price. This increase was primarily due to abundance of regional cold storages to store the frozen beef and the increase of frozen beef sold from Q1 2018’s 313 MT to Q1 2019’s 489 MT, representing an increase of 176 MT (or 56.2%).

Correspondingly, the cost of goods sold from corporate decreased by $3.314627 (-23%) from $20,542,738 for Q1 2018 to $11,375,164 for Q1 2019, and gross profit from the corporate division decreased by $328,271 (-19%) from $1,750,166 for the three months ended March 31, 2018 to $1,421,895 for the three months ended March 31, 2019.

•	5.A. Engineering technology consulting and services: (The Continuing Operation of CA)

Notes to Table A (1) Note (1.1, 2.1 and 3.1)

Table (A.5) below shows the revenue, cost of services and gross profit generated from Consulting, services, commission and management fees for the same period ended March 31, 2019 and 2018.

	2019Q1	2019Q1	Difference	Description of work
Service revenues (Consulting and Services)
CA	991,002	2,472,404	(1,481,402)
Group Total Revenues	991,002	2,472,404	(1,481,402)
Cost of service
CA	939,684	1,784,322	(844,638)
Group Total Cost of Consulting and Services	939,684	1,784,322	(844,638)
Gross Profit
CA	51,318	688,082	(636,764)
Group Total Gross Profit	51,318	688,082	(636,764)

Revenue (consulting, service, commission and management fee):

Revenue decreased by $1,481,402 (-60%) from $2,472,404 for the quarterly period ended March 31, 2018 to $991,002 for the same period ended March 31, 2019. Since Tri-way is CA’s main client, currently, CA’s income is heavily dependent on Tri-way having sufficient cash-flow, which had not been available during Q1 to spend on farm development, thus reducing CA’s C&S income during the quarter.

Correspondingly, the cost of services for consulting, service, commission and management fees decreased by $844,638 (-47%) from $1,784,322 for the quarterly period ended March 31, 2018 to $939,684 for the same period ended March 31, 2019. The decrease was primarily due to lower revenues of the quarter.

Gross profit from consulting, service, commission and management fees decreased by $636,764 (-93%), from $688,082 for the quarter period ended March 31, 2018 to $51,318 for the same period ended March 31, 2019.

Note (4) Other Income

Other income for the three months ended March 31, 2019 amounted to $(417,611) and was derived from the combination of the following:

(i). The share of income from unconsolidated equity investee (Tri-way) of $2,390,454 that decreased by $0.67 million (or -22%) from Q1 2018’s $3.06 million) due to primarily the reason mentioned earlier that the Lunar Chinese New Year came later than usual (started from February 5th 2019 instead of January 19th 2018) creating interruptions to the logistics and transportation services affecting the deliveries and supplies of goods in turn the market that lasted over 6 weeks instead of 4 weeks that slowed down Tri-way’s live-seafood sales.

(ii). Loss on restructuring of $(2,404,402) that was reported in our 2018 10-K report referring to a loan that was granted by a friendly third party on October 12, 2017 for $6 million (based on principal sum of $4.2 million and accrued interest of $1.8 million calculated to February 12th 2019) that was recorded at later date by a loan agreement executed on February 18, 2019 for $6,301,480 (inclusive of an additional loan of $301,480 granted by the same third party on February 2, 2019). This loan is to be re-paid in 3 tranches inclusive of accrued interest calculated to time of repayments comprising Tranche (1) for $2,300,000, Tranche (2) for $2,350,000 and Tranche (3) for $2,746,702 on August 31, 2019, October 30, 2019 and December 31, 2019, respectively, for total repayment amount of $7,346,702.

(iii). Non-operating expenses of $(219,727), a government grant of $293,870, less interest expense of $477,806.

The other income for the three months ended March 31, 2018 amounted to $3,307,234 and derived from the combination of share of income from unconsolidated equity investee of $3,782,011, other income of $878, non-operating expenses of $22,004, less interest expense of $453,651.

Note (5) General and Administrative Expenses and Interest Expenses)

General and administrative and interest expenses (including depreciation and amortization) increased by $118,714 (3%), from $4,116,380 for Q1 2018 to $4,235,094 for Q1 2019. The change was primarily due to increase in depreciation and amortization by $401,164 from $1,182,055 in Q1 2018 to $1,583,219 in Q1 2019 and increase in interest expense by $24,155 from $453,651 in Q1 2018 to $477,806 in Q1 2019.

The Company is taking extra steps to ensure that these expenses are reduced in conformity with cash flow allowance

Category	2019Q1	2018Q1	$ Difference

Office and corporate expenses	$1,045,746	$1,304,145	$(258,399)

Wages and Salaries	$430,623	$546,642	$(116,019)

Traveling and related lodging	$7,789	$3,542	$4,247

Motor vehicles expenses and local transportation	$12,364	$9,906	$2,458

Entertainment and meals	$25,713	$17,576	$8,137

Others and miscellaneous	$651,834	$598,863	$52,971

Depreciation and amortization	$1,583,219	$1,182,055	$401,164

Sub-total	$3,757,288	$3,662,729	$94,559

Interest expense	$477,806	$453,651	$24,155

Total	$4,235,094	$4,116,380	$118,714
% of increase or decrease (-)	3%

Note (6) Depreciation and Amortization

Depreciation and amortization decreased by $120,994 (-4%), to $3,106,925 for Q1 2019 from $3,227,869 for Q1 2018. The decrease was due to the decrease of depreciation by $514,698 to $2,542,874 for Q1 2019 from depreciation of $2,658,508 for Q1 2018 and the decrease of amortization by $50,918 to $564,051 for Q1 2019 from amortization of $569,361 for Q1 2018.

In this respect, total depreciation and amortization amounted to $3,106,925 for Q1 2019, of which amount $1,583,219 was reported under general and administration expenses and $1,523,706 was reported under cost of goods sold compared to total depreciation and amortization of $3,227,869 for Q1 2019, of which amount $1,182,055 was reported under general and administration expenses and $2,045,814 was reported under cost of goods sold.

Note (7). Non-controlling interests

Table (F) below shows the derivation of non-controlling interest:

		Jiangmen City
	Jiangmen City Heng	Hang Mei Cattle	Hunan Shenghua	Qinghai Sanjiang
	Sheng Tai Agriculture	Farm	A Power	A Power
	Development Co.	Development Co.	Agriculture Co.,	Agriculture Co
Name of China subsidiaries	Ltd.(China)	Ltd.(China)	Limited (China)	Ltd (China)	Total
Effective shareholding	75%	75%	76%	41.25%
Abbreviated names	(JHST)	(JHMC)	(HSA)	(SJAP)

Net income (loss) of the P.R.C. subsidiaries for the year in $	(1,094,939)	982,845	499,365	220,183

% of profit sharing of non-controlling interest	25%	25%	24%	58.75%

Non-controlling interest's shares of Net incomes in $	(273,735)	245,711	119,848	129,358	221,182

The net income attributed to non-controlling interest is $221,182 shared by (JHST, JHMC, HAS and SJAP, collectively) for Q1 2019 as shown in Table (F), above.

Note (8) Earnings per share (EPS)

Earnings per share from continuing operations decreased by $0.16 (basic) and $0.16 (diluted) per share from EPS of $0.17 (basic) and $0.17 (diluted) Q1 2018 to EPS of $0.01 (basic) and $0.01 (diluted) for Q1 2019.

Part B. MD &A on Audited Consolidated Balance Sheet as of the year 2018 compared to year 2017 (fiscal year)

Consolidated Balance sheets	2018	2017	Changes	Note

ASSETS
Current assets
Cash and cash equivalents	4,950,799	560,043	4,390,756	8
Inventories	54,582,241	52,628,947	1,953,294	9
Costs and estimated earnings in excess of billings on uncompleted contracts	250,828	1,249,187	(998,359)
Deposits and prepaid expenses	52,241,190	70,459,650	(18,218,460)	10.1
Accounts receivable	101,652,131	82,971,418	18,680,713	11
Other receivables	28,307,526	20,680,478	7,627,048	15
Total current assets	241,984,715	228,549,723	13,434,992
Property and equipment
Property and equipment, net of accumulated depreciation	230,645,659	246,857,797	(16,212,138)	12
Construction in progress	12,515,527	6,178,308	6,337,219	13
Land use rights, net of accumulated amortization	53,814,281	54,838,031	(1,023,750)	14
Total property and equipment	296,975,467	307,874,136	(10,898,669)
Other assets
Goodwill	724,940	724,940	-
Proprietary technologies, net of accumulated amortization	8,937,071	9,588,605	(651,534)
Investment in unconsolidated equity investee	207,074,626	192,290,541	14,784,085
Long term investment
Temporary deposit paid to entities for investments in future Sino Joint Venture companies	34,905,960	34,917,222	(11,262)	10.2
Total other assets	251,642,597	237,521,308	14,121,289
Total assets	790,602,779	773,945,167	16,657,612
Current liabilities
Accounts payable and accrued expenses	8,280,358	4,243,496	4,036,862
Billings in excess of costs and estimated earnings on uncompleted contracts	5,348,293	5,740,065	(391,772)
Due to a director	2,046,499	107,074	1,939,425
Other payables	42,523,811	40,593,482	1,930,329	16A
Borrowings-Short term bank loan	4,589,828	4,667,890	(78,062)
Derivative liability	2,100	2,100	-
Convertible note payable	3,894,978	3,894,978	-
Income tax payable	-	377	(377)
Total current liabilities	66,685,867	59,249,462	7,436,405	16
Non-current liabilities
Other payables	7,792,774	11,089,779	(3,297,005)
Borrowing-Long term debt	5,536,938	6,045,302	(508,364)
Convertible note payable
Total non-current liabilities	13,329,712	17,135,081	(3,805,369)
Stockholders’ equity
Preferred stock
Series A preferred stock
Series B convertible preferred stock
Common stock	49,866	29,363	20,503
Additional paid-in capital	181,501,056	169,743,640	11,757,416
Retained earnings	458,811,844	441,488,507	17,323,337
Accumulated other comprehensive income	(10,415,786)	2,346,174	(12,761,960)
Treasury stock	(1,250,000)	(1,250,000)	0
Total SIAF Inc. and subsidiaries' equity	628,696,980	612,357,684	16,339,296
Non-controlling interest	81,890,220	85,202,940	(3,312,720)
Total stockholders' equity	710,587,200	697,560,624	13,026,576
Total liabilities and stockholders' equity	790,602,779	773,945,167	16,657,612

Note (8) Cash and Cash Equivalents

Cash and cash equivalents increased by $4,390,756 from $560,043 to $4,950,799 between December 31, 2017 and 2018.

Note (9) Break down on Inventories:

	2018	2017	Difference
	$	$	$
Bread grass	744,378	976,514	(232,136)
Beef cattle	11,561,117	5,903,442	5,657,675
Organic fertilizer	14,266,923	16,832,390	(2,565,467)
Forage for cattle and consumables	7,252,280	7,397,910	(145,630)
Raw materials for bread grass and organic fertilizer	18,885,258	19,113,274	(228,016)
Immature seeds	1,872,285	2,405,417	(533,132)

	54,582,241	52,628,947	1,953,294

Inventories increased by $1,953,294, or 4%, from $52.6 million in 2017 to $54.6 million in 2018.

Note (10) Breakdown of Deposits and Prepaid Expenses:

	2018	2017	Difference	Note
	$	$	$
Deposits for
- purchases of equipment	2,158,867	2,815,774	(656,907)
- acquisition of land use rights	174,851	3,244,567	(3,069,716)	10.1
- inventories purchases	16,921,188	24,282,950	(7,361,762)
- construction in progress	4,789,035	11,365,748	(6,576,713)
- issue of shares as collateral	24,928,324	25,427,293	(498,969)
Shares issued for employee compensation and overseas professional and bond interest	643,457	702,625	(59,168)
Others	2,625,468	2,620,693	4,775
	52,241,190	70,459,650	(18,218,460)

Note (10.1) Breakdown of Deposit for acquisition of Land Use Rights:

As of December 31, 2018, $174,851 was on deposit paid for the acquisition of a Land Use Right (“LUR”) derived from the following transactions:

$174,851 (or RMB1,200,000) was paid by SJAP as deposit for the acquisition of an LUR on a block of land measuring 15 Mu (or 2.475 acres) located at Huangyuan district next to SJAP’s complex on October 15, 2012. The process of rezoning this piece of land to residential (at present, agriculture) continues, and once completed will be transferred from the Local Government (Huangyuan County) to SJAP to build staff quarters.

 Note (11): Breakdown of Accounts receivable:

	2018
	Accounts				over 120 days and
	receivable	0-30 days	31-90 days	91-120 days	less than 1 year	Over 1 year
	$
Engineering consulting service (CA)	60,799,365	1,088,759	-	6,249,857	10,171,204	43,289,545
Sales of imported seafood (SIAF)	23,208,595	4,343,175	12,185,444	6,679,976	-	-
Sales of Cattle and Beef Meats (MEIJI)	9,313,750	-	6,885,206	2,428,544	-	-
Sales of HU Flowers (Fresh & Dried) (JHST)	1,820,454	81,043	481,397	444,506	813,144	363
Sales Fertilizer, Bulk Stock feed and Cattle by (SJAP)	4,044,123	1,130,495	2,010,490	654,012	249,126	-
Sales Fertilizer from (HSA)	2,465,844	803,797	1,122,068	-	539,979	-
	-
Total	101,652,131	7,447,269	22,684,605	16,456,895	11,773,454	43,289,908
% of total receivables	100%	7%	22%	16%	12%	43%
% of total sales	72%	5%	16%	12%	8%	31%

●	In CA’s engineering consulting services, over 120-day accounts receivable of $53,460,749 (including over 1 year balance of $43,289,545) represents a balance due from an unconsolidated investee, TRW, with 5 on-going engineering consulting services during the year. The management takes into consideration the significant influence it holds in TRW (36.6% of equity interest as of October 5, 2017) and its healthy financial situation, that no impairment issue is noted to the over 1-year balance of $29.5 million.

●	The normal credit period granted to the customers is 90 to 120 days. The Company will quarterly evaluate the recoverability of the over 120-day balance.

Information on Concentration of credit risk of account receivables:

Major customer’s revenues/our total revenues:

We have 4 major long-term customers (referring to Customer A, B, C and D mentioned in the Financial Statements of this prospectus), who have accounted for 77.51% of our consolidated revenues for the year ended December 31, 2018 as shown in the table below:

	% of total revenue	Customer's Total Revenue
Customer A	31.65%	44,833,142
Customer B	21.33%	30,218,987
Customer C	16.68%	23,624,028
Customer D	7.85%	11,127,393
	77.51%	109,803,550

Customer A is Shanghai Hongchang Yili company (“Vigor”) that sells much of the imported beef and seafood as well as locally produced seafood. During 2018, the Company sold $44,833,142 of goods representing 31.65% of our total revenue of $141,670,563.

Customer B is Cattle Wholesale, represented by Mr. Zhen Runchi, who buys our fattened cattle to sell them in the Guangdong and Beijing cattle markets and at the same time supplies to us with young cattle. The fiscal year 2018, transactions through Mr. Zhen Runchi generated 21.33% of our total consolidated revenue (equivalent to $30,218,987 out of our total revenue of $141,670,563.

Customer C is GZ Nawei Trading Company who sells much of the imported beef and seafood as well as locally produced seafood. During 2018, the Company sold $23,624,028 of goods representing 16.68% of our total revenue of $141,670,563.

Customer D is Tri-way Industries through our divestment when Tri-way (or “TRW”) became our “Investment Associate.” During 2018, transactions through TRW generated 7.85% of our total consolidated revenue equivalent to $11,127,393 out of our total revenue of $141,670,563.

Major customer’s account receivables:

The three major long-term customers (referred to as Customer A, B, and C above & mentioned in the Financial Statements of this prospectus), constitute accounts receivable in the aggregate amount of $ 33,035,451, which is equivalent to 23.4% of our consolidated revenues of $141,670,563 for the year 2018. Customer D is Tri-way Industries through our divestment when Tri-way (or “TRW) became our “Investment Associate.”During 2018, TRW constituted accounts receivable in the aggregate amount of $60,799,365, which is equivalent to 43 % out of our total revenue of $141,670,563 as shown in the table below:

	December 31,2018
	% of total Accounts receivables	Total Accounts receivables
Customer A	12.79%	$12,996,579
Customer B	9.67%	9,826,856
Customer C	10.05%	10,212,016
Customer D	59.81%	60,799,365
	92.32%	$93,834,816

Note (12) Property and equipment, (P&E) net of accumulation depreciation:

2018

Plant and machinery	$5,299,631
Structure and leasehold improvements	200,734,812
Mature seeds and herbage cultivation	54,643,255
Furniture and equipment	695,461
Motor vehicles	590,416
261,963,575

Less: Accumulated depreciation	(31,917,916)
Net carrying amount	$230,645,659

●	Depreciation expenses were $13,080,991 and $8,350,811 for the years ended December 31, 2018, and 2017, respectively.

Note (13) Construction in progress (CIP):

2018

Construction in progress
- Office, warehouse and organic fertilizer plant in HSA	$7,285-
- Oven room, road for production of dried flowers	-
- Organic fertilizer and bread grass production plant and office building	-
- Rangeland for beef cattle and office building	12,508,242
- Fish pond and breeding factory	-
$12,515,527

Note (14): Land Use Rights, net of accumulated amortization:

Item	Owner	Location	Acres	Date Acquired	Tenure	Expiry dates	Cost $	Monthly amortization $	2018.12.31 Balance $	Nature of ownership	Nature of project
Hunan lot1	HSA	Ouchi Village, Fenghuo Town, Linli County	31.92	4/5/2011	43	4/4/2054	242,703	470	198,960	Lease	Fertilizer production
Hunan lot2	HSA	Ouchi Village, Fenghuo Town, Linli County	247.05	7/1/2011	60	6/30/2071	36,666,141	50,925	32,082,873	Management Right	Pasture growing
Hunan lot3	HSA	Ouchi Village, Fenghuo Town, Linli County	8.24	5/24/2011	40	5/23/2051	378,489	789	305,945	Land Use Rights	Fertilizer production
Hunan lot4	HS.A	Ouchi Village, Fenghuo Town, Linli County	24.71	6/1/2018	50	5/31/2068	3,021,148	5,035	2,985,901	Lease	Cattle fattening
Guangdong lot 1	JHST	Yane Village, Liangxi Town, Enping City	8.23	8/10/2007	60	8/9/2067	1,064,501	1,478	861,950	Management Right	HU Plantation
Guangdong lot 2	JHST	Nandu Village of Yane Village, Liangxi Town, Enping City	27.78	3/14/2007	60	3/13/2067	1,037,273	1,441	832,700	Management Right	HU Plantation
Guangdong lot 3	JHST	Nandu Village of Yane Village, Liangxi Town, Enping City	60.72	3/14/2007	60	3/13/2067	2,267,363	3,149	1,820,189	Management Right	HU Plantation
Guangdong lot 4	JHST	Nandu Village of Yane Village, Liangxi Town, Enping City	54.68	9/12/2007	60	9/11/2067	2,041,949	2,836	1,656,248	Management Right	HU Plantation
Guangdong lot 5	JHST	Jishilu Village of Dawan Village,Juntang Town, Enping City	28.82	9/12/2007	60	9/11/2067	960,416	1,334	779,004	Management Right	HU Plantation
Guangdong lot 6	JHST	Liankai Village of Niujiang Town, Enping City	31.84	1/1/2008	60	12/31/2068	821,445	1,141	670,846	Management Right	Fish Farm
Guangdong lot 7	JHST	Nandu Village of Yane Village, Liangxi Town, Enping City	41.18	1/1/2011	26	12/31/2037	5,716,764	18,323	3,957,760	Management Right	HU Plantation
Guangdong lot 8	JHST	Shangchong Village of Yane Village, Liangxi Town, Enping City	11.28	1/1/2011	26	12/31/2037	1,566,393	5,020	1,084,426	Management Right	HU Plantation
Guangdong lot 9	MEIJI	Xiaoban Village of Yane Village, Liangxi Town, Enping City	41.18	4/1/2011	20	3/31/2031	5,082,136	21,176	3,112,808	Management Right	Cattle Farm
Qinghai lot 1	SJAP	No. 498, Bei Da Road, Chengguan Town of Huangyuan County,Xining City, Qinghai Province	21.09	11/1/2011	40	10/30/2051	527,234	1,098	397,269	Land Use Right & Building ownership	Cattle farm, fertilizer and livestock feed production
Guangdong lot 10	JHST	Niu Jiang Town, Liangxi Town, Enping City	6.27	3/4/2013	10	3/3/2023	489,904	4,083	204,127	Management Right	Processing factory
Guangdong lot 11	CA	Da San Dui Wei ,You Nan Village, Conghua District of Guangzhou City	33.28	10/28/2014	30	10/27/2044	4,453,665	12,371	3,822,729	Management Right	Agriculture
	JHST	Land improvement cost incurred		12/1/2013			3,914,275	6,155	3,538,849	Management Right	HU Plantation
Exchange difference							(4,472,623)		(4,498,303)
			654				65,779,178	136,824	53,814,281

Note (15) Other Receivables

	2018	Note

Advanced to employees	$561,330
Advanced to suppliers	3,831,926	15A
Advanced to customers	14,114,249	15B
Advanced to developers	453,155	15C
Others	9,346,866	15D
	$28,307,526

15A. A portion of this consists of molds, parts and components necessary to manufacture and fit-out various types of filters in the APM systems requiring suppliers (manufacturers) to carry additional inventory. This inventory is billed to the Company at such times when the components are called to manufacture the APM filtration systems. Until then, the Company provides advances to the supplier to manufacture the components and hold in inventory on the Company’s behalf until the components are called and billed to the Company, i.e., offsetting the amount invoiced with the proceeds received in advance.

15B. Advanced to customers refers to our distribution agents (i.e., the Shanghai distribution center, the Guangzhou distribution centers, etc.) that CA was their turnkey contractor built and developed said centers for and on behalf of their respective owners with part of their respective capital expenditure in development costs are still outstanding as of December 31, 2018. These are similar arrangement as in the Fishery Farms developments that CA has the option to acquire up to 75% of stakes on the assets and operation of said distribution agents: however as of December 31, 2018 CA has yet to exercise any of said options as such these sum are recorded as other receivables.

15C. The Developers, referring to ‘Advance to developers” in the table, above are mostly owners and investors of other development projects (i.e. Cattle farms, restaurants and trade centers etc.) that were developed by SIAF and MEIJI as their respective “turkey contractor” during the past several years. The Company has the option to convert/effectuate these advances in these Project companies as an SFJVC investee, similar to CA’s fishery development project.

15D. Others is referring to mainly other receivables under SJAP’s account comprising various debts due from 56 third parties (that are clients and associates of SJAP) over the years with QZH (the variable interest of SJAP) owing the majority portion amounting $5.63 million as at date of this report. Whereas under the disposal sales agreement of QZH dated December 30, 2017, QZH is to repay said $5.63 million gradually from sale proceeds of its capital assets that QZH sells from time to time.

Note (16) Current Liabilities:

	2018	Note
Current liabilities
Accounts payable and accrued expenses	8,280,358
Billings in excess of costs and estimated earnings on uncompleted contracts	5,348,293
Due to a director	2,046,499
Other payables	42,523,811	16A
Borrowings - Short term bank loans	4,589,828

Derivative liability	2,100
Convertible note payable	3,894,978	16B
Income tax payable	-
	66,685,867

Note (16A): Analysis of other payables (current liabilities):

As of December 31, 2018, we have other payables totaling $42,523,811, comprised of the following:

(1). Straight note payable of $27,178,000 represents a 10.5% Convertible Note in the aggregate principal amount of up to $33,300,000 issued on August 29, 2014. On July 18, 2017, the Company and the note holder entered into a restructuring agreement regarding the settlement of the Note as follows:

(i)	50% in cash settlement of $15,589,000 to be paid in monthly installments.

(ii)	The other 50% balance of $15,589,000 to be settled by the issuance of 5,196,333 common shares of the Company and 400,000 shares of Tri-way Industries Limited.

As of the date of December 31, 2018, the Company has paid $4 million with $11,589,000 remaining owed on the $15,589,000 balance.

Subsequently on February 3, 2019 the said repayment of $4 million was readjusted to $3.69 million.

●             We filed an 8-K on December 12, 2018 that disclosed that we received a notice of default (the “Notice”) from Euro China Capital AB, or ECAB, on December 12, 2018, which contended that a new Note was in default because (i) SIAF had not made repayments on the new Note in the manner prescribed by its terms, and (ii) of certain other unspecified events of default. While ECAB stated in the Notice that it has not elected to accelerate the right to repayment of the entire principal amount, including accrued but unpaid interest on the ECAB Note, it reserves the right to do so.

Prior to receipt of the Notice from ECAB, the Company was attempting to reach a negotiated settlement with ECAB. Notwithstanding receipt of the Notice, the Company hopes to continue to work with ECAB to settle its obligations under the ECAB Note. The Company intends to vigorously defend its position should a mutually amicable resolution prove unattainable.

(2). As of the date of December 31, 2018 we have other payables due to various third parties totaling $15,345,811, comprising the following:

(i). A loan was granted by a friendly third party on October 12, 2017 for $6 million that was recorded at later date by a loan agreement executed on February 18, 2019 for $6,301,480 (inclusive of an additional loan of $301,480 granted by the same third party on February 2, 2019. This loan is to be re-paid in 3 tranches inclusive of accrued interest calculated to time of repayments comprising Tranche (1) for $2,300,000, Tranche (2) for $2,350,000 and Tranche (3) for $2,746,702 on August 31, 2019, October 30, 2019 and December 31, 2019, respectively, for total repayment amount of $7,346,702.

(ii). A number of friendly third parties granted various advances and extended debts to the Company during the past years, and as at the date of December 31, 2018 the total loan and debts recorded under other payables of the Company’s account amounting to $9,345,811 collectively that in general do not have fixed terms of repayments and interest.

Note (16B): Analysis of Convertible Note (“CB Notes”) Payable) in Other payables (current liabilities):

As of the date of this prospectus there are various CB Notes amounting to $3,894,978 collectively.

Subsequently as of March 31, 2019 there is $3,303,000 in CB Notes remaining outstanding collectively and out of which $2,130,000 is secured by 2,666,735 shares due for redemption and the return of collateralized shares on September 23, 2019; the balance of $1,173,000 are CB Notes due to 5 holders that will be settled either by cash or shares at prevailing market prices or a combination thereof during 2019.

Part B. MD & A on Unaudited Consolidated Balance Sheet of Continued Operations for the three months ended March 31, 2019 (Q1 2019) compared to the 12 months ended December 31, 2018.

Consolidated Balance sheets	March 31, 2019	December 31, 2018	Changes	Note

ASSETS
Current assets
Cash and cash equivalents	305,721	4,950,799	(4,645,078)	8
Inventories	56,402,108	54,582,241	1,819,867	9
Costs and estimated earnings in excess of billings on uncompleted contracts	250,828	250,828	-
Deposits and prepaid expenses	53,290,057	52,241,190	1,048,867	10.1
Accounts receivable	100,938,113	101,652,131	(714,018)	11
Other receivables	31,103,922	28,307,526	2,796,396	15
Total current assets	242,290,749	241,984,715	306,034
Property and equipment
Property and equipment, net of accumulated depreciation	235,473,231	230,645,659	4,827,572	12
Construction in progress	13,166,423	12,515,527	650,896	13
Land use rights, net of accumulated amortization	54,289,629	53,814,281	475,348	14
Total property and equipment	302,929,283	296,975,467	5,953,816
Other assets
Goodwill	724,940	724,940	-
Proprietary technologies, net of accumulated amortization	8,816,670	8,937,071	(120,401)
Investment in unconsolidated equity investee	209,435,455	207,074,626	2,360,829
Temporary deposit paid to entities for investments in future Sino Joint Venture companies	34,894,047	34,905,960	(11,913)	10.2
Total other assets	253,871,112	251,642,597	2,228,515
Total assets	799,091,144	790,602,779	8,488,365
Current liabilities
Accounts payable and accrued expenses	10,425,270	8,280,358	2,144,912	16	A
Billings in excess of costs and estimated earnings on uncompleted contracts	5,407,136	5,348,293	58,843
Due to a director	259,193	2,046,499	(1,787,306)
Other payables	47,016,748	42,523,811	4,492,937	16	B
Borrowings-Short term bank loan	4,677,755	4,589,828	87,927
Derivative liability	-	2,100	(2,100)
Convertible note payable	-	3,894,978	(3,894,978)
Income tax payable	-	-
Total current liabilities	67,786,102	66,685,867	1,100,235	16
Non-current liabilities				17
Other payables	7,759,801	7,792,774	(32,973)
Borrowing-Long term debt	5,643,006	5,536,938	106,068
Convertible note payable
Total non-current liabilities	13,402,807	13,329,712	73,095
Stockholders’ equity
Common stock	49,976	49,866	110
Additional paid-in capital	181,533,919	181,501,056	32,863
Retained earnings	459,424,518	458,811,844	612,674
Accumulated other comprehensive income	-5,316,005	-8,443,123	3,127,118
Treasury stock	-1,250,000	-1,250,000	-
Total SIAF Inc. and subsidiaries' equity	634,442,408	630,669,643	3,772,765
Non-controlling interest	83,459,827	81,890,220	1,569,607
Total stockholders' equity	717,902,235	712,559,863	5,342,372
Total liabilities and stockholders' equity	799,091,144	793,552,597	5,538,547

This Part B discusses and analyzes certain items that we believe would assist stakeholders in obtaining a better understanding of the Company’s results of operations and financial condition:

Note (B) Cash and Cash Equivalents

The change in cash and cash equivalents amounted to $(4,645,078) derived from cash and cash equivalents of $305,721 and $4,950,799 as of March 31, 2019 and December 31, 2018, respectively.

The difference in cash and cash equivalents between these two dates is primarily due to the decrease of sales revenues and profits while recovering from the impact caused by the heavy financial losses in 2017., however, the other corresponding factor is funding said losses that weakened the cash and cash equivalents.

Note (9) Break down of inventories

	March 31, 2019	December 31, 2018	Difference
	$	$	$
Bread grass	666,989	744,378	(77,389)
Beef cattle	14,186,719	11,561,117	2,625,602
Organic fertilizer	14,616,370	14,266,923	349,447
Forage for cattle and consumables	7,605,777	7,252,280	353,497
Raw materials for bread grass and organic fertilizer	17,951,320	18,885,258	(933,938)
Immature seeds	1,374,933	1,872,285	(497,352)

	56,402,108	54,582,241	1,819,867

The main increase in inventories came from changes in beef cattle (up $2.6m), which was primarily due to lower sales of cattle caused by low market prices in turn increased the inventory in cattle during the period.

Note (10) Breakdown of Deposits and Prepaid Expenses

The actual deposit and prepaid expenses increased by $1,048,867 from Q4 2018’s $752,241,190 to Q1 2019’s 53,290,057

	March 31, 2019	December 31, 2018	Difference	Note
	$	$	$
Deposits for
- purchases of equipment	2,196,214	2,158,867	37,347
- acquisition of land use rights	178,200	174,851	3,349
- inventories purchases	17,181,605	16,921,188	260,417
- construction in progress	5,354,959	4,789,035	565,924
- issue of shares as collateral	25,528,325	24,928,324	600,001
Shares issued for employee compensation and overseas professional and bond interest	231,574	643,457	(411,883)
Others	2,619,380	2,625,468	(6,088)
	53,290,257	52,241,190	1,049,067

Note (11) Breakdown of Accounts receivable:

	2019Q1
	Accounts				over 120 days and
	receivable	0-30 days	31-90 days	91-120 days	less than 1 year	Over 1 year
	$
Engineering consulting service (CA)	61,849,210	1,049,845	-	1,088,759	16,421,061	43,289,545
Sales of imported seafood (SIAF)	22,630,491	5,738,444	7,058,616	9,833,432	-	-
Sales of Cattle and Beef Meats (MEIJI)	8,478,466	-	8,171,443	307,023	-	-
Sales of HU Flowers (Fresh & Dried) (JHST)	852,098	330,383	517,751	-	3,964	-
Sales Fertilizer, Bulk Stock feed and Cattle by (SJAP)	4,107,635	795,851	2,169,408	664,614	477,763	-
Sales Fertilizer from (HSA)	3,020,213	834,675	1,637,249	-	548,289	-

Total	100,938,113	8,749,198	19,554,466	11,893,827	17,451,077	43,289,545

Information on trading terms and provision for diminution in value of accounts receivable:

The account receivable of CA’s C&S services totals US$61,849,210, wherein $1,049,845 lies within an aging period of 31 - 90 days, $1,088,759 within an aging period of 90-120 days, $16,421,061 within 120 days to one year, and $43,289,545 of over one year.

•	The $43,289,545 in outstanding receivables was settled by Tri-way through the issuance of shares to CA representing 12.71% of the issued and outstanding shares of Tri-way. Further information of this exchange can be found in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2018.

•	CA remains as the turnkey contractor appointed by Tri-way (that is the Master APM License Holder of China granted by CA for 50 years) to carryout development and construction work for APM and ODRAS fish farms (inclusive the Mega farm APM project and other ODRAS farm projects) being developed for Tri-way.

•	The other account receivables are spread among 5 main subsidiaries and their respective subsidiaries within their own organization (i.e. SJAP has 5 and JHST has 2 subsidiaries, for example), each of them carrying a receivable aging period less than 12 months and within normal trading terms. Thus, no diminution in value is required, as the credit quality of the receivables are not in doubt.

Information on concentration of credit risk of revenue:

We have 4 major long-term customers, referred to as referring to as Customer A, B, C and D in the financial statements who have accounted for 77.29% of our consolidated revenues for Q1 2019 as shown in the table below:

	Three months ended March 31, 2019
	% of total Revenue	$	Customer’s Total Revenue
Customer A	30.79%		9,010,021
Customer B	12.94%		3,787,039
Customer C	27.93%		8,171,443
Customer D	5.63%		1,647,468

	77.29%		22,615,971

Customer A is Shanghai Vigour Trading Co. Ltd., which is one of our main distributors selling most of our imported goods (inclusive of Beef and Seafood). During Q1 2019, we sold $9.0 million of goods to Shanghai Vigour representing 30.79% of our total revenue of $29.26 million derived mainly from Corporate and Others Division segment.

Customer B is APNW through our divestment when Tri-way became an Associate Investee. The amount of $3.79 million shown above will be fully paid when Tri-way issues shares to offset this amount.

Customer C is Mr. Zhen Runchi, who buys our fattened cattle to sell them in the Guangdong and Beijing cattle markets, and at the same time supplies us young cattle for rearing. During Q1 2019, we sold $5.0 million of goods to Mr. Zhen Runchi, representing 27.93% of the Company’s total revenue of $29.26 million

Customer D is Linyi County Xingnong Agricultural Resources Co., Ltd. Wangcheng Branch. During Q1 2019, we sold $1.65 million of goods representing 5.63% of our total sales of goods revenue of $29.26million.

 Information on concentration of credit risk of account receivable:

The Company had 4 major customers whose accounts receivable balance individually represented the following percentages of the Company’s total accounts receivable:

	March 31,2019	Total accounts receivables

Customer A	11.89%	11,997,693
Customer B	8.4%	8,478,466
Customer C	10.53%	10,632,798
Customer D	61.27%	61,849,210

	92.09%	92,958,167

The Company has not experienced any significant difficulty in collecting its accounts receivable in the past, and is not aware of any financial difficulties of its major customers.

Note (12) Property and equipment, net of accumulated depreciation

March 31,2019

Plant and machinery	$5,394,528
Structure and leasehold improvements	204,314,391
Mature seeds and herbage cultivation	58,898,928
Furniture and equipment	697,403
Motor vehicles	599,689
269,904,939

Less: Accumulated depreciation	(34,431,708)
Net carrying amount	$235,473,231

Note (13) Construction in progress

March 31,2019

Construction in progress
-Office, warehouse and organic fertilizer plant in HSA	7,425
- Organic fertilizer and bread grass production plant and office building	6,989,159
- Rangeland for beef cattle and office building	6,169,839

13,166,423

Note (14) Land Use Rights, net of accumulated amortization:

Item	Owner	Location	Acres	Date Acquired	Tenure	Expiry dates	Cost $	Monthly amortization $	2019.03.31 Balance $	Nature of ownership	Nature of project
Hunan lot1	HS.A	Ouchi Village, Fenghuo Town, Linli County	31.92	4/5/2011	43	4/4/2054	242,703	470	197,549	Lease	Fertilizer production
Hunan lot2	HS.A	Ouchi Village, Fenghuo Town, Linli County	247.05	7/1/2011	60	6/30/2071	36,666,141	50,925	31,930,098	Management Right	Pasture growing
Hunan lot3	HS.A	Ouchi Village, Fenghuo Town, Linli County	8.24	5/24/2011	40	5/23/2051	378,489	789	303,580	Land Use Rights	Fertilizer production
Hunan lot4	HS.A	Ouchi Village, Fenghuo Town, Linli County	24.71	6/1/2018	50	5/31/2068	3,021,148	5,035	2,970,796	Lease	Pasture growing
Guangdong lot 1	JHST	Yane Village, Liangxi Town, Enping City	8.23	8/10/2007	60	8/9/2067	1,064,501	1,478	857,515	Management Right	HU Plantation
Guangdong lot 2	JHST	Nandu Village of Yane Village, Liangxi Town, Enping City	27.78	3/14/2007	60	3/13/2067	1,037,273	1,441	828,378	Management Right	HU Plantation
Guangdong lot 3	JHST	Nandu Village of Yane Village, Liangxi Town, Enping City	60.72	3/14/2007	60	3/13/2067	2,267,363	3,149	1,810,741	Management Right	HU Plantation
Guangdong lot 4	JHST	Nandu Village of Yane Village, Liangxi Town, Enping City	54.68	9/12/2007	60	9/11/2067	2,041,949	2,836	1,647,740	Management Right	HU Plantation
Guangdong lot 5	JHST	Jishilu Village of Dawan Village,Juntang Town, Enping City	28.82	9/12/2007	60	9/11/2067	960,416	1,334	775,003	Management Right	HU Plantation
Guangdong lot 6	JHST	Liankai Village of Niujiang Town, Enping City	31.84	1/1/2008	60	12/31/2068	821,445	1,141	667,424	Management Right	Fish Farm
Guangdong lot 7	JHST	Nandu Village of Yane Village, Liangxi Town, Enping City	41.18	1/1/2011	26	12/31/2037	5,716,764	18,323	3,902,791	Management Right	HU Plantation
Guangdong lot 8	JHST	Shangchong Village of Yane Village, Liangxi Town, Enping City	11.28	1/1/2011	26	12/31/2037	1,566,393	5,020	1,069,365	Management Right	HU Plantation
Guangdong lot 9	MEIJI	Xiaoban Village of Yane Village, Liangxi Town, Enping City	41.18	4/1/2011	20	3/31/2031	5,082,136	21,176	3,049,282	Management Right	Cattle Farm
Qinghai lot 1	SJAP	No. 498, Bei Da Road, Chengguan Town of Huangyuan County,Xining City, Qinghai Province	21.09	11/1/2011	40	10/30/2051	527,234	1,098	429,476	Land Use Right & Building ownership	Cattle farm, fertilizer and livestock feed production
Guangdong lot 10	JHST	Niu Jiang Town, Liangxi Town, Enping City	6.27	3/4/2013	10	3/3/2023	489,904	4,083	191,879	Management Right	Processing factory
Guangdong lot 11	CA	Da San Dui Wei ,You Nan Village, Conghua District of Guangzhou City	33.28	10/28/2014	30	10/27/2044	4,453,665	12,371	3,785,615	Management Right	Agriculture
	JHST	Land improvement cost incurred		12/1/2013			3,914,275	6,155	3,520,386	Management Right	HU Plantation
Exchange difference							-3,400,645		-3,647,987
			678				66,851,156	136,824	54,289,629

Note (15) Other Receivables

	March 31,2019	Note

Advanced to employees	$567,653
Advanced to suppliers	3,905,832	15	A
Advanced to customers	14,114,204	15	B
Advanced to developers	461,835	15	C
Others	12,054,398	15	D
	$31,103,922

15A. A portion of this consists of molds, parts and components necessary to manufacture and fit-out various types of filters in the APM systems requiring suppliers (manufacturers) to carry additional inventory. This inventory is billed to the Company at such times when the components are called to manufacture the APM filtration systems. Until then, the Company provides advances to the supplier to manufacture the components and hold in inventory on the Company’s behalf until the components are called and billed to the Company, i.e., offsetting the amount invoiced with the proceeds received in advance.

15B. Advanced to customers refers to our distribution agents (i.e., the Shanghai distribution center, the Guangzhou distribution centers, etc.) that CA was their turnkey contractor built and developed said centers for and on behalf of their respective owners with part of their respective capital expenditure in development costs are still outstanding as of March 31, 2019. These are similar arrangement as in the Fishery Farms developments that CA has the option to acquire up to 75% of stakes on the assets and operation of said distribution agents: however as of date of March 31, 2019 CA has yet to exercise any of said options as such these sum are recorded as other receivables.

15C. The Developers, referring to ‘Advance to developers” in the table, above are mostly owners and investors of other development projects (i.e. Cattle farms, restaurants and trade centers etc.) that were developed by SIAF and MEIJI as their respective “turkey contractor” during the past several years. The Company has the option to convert/effectuate these advances in these Project companies as an SFJVC investee, similar to CA’s fishery development project.

15D. Others of $12,054,398 consist of the following:

(i)  56 third party clients and associates of SJAP collectively owe SJAP $6.42 million, and

(ii) QZH owes SJAP $5.63 million, whereas under the SJAP disposal (of QZH) agreement dated December 30, 2018 with the third party buyer, it stated that QZH is to repay SJAP said $5.63 million gradually from sale proceeds of its capital assets that QZH sells from time to time.

Note (16) Current Liabilities:

	As at March 31, 2019	Note
	$
Current liabilities
Accounts payable and accrued expenses	10,425,270	16.	A
Billings in excess of costs and estimated earnings on uncompleted contracts	5,407,136
Due to a director	259,193
Other payables	47,016,748	16	B
Borrowings - Short term bank loan	4,677,755
	67,786,102

Note 16A: Accounts payable and accrued expenses clarification:

Our current trading environment is limited to a number of suppliers who offer prolonged credit terms meaning that most purchases are paid for in cash or short-term credit (7 to 10 days), which in a way allows us bargaining capacity to obtain cash discounts resulting in the low trade account payables and accruals balance of $10.43 million, about 36% of total sales of $29.26 million for the reasons stated below:

Our main Account Payables during Q1 2019 were generated from the following activities:

1.	We supply the following cost elements: our own staff, engineering and technology that enhanced our profit margins and reduced the overall cost of sales. Consulting and services (“C&S”) since inception is the major contributor of income to date and cost of revenue averaging 95% for CA.

2.	Implementation, supervision, training and associated management work and most of the building sub-contractors worked at fixed costs; consequently, profit margins are contained providing ample opportunity for expanded credit terms. For contracts related to the construction of farms we use plants, equipment, parts and components that were specially manufactured and made as per our own design and engineering by local manufacturers and suppliers (who carry a high amount of initial development costs and inventories for us based on the understanding that we would pay for the deliveries of goods sold within shorter trading terms such that they could afford to carry such costs). We pay promptly in this respect and believe that, as time has passed, our track record has earned excellent credibility with all of our suppliers and sub-contractors.

3.	In SJAP, the bulk of our fertilizers were sold to farmers who are growing pastures and crops for us such that their fertilizer sales were kept as book entries that would be offset with the pastures and crops that we would buy back from them. In the case of HSA, it is essential to provide longer credit terms (up to 360 days) to their customers (that are farmers) whereas respective payments for cost of sales (i.e., raw materials and processed materials etc.) and cost of production (i.e. wages and salaries, fuel and associated cost of production etc.) are at much shorter payment terms (i.e. 30 / 60 days).

Note (17) Non-current liabilities

Other payables of $7,759,801: During Q1 2019, the Company issued promissory notes amounting to $0 to unrelated third parties for advances granted by third parties collectively to the Company (and/or to its subsidiaries). During Q1 2019 we redeemed $ 32,973 of Promissory Notes for advances granted by third parties in past fiscal years to be settled by the issuance of shares and / or cash leaving a balance of $7,759,801 of promissory notes still due and outstanding as of March 31, 2019.

Income Taxes

Income Taxes

The Company was incorporated in the State of Nevada, in the United States of America. The Company has no trading operations in United States of America and no US corporate tax has been provided for in the consolidated financial statements of the Company. However, see the discussion, below, under “Undistributed Earnings of Foreign Subsidiaries”.

Undistributed Earnings of Foreign Subsidiaries

The Company intends to use the remaining accumulated and future earnings of foreign subsidiaries to expand operations outside the United States, but some of these profits may have to be used to satisfy U.S. income tax liabilities based on the operations of its controlled foreign subsidiaries.  Prior to 2017, depending on how and where  their controlled foreign corporations were operated, U.S. companies did not always have to pay tax on the earnings of their controlled foreign corporations, and the Company believes that prior to 2017 the earnings of its controlled foreign corporations were not taxable in the United States until distributed to the Company.  Accordingly,  the Company made no provision for U.S. Federal and State income tax.  The Company filed yearly U.S. federal income  tax returns from 2007 to 2017 on which it has reported that there was no  no tax due to the United States.

However, the Tax Cuts and Jobs Act of 2017 (the “2017 Act”) now requires some U.S. companies (starting in 2018) to pay tax on the earnings of their controlled foreign corporations based on complex formulas. The Company has not yet analyzed the impact of these changes on the taxability in the United States of the earnings of its foreign subsidiaries and so does not know whether it has for 2018, or will have for 2019 and future years, any earnings  subject to U.S. federal income tax.  In addition, the 2017 Act required U.S. companies to repatriate, as of the end of 2017, their accumulated earnings to date.  The Company has not yet determined whether it incurred a U.S. tax liability as of the end of 2017 under this repatriation provision of the 2017 Act. The Company is seeking professional advice from U.S. tax accountants as to the impact on the Company of the 2017 Act for 2017 and later years.  In fiscal year 2017 the Company had an operating loss of $30,102,943 based on the consolidated financials of its controlled foreign corporations, but it has had operating profits in previous years.

No EIT has been provided in the financial statements of SIAF, CA, JHST, JHMC, JFD, HSA, QZH and SJAP since they are exempt from EIT for the twelve months ended December 31, 2018 and 2017 as they are within the agriculture, dairy and fishery sectors.

CA, CS and CH are international business companies incorporated in Belize, and are exempt from corporate tax in Belize.

No Hong Kong profits tax has been provided in the consolidated financial statements, since TRW did not earn any assessable profits arising in Hong Kong for the twelve months ended December 31, 2018.

No Macau corporate income tax has been provided in the consolidated financial statements, since APWAM and MEIJI did not earn any assessable profits in Macau for the twelve months ended December 31, 2018 and 2017.

Swedish corporate income tax has been provided in the consolidated financial statements for SAFS at $1,684 for the twelve months ended December 31, 2018 and $1,130 for 2017.

No deferred tax assets and liabilities are payable as of December 31, 2018 and December 31, 2017 since there was no difference between the financial statements carrying amounts, and the tax basis of assets and liabilities using enacted tax rates in effect for the period in which the differences are expected to reverse.

No EIT has been provided in the financial statements of SIAF, CA, JHST, JHMC, JFD, HSA and SJAP since they are exempt from EIT for the three months ended March 31, 2019 and 2018 as they are within the agriculture, dairy and fishery sectors.

CA, CS and CH are international business companies incorporated in Belize and are exempt from corporate tax in Belize.

No Hong Kong profits tax has been provided in the consolidated financial statements, since TRW did not earn any assessable profits arising in Hong Kong for the three months ended March 31, 2019 and 2018.

No Macau Corporate income tax has been provided in the consolidated financial statements, since APWAM and MEIJI did not earn any assessable profits for the three months ended March 31, 2019 and 2018.

No Swedish Corporate income tax has been provided in the consolidated financial statements, since SIAFS incurred a tax loss for the three months ended March 31, 2019.

No deferred tax assets and liabilities have been assessed as of March 31, 2019 and December 31, 2018 since there was no difference between the financial statements carrying amounts and the tax basis of assets and liabilities utilizing the enacted tax rates in effect for the period in which the differences are expected to occur.

Off Balance Sheet Arrangements:

None.

Liquidity and Capital Resources

As of December 31 2018, unrestricted cash and cash equivalents amounted to $4,950,799 (see notes to the consolidated financial statements), and our net working capital as of December 31, 2018 was $175,298,848.

Contractual Obligations	Less than 1 year	1-3years	3-5 years	More than 5 years	Total
Short Term Debts	4,589,828				4,589,828
Bonds payable	3,894,978				3,894,978
Long Term Debts	-	7,792,774	5,536,938		13,329,712

Cash provided by operating activities amounted to $20,175,276 for the twelve months ended December 31, 2018. This compared with cash provided by operating activities totaled $21,522,275 for the twelve months ended December 31, 2017. The decrease in cash provided by operations is mainly due to the decrease in Other receivables from $35,877,232 for the twelve months ended December 31, 2017 to that of $(7,627,048) for the twelve months ended December 31, 2018.

Cash used in investing activities totaled $13,828,019 for the twelve months ended December 31, 2018. This compares with cash used in investing activities totaling $32,717,372 for the twelve months ended December 31, 2017. The decrease in cash flows used in investing activities primarily resulted from the decrease in payment for construction in progress from $10.8million for the twelve months ended December 31, 2017 to that of $6.8 million for the twelve months ended December 31, 2018.

Cash provided by financing activities totaled $(75,563) for the twelve months December 31, 2018 compared with cash used in financing activities totaling $9,479,121 for the twelve months ended December 31, 2017. The decrease in cash paid by financing activities is mainly due to net proceeds from convertible bonds payable of $4,000,000 and capital contribution by non-controlling interest of 2,517,035 during the year 2017, but 2018 is 0.

As of March 31, 2019, unrestricted cash and cash equivalents amounted to $621,884 (see notes to the consolidated account), and our working capital as of March 31, 2019 was $183,985,026.

As of March 31, 2019, our total long-term debts are as follows:

Contractual Obligations	Less than 1 year	1-3 years	3-5 years	More than 5 years	Total
Short Term Bank Loan	4,677,755				4,677,755
Long Term Debts		5,643,006			5,643,006
Promissory Notes		7,759,801			7,759,801

Cash provided by operating activities amounted to $(2,652,722) for Q1 2019. This compares with cash provided by operating activities totaling $(5,570,600) for Q1 2018. The increase in cash flows from operations primarily resulted from increase in inventories to $(1,819,867) for Q1 2019 from $(5,725,242) for Q1 2018.

Cash used in investing activities totaled $(2,908,845) for Q1 2019. This compares with cash used in investing activities totaling $(5,475,604) for Q1 2018. The increase in cash flows used in investing activities primarily resulted from payment for construction in progress of $0 in Q1 2019 from $(3,053,4350 in Q1 2018.

Cash used in financing activities totaled $0 for Q1 2019. This compares with cash from financing activities totaling $0 for Q1 2018.

CRITICAL ACCOUNTING POLICIES

BASIS OF PRESENTATION

The audited consolidated financial statements for the twelve months ended December 31, 2018 are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

BASIS OF CONSOLIDATION

The consolidated financial statements include the financial statements of SIAF, its subsidiaries Capital Award, CS, CH, TRW, MEIJI, JHST, JFD, JHMC, HSA, APWAM, SAFS and its variable interest entities SJAP and QZH. All material inter-company transactions and balances have been eliminated in consolidation. The results of companies acquired or disposed of during the year are included in the consolidated Financial Statements from the effective date of acquisition.

BUSINESS COMBINATIONS

The Company adopted the accounting pronouncements relating to business combinations (primarily contained in ASC Topic 805 “Business Combinations”), including assets acquired and liabilities assumed arising from contingencies. These pronouncements established principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquire as well as provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. In addition, these pronouncements eliminate the distinction between contractual and non-contractual contingencies, including the initial recognition and measurement criteria and require an acquirer to develop a systematic and rational basis for subsequently measuring and accounting for acquired contingencies depending on their nature. Our adoption of these pronouncements will have an impact on the manner in which we account for any future acquisitions.

NON - CONTROLLING INTEREST IN CONSOLIDATED FINANCIAL STATEMENTS

The Company adopted the accounting pronouncement on non-controlling interests in consolidated financial statements, which establishes accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. This guidance is primarily contained in ASC Topic “Consolidation”. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated financial statements. The adoption of this standard has not had material impact on our consolidated financial statements.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make assumptions and estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods covered thereby. Actual results could differ from these estimates. Judgments and estimates of uncertainties are required in applying the Company’s accounting policies in certain areas. The following are some of the areas requiring significant judgments and estimates: determinations of the useful lives of assets, estimates of allowances for doubtful accounts, cash flow and valuation assumptions in performing asset impairment tests of long-lived assets, estimates of the reliability of deferred tax assets and inventory reserves.

REVENUE RECOGNITION

In May 2014, the FASB issued Accounting Standard Update 2014-09, Revenue from Contracts with Customers (Topic 606), which replaces numerous requirements in U.S. GAAP, including industry specific requirements, and provides a single revenue recognition model for recognizing revenue from contracts with customers. The Company adopted this standard effective January 1, 2018.

The core principle of the new standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. This requires companies to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer. The Company’s revenues generated mainly from trading of frozen food and sales of agricultural products are recognized at a point in time.

The ASU requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation. The application of the five-step model to the revenue streams compared to the prior guidance did not result in significant changes in the way the Company records its revenues.

Multiple-Element Arrangements

To qualify as a separate unit of accounting under ASC 605-25“Multiple Element Arrangements”, the delivered item must have value to the customer on a standalone basis. The significant deliverables under the Company’s multiple-element arrangements are consulting and service under development contract, commission and management service.

Revenues from the Company's fishery development services contract are performed under fixed-price contracts. Revenues under long-term contracts are accounted for under the percentage-of-completion method of accounting in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition (“ASC 605”). Under the percentage-of-completion method, the Company estimates profit as the difference between total estimated revenue and total estimated cost of a contract and recognized that profit over the contract term. The percentage of costs incurred determines the amount of revenue to be recognized. Payment terms are generally defined by the installation contract and as a result may not match the timing of the costs incurred by the Company and the related recognition of revenue. Such differences are recorded as either costs or estimated earnings in excess of billings on uncompleted contracts or billings in excess of costs and estimated earnings on uncompleted contracts.

The Company determines a customer’s credit worthiness at the time an order is accepted. Sudden and unexpected changes in a customer’s financial condition could put recoverability at risk.

The percentage of completion method requires the ability to estimate several factors, including the ability of the customer to meet its obligations under the contract, including the payment of amounts when due. If the Company determines that collectability is not assured, we will defer revenue recognition and use methods of accounting for the contract such as the completed contract method until such time as the Company determines that collectability is reasonably assured or through the completion of the project.

For fixed-price contracts, the Company uses the ratio of costs incurred to date on the contract (excluding uninstalled direct materials) to management's estimate of the contract's total costs, to determine the percentage of completion on each contract. This method is used as management considers expended costs to be the best available measure of progression of these contracts. Contract costs included all direct material, subcontract and labor costs and those indirect costs related to contract performance, such as supplies, tool repairs and depreciation. The Company accounts for maintenance and repair services under the guidance of ASC 605 as the services provided relate to construction work. Contract costs incurred to date and expected total contract costs are continuously monitored during the term of the contract. Changes in job performance, job conditions, and estimated profitability arising from contract penalty, change orders and final contract settlements may result in revisions to the estimated profitability during the contract. These changes, which include contracts with estimated costs in excess of estimated revenues, are recognized as contract costs in the period in which the revisions are determined. Profit incentives are included in revenues when their realization is reasonably assured. At the point the Company anticipates a loss on a contract, the Company estimates the ultimate loss through completion and recognizes that loss in the period in which the possible loss was identified.

The Company does not provide warranties to customers on a basis customary to the industry; however, the customers can claim warranty directly from product manufacturers for defects in equipment or products. Historically, the Company has experienced no warranty claims.

The Company’s fishery development consultancy services revenues are recognized when the relevant services are rendered, and are subject to a Chinese business tax at a rate of 0% of the gross fishery development contract service income approved by the Chinese local government.

COST OF GOODS SOLD AND SERVICES

Cost of goods sold consists primarily of direct purchase cost of merchandise goods, and related levies. Cost of services consists primarily of direct cost and indirect cost incurred to date for development contracts and provision for anticipated losses on development contracts.

SHIPPING AND HANDLING

Shipping and handling costs related to cost of goods sold are included in general and administrative expenses, which totaled $26,129 and $16,748 for the years ended December 31, 2018 and 2017, respectively.

Shipping and handling costs related to cost of goods sold are included in general and administrative expenses, which totaled $0 and $786 for the three months ended March 31, 2019 and 2018, respectively.

ADVERTISING

Advertising costs are included in general and administrative expenses, which totaled $1,541,484, and $1,777,383 for the years ended December 31, 2018 and 2017, respectively.

Advertising costs are included in general and administrative expenses, which totaled $377,946 and $400,754 for the three months ended March 31, 2019 and 2018, respectively.

RESEARCH AND DEVELOPMENT EXPENSES

Research and development expenses are included in general and administrative expenses, which totaled $453, 378 and $1,332,938 for the years ended December 31, 2018 and 2017, respectively.

Research and development expenses are included in general and administrative expenses, which totaled $426,115 and $0 for the three months ended March 31, 2019 and 2018, respectively.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. Cash and cash equivalents kept with financial institutions in the People’s Republic of China (“PRC”) are not insured or otherwise protected. Should any of those institutions holding the Company’s cash become insolvent, or the Company is unable to withdraw funds for any reason, the Company could lose the cash on deposit on that institution.

ACCOUNTS RECEIVABLE

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Terms of the sales vary. Reserves are recorded primarily on a specific identification basis.

The standard credit period of the Company’s most of customers is three months. Any amount that has an extended settlement date of over one year is classified as a long term receivable. Management evaluates the collectability of the receivables at least quarterly. There was a written off on bad debts of $14,394,402 arising due to the dispose of QZH for the twelve months ended December 31, 2018 or (2017: Nil)

INVENTORIES

Inventories are valued at the lower of cost (determined on a weighted average basis) and net realizable value. Costs incurred in bringing each product to its location and conditions are accounted for as follows:

•	raw materials - purchase cost on a weighted average basis;
•	manufactured finished goods and work-in-progress - cost of direct materials and labor and a proportion of manufacturing overhead based on normal operation capacity but excluding borrowing costs; and
•	retail and wholesale merchandise finished goods - purchase cost on a weighted average basis.

Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs of completion and the estimated costs necessary to make the sale.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation and any accumulated impairment losses. Such costs include the cost of replacing parts that are eligible for capitalization when the cost of replacing the parts is incurred. The assets’ residual values, useful lives and depreciation methods are reviewed, and adjusted if appropriate, at the end of each year.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets.

Milk cows	10 years
Plant and machinery	5 - 10 years
Structure and leasehold improvements	10 - 30 years
Mature seed and herbage cultivation	20 years
Furniture, fixtures and equipment	2.5 - 10 years
Motor vehicles	4 - 10 years

An item of property and equipment is removed from the accounts upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the item) is included in the consolidated statements of income in the period the item is disposed.

GOODWILL

Goodwill is an asset representing the fair economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. Goodwill is tested for impairment on an annual basis at the end of the company’s fiscal year, or when impairment indicators arise. The Company uses a fair-value-based approach to test for impairment at the level of each reporting unit. The Company directly acquired MEIJI, which is engaged in Hu Plantation. As a result of this acquisition, the Company recorded goodwill in the amount of $724,940. This goodwill represents the fair value of the assets acquired in these acquisitions over the cost of the assets acquired.

PROPRIETARY TECHNOLOGIES

The Company has determined that technological feasibility is established at the time a working model of products is completed. Master license of stock feed manufacturing technology was acquired and the costs of acquisition were capitalized as proprietary technologies when technological feasibility had been established. Proprietary technologies are intangible assets of finite lives. Proprietary technologies are amortized using the straight-line method over their estimated lives of 25 years.

An aromatic cattle-feeding formula was acquired and the costs of acquisition are capitalized as proprietary technologies when technological feasibility has been established. Cost of acquisition on aromatic cattle-feeding formula is amortized using the straight-line method over its estimated life of 20 years.

The cost of sleepy cod breeding technology license is capitalized as proprietary technologies when technological feasibility has been established. Cost of granting sleepy cod breeding technology license is amortized using the straight-line method over its entitled life of 25 years.

Bacterial cellulose technology license and related trademark are capitalized as proprietary technologies when technological feasibility has been established. Cost of license and related trademark is amortized using the straight-line method over its estimated life of 20 years.

Management evaluates the recoverability of proprietary technologies on an annual basis of the end of the company’s fiscal year, or when impairment indicators arise. As required by ASC Topic 350 “Intangible - Goodwill and Other”, the Company uses a fair-value-based approach to test for impairment.

CONSTRUCTION IN PROGRESS

Construction in progress represents direct costs of construction as well as acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to property and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until construction is completed and the asset is ready for its intended use.

LAND USE RIGHTS

Land use rights represent acquisition of land use right rights of agriculture land from farmers and are amortized on the straight line basis over the respective lease periods. The lease period of agriculture land is in the range from 10 years to 60 years. Land use rights purchase prices were determined in accordance with the PRC Government’s minimum lease payments of agriculture land and mutually agreed between the company and the vendors. No independent professional appraiser performed a valuation of land use rights at the balance sheet dates.

CORPORATE JOINT VENTURE

A corporation formed, owned, and operated by two or more businesses (ventures) as a separate and discrete business or project (venture) for their mutual benefit is considered to be a corporate joint venture. Investee entities, in which the company can exercise significant influence, but not control, are accounted for under the equity method of accounting. Under the equity method of accounting, the company’s share of the earnings or losses of these companies is included in net income.

A loss in value of an investment that is other than a temporary decline is recognized as a charge to operations. Evidence of a loss in value might include, but would not necessarily be limited to absence of an ability to recover the carrying amount of the investment or inability of the investee to sustain an earnings capacity that would justify the carrying amount of the investment.

VARIABLE INTEREST ENTITY

An entity (investee) in which the investor has obtained less than a majority-owned interest, according to the Financial Accounting Standards Board (FASB). A variable interest entity (VIE) is subject to consolidation if a VIE is an entity meeting one of the following three criteria as elaborated in ASC Topic 810-10, Consolidation.

(a) the equity-at-risk is not sufficient to support the entity's activities;

(b) as a group, the equity-at-risk holders cannot control the entity; or

(c) the economics do not coincide with the voting interests.

If a firm is the primary beneficiary of a VIE, the holdings must be disclosed on the balance sheet. The primary beneficiary is defined as the person or company with the majority of variable interests.

TREASURY STOCK

Treasury stock consists of a Company’s own stock which has been issued, but is subsequently reacquired by the Company. Treasury stock does not reduce the number of shares issued but does reduce the number of shares outstanding. These shares are not eligible to receive cash dividends. Accounting for excesses and deficiencies on treasury stock transactions is governed by ASC 505-30-30.

State laws and federal agencies closely regulate transactions involving a company’s own capital stock, so the purchase of outstanding shares and converting them into treasury shares must have a legitimate purpose. Some of the most common reasons for purchasing outstanding shares are as follows:

(i) to meet additional stock needs for various reasons, including newly implemented stock option plans, the issuance stock for convertible bonds or convertible preferred stock, or a stock dividend;

(ii) to eliminate the ownerships interests of a stockholder;

(iii) to increase the market price of the stock that returns capital to shareholders; and

(iv) to potentially increase earnings per share of the stock by decreasing the shares outstanding on the same earnings.

The Company has adopted the cost method of accounting for treasury stock shares. The purchase of outstanding shares is treated as a temporary reduction in shareholders’ equity in view of the expectation to reissue the shares instead of retiring them. When the Company reissues the treasury shares, the temporary account is eliminated. The cost of treasury stock shares reacquired is charged to a contra account, in this case a contra equity account that reduces the stockholder equity balance.

INCOME TAXES

The Company accounts for income taxes under the provisions of ASC 740 “Accounting for Income Taxes.” Under ASC 740, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

The provision for income tax is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. Deferred taxes area accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred income taxes are calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it relates to items credited or charged directly to equity, in which case the deferred tax is also adjusted in the equity accounts. Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis. ASC 740 also prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. ASC 740 also provides guidance related to, among other things, classification, accounting for interest and penalties associated with tax positions, and disclosure requirements. Any interest and penalties accrued related to unrecognized tax benefits will be recorded in tax expense.

POLITICAL AND BUSINESS RISK

The Company's operations are carried out in the PRC Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC's economy. The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

IMPAIRMENT OF LONG-LIVED ASSETS AND INTANGIBLE ASSETS

In accordance with ASC 360, “Property, Plant and Equipment”, long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The Company reviews the carrying amount of its long-lived assets, including intangibles, for impairment, at the end of each fiscal year. An asset is considered impaired when estimated future cash flows are less than the carrying amount of the asset. In the event the carrying amount of such asset is considered not recoverable, the asset is adjusted to its fair value. Fair value is generally determined based on discounted future cash flow. As of December 31, 2017, the Company’s impairment on interests in an unconsolidated investee of $153,046 was recorded.(2016: Nil).

EARNINGS PER SHARE

As prescribed in ASC Topic 260 “Earning per Share,” Basic Earnings per Share (“EPS”) is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company’s common stock at the average market price during the period.

For the years ended December 31, 2018 and 2017, basic (loss)/earnings per share attributable to Sino Agro Food, Inc. and subsidiaries common stockholders amounted to $0.46 and $(0.53), respectively. For the years ended December 31, 2018 and 2017, diluted (loss)/earnings per share attributable to Sino Agro Food, Inc. and its subsidiaries’ common stockholders amounted to $0.46 and $(0.53), respectively.

For the quarters ended March 31, 2018 and 2019, basic earnings per share attributable to Sino Agro Food, Inc. and subsidiaries common stockholders for continuing operations amounted to $0.17 and $0.01, respectively. For the quarters ended March 31, 2018 and 2019, diluted earnings per share attributable to Sino Agro Food, Inc. and its subsidiaries’ common stockholders for continuing operations amounted to $0.17 and $0.01, respectively.

FOREIGN CURRENCY TRANSLATION

The reporting currency of the Company is the U.S. dollars. The functional currency of the Company is the Chinese Renminbi (RMB). For those entities whose functional currency is other than the U.S. dollars, all assets and liabilities are translated into U.S. dollars at the exchange rate on the balance sheet date; shareholder equity is translated at historical rates and items in the statements of income and of cash flows are translated at the average rate for the period.

Because cash flows are translated based on the weighted average translation rate, amounts related to assets and liabilities reported in the statements of cash flows will not necessarily agree with changes in the corresponding balances in the balance sheets. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the consolidated statements of equity.

For the fiscal year ended December 31, 2018

Translation gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the statements of income and comprehensive income as incurred. The balance sheet amounts with the exception of equity as of December 31 2018 and December 31, 2017 were translated at RMB6.86 to $1.00 and RMB6.53 to $1.00, respectively. The average translation rates applied to the consolidated statements of income and comprehensive income and of cash flows for the years ended December 31, 2018 and December 31 2017 were RMB6.61 to $1.00 and RMB6.75 to $1.00, respectively.

For the fiscal year ended December 31, 2017

Translation gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the statements of income and comprehensive income as incurred. The balance sheet amounts with the exception of equity as of December 31 2017 and December 31, 2016 were translated at RMB6.53 to $1.00 and RMB6.94 to $1.00, respectively. The average translation rates applied to the consolidated statements of income and comprehensive income and of cash flows for the years ended December 31, 2017 and December 31 2016 were RMB6.75 to $1.00 and RMB6.64 to $1.00, respectively.

For the three months ended March 31, 2019

Translation gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the statements of income and comprehensive income as incurred. The balance sheet amounts with the exception of equity as of March 31, 2019 and December 31, 2018 were translated at RMB6.73 to $1.00 and RMB6.86 to $1.00, respectively. The average translation rates applied to the consolidated statements of income and comprehensive income and of cash flows for the three months ended March 31, 2019 and March 31, 2018 were RMB6.75 to $1.00 and RMB6.36 to $1.00, respectively.

For the three months ended March 31, 2018

Translation gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the statements of income and comprehensive income as incurred. The balance sheet amounts with the exception of equity as of March 31, 2018 and December 31, 2017were translated at RMB6.29 to $1.00 and RMB6.53 to $1.00, respectively. The average translation rates applied to the consolidated statements of income and comprehensive income and of cash flows for the three months ended March 31, 2018 and March 31, 2017 were RMB6.36 to $1.00 and RMB6.89 to $1.00, respectively.

ACCUMULATED OTHER COMPREHENSIVE INCOME

ASC Topic 220 “Comprehensive Income” establishes standards for reporting and displaying comprehensive income and its components in financial statements. Comprehensive income is defined as the change in stockholders’ equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The comprehensive income for all periods presented includes both the reported net income and net change in cumulative translation adjustments.

RETIREMENT BENEFIT COSTS

PRC state managed retirement benefit programs are defined contribution plans and the payments to the plans are charged as expenses when employees have rendered service entitling them to the contribution.

STOCK-BASED COMPENSATION

The Company adopts both ASC Topic 718, “Compensation - Stock Compensation” and ASC Topic 505-50,”Equity-Based Payments to Non-Employees” using the fair value method in which an entity issues its equity instruments to acquire goods and services from employees and non-employees. Stock compensation for stock granted to non-employees has been determined in accordance with this accounting standard and the accounting standard regarding accounting for equity instruments that are issued to other than employees for acquiring, or in conjunction with selling goods or services, as the fair value of the consideration received or the fair value of equity instruments issued, whichever is more reliably measured. This accounting standard allows the “simplified” method to determine the term of employee options when other information is not available. Under ASC Topic 718 and ASC Topic 505-50, stock compensation expenses is measured at the grant date on the value of the option or restricted stock and is recognized as expenses, less expected forfeitures, over the requisite service period, which is generally the vesting period.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy, which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

NEW ACCOUNTING PRONOUNCEMENTS

The Company does not expect any recent accounting pronouncements to have a material effect on the Company’s financial position, results of operations, or cash flows.

In February 2016, the FASB issued ASU 2016-02, Leases, which aims to make leasing activities more transparent and comparable and requires substantially all leases be recognized by lessees on their balance sheet as a right-of-use asset and corresponding lease liability, including leases currently accounted for as operating leases. This ASU is effective for all interim and prospectusing periods beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the impact that the adoption of ASU 2016-02 will have on its consolidated financial statements and related disclosures.

In June 2018, the FASB issued ASU 2018-07—Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. This ASU is effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. The Company is currently evaluating the impact that the adoption of this ASU will have on its consolidated financial statements and related disclosures.

•	Other relevant historical events and subsequent matters:

•	Equity (Historical Balance)

The bulk of the Company’s agriculture-zoned land banks are owned by the Government that through land-usage rights permit the Company to develop properties, but to which no property title can be granted for them to be recognized as first-tier assets from which to borrow against, thus making obtaining any conventional lending based on those assets, virtually impossible to obtain. Therefore, up until the time that the Company secured the convertible loan of $25m from ECAB, the Company’s capital expenditures had been financed strictly through many individual investors and private entities either through private placements, debt, or services rendered to the Company settled with common shares. The table below summarizes the historical increase of TI&O shares and how they had been applied from 2007 to 2018:

					Share destribution (Using ARS)
As at	Shares issuance of the year		Total I & O shares		Investors			Loan & facility providers
	TI&O		Post reversed split	After reversed splits	Original investors	Other payables	Staffs & Consultants (S&C)	Collateralized shares (no dividend & no voting rights)	Converted B shares	Consideration received & break-down
	Shares	% of increase	Shares	Shares	Shares	(in debtors, contractors etc.)	Shares	Shares	Shares	$
31.12.2007	44,000,000		44,000,000	4,444,444	4,444,444		-	-	-	44,000,000
31.12.2010	11,474,136	26%	55,474,136	5,603,448		1,159,004	-	-	-	6,884,475
31.12.2011	11,560,126	21%	67,034,262	6,771,138		707,010	460,680	-	-	15,141,018
31.12.2012	32,970,588	49%	100,004,850	10,101,500		3,238,847	91,515	-	-	19,892,203
31.12.2013	37,597,193	38%	137,602,043	13,899,196		3,500,487	297,209	-	-	18,164,376
31.12.2014	32,308,850	23%	169,910,893	17,162,716		2,863,513	400,008	-	-	15,914,829
31.12.2015	2,971,041	17%		20,133,757		-	47,787	2,216,184	707,070	24,594,063
31.12.2016	2,592,812	13%		22,726,569		-	1,331,565	1,261,247	-	20,468,192
31.12.2017	6,636,306	29%		29,362,875		-	1,668,302	4,968,004	-	4,389,560
31.12.2018	20,523,299	70%		49,886,174		17,340,690	3,182,609			11,750,131

					4,444,444	28,809,550	7,479,675	8,445,435	707,070	181,198,847

●      Debt Conversion: From 2010 to present, part of the capital funding realized by the Company has been by issuing shares to some of the unrelated third parties consisting of service providers, suppliers, lenders, and debtors, etc., totaling 28,809,550 shares.

●      Shares issued to staff, management, professional consultants and agencies to December 31, 2018 amount to 7,479,675 shares.

Since the beginning of the Company’s operations in China the Company provided share entitlement programs to selective staff and personnel that exemplified services and performance beyond their standard responsibilities; the annual amount capped at $1.5 million from 2007 to 2013, and increased to $2.5 million to present date with share values calculated at their respective market rates with the understanding that the Company reserves the right to defer share distribution until a later date, based on the Company’s assessment that market prices may improve and/or the rate at which they are issued could help mitigate any impact they could pose to the market.

Also, shares have been issued to professional consultants and agencies for services rendered that were pre-approved by the Company and written into their respective service contracts, some requiring immediate payment and others allowing their shares to be distributed over a period of time.

●     Collateral shares: This includes the Trade Facility consisting of 5,708,312 collateral shares, and Third-Party Loans consisting of 2,662,735 collateral shares, collectively that do not hold voting or dividend rights to be returned to the Company upon repayment. The maturity date on the Third-Party Loans and Trade Facility run through September 2019, but the Company anticipates repayment of a portion or all the loan balances as well as a reduction in the maximum Trade Facility line to occur before that time, as exemplified in the reduction of the Trade Facility line from $20,000,000 to $13,000,000 and the third parties’ loan debt has been reduced from $10,428,034 to $2,103,000 as at December 31st 2018.

●     The total consideration received from the above referred issuance of shares for $181,198,847 (fully paid up capital) together with (i) retained earnings of $458,811,844, (ii) accumulated other comprehensive income of ($10,415,786) and (ii) treasury stock of (1,250,000) forms the Company’s total equity (or, net assets) of $628,696,980 as December 31, 2018 (the equivalent of $16.83/share representing a decrease of $1.70/share compares to 2017’s $18.53/share).

●      The Company experienced a poor year in 2017 in which SJAP suffered operation losses exceeding $30 million due to the down-turn of the cattle industry in China coupled with the over spending on capital expenditure on Phase (1) of the Mega Farm Project which exceeded the original budget of US$50 million by more than 60% and the operation of AF4 (Production factory 1), the operation of AF5 (Production factory 2) and the open dams at the Mega Farm Project had a poor start and performed badly in 2017 suffering heavy losses such that by the first half of 2018, the Mega farm project had incurred debts over $4.5 million that really affected and tightened the Company’s cash-flow. At the same time, although the Company tried and worked extremely diligently to pursue some of the short term and long term loans the Company has been applying yet none of them was materialized enhancing the reason of why the Company had to issue over 20 million shares to redeem part of its outstanding debts in 2018.

●      Although there was no loan made during 2018, there are still on-going discussions with progress being made such that management of the Company is rather optimistic that it is only a matter of time until some of them will materialize, improving its cash flow position.

●     The Company remains committed to minimize any further use of equity in helping to bridge finance its operations yet remains open to the use of equity whenever it serves the purpose of securing conventional financing and other purposes accretive to the Company and its shareholders.

●	Third Party Loans to Tri-way secured by shares of the Company:

The Company has depended from time to time on bridge loan financing, namely from four individual third parties (“ITP”) whose loans had been repaid either in cash, shares or both. The issuance of shares (referred to as “Debt Settlement”) was in practice until the time that the Company committed in its August 14, 2014 Convertible Bond agreement with ECAB to discontinue repayment of loans through the issuance of Debt Settlement shares.

As it was mentioned in the 10-K for the fiscal year ended 2017, the ITP loans (provided through the same third parties) were provided to Tri-way (“Borrower”) with the final agreement entered into on August 5, 2016; the loan proceeds having been incrementally received between July 15, 2016 through September 28, 2016 for a total net principal amount of $10,428,034 at interest free term collateralized by 2.66 million shares (inclusive all top-up shares) matures by 23, September 2019. When the loan principal amount will be fully repaid the collateralized shares will be returned to the Company. As of December 31, 2018, there was $2,103,000 outstanding in this ITP.

General terms of the loans, include:

a)	Tri-way Industries Limited (Tri-way) is the responsible party to cover loan principal, interest, closing and any other related loan costs.

b)	SIAF, on behalf of Tri-way, acts as “Security Provider” providing shares of common stock as collateral against the loans.

c)	SIAF’s only liability is contingent upon failure of Tri-way to repay the loan. Since the shares have not been sold, but strictly are utilized as security collateral, and, to date, have not incurred further liability to SIAF, the Company has recorded the Consideration (Face Value $13.9 million ; LTV $10.4 million) as Non-Current Assets, offset by the issuance of (collateral) shares, which are reported in our Qs and Ks, accordingly.

●	The Trade Facility secured by shares of the Company:

As it was stated in the 10K 2017 report that “The Trade Facility” was originally entered into on September 22, 2015 that was finalized into an agreement dated June 17th 2016 consisting of SIAF having securitized the loan with 2,133,333 of its common shares valued at $12.50/share equivalent to the full face-value of the loan ($26,666,666), and the TPA having the full use of the trade facility to borrow and repay, against, as warranted, i.e. revolving LOC.

As such, the principal terms of this agreement are:

•     SIAF acts as “Security Provider” to initiate the Trade Facility to be employed.

•     The Third-Party Agent (“TPA”) (described as an Import & Export Trading House in Shanghai acting as distribution agent for the Company) is the responsible party to cover loan principal, interest, closing and any other related loan costs.

•     SIAF’s only liability is contingent upon failure of TPA to repay the loan. Since the shares are strictly utilized as security collateral, and, to date, have not incurred further liability to SIAF, the Company has recorded the Consideration (Face Value: $26,666,666; LTV: $20,000,000) as Non-Current Assets, offset by the issuance of collateral shares. The loan’s face value is to be secured by 133% of the value of the collateralized shares calculated to the prevailing market values from time to time based on request of the facility provider.

●	Shares issued as security were not issued for market trading, but as security against the loan required to be returned to SIAF upon full loan repayment by TPA, which, to date, has not incurred any liability to the Company.

As of December 31, 2018 there were a total of 5,708,312 shares (inclusive of top up shares) issued as collateral for the Trade Facility carrying an average value at $2.63/share, which still stands well above SIAF’s current market value.

TPA repaid $5,000,000 in Cash payment on December 19th 2017 to the Trade Facility Provider and agreed to have its facility face-value reduced to $20,000,000 and the net amount employed to $15,000,000. This amended arrangement was agreed to avoid further issuance of shares due to the current share price. As at December 31, 2018 TPA has further reduced the net amount employed to $13 million.

●	Information related to Tri-way Industries Limited (the unconsolidated investee of the Company)

Some of the information listed below were reported in 10K 2017 and recapped for 2018

●	The disposal of JFD and Tri-way (The Carve-out exercise)

At present, Tri-way remains a private company, but it is intended to be registered at the Hong Kong Stock Exchange within a few years. The Company’s ownership in Tri-way has been valued at USD 124.7 million, equal to 36.6% of the enterprise value (“EV”) of USD 340.6 million. This includes (i) 23.89% (EV = USD 81.4 million) as a result of retained interest in Tri-way, and (ii) 12.71% (EV = USD 43.3 million) acquired in exchange for outstanding debt owed to the Company. These values result from Aquafarm 1, assets held in Aquafarms 2-5 and rights to technology licensed from Capital Award, a wholly owned subsidiary of the Company. An independent appraisal was obtained to determine fair value, and this appraisal resulted in a one-time (deemed) gain of USD 56.9 million for SIAF, as further detailed, below.

Amounts shown incorporate audited adjustments:	HK$	HK$	$ equivalent

Fair value of interest retained in Tri-way
(US$340,594,377 x 23.89%)		630,601,974		81,367,997
Less:
Amount recognized prior to divestment of Tri-way
Net asset of Tri-way	251,946,656		32,509,246
Non-controlling interest at divestment	-62,683,968		8,088,254
Controlled group assets divested		189,262,688		24,420,992
Gain on disposal (including master licensing fees)		441,339,286		56,947,005

Net controlled group assets disposed
($27,872,348 x 76.11%)		-144,047,832		-18,586,817
Gain on revaluation of retained interest
Fair value of interest retained in Tri-way		630,601,974		81,367,997
Portion of divested assets retained in Tri-way
($27,872,348 x 23.89%)		-45,214,856		-5,834,175
Gain on disposal (including master licensing fees)		441,339,286		56,947,005

●	Table X below shows the derivation of $/shares after the injection of farms’ assets

	Fair values of Injected farms' assets
	Inclusive respective indoor and open dams properties
US$1=RMB6.7	FF1	PF1	PF2	PF3	PF4	Master License	Total
US$1=HK$7.7	AquaFarm(1)	Aqua Farm 2	Aqua farm 3	Aqua Farm 4	Aqua Farm 5
In US$ equivalent	US$	US$	US$	US$	US$	US$	US$

The Chattels	8,787,115.6	4,199,237.9	21,338,881.5	33,609,047.1	-	-	67,934,282.1
The P&E	5,148,769.2	5,391,657.1	2,326,044.8	24,045,576.5	-	-	36,912,047.6
The Intellectual Properties	5,672,862.0	6,348,029.3	13,669,794.7	30,228,181.0	69,053,863.7	30,000,000.0	154,972,730.7
The Buildings	8,256,870.8	12,832,764.2	12,659,859.0	11,883,710.4	-	-	45,633,204.4
Immovable structures	5,672,862.0	9,897,263.4	9,080,438.4	8,597,279.9	1,894,268.2	-	35,142,111.9
Total values	33,538,479.5	38,668,951.9	59,075,018.4	108,363,794.9	70,948,132.0	30,000,000.0	340,594,376.7

	Equity shares of Tri-way Industrial Limited (HK)
		Par value	Share Capital		Value/share
	# of shares	HK$	HK$	US$ equivalent	HK$	US$ equivalent
Shares issued prior to Injection	10,000	1	10,000	1,299	1	0.13
Addition shares issued after injection	99,990,000	1	2,622,576,701	340,594,377
Total Issued shares	100,000,000	1	2,622,586,701	340,595,675	26.23	3.41

●	Relevant dates of the transactions:

1	18-AUG-2016	Execution of Investment Agreement (IA)
2	18-AUG-2016	Jiangman Fishery Development Co. Ltd (JFD) acquired 25% of Guangzhou Kangi Enterprize Management Co. Ltd such that JFD becomes 100% owned by Tri-way Industries Limited (HK) (Tri-way)
3	18-AUG-2016	Effective Date that Investors agreed to inject their respective assets and businesses into the Assets Recipient, JFD, at the exchange value described in the Investment Agreement.
4.	30-SEP-2016	SIAF assumed ownership of Tri-way’s original assets in exchange for its original investment in Tri-way, in conjunction with TRW/JFD’s exercise of other farm assets owned by other investors injected into it, as well.
5.	05-OCT-2016	Completion Date on which Tri-way, with JFD having assumed ownership of said farms’ assets (inclusive, all farms), allocated equitable allotments of shares to the Investors (or, their Nominees) in exchange for their injected farms’ assets.

In reference to the press release dated January 17, 2017, wherein the Company had indicated that legal due diligence had been completed in relation to the carve-out of its aquaculture operations, the announcement that legal due diligence had been performed had been released in conjunction with what had been the main announcement, which was SIAF wishing to convey to its shareholders that JFD had been officially registered as a Wholly Foreign Owned Enterprise of Tri-way, making it legally eligible for SIAF shareholders to now own shares of Tri-way, directly.

●	The list of shareholders of record in Tri-way filed with Hong Kong Company Registrar:

Owner	Shares	%
Sino Agro Food (OTCQX:SIAF)	36,590,000	36,6%
Ample Rise Limited	2,750,000	2,8%
Fortune Legend Investments Limited	2,750,000	2,8%
Sino Agro Food (HK) Limited	31,998,572	32%
Good Sea Limited	4,250,000	4,3%
Green & Natural Limited	3,250,000	3,3%
Lucky Shine Development Limited	2,750,000	2,8%
Yongfeng Agricultural Investment Co	4,180,068	4,2%
The Business Advocate	4,521,360	4,5%
Fine Happy Limited	2,750,000	2,8%
Flying Cristal Limited	4,200,000	4,2%

Tri-way Industries is a privately held company, and the Company (holding 36.6% of the shares) is not able to disclose the identity of the remaining holders.

Based on information which has been filed with the Hong Kong Companies Registrar and which is publicly available, the following information can be provided about the shareholders of record:

➢     Sino Agro Food (the Company) holds 36.6% of the shares

➢     Sino Agro Food (HK) Limited, holding 32%, is primarily formed as a holding company for certain outside owners (ownership interests in Aquafarms 2-5, other than the Company) that when combined with the ownership of the Company provides a majority voting block (68.6%) necessary to meet minimum listing requirements in Hong Kong for adequate “continuation of management/operations”. The Company has no ownership in Sino Agro Food (HK) Limited.

➢     The Business Advocate (4.5%) and Flying Cristal Limited (4.2%) are companies appointed by Tri-way to hold in trust on behalf of certain holders of debt owed by Aquafarms 2-5 to keep shares in reserve in the event that their respective debts owed are converted to equity, at maturity. The debt in question relates to costs of development of the Aquafarms 2-5 incurred in connection with the development and construction stages.

➢     The remaining smaller holding companies are held by Nominees of ownership interests in Aquafarms 2-5 with their related Beneficial Owners becoming registered at the time that Tri-way becomes a registered public company.

The carve-out of Tri-way Industries Inc. (“Tri-way”) from Sino Agro Food Inc. is not a related party transaction. Tri-way is held at 36.6 % by the Company and is thus considered an investment in associate and no longer registered as a subsidiary of the Company. Transactions made in connection with the carve-out process are with entities/parties not related to the Company.

Sino Agro Food (HK) Limited is not an affiliate of the Company. To this effect, its directors or officers have not been nor are they currently an officer, director, 10% (or greater) shareholder, or in any other way an affiliate of the Company as that term is defined by Rule 405 of the U.S. Securities Act of 1933, and are not directly or indirectly through one or more intermediaries, in control of, controlled by, or under common control with the Company.

No board members of Sino Agro Food Inc., nor members of management of Sino Agro Food Inc., have any positions in the Board of Directors or management of Sino Agro Food (HK) Limited.

●	Status and progress of Tri-way

➢ Tri-way’s business operation

(1). As it was mentioned in our 10-K 2017 report that Tri-way has been organizing a Trading Division based in HK to import frozen seafood and other frozen food products from other countries to be sold in China by JFD’s commercial arms (which are special vehicles (or companies)) being established since mid-2017 each holding their respective import/export permits and licenses.

In this regard, Tri-way’s imports (Frozen seafood and other foods) will differentiate from SIAF’s imports that mainly consist of live seafood and slaughtered/dressed beef.

Having the Trading Division established in HK would 1) allow Tri-way’s China operations to maintain its source of income as a primary producer of agriculture products and forego incurring any tax liability from value added and/or commercial sales of its product; and 2) allow Tri-way through its HK Trading Division to generate sufficient sales through the import/export industry helping it to attain a respectable IPO at a sooner date by helping to increase revenue in a shorter period of time than it would take to both build and initiate production at the Aquafarms in China.

Tri-way started its HK trading business since September 2018 and by March 31st 2019, Tri-way ‘s trading activity is generating an average of $2.5 million sales revenues per month at gross profit margin averaging above 13% netting an average of 7.5% after deducting financing cost and other associated expenses. It is important for Tri-way to maintain a consistent trading records for the next and subsequent months with steadily increased sales turn over and with reasonable profitable bottom lines such that it will be qualified to obtain much bigger trading line of credits from its banks when it will materialize some of the long term loans to allow more cash flow into the trading activity thus to increase the trading lines of credits from its banks. Once that has happened, Tri-way will aim to generate trading revenues to gradually reach US$500 million per year by 2021 at average gross profit margins of 12.5%.

(2). As of end February 2019, Tri-way’s management decided to concentrate efforts to produce “Mexican White Prawns” (MWP) in the Mega farm using its Aqua-farm (4 & 5) (its indoor APM farms of 18,000 m2) and to retrofit 660 Mu (or 110 acres) of its open dams into ODRAS dams targeting to produce around 3,500 MT of MWP by mid-year 2020 aiming at sales revenue to exceed $35 million at gross profit margin of 52% and gradually increase it up to 10,000 MT/year by mid-year 2022 aiming at sales revenues to exceed $100 m at gross profit margin of 58%.

At the end of March 2019, Tri-way has just completed all its civil engineering plans getting ready for the construction team to come in to start work on the open dams as soon as some of the applied financing will be in place. Judging by the engineering information, it will require less than $2 million to complete all retrofitting and reconstruction work as such Tri-way is working hard currently on a small short term loan to come to accommodate said work in progress as soon as possible. At the same time Tri-way has been granted a 60 days credit term by two of the biggest stock feed manufacturers of the country to ease the needs in working capitals to help to fasten the pace of progress of the mega farm.

This decision was influenced by the success of the YangJiang Prawn Farm (“YJPF”) situated at YangJiang District Guangdong Province with about 50 Mu of land for production sub-divided into 26 ODRAS dams that was engineered and constructed using CA’s ODRAS technology in 2017 with trailed runs being carried out through 2018 that has been proven successful. YJPF started its first commercial MWP growing program by starting to stock an average of 230,000 pieces of (PL 7 = Post Larvae 7 days old) per Mu on 21st January 2019 in said 26 ODRAS dams and by April 1st 2019 some 70 days later YJPF sold its 1st batch of MWP from 6 ODRAS dams achieving sales over $140,000 from 18 MT of MWP at averaged size of 10 gram/piece recording mortality rate of 18% and FCR (Feed conversion rate) of 1.03. YJPF will definitely improves here onward and this current performance is good when considering that it is YJPF’s first commercial production

(3). In Fiscal Year 2018, Tri-way’s existing farms (comprising Aqua-Farm 1 to 3 and 7 other contracted open dam farms) managed to generate sales revenues just on $100 m from the production of 12,300 MT of mixed fish and MWP at averaged gross profit margin of 29% netting over $14 million that is not including Aqua-farm 4 & 5.

●	Distribution of Tri-way shares to Our Shareholders has been delayed.

As was reported in the 10-K 2017:

(a). The Company’s intention to distribute 18.3% ownership of Tri-way Industries Ltd. to SIAF shareholders remains in effect and will be executed based on consideration of other items that need to be assessed and taken into consideration before its shares are available for transfer of ownership to SIAF shareholders. The main items having an impact on timing TRW share distribution are:

After consultation with our tax advisor it had been determined that a distribution of TRW shares to SIAF shareholders would incur a tax liability to the Company just shy of $10 million based on the distribution effectively constituting a dividend equivalent to one-half of the deemed gain on disposal that SIAF obtained at the time of TRW’s carve-out from the Company. The new tax law passed this past December does not lessen the tax liability since the trigger (i.e. deemed gain on disposal) had occurred prior to the new tax law going into effect and would carry over to whatever distribution occurs going forward. The Company has been investigating an option that would allow it to distribute the debt-based ownership it has just acquired from TRW (i.e. 12.71% transferred to the Company in Q4 2017) to SIAF shareholders, essentially allowing each shareholder to receive ownership of the debt owed to SIAF and in exchange allow that debt to be converted into either cash and/or TRW when applicable, likely in the form of a warrant. By the transfer of debt, there is no tax liability on any of the gain incurred as compared to any portion of the 23.89% ownership being distributed, which holds a tax liability due to the value it received from the deemed gain on disposal. Although, transferring debt ownership only accounts for 12.71% of the 18.3% intended to be distributed, the Company is looking at a lesser tax burden in distributing the remaining 5.59% in TRW ownership, were the original distribution option exercised.

(2). In addition to the above, distribution timing of TRW shares has also been curtailed due to work that has been in progress within recent months on one of the Company’s corporate exercise plans aiming to generate gains in share values to its shareholders. It is more beneficial to the shareholders if we shall wait a little longer until we shall firm up on said corporate exercise plan before we shall distribute said 18.3% Tri-way shares to its shareholders.

(3). The Company aims to honor its commitment of having a portion or all the intended 18.3% ownership in TRW distributed to SIAF shareholders during 2019 prior to the finalization of said corporate exercise plan upon its clearance without further comments from SEC.

●	Appointment of Mr. Colanukuduru Ravindran as independent director

On March 29, 2019, the Board of Directors (the “Board”) of the Company appointed Colanukuduru Ravindran as an independent director of the Company effective immediately. Mr. Ravindran will receive an annual fee of $60,000, payable in monthly installments, and be required to comply with certain confidentiality provisions. He will also be entitled to receive, on an annual basis, shares of the Company’s common stock having a value equal to $60,000

Mr. Ravindran has been serving as a director and as an executive in a variety of industries including energy (e.g. oil & gas) and information technology with 36 years of experience in strategy, finance, fundraising, and “techno commercial”, in the U.S., India and Singapore. From 2011 to 2015, Mr. Ravindran served as the Chief Executive Officer of Terrasoft, a software development and services company. Beginning in 2015 through the present, Mr. Ravindran has acted as the Director at Union King Corporation and Atlantic Resources, a company based out of Hong Kong that is involved in worldwide trading of garments, electronic household goods, seafood etc. IN addition, in 2016 he was appointed as Director of Tri-way Industries Ltd, an independent private limited company based in Hong Kong. Mr. Ravindran received a Bachelor’s degree in Chemical Technology from Annamalai University in Tamilnadu, India in 1978 and subsequently obtained a post graduate degree in Plastics as well as in International Trade from the Indian Institute of Foreign Trade.

There are no arrangements or understandings between Mr. Ravindran and/or any other persons pursuant to which Mr. Ravindran was named as a director of the Company. Mr. Ravindran has no family relationships with any of the Company's directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Ravindran has been appointed to the audit committee of the Board.

Other than as set forth herein, Mr. Ravindran has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

●	Appointment of Mr. Muson Cheung as independent director

On April 17, 2019, the Board appointed Muson Cheung as an independent director of the Company effective immediately. The Board also appointed Mr. Cheung to the audit committee. Mr. Cheung will receive an annual fee of $60,000, payable in monthly installments, and be required to comply with certain confidentiality provisions. He will also be entitled to receive, on an annual basis, shares of the Company’s common stock having a value equal to $60,000

Mr. Cheung has been serving as a director, officer and as an executive in a variety of financial service companies and firms with over 12 years of experience in securities, finance, and asset management in the U.S. and Hong Kong. From 2011 to 2014, Mr. Cheung served as the Vice President of Marketing at Glory Sky Global Markets Limited, a licensed financial institution in Hong Kong dealing in securities, futures contracts, leveraged foreign exchange trading, and asset management. From 2014 to 2015, Mr. Cheung served as the Vice President of Marketing at Tiger Securities Asset Management Company Limited, a financial institution licensed by the Hong Kong Securities and Futures Commission dealing in securities transactions and asset management. In 2015, he served as the Responsible Officer at MCL Securities Limited, a Hong Kong company that provides execution and advisory services in equities, bonds, equity-linked notes, and mutual funds across all international markets. Since 2017 through the present, Mr. Cheung has served as the Responsible Officer and director at MC Financial Services Limited, a financial management firm in Hong Kong, where his activities include asset management, advisory services in securities, future contracts and securities transactions.

Mr. Cheung is also qualified as a securities broker-dealer and broker’s representative by The Stock Exchange of Hong Kong Ltd. since 1995. His accomplishments include teaching at the Vocational Training Council School of Business and Information Systems as a former lecturer in Contemporary Business Issues in China, Logistics and Economics and at The Hong Kong Institute of Vocational Education of the Vocational Training Council as a former lecturer in Economics, Risk Management, Financial Management & Elements of Banking. From 2015 to 2016, he tutored at the Vocational Training Council School for Higher and Professional Education in Risk Management & Investment. Mr. Cheung has also lectured at Coventry University, University of Ballarat, and Nottingham Trent University in England and Southern Cross University in Australia. Mr. Cheung attended Edwards International College in Perth, Australia, where he received a diploma in Management in 1991, and Curtin University of Technology in Perth, Australia, where he received a bachelor in Commerce (Finance & Marketing) in 1993. He subsequently received a Masters of Finance from the Royal Melbourne Institute of Technology in Australia in 1998, followed by a Doctor of Business Administration from the European University in Montreux, Switzerland, in 2014.

There are no arrangements or understandings between Mr. Cheung and/or any other persons pursuant to which Mr. Cheung was named as a director of the Company. Mr. Cheung has no family relationships with any of the Company's directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer.

Other than as set forth herein, Mr. Cheung has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

●	The immediate activities and directions of the Company

At this juncture for SIAF is the same as for Tri-way is to concentrate and to work side by side with Tri-way to generate the funding needed and to reduce capital expenditure spending, carefully nurture all W/C to sustain sales turn overs, restructure of all agriculture assets into more commercially bankable assets thus when funds are available we shall take on the following priorities within 2019:

* A well manage and organized Buy-Back Program

* Restructuring of debts and debt repayment program

* Expansion program on the Trading activities of SIAF

* Move forward on CA’s Malaysian and Indian Projects.

* Recruiting of the corporate management and corporate operation teams.

* Restructuring of agriculture assets into more bankable assets.

* Programing of a revitalized plan for SJAP.

* Accelerating the studies on merger and/or JV plans for JHST, HSA and MEIJI.

BUSINESS

Sino Agro Food, Inc.

SIAF is an agriculture technology and natural food holding company with principal operations in the People’s Republic of China. The Company acquires and maintains equity stakes in a cohesive portfolio of companies that SIAF forms according to its core mission to produce, distribute, market and sell natural, sustainable protein food and produce, primarily seafood and cattle, to the rapidly growing middle class in China. SIAF provides financial oversight and strategic direction for each company, and for the interoperation between companies, stressing vertical integration between the levels of the Company’s subsidiary food chain. The Company owns or licenses patents, proprietary methods, and other intellectual properties in its areas of expertise. SIAF provides technology consulting and services to joint venture partners to construct and operate food businesses, primarily producing wholesale fish and cattle. Further joint ventures market and distribute the wholesale products as part of an overall “farm to plate” concept and business strategy.

Revenues by division were as follows (in millions of U.S. dollars):

Division (on Sales of Goods)	2018		2017
Fisheries (CA) (Discontinued operation from October 5, 2016)	$		$-
Organic Fertilizer (HSA, SJAP & QZH)		28.9	84.4
(QZH derecognized as variable interest entity from December 30, 2017)
Cattle (MEIJI)		29.6	20.4
Plantation (JHST)		3.6	4.6
Corporate, Marketing & Trading (SIAF)			71.8
Total Revenues derived on sales of goods		$68.5	$181.2

Division (on consulting & services)	2018		2017
CA (Fishery related developments)	$		$17.0
Total Revenues derived on consulting & services		$11.1	$17.0

History

The Company, which was formerly known as Volcanic Gold, Inc. and A Power Agro Agriculture Development, Inc., was incorporated on October 1, 1974 in the State of Nevada. The Company was formerly engaged in the mining and exploration business but ceased the mining and exploring business in 2005. On 24 August 2007, the Company entered into a merger and acquisition agreement with CA, a Belize corporation and its subsidiaries CS and CH. Effective of the same date, CA completed a reverse merger transaction with the Company.

For two years after its introduction in China, the Company operated in the dairy segment, but sold the dairy business in December of 2009 and began to implement its five-year plan to develop its vertically integrated business operations consisting of (i) cattle fattening and production of beef products and (ii) cultivation of fish and prawn and related products. The Company now operates as an engineering, technology and consulting company specializing in building and operating agriculture and aquaculture farms in China.

Our principal executive office is located at Room 3801, 38th Floor, Block A, China Shine Plaza, No. 9 Lin He Xi Road, Tianhe District, Guangzhou City, Guangdong Province, PRC, 510610.

The table below provides an overview of key events in the development of the business of the Company.

Year	Event
2006	•	Initiates agriculture and aquaculture consulting activities in China.

2007	•	Changes name from A Power Agro Agriculture Development, Inc. to Sino Agro Food, Inc.
	•	Acquires the Belize holding company Capital Award. Today, Capital Award is the Company’s subsidiary operating many of the Company’s aquaculture activities.
	•	Acquires the dairy operations through a 78 percent ownership stake in ZhongXing Agriculture and Husbandry.
	•	Acquires the HU Plantation through a 75 percent ownership stake in Jiang Men City Heng Sheng Tai Agriculture Development.

2009	•	Conducts a strategic review and divests the dairy business in December due to poor industry fundamentals with control of the industry concentrated in a few very large value-added manufacturers.

	•	Founded Qinghai Sanjiang A Power Agriculture (“SJAP”). SJAP manufactures bioorganic fertilizer, livestock feed and develops other agriculture projects in the County of Huangyuan, in the vicinity of Xining City, Qinghai Province.

2010	•

Creates a five-year plan to develop vertically integrated businesses in primary production, distribution and marketing of beef cattle, beef products and seafood through proprietary recirculating aquaculture systems.

	•	Begins construction of the Company’s first fish farm, Fish Farm 1, with targeted capacity of 1,000 metric tons per year.

2011	•	Begins construction of Prawn Farm 1 & 2, Cattle Farm 1 and Fish Farm 2.
	•	Becomes a fully reporting SEC company on the OTCQB (as defined below).

2012	•	Acquires a 75 percent ownership in Fish Farm 1 and Cattle Farm 1. Advances construction of Cattle Farm 2 and Wholesale Center 1 in Guangzhou.
	•	Produces 1,800 MT of seafood and raises 6,000 head of cattle.

2013	•	Closes the Zhongshan Prawn Farm agreement, targeting production of 10,000 MT of prawn p.a. in 2016/2017 and 100,000 MT in 2024.
	•	SJAP awarded Dragon Head Enterprise status by the Qinghai provincial government.
	•	Mr. George Yap and Mr. Nils-Erik Sandberg join SIAF’s Board of Directors, as independent directors.
	•	Produces 4,700 MT of seafood and raises 15,000 head of cattle.

2014	•	SJAP’s abattoir and meat processing facilities commence operations. SJAP signs supplier and concession agreements with Tesco, PLC China for packaged meat products.
	•	Advances construction of a wholesale and distribution center in Shanghai, targeting ultimate capacity of 12,000 MT of meat and 6,000 MT of seafood per annum.
	•	Mr. Anthony Soh and Mr. Dan Ritchey join SIAF’s Board of Directors as independent directors.
	•	Ms. Olivia Lai is hired as Chief Financial Officer.
	•	Produces 5,600 MT of Seafood and raises 26,000 head of cattle during 2014.

2015	•	The Company announces a long-term vision to become a leading sustainable aquaculture company focused on organically farmed fish and prawns.
	•	Wholesale Center 2 in Shanghai initiates operations
	•	Mr. Bertil Tiusanen is hired as Chief Financial Officer. Ms. Lai becomes the Company’s Chief Corporate Affairs Officer.
	•	The Company announces contemplated plan to divest its aquaculture operations and seek a separate listing on the Oslo Stock Exchange.

2016	•	The Company was admitted to the Merkur market in Oslo.
	•	The Company upgraded to OTCQX Premier from the OTCQB® Venture Market.
	•	Mr. Bertil Tiusanen resigned as Chief Financial Officer and appointed as SVP Business Development, New Ventures Europe
	•	Officer and Mr. Dan Ritchey appointed as Chief Financial Officer.
	•	The Company’s carve-out of Tri-way resulting in categorization of Tri-way as an Investor in Associate from a subsidiary status. As such, the Company’s fully owned subsidiary namely, Capital Award Inc (CA), retains its main business activity in the sector of technology and engineering consulting and related services, and Tri-way has assumed all activity regarding aquaculture operations and the sale of all products produced by them.
	•	Tri-way has purchased Master Developer and Operating licensing rights from CA for purposes of future development of aquaculture projects in China utilizing CA’s APM-indoor and ODRAS technology, and has contracted with CA to provide its turnkey contractor services for those projects in China.

2017	•	Mr. George Yap resigned as independent director and Audit Committee chairman and member of Nomination Committee.
	•	The Company increased its equity interest in Tri-way from 23.89% to 36.6% in the fourth quarter by converting the amount due from Tri-way into equity interest.
	•	On December 30, 2017 the Company sold its (35.36%) equity in QZH to a third party. (Further details provided throughout report).

2018	•	Mr. Dan Ritchey passed away on December 1, 2018. As of the date of this prospectus, the Company has yet to appoint a CFO; consequently, Mr. Solomon Lee currently serves as the Company’s interim CFO.
	•	Mr. Nils Erik Sandberg resigned as independent director and Audit Committee chairman
	•	Mr. Colanukuduru Ravindran was appointed as an independent director and the Audit Committee chairman on March 29, 2019.

Through December 31, 2018, the Company has been contracted as turnkey contractor to the owners and developers of the C&S Project Companies and acted as the master engineer, pioneering the construction and building of farms, from raw land into fully operational facilities. In each development the Company completes the construction and building of infrastructure including staff quarters, offices, processing facilities, storage, and all related production facilities. The Company’s management teams are responsible for developing all business activities into effective and efficient operations. From October 1, 2016, onward, Tri-way has assumed the role as developer of aquaculture projects in China with CA contracted to provide turnkey contracted services for those projects.

Over the past ten years, the Company has matured into a company dedicated to the agriculture and aquaculture industry in China. The Company currently maintains operations of its HU Plantation as well as its services in engineering consulting and specializing in the development of two major products, namely meat derived from the rearing of beef cattle and seafood derived from the growth of fish, prawns, eel and other marine species.

Background

After successfully developing many aquaculture fishery farms, cattle farms and related business operations (along with sales and marketing of produce and products) in Australia and Malaysia since 1998, SIAF’s management team introduced our business activities in China in 2006. We are an engineering and consulting company that specializes in building and operating agriculture and aquaculture farms.

To accomplish this, we use our expertise and know how in specific agriculture and aquaculture technologies. Our “A Power Re-circulating Aquaculture System,” sometimes referred to herein as APRAS, is a patented and proven technology for indoor fish farming. We have developed modern techniques and technologies to grow, feed and house both fish and cattle. These are engineered into the designs of, and the management systems for, indoor and outdoor fishery and cattle farms. Our experience managing crops, and employing technologies, including hydroponic, to work within climate and growing conditions optimizes production of organic, green and natural agricultural produce.

In all of our developments we have acted as the master engineer, pioneering the construction and building of farms, from raw land into fully operational facilities. We complete the construction and building of infrastructure including staff quarters, offices, processing facilities, storage, and all related production facilities. Our management teams are responsible for developing all business activities into effective and efficient operations.

During the past years, SIAF has matured into a company dedicated to the agriculture and aquaculture industry in China. We currently maintain operation of our HU Plantation as well as our services in engineering consulting, specializing in the development of two major products, namely meat derived from the rearing of beef cattle and seafood derived from the growth of fish, prawns, eel and other marine species.

Revenues are generated from activities that we divide into five stand-alone business divisions or units: (1) Fishery development, (2) Cattle & Beef, (3) Organic Fertilizer, (4) HU Plantation, and (5) Marketing and Trading. This fifth and newest division, “Marketing and Trading” represents our strongest push to vertically integrate the Company’s operations, furthering the Company’s overall “farm to plate” concept.

Corporate Acquisitions

On September 5, 2007, we acquired two businesses in the People’s Republic of China (“PRC”):

(a) Tri-Way Industries Ltd., Hong Kong (“TRW”) (formerly known as Tri-way Industries Limited), a company incorporated in Hong Kong; and

(b) Macau EIJI Co. Ltd., Macau (“MEIJI”) (formerly known as Macau Eiji Company Limited), a company incorporated in Macau, and the owner of 75% equity interest in Enping City Juntang Town Hang Sing Tai Agriculture Co. Ltd. (“HST”), a PRC corporate Sino Foreign joint venture.

On November 27, 2007, MEIJI and HST established a corporate Sino Foreign joint venture, Jiangmen City Heng Sheng Tai Agriculture Development Co. Ltd, China (“JHST”) (formerly known as Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd.), a company incorporated in the PRC with MEIJI owning a 75% interest and HST owning a 25% interest. HST was dissolved in 2010.

In September 2009, we formed a 100% owned subsidiary in Macau, A Power Agriculture Development (Macau) Ltd., China (“APWAM”) (formerly known as A Power Agro Agriculture Development (Macau) Limited). APWAM presently owns 45% of a corporate Sino Foreign joint venture, Qinghai Sanjiang A Power Agriculture Co. Ltd. (“SJAP”). On March 23, 2017, a third party, Qinghai Quanwang Investment Management Company Limited acquired a 8.3% equity interest and APWAM owned 41.25% equity interest of SJAP as of December 31, 2017. SJAP is engaged in the business of manufacturing bioorganic fertilizer, livestock feed and development of other agriculture projects in the County of Huangyuan, in the vicinity of the Xining City, Qinghai Province, PRC.

On February 28, 2011, TRW applied to form a corporate joint venture, Enping City A Power Prawn Culture Development Co. Ltd., China (“ EBAPCD”) (formerly known as Enping City Bi Tao A Power Fishery Development Co., Limited), which is incorporated in the PRC. TRW initially owned a 25% equity interest in EBAPFD. On November 17, 2011, TRW formed Jiangmen City A Power Fishery Development Co. Ltd, China (“JFD”) (formerly known as Jiang Men City A Power Fishery Development Co., Limited) in which it acquired a 25% equity interest, while withdrawing its 25% equity interest in EBAPFD. As of December 31, 2011, we had invested $1,258,607 in JFD. JFD operates an indoor fish farm. On January 1, 2012, we acquired an additional 25% equity interest in JFD for total cash consideration of $1,662,365. On April 1, 2012, we acquired an additional 25% equity interest in JFD for the amount of $1,702,580. Prior to October 5th 2016 we owned a 75% equity interest in JFD and control its board of directors. As of September 30, 2012, we had consolidated the assets and operations of JFD. From October 5th 2016 we brought out the remaining 25% equity interest in JFD for consideration of $4,517,426 and sold the 100% equity interest in JFD to Tri-way (inclusive all original assets of its one farm namely Fish Farm 1 that was changed to name Aqua-Farm 1 and of other additional assets transferred from work in progress etc.) for $33,538,480; and converted JFD into a Wholly Owned Foreign Entity (WOFE) such that Tri-way is holding 100% equity interest in JFD; and simultaneously (on October 5th 2016) JFD completed the acquisition: of the assets and operation from owners and investors of four other aquaculture farms (namely Aqua-farm 2, 3 and 4) for $277,055,897 collectively; and the acquisition of a Master License from CA for the rights of future development and operation of our APRAS farms in China for $30,000,000 resulting that we were owing 23.89% equity interest in Tri-way as at October 5th 2016. The Company converted the amount due from unconsolidated equity investee into equity interest during the fourth quarter of 2017, which resulted in equity interest in TRW from 23.89% to 36.60%.

On April 15, 2011, MEIJI applied to form Enping City A Power Beef Cattle Farm 2 Co. Ltd., China (“EAPBCF”) (formerly known as Enping City A Power Cattle Farm Co., Limited), all of which we would indirectly own a 25% equity interest in as of November 17, 2011. On September 13, 2012 MEIJI formed Jiangmen City Hang Mei Cattle Farm Development Co. Ltd., a company incorporated in the PRC (“JHMC”) (formerly known as Jiang Men City Hang Mei Cattle Farm Development Co., Limited) in which it owns 75% equity interest with an investment of $3,636,326, while withdrawing its 25% equity interest in ECF. As of September 30, 2012, we had consolidated the assets and operations of JHMC.

Cross-Listing on the Merkur Market

On January 13, 2016, securities representing beneficial interests in the shares of common stock on the Company, referred to as VPS Shares, began to be traded on the Oslo Børs’ Merkur Market under the symbol “SIAF-ME.” The Company’s common shares continued to trade on the OTCQB under the symbol “SIAF.”

The Merkur Market is a multilateral trading facility operated by Oslo Børs ASA. The Merkur Market is subject to the rules in the Norwegian Securities Trading Act and the Securities Trading Regulations that apply to such marketplaces. These rules apply to companies admitted to trading on the Merkur Market, as do the marketplace’s own rules, which are less comprehensive than the rules and regulations that apply to companies listed on Oslo Børs and Oslo Axess. The Merkur Market is not a regulated market, and is therefore not subject to the Norwegian Stock Exchange Act or to the Stock Exchange Regulations. Investors should take this into account when making investment decisions.

Delisting from the Merkur Market

In January of 2019 the Company applied to Oslo Børs ASA for the delisting from the Merkur Market. The principal reason for the delisting from the Merkur is the difference in the disclosure rules that the Merkur requires; the Merkur requires the disclosure of information prior to occurrence of a particular event which is inherently forward-looking in nature and thus potentially speculative; consequently, any such disclosure could thus be in conflict with US securities laws.

Uplisting to the OTC QX Premier

On January 19, 2016, the Company’s shares of common stock began to be traded on the OTCQX® Best Market in the U.S. under its existing ticker symbol “SIAF.” The Company upgraded to OTCQX Premier from the OTCQB® Venture Market.

The OTCQX® Market is the top tier of the U.S. over-the-counter markets operated by OTC Markets Company. It is reserved for established investor-focused companies meeting high financial and governance standards, and sponsored by professional third party advisors. SIAF has qualified to trade on OTCQX U.S. Premier, for which eligibility standards are higher still. For comparison, as of December 31, 2015, there were 942 companies traded on the OTCQB, 425 companies traded on the OTCQX and 98 companies traded on OTCQX U.S. Premier, of which only 17 are non-bank companies.

With OTCQX admission, OTC Market Company’s Blue Sky Monitoring Service provides the Company with a customized daily audit of its compliance status in all 50 states. Blue Sky compliance is mandatory for broker-dealers and registered investment advisors to solicit or recommend a security to investors.

U.S. investors can find current financial disclosure and Real-Time Level 2 quotes for the Company on www.otcmarkets.com.

Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) in which we have total annual gross revenue of at least $1.0 billion or (b) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeded $700.0 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We refer to the Jumpstart Our Business Startups Act of 2012 herein as the “JOBS Act” and references herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	only two years of audited consolidated financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” disclosure;

•	reduced disclosure about our executive compensation arrangements;

•	no requirement that we hold non-binding advisory notes on executive compensation or golden parachute arrangements; and

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We have taken advantage of some of these reduced burdens, and thus the information we provide stockholders may be different from what you might receive from other public companies in which you hold shares.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Legal structure

The Company is primarily a holding company whose operations are carried out through its subsidiaries.

The table below sets out information about the entities in which the Company, as of the date of this prospectus, holds (directly or indirectly) more than 10 percent of the outstanding capital and votes.

The table below sets out a brief description of the companies within the Company as well as the Company’s respective holdings within such companies and their domiciles.

Company	Country of incorporation	Field of activity	% Holding

Sino Agro Food, Inc.	US	Engineering consulting (general types of developments), business management, trading, sales and marketing

Capital Award Inc. (CA)	Belize	Engineering consulting (mainly in development of fishery), management of fishery operation, marketing and sales of fishery produces and products	100

Tri-way Industries Limited (TRW)	Hong Kong	Holding company and holder of technology licenses	36.6

Macau Eiji Company Limited (MEIJI)	Macau	Engineering consulting (mainly in cattle farming and vegetable farming), management service and marketing and sales of cattle and related products	100

A Power Agro Agriculture Development (Macau) Limited (APWAM)	Macau	Holding company	100

Sino Agro Food Sweden AB (Private) (SAFS)	Sweden	Various support and service to parent company, asset management, finance, consulting and provision of services in agriculture and aquaculture, marketing and sale of agricultural products, consultancy for business development in China, and related business	100

Capital Stage Inc. (CS)	Belize	Dormant	100

Capital Hero Inc. (CH)	Belize	Dormant	100

Jiangmen City A Power Fishery Development Co. Ltd. (JFD)	China	(1): Operator in growing of fish (sleepy cod species), eels (flower pattern species) and prawns; Research and Development of growing technique and knowhow of live-seafood and
		(2) Marketing and Trading of seafood	100% owned by Tri-way

Jiangmen City Hang Mei Cattle Farm Development Co. Ltd. (JHMC or Cattle Farm 1)	China	A demonstration farm for growing cattle in a semi-tropical climate	75

Jiangmen City Heng Sheng Tai Agriculture Development Co. Ltd. (JHST)	China	HU plantation, immortal vegetable and cash crops of vegetables planting, processing and sales of produces and products	75

Hunan Shenghua A Power Agriculture Co. Ltd. (HSA)	China	Existing activities: manufacturing of organic fertilizer, 100% pure organic mixed fertilizer and lake fish farming organic fertilizer. Cattle rearing.	76

Qinghai Sanjiang A Power Agriculture Co. Ltd. (SJAP)	China	Existing activities: manufacturing of organic fertilizer bulk and concentrated livestock feed, and rearing of cattle and cooperative farming. Slaughter and deboning of cattle and value added processing of beef products.	41.25% owned by SIAF

In addition to the legal entities included in the chart and table above, the Company is providing technology know-how with consulting service and turnkey contracting services (“C&S”) to various Chinese owned Project Companies (“C&S Project Company”) which mainly are private companies formed in China with Chinese citizens acting as legal representatives. The Company does not have any ownership in these C&S Project Companies. However, in consideration of the Company’s right to protect its technology and know-how granted to the C&S Project Companies, the Company has an option to acquire equity stakes in the future SFJVC at an agreed value equivalent to the project’s development cost.

In addition, regarding the investment agreement between QZH and QQI, (i) QQI enjoyed 6% annual interest on its capital contribution, but not any profit distribution; (ii) investment period was 3 years, and (iii) SJAP shared 100% (2016: 100%) on profit or loss after 6% interest payment to QQI and enjoyed 100% (2016: 100%) voting rights of QZH’s board and stockholders meetings.

As of December 30, 2017, the Company register authority approved the transferred of the Company’s (35.36%) equity interest in QZH to an unrelated third party, such that as from December 30, 2017 QZH was derecognized as a variable interest entity. (Further related information is provided throughout this prospectus).

Business model

The Company works with Chinese investors to form operating companies, in which the Company retains the option to acquire equity interest. After a certain period of time and successful operating results, the Company and the Chinese investor may form a Sino Foreign Joint Venture Company (“SFJVC”). Prior to the formal naming, registration, and incorporation of an anticipated SFJVC, the Company prepays a deposit toward the consideration of its future SFJVC stake as a percentage of the assets of the fully developed farm. Upon conversion, the prepayments become equity capital.

The Company oversees financing and provides interoperating strategies, encouraging vertically integrated growth. China has problems with quality assurance in primary production, distribution and poor origin traceability, as well as low food quality. This has created a market where consumers will eventually pay significant price premiums for “BAP (Best Aquaculture Practice) Certified” seafood with brands guaranteeing quality and consistency.

A vertically integrated operation in a fragmented and poorly regulated environment such as in China is the strategy that will yield the most success for the Company. Our presence in retailing and wholesale markets generates market power and provides potential for both margin maintenance and expansion.

Integration into fertilizer and feed production for rearing of beef cattle together with breeding of prawn brood stock help decrease primary production operational risks as well as helping to offset price fluctuations that sometimes occur in raw product input prices.

The Company uses expertise and know-how in specific agriculture and aquaculture technologies. The Company’s “A Power Re-circulating Aquaculture System” (the “APRAS”) is a proven recirculating aquaculture system (“RAS”) technology for indoor fish farming. The Company has developed modern techniques and technologies to grow, feed and house both fish and cattle. These are engineered into the designs of, and the management systems for, indoor and outdoor fishery and cattle farms. In all developments the Company acts as the master engineer, pioneering the construction and building of farms, from raw land into fully operational facilities. The Company builds the infrastructure including staff quarters, offices, processing facilities, storage, and all related production facilities; then, manages developing of all business activities into effective and efficient operations. The Company’s largest customer represents a Company of thirty separate live seafood wholesalers at the Guangzhou wholesale markets.

The Company holds licenses for fertilizer formulas, enzyme patents, and for indoor fish farm techniques, including a “master license” in China for “A Power Technology” (“APT”), a modular land-based fish growing system and technology utilizing RAS.

The Company partners with Chinese investors in food projects as a turnkey project manager

The Company engages in projects as a technological and engineering expert, partnering with local and regional investors in food related projects. The Company generally has exclusive marketing, sales and distribution rights for each project company. For example, MEIJI purchases all marketable cattle from Cattle farm 2 and distributes them to wholesale markets. Up until September 30, 2016, prior to SIAF becoming an investment associate of Tri-way (i.e. post-carve-out), CA had been purchasing all seafood produced by the fishery farms and also supplied the fishery farms with fingerling, baby or adult fish or prawns and stock feed. Thus, CA is no longer involved in any sales, marketing and supplies of fishery goods being operated by Tri-way yet will continue to carry out its current contracts with other entities, as well as developing other business ties that are interested in utilizing its services.

Generally, the Company exercises an option to acquire a majority equity stake in the project company once development of the operating company has matured and successful operating results are demonstrated. Prior to acquisition, the Company prepays a deposit toward the acquisition consideration of the project company. Upon acquisition and conversion into a SFJVC, the pre-payments together with a cash consideration become equity capital, with the Company becoming a major shareholder. Acquired project companies are operated and managed by the management team and the Chinese investor, and overseen by the Company.

Land ownership in China

In China, nearly all land is owned by the Central Government or local village collectives, which grant “usufructuary” rights (i.e., the right to use and enjoy the derived benefits for a period of time) in the form of land use rights. This is similar to “leasehold” land rights in the United States. Corporate entities and individuals may own the property (buildings) erected on Government land. Land use rights may be transferred, but they are based on agricultural contracts, and cannot be changed arbitrarily to non-agricultural purposes.

Business overview

Introduction

The Company is an agriculture technology and natural food holding company with principal operations in China participating in the ongoing transformation of China’s fragmented agrarian sector into a modern food production industry using sustainable and profitable methods. The Company focuses on seafood and beef production with integrated wholesale distribution. The Company acquires and maintains equity stakes in a cohesive portfolio of companies that the Company forms according to its core mission to produce, distribute, market and sell natural, sustainable protein food and produce, primarily seafood and cattle, to the rapidly growing middle class in China.

The Company employs a strategy of vertical integration from primary production through processing, distribution and marketing of high quality, organic food products in the food value chain. China’s fast growing middle class is creating rapidly rising demand for gourmet and high-quality protein food. The Company’s core products are live prawns, live eels, whole beef cattle and packaged beef meat.

The Company’s operations and strategy are executed through a number of subsidiaries located in China, and the Company contributes financial oversight and strategic direction to otherwise independent management teams which employ the Company’s intellectual property and proprietary methods within aquaculture, beef cattle rearing and production of organic fertilizer.

The Company has enjoyed strong growth since the Company initiated its business activities in China in 2006. During the fiscal year of 2018, the Company’s consolidated revenues amounted to USD $141,670,563. The four principal factors that have enabled the growth are:

•	Joint venture investment models with existing local Chinese investors in agriculture and aquaculture;

•	Technological competitive advantages in recirculating aquaculture, beef rearing and livestock slaughter;

•	Strong growth in Chinese consumers’ demand for quality protein food; and

•	The Chinese Government’s policy to consolidate the agrarian sector and increase the efficiency of China’s food production industry.

The Company provides consulting and services to a number of private Chinese third party companies to construct and operate primary production facilities for fish, prawn and beef cattle, as well as wholesale marketing and distribution centers. As part of its consulting and service agreements, the Company has the option to acquire these operations in order to expand the Company’s proprietary production and wholesaling capacity.

Revenues are generated from activities that are divided into five stand-alone business divisions:

(i)	Aquaculture (CA: inclusive Technology engineering consulting & services (Project Development division) and sales of goods)

(ii)	Integrated Cattle Farm (SJAP) and Organic Fertilizer (HSA)

(iii)	Cattle Farm (MEIJI: sales of goods)

(iv)	Plantation, and

(v)	Seafood & Meat Trading (SIAF / CA GZ: inclusive Technology engineering consulting & services (Project Development division) and sales of goods and corporate affairs)

Aquaculture division

CA has entered into and completed several CSC’s (i.e., the Fish Farm 1 (or Aqua-Farm 1)) for JFD, the Prawn Farm 1 (Or Aqua-Farm 3) for EBAPCD and construction and development work still in progress for the Prawn Farm 2 (or Aqua-Farm 2) at Xin Hui District and the Prawn Farm 3 (or Aqua-Farm 4) and Prawn Farm 4 (or Aqua-Farm 5) at San Jiao Town Zhongshan for ZSAPP.

Prior to September 30, 2016, CA was the sole marketing, sales and distribution agent of the APRAS fishery and prawn farms. CA had purchased all marketable fish and prawn from the farms, and then sold them to wholesale markets. CA also supplied the farms with fingerlings, baby or adult fish or prawns, and stock feed. CA generated revenue from the sale of seafood bought from farms that either had been Company subsidiaries or C&S Project Companies.

However, since then, Tri-way has acquired all assets and operation of CA’s C&S related project farms (i.e. Aqua-Farm 1 to 5) and SIAF has carved-out its controlling interest in Tri-way to 23.89% + debt converted to equity of 12.71% totaling to 36.6%, such that Tri-way, the subsidiary, is categorized as an “investment in associate” holding of SIAF, as a result of SIAF’s deemed disposal of equity interest in the subsidiary.

Integrated Cattle Farm division (SJAP & QZH)

Operated by SJAP, the Integrated Cattle Farm division is the business unit of the Company active in beef cattle rearing and value added processing of domestic and imported beef meat. Revenue for fiscal year ended December 31, 2018 was USD 19.23 million or 13.6 percent of the Company’s total sales of goods revenue of USD 141.67 million in the same period. Gross profit for SJAP’s integrated cattle farm division in the fiscal year ended December 31, 2018 was USD 4.3 million, or 19.86 percent of the Company’s total gross profit in sales of goods of USD 21.65 million in the same period.

1.	Beef cattle rearing and fattening

SJAP has slowed down its beef cattle rearing and fattening division since 2017 and is no longer involved with the corporative growers in the fattening of beef cattle due primarily to the depressed markets of the local cattle and beef industry caused mainly by the opening of the beef imports from a great number of developed countries that un-balanced the local cattle industry. Revenue for fiscal year ended December 31, 2018 was USD 6.64 million or 4.7 percent of the Company’s total sales of goods revenue of USD 141.67 million in the same period. Gross profit for same division in the fiscal year ended December 31,2018 was at a loss of USD(0.98) million, or (4.5)% of the Company’s total gross profit in sales of goods of USD 21.65 million in the same period.

SJAP now has in its own property twelve cattle houses, with its smaller buildings housing a minimum of 200 head and larger cattle houses accommodating up to 350 head.

2.	The Organic fertilizer Chain:

The SJAP’s fertilizer division’s revenue for fiscal year ended December 31, 2018 was USD 3.02 million or 2.1 percent of the Company’s total sales of goods revenue of USD 141.65 million in the same period. Gross profit for same division in the fiscal year ended December 31, 2018 was USD 0.89 million, or 4.1% of the Company’s total gross profit in sales of goods of USD 21.65 million in the same period.

The Company prepares its agricultural wastes into bioorganic fertilizer through the environmentally friendly “Bacterial and Bio-organic Fertilizer Manufacturing Technology.” Also, the livestock feed is prepared into bioorganic livestock feed. Livestock feed consists of raw material consisting of crop wastes as well as locally grown and available wild wheat plus wild wheat sterns, wild peas with sterns and leaves, and selective pastures grown in the wild. These raw materials will be finely cut and put through several aging and fermentation processes by adopting a technology and method called “Stock Feed Manufacturing Technology,” and catalyzed by the enzyme developed by SJAP. Thereafter, the end materials will be packed and sealed in airtight and weatherproof packaging ready for storage.

Bioorganic fertilizer and the bio-organic livestock feed is sold to farmers that work on the Company’s land-use rights, which is owned by the government and leased with a subsidy or rent free, due to the many benefits for the community. Fertilizer and livestock feed are prepared based on the Company’s patented enzyme. The use of the enzyme is synergistic, as the production of fertilizer and livestock feed is permissible all 12 months of the year, which is a competitive advantage.

The Bulk Livestock feed:

The farmers use the bioorganic fertilizer on the soil and feed the grain to the cattle and sheep together with the livestock feed. Government tests show:

•	Additional average weight gain per head of fattening cattle;

•	Additional fresh milk is produced;

•	All feeds are much easier to digest resulting in much cleaner environment in the cattle yards and houses;

•	No ill effects were recorded due to the Company’s feed;

•	All cattle preferred to eat the Company’s feed and were reluctant to revert back to the consumption of their old feed after they had consumed the Company’s feed during the period.

Through an acquired patent,1 the fat content of a 24 month-old cattle can be decreased from 18 kg to 5 kg, which improves the quality of the meat and its yield. The inventor of the patent is now an equity partner in SJAP.

3.	Feed

SJAP’s feed division has two types of livestock feeds, namely “Bulk stock feed” mentioned above and “Concentrated stock feed” mentioned below and revenue for fiscal year ended December 31, 2018 was USD 1.52 million or 1.07 percent of the Company’s total sales of goods revenue of USD 141.65 million for the bulk stock feed and USD 8.04 million or 5.7 percent of the Company’s total sales of goods revenue of USD 141.65 million for the Concentrated stock feed in the same period. Gross profit for same division in the fiscal year ended December 31, 2018 was USD 0.82 million, or 3% of and USD 3.56 million, or 13.3% of the Company’s total gross profit in sales of goods of USD 21.65 million for the Bulk stock feed and Concentrated stock feed respectively in the same period.

1 T1 Enzyme Technology (T1), Patent number ZL2005 10063039.9.

The Concentrated livestock feed:

On February 28, 2013, SJAP completed its development of the Concentrated Livestock Feed (“CLF”) manufacturing factory, and started the production and sales of CLF. This CLF complements SJAP’s bulk livestock feed to provide the local cattle and sheep farming industry with a completed feed formula that can cater to the rearing of cattle and sheep at various growing cycles (e.g., specially formulated mixes with efficient nutrients for dairy cows and sheep, weaning, fattening and mature cattle and sheep). The advantage of the formulated feed combination is that the cattle and sheep growers will realize cost savings in production knowing precisely the amount of concentrated feed that will be needed by their livestock, thus avoiding wasted excess concentrated feed due to over feeding, which results in worthless excess fat in mature animals. In this respect, the Chinese central government has placed an order with SJAP to reserve up to 5,000 MT of CLF annually as part of the country’s annual reserve emergency livestock feed inventory. Thus, since March 2013 onward, SJAP has generated additional revenue generated from the sales of CLF.

SJAP sells its fertilizer and bulk and concentrated livestock feed mainly to its regional farmers in addition to using it to rear its own grown cattle, but because its geographic location is so far away from other major provinces there are high costs associated with selling its fertilizer, bulk and concentrated livestock feed and live cattle other than to local purchasers. Conversely, equivalent imports from other provinces must be purchased at a higher cost, providing SJAP with a competitive edge. Furthermore, Qinghai Province is a region rearing millions of cattle and sheep per year, providing an ample market for SJAP’s fertilizer and livestock feed.

4.	Value Added Processing and distribution (VAP) (This division is now a discontinuing operation having disposed QZH in 2017).

The Company is constantly looking and analyzing various optional business plans to enhance SJAP’s operation with improved financial performances, yet at present there is no plan has been finalized.

●	Recapping information of disposal of QZH that was reported in our 10K 2017 .

(i)	The live cattle division

The average price paid to cooperatives for their fattened cattle is RMB50/Kg or RMB4/kg above average market prices, whichever is higher. A commitment by SJAP to the cooperative farmer to exercise its option to purchase cattle is made well in advance to lock-in the price before other buyers step in and also to obtain the producer’s commitment to raise its cattle based on SJAP’s quality standard for purchase. Again, if the quality of cattle raised by the cooperative does not meet SJAP standards, then there is no purchase obligation on SJAP’s part to carry out its commitment. Over the past few years until Q3 2015, when the Government relaxed its beef import policy, SJAP had generated good profit margins working under this arrangement. Since then, profit margins have steadily been depleted, such that by mid-2017 if SJAP had continued to commit buying additional heads of cattle from the cooperatives, it would have resulted in continuous operating losses for SJAP in 2017 and 2018 estimated to total $46.75 million (cumulative) based on an average market loss of RMB11.5/Kg (or $1.75/Kg), excluding other operating expenses. This alone had provided incentive for the Company to decide on what its alternatives were to sustain (and absorb) such losses, which for all intents and purposes was not an option considering current cash flow issues with the Company.

The local Government has been working with SJAP to develop a long-term plan to help ameliorate the problem faced by SJAP as well as other cattle houses throughout the region, yet the timeframe that appeared necessary to carry out a solution would also mean incurring more losses without the means to cover those losses in the meantime.

What has been decided between SJAP and its investors, including SIAF, and the local Government in the interest of its stakeholders was the following solution:

1)	The local Government was able to work out an agreement with cooperatives to have them accept a portion of the loss they incurred in 2017 and the losses they have already incurred preparing for 2018 resulting from SJAP no longer being capable of making do on its commitment to purchase.

2)	SJAP agreed to pay the cooperatives a deeply discounted portion of its commitment/obligation to them at an average price of $800/head, about one-third of the out of pocket cost typically paid cooperatives in exchange for release from its commitment to purchase, which totals a one-time cost of $17.75 million. When compared to the estimated cumulative total loss to be incurred of $46.75 million in 2017/2018 due to SJAP’s lock-in commitment to buy, the estimated amount of out of pocket loss to SJAP is estimated to be reduced by about $30 million.

Also, consideration had to be given to the cost being incurred to meet the new regulations implemented by the Central Government on slaughterhouse operations, which license is currently held by QZH. Currently, it’s estimated that having both the funding and slaughterhouse operations underway meeting these new standards will take approximately 2 years to materialize; again, another source of income that would be completely curtailed until slaughterhouse operations were back online.

Taking into consideration and weighing its options, SJAP decided to eliminate any additional losses being incurred through QZH and has decided to discontinue QZH operations with the understanding that if favorable market conditions were to reoccur as well as the slaughterhouse license reinstituted in addition to Governmental assistance in developing a long-range plan being implemented that consideration will be given to resuming QZH operations in the future.

Thus, as of December 30, 2017 (the “deemed date of disposal”), QZH was derecognized as a variable interest entity and SIAF, based on its proportional ownership of QZH through its variable interest entity SJAP, had incurred a net loss on disposal totaling $9,365,543 as delineated in the following table:

NET LOSS FROM DISPOSAL OF A VARIABLE INTEREST ENTITY

(a)	Net loss from disposal of a variable interest entity, QZH

Cash and cash equivalents	$17,060
Inventories	4,567,530
Prepayments	2,692,571
Accounts receivables	16,403,731
Other receivables	1,855,971
Plant and equipment	3,888,987
Intangible assets	2,870
29,428,720
Less: Accounts payable	(7,140,439)
Other payables	(5,811,425)
Short term borrowings	(1,530,456)
Non-controlling interests	(5,082,410)
Accumulated exchange difference	(498,347)
Net assets and liabilities disposed as of December 30, 2017	$9,365,643

Satisfied by:
Cash consideration	$-

Under the arrangement of the disposal agreement between all parties, it was agreed to that:

•       SJAP is no longer liable and responsible for the liabilities of QZH.

•      If any profit will be derived from the sale of existing fixed assets of QZH, 50% of any gained profit will be paid to SJAP with SIAF receiving its proportional share of the proceeds.

•      There will be an annual royalty fee paid by QZH to SJAP/SIAF calculated at 25% of QZH net income over the next 3 years beginning January 1, 2018, if operations were to be reinstituted within this period.

•      Also, if QZH operations were to resume under the Government’s plan to establish QZH as a regional hub for beef processing, value-added production, etc. within the next 3-years, an option to buy up to 25% equity of QZH at its fair book value (net of the loss incurred from disposal) would be made available to the Company or its nominee, on or before December 30, 2020.

Taking into consideration all issues related to the ongoing losses incurred by QZH, the Company believes that its support in favor of QZH’s disposal is the best option for its shareholders at this time foregoing incurring further and greater losses from QZH while leaving the door open to reinvest in QZH if, and when, the larger issues are resolved and the regional beef hub plan is able to be implemented.

Organic Fertilizer (HSA) division

The Organic fertilizer (HSA)’s revenue generated in fiscal year ended December 31, 2018 was USD 9.67 million, or 6.86%, of the Company’s total sales of goods revenue of USD 141.67 million in the same period. Gross profit for this division for the 12 months ended December 31, 2018 was USD 2.77 million, or 12.79% of the Company’s total gross profit on sales of goods of USD 21.65 million in the same period.

The operation in Linli District, Hunan Province, is run by HSA, a 76% owned Chinese subsidiary. HSA conducts the following business activities, both of which are in the development stage:

•	manufacturing and sales of organic and mixed fertilizer, and

•	cultivation of pastures and crops in preparation for the establishment of beef cattle farms to rear and grow a selective Chinese National Breed of cattle mainly for the domestic market of China.

By January 2013, the first organic fertilizer production plant was established and started its production of organic fertilizer (“OF”). On March 5, 2013, HSA secured the rights to use an enzyme developed by a Hong Kong company some twenty years ago that has been utilized by global manufacturers of organic fertilizer. The advantage of this particular enzyme is that when it is applied to the organic fertilizer it has the ability to convert part of the organic raw materials into potash and phosphate without having to add in chemically formulated potash and phosphate, such that the Company’s end fertilizer can be qualified as pure organic fertilizer made with 100% natural organic raw materials. With this pure organic fertilizer, HSA is in a position to fully explore the potential market for fish in farm lakes and thereby to attempt to align itself with the government’s policy of encouraging lake fish farmers to use pure organic fertilizer instead of chemical fertilizers. In addition, cost savings from avoiding the use of chemical potash and phosphate will, in management’s belief, result in a better profit margin for the Company. Sales of pure organic fertilizer commenced at the end of Q1 2013. By 2014 HSA successfully developed a different mixed organic fertilizer specially designed and composed for the application in lakes to provide nutrients to enhance growth of water plants and microorganisms in the lakes that the fish are fed on. We call this type of fertilizer “the Organic Mixed Fertilizer” (“OMF”). In the same year, HSA also developed a domestic pack of fertilizer called the “Retailed Pack Fertilizer” (“RPF”) supplying to the super market chain. As such there are three types of fertilizers being produced with:

(a). The OF is being used for the growing of crops, vegetables and plants,

(b). The OMF is being used for the growing of fish in the lakes, and

(c). The Retailed Pack fertilizer (“RPF”) are being used by domestic households.

By Q2 2016, HSA completed its construction work of and started production operation with its second fertilizer production plant.

Construction work to develop HSA’s cattle station that began in March 2012 by cutting half of the hill at site next to the fertilizer production site that cost far more than the budget originally estimated (from the budgeted $8 million to almost $20 million) due mainly to extra-work required to satisfy compliance of the additional environmental impact conditions implied in the Government’s 2016 regulation and to additional work required to reconstruct the foundation of the land due to a number of land-slides occurred during the rainy season, however related main construction work were 95% completed by year end of 2017 containing a 2,000 head capacity cattle farm built and pending on the completion of the installation of associated plants and equipment, accessories and operational fittings and other necessities, it will be ready for stocking of cattle for rearing and fattening operation targeting to be within 2018. In this respect, the Company is recruiting and selecting the right management team specializing in the growing of the selected native breed cattle (namely the “Asian Yellow Cattle,” or “AYC”) in readiness to start-up the operation. The AYC are mainly found in Guangxi district and grown in free range conditions by small farms such that our initial stocking up to 2000 heads is rather significant in comparison that really needs a good management team to carry out its operation efficiently. The Company cultivated 75 acres of its land, situated below the fertilizer factory, and planted a high yielded pasture that have been developed in our Cattle Farm 1 in Enping District harvesting up to 200 MT/acre/year for the past year that has been proven as quality livestock feed suitable to the growing and fattening of AYC. The pasture will be harvested from the said 75 acres are the main bulk livestock feed fed to the AYC that will be sufficient for the growing of 2000 heads of AYC per year starting from 2018. In term, the plan is that; the cattle’s liquid waste will be used to fertilize the pasture field and the cattle’s solid waste will be used as raw materials by the fertilizer factory such that all wastes will be recycled, which we refer to as the AYC development project.

However this AYC development plan was disrupted and put on hold during mid-year of 2018 when the Government imposed an additional environmental regulation requiring the construction of a mash gas plant before the permit of the cattle farm could be issued. Although the Mash gas plant will be paid by the Government under subsidization program currently available to the project, it will take a further 12 months or more for construction, such that the Company decided to lease out the AYC development project’s property situated on land of 25 Mu to an unrelated third party whilst the Company evaluates other business opportunities and options that may allow better financial returns to the Company in the meantime.

HSA produced over 50,000 MT of organic fertilizer and organic mixed fertilizer in 2016, which was reduced to 24,448 Mt in 2018 (a decrease of 59.25%) primarily due to (i) the production of the fertilizer in HSA being affected in the second half of 2017 by the ongoing construction work of cattle station during the year and (ii) the retrofitting of the fertilizer plant to accommodate the application of cattle waste as the main source of raw material versus chicken waste as its main product source. By Q4 2017, HSA’s production lines were back to online. Organic Fertilizer generated sales of 15,105 MT in 2018 from 15,334 MT sold in 2017. Organic Mixed Fertilizer, generated sales of 14,638 MT in 2018 from 9,042 MT sold in 2017.

Cattle farms (MEIJI) division

The business division Cattle Farms, or MEIJI, refers to SIAF’s cattle rearing operations in Jiangmen, Guangdong Province. Revenue for fiscal year ended December 31, 2018 was $29.56 million, or 29.96%, of the Company’s total sales of goods revenue of USD 141.67 million in the same period. Gross profit for the Cattle Farm (MEIJI) division for the 12 months ended December 31, 2018 was $4.29 million, or 19.81% percent of the Company’s total gross profit on sales of goods of $21.65 million in the same period.

Currently there are two operations in this segment, Cattle Farm 1 and Cattle Farm 2.

Cattle Farm 1: Cattle Farm 1 was built as a demonstration farm to show that cattle can be raised in a semi-tropical climate using the Company’s semi-grazing and housing method. Using the Company’s semi-free growing management system, the cattle are allowed to graze in the field during the early morning and kept indoors and out of the sun during the hot summer days. This method has proven reliable, with the growth rate of the cattle measuring slightly higher than the cattle at SJAP (i.e., averaging around 0.28 kg per day per cattle).

Cattle Farm 2: Cattle Farm 2 is a beef cattle farm situated in Guangdong Province, Guangzhou City. Cattle Farm 2 is operated by a private company formed in China with Chinese citizens acting as its legal representative as required by Chinese law. Cattle Farm 2 is complementary to Cattle Farm 1, having an additional 76 acres of land suitable for growing the Company’s type of pasture (a cross between elephant grass and yellow grass) that has a very high yield rate of over 35 MT per 1/6 acre per year, and containing an average of over 9 percent protein that is very suitable for consumption by cattle. Between the two farms, under normal seasons, they have a capacity to produce up to 30,000 MT of pasture/year collectively that is capable to feed up to 5,000 head of cattle/year based on the consumption rate on average of 6 MT/head.

MEIJI is the marketing and distribution agent for all cattle farms that have been and will be developed by MEIJI using its “Semi-free growing” management systems and aromatic-feed programs and systems to grow beef cattle.

Similar to CA in its business model, MEIJI purchases fully-grown cattle from Cattle Farm 1 and sells them to the cattle wholesalers. MEIJI also buys young cattle from other farmers and sells the young stock to Cattle Farm 1. All cattle farms developed by MEIJI will utilize its “semi-free growing” management system and aromatic-feed programs and systems (which is a feeding program with special selected Chinese herbs to improve the health of the cattle to avoid the use of antibiotics) to raise beef cattle, such that cattle raised under this program have a distinct aromatic flavor sought by many restaurants in the Guangdong Provinces.

AYC is traditionally a high-end market in China, as it is mainly sold in higher end markets (i.e. its 2016/2017 average of wholesale price was between RMB70 to RMB78/kg (live weight) while the average of other (western origin breed beef) cattle like Angus, etc. was between RMB36 to RMB 48/kg (live weight). We are anticipating that the AYC situation is rapidly changing, though, owing to urbanization and rising incomes, the rising demand for such quality beef, such that we foresee that eventually, locally grown and produced high quality beef from local breeds like the AYC will establish its “Brand” and market niche, returning premium prices in China similar to how many locally bred Japanese Cattle found their market niches in Japan that are not be affected by the supplies of imported beef.

Initially (as demonstration farms) these farms were going smoothly rearing and fattening mainly the western origin beef cattle (“WOBC”) breeds (i.e. Angus and/or Simmental) similar to cattle fattened at SJAP until the adverse impact caused by said relaxed importation of cattle from other countries that reduced the activity of the fattened WOBC and to grow more AYC. However, although the domestic prices of the AYC were not being affected by the imports, they do have much lower growth rates due to their small stature and in turn reduces these farms’ sales revenues based on volume yet make up the difference on their return on gross profit as evidenced in 2018 for gross profit of $4.29 million derived from sales of $29.56 million when compared to 2016 for gross profit of $1.54 million derived from sales of $29.84 million of WOBC.

Presently, these farms are carrying on with the growing and fattening mainly AYC.

Plantation (JHST) division

The business division Plantation refers to SIAF’s produce production, situated at Enping City, Guangdong Province. Revenue for 12 months ended December 31, 2018 was $3.61 million or 2.56% of the Company’s total sales of goods revenue of $141.67 million in the same period. Gross profit for the plantation division for the 12 months ended December 31, 2018 was $0.52 million, or 2.4% percent of the Company’s total gross profit for sales of goods of $21.65 million in the same period.

JHST is an SFJVC that is 75% owned by SIAF consolidated as a subsidiary, and is the owner and operator of a Plantation where mainly Hylocereus Undatus, or Dragon Fruit, and cash crop vegetables, are grown.

Hylocereus Undatus is a cactus commonly referred to as dragon fruit. JHST conducts two main operations: (i) growth and sales of flowers that are consumed as vegetables in China, and (ii) drying and value added processing and sales of HU flower products (used in health-related soups and teas). JHST cultivates 187 acres of Hylocereus Undatus in the Guangdong Province.

HU cacti take three years to reach maturity, though they will flower a little even in their first year, and can produce for as long as twenty years. JHST began planting in late 2007, and by 2015 all of the plants are mature (averaging over four years). HU blooms for a very short period, sometimes only one night, and flowers must be 20 to 25 cm long when picked before they turn from green to white. HU is a delicate crop and the harvest season runs from July through October.

Small amount of fresh flowers are sold to regional wholesale and retail markets due to their short shelf life and most of the flowers are dried and packed; these flowers are sold to a few major wholesalers, who distribute them to wholesale and retail markets and export traders through the winter and spring months (from October to June) in Guangdong Province. HU is a seasonal revenue product; more than half of JHST’s revenues are recognized in the third quarter. No sales are made in the first quarter.

The Company originally expected that by 2014, dried and pickled flowers would make up 96 percent of the division’s flower income as produce is diverted away from delicate fresh flowers. In 2013, the Company also planted a special selenium-rich Chinese herb (called XueYingZi, or “Immortal Vegetable” in China and Snowsakurako in Japan) and tried many treatment methods hoping to prolong the shelf life of the fresh flowers from 2-3 days up to 12-14 days aiming to increase the sales of fresh flowers. This experimentation had not produced the desired outcome; thus the Company instead has processed up to 80 percent of HU as dried flowers from 2013, onward.

HU flowers are in greater demand than supply can meet for several reasons; (i) In Guangdong Province, HU plants can only be grown commercially along certain districts; there were over 40,000 acres of HU Plantation in 2005, but due to the growth of industrialization and modernization, acreage is now less than 4,000 acres, and (ii) farm laborers are getting harder to find. With the increase of cost of wages and salaries, the rapid rise of the land cost and the increase cost of farm developments, it is extremely difficult to start up a big acreage HU plantation. For these reasons the Company anticipates that prices of dried HU flowers will enjoy a steady rise at an average rate of 8 to 12 percent per year, which has been the trend since 2009. However, the biggest risk to yield is weather, as substantially wet rainy seasons can limit the yield of any harvest and damage their roots in term inducing diseases to the plants.

Our plantation experienced very heavy wet seasons for more than 4-5 years (2013 to 2017) requiring the Company to combat and treat diseases and related problems continuously during the period, but by 2017 had exhausted all various means to recover and to revitalize the HU plantation. With continued wet conditions experienced over the past years, damage to the soil and plant roots has increased disease problems to the HU plantation affecting its overall yield as well as quality of harvested flowers Even though new plants were being planted each year increasing the area of planting by over 900 Mu to a total of over 1700 Mu with the intent to increase productivity, proportionately, the outcome has fell well short of intended results. Furthermore, poor soil and weather conditions adversely affected the quality of the HU flowers products which caused a significant drop in selling prices (i.e., there was no sales of the fresh HU flowers decreased in 2018 while that of dried HU flowers decreased from $5.19/kg in 2017 to $4.93/kg in 2018). At the same time, the regional farmers suffered the same fate that we could not buy enough fresh flowers from them to dry to maintain the sales of dried flowers. Therefore, due to deteriorating conditions recurring in the HU sector, the Company is reviewing the following options with the hope to remedy the situation.

One of the plans of JHST was to plant other cash crops to provide an alternative source of income for the plantation. Immortal Vegetable (IV) plants have properties that some believe induce good health. The Company has processed these into small herbal tea bags - selling them as organic herbal health tea. Laboratory test results show that each kilo of fresh Immortal Vegetables contains 0.58 gram of selenium, which adds value to their sales. As of the 2015 season there were 70 Mu designated for growing immortal vegetables on the plantation, however sales of this products did not reach targeted levels such that in 2017 the Company maintained only a small plot of about 10 Mu for growing IV. We did not sell any dried IV tea in 2017, but we kept over 20,000 Kg dried IV tea in inventory planning to relaunch its sales by one of the country’s top e-commerce operators in 2018 that will involve (a) Repackaging the products by a well-known and reputable health food processor and promoter into three separate and different health products with each product reflecting its own health property instead of an all-in-one application like had been, previously, (b) To promote the product under one of China’s best brand names of health herbal products. Our herbal health tea products (“HHTP”) have been accepted by one of their franchisees during March 2018, and, as such, we are working on trials with the processor over the coming months to start launching the HHTP onto an e-commerce platform targeting Q3 2018 depending on the successful outcome of the trials to meet various marketing markers, satisfactorily. If HHTP is launched successfully, there is good potential for JHST’s plantation to generate sustainable high sales revenues and profit from 2018 onward because the IV are very durable plants with strong disease resistant characteristics having good growth rates producing 5 yields per year (average of 50 MT of fresh produce/acre/year) at a reasonable cost of production averaging at RMB1000/MT or the equivalent of RMB 50,000/acre. Practically speaking, the whole plant (that is, the flowers, leaves, sterns and roots) can be dried into the HHTP averaging 5 MT of HHTP/acre/year. We are targeting to plant about 15 acres in year 1 (starting from Q3 2018) to process into 75 MT of HHTP to generate direct farm sales (excluding marketing and other associated sales revenue and costs, etc.) up to RMB45 million/year 1 (or the equivalent of $7.2 million) at about a 70% gross profit margin. If successful, it will enhance revenue and profit by more than 200% of JHST’s annual sales revenue and gross profit generated in FY2018.

In March 2018, JHST signed two growing contracts that have stable pricing conditions: (1). With a herbal plant oil processor to grow 50 acres of plants called “Pogestemon Patchouli” (“PP”) for processing into a type of natural aromatic oil that has experienced a good market in China. 50 acres of trial will be run this year but can be expanded to 150 acres next year if proven successful. It is estimated that the 50 acres of PP will generate sales revenues over $1 million with 50% gross profit margins based on two harvests for the year 2018; and (2). To grow 200 acres of Passion Fruit for a Juice Manufacturer from 2018 to 2020 for 3 years initially estimated to produce around 2,400 MT of fruit/year contracted at RMB 8,000/MT (or $1,280/MT) to generate over $3 million in sales revenue. The combination of both fruits and PP will enhance revenue and gross profit to JHST that again will exceed its performance of FY2018, if their outcomes prove successful.

Unfortunately the typhoon during Q3 2018 has destroyed much of the winter cash crops, which reduced JHST’s performances in Q4 2018 and in turn reduced 2018’s annual revenue and incomes by 22% and 62.5% respectively compared to 2017. At the same time the typhoon also destroyed the newly planted herbal PP plants and the passion fruit trees delaying their development. Currently as at the beginning of Q2 2019, management of JHST is still evaluating JHST’s overall prospects yet it has not yet come up with any conclusive plans needed for JHST.

Marketing & Trading Division

Revenue for 12 months ended December 31, 2018 was $68.45 million or 48.5% of the Company’s total sales of goods revenue of $141.67 million in the same period. Gross profit for the plantation division for the 12 months ended December 31, 2018 was $7.18 million, or 33.16% of the Company’s total gross profit for sales of goods $21.65 million in the same period.

The Company distributes imported meat and seafood through two completed and operational facilities from which it has acted as turnkey project developer to construct and to provide supervision to these operations:

1)	Wholesale and distribution facilities (“Wholesale Center 1”) for Guangzhou City NaWei Trading Co. Ltd (“NWT”), an unrelated Chinese third party owned company situated at the Guangzhou City, LiWan District, New Wholesale Market.

2)	The Shanghai Distribution Center which was built to accommodate a capacity of 50 metric tons of meat per day and to distribute 5,000 metric tons of seafood per year.

In 2013, the Company also constructed a trading complex (the “Trading Center”) for the Import and Export at another building adjacent to Wholesale Centers 1 and 2. The Trading Center has imported frozen and fresh chilled and live seafood (i.e., cuttlefish, squid, prawns, salmon, crabs and eels) from Malaysia, Thailand, Russia and Madagascar and other local coastal fishing towns. The seafood was sold to Wholesale Center 1, which distributed and sold it into various reputable food chain outlets, wholesale market stores and supermarket chains in the Guangzhou City, Shanghai City as well as in the southern coastal towns of the Guangdong Province.

Primarily, the Company distributes meat imported from Australia and seafood from other countries through these operations under their import and export permits conditioned under the China Government’s regulations.

We believe this division has excellent growth potential due mainly to the needs of import foods in China, but the sales of this division is limited mainly by “insufficient working capital” to really drive up the sales’ turn over. For instance the company’s average of gross profit of import trade is at 10.5% (derived from average of 12.5% in mark-up) for selling the imported goods to its sales agencies to distribute in China when the total working capital(WC) needs for the 1st month’s import and the subsequent 2nd months import calculated to about 4 months’ “good-sold” when considering that it will require 2 months times to complete one cycle of the monthly import allowing time provided for “ordering, shipping, custom clearance, good inspection, discharging & local transportation, storing and selling time etc. and another 2 months for subsequent month’s import totaling to 4 months. As such, if the Company wants to generate $120 million in sales in one year it will require WC of about $40 million (or 33.3%) to be locked up month after month continuously during the year whilst the Company did not have $40 million in WC in the past or currently for that purpose, such that it could only build up sales of this division gradually pending on the availability of working capital from time to time.

Over the years this division has developed many reliable suppliers and supplied sources that are supplying quality foods to our trust-worthy customers / agencies. Therefore it is within reason to assume that this division will eventually become an effective and major revenue drive of the group once when some of the financing plans will have materialized to allow more working capital being employed in the division.

Overall in 2018 this division achieved average gross profit margins of 11% for the trading of seafood and 10% on the trading of beef from selling imported goods to its sales agencies to distribute in China based on an averaged mark-up of 12.5% on cost of goods sold excluding the cost of import duties, value added taxes and local associated charges etc. that were paid by respective agencies. This kind of gross profit margin will be increased when the Company will be in the financial position to afford to buy directly from the fishermen and to sub-contract the value added processors to process the seafood directly.

Project Development Division

The project developments (or Technology engineering consulting and services) work are carried out by CA on aquaculture related projects and by SIAF on non-aquaculture projects:

Introduction

The Project Development division earns revenue by providing turnkey project management and engineering services today mainly within aquaculture. Project development revenue for 12 months ended December 31, 2017 was $16.99 million or 8.57% of the Company’s total revenue of $198.17 million (derived collectively from $181.12 million in Sales of goods and Project Development of $16.99 million) in the same period. Gross profit for project development for the 12 months ended December 31,2018 was $3.42 million or 17.42% of the Company’s total gross profit of $19.63 million (derived collectively from $16.21 million of Sales of goods and Project development of $3.42 million) in the same period. All project development activity for the year was carried out through Capital Award for its unconsolidated investee, Tri-way.

Historical events:

Historical Information and status of CA’s consulting and engineering service are shown in the table below:

Number	Year	Name	Stage of completion
1	2010	Fish Farm 1 (JFD)	Completed and acquired by SIAF
2	2011	Fish Farm 2	Under expansion by Tri-way
3	2011	Cattle Farm 1 (JHMC)	Completed and acquired by SIAF
4	2011	Prawn Farm 1 (EBAPCD)	Completed with hydroponic farm to go
5	2011	Prawn Farm 2 (ZSAPP)	Under expansion by Tri-way
6	2012	Cattle Farm 2 (EAPBCF)	Completed
7	2012	Wholesale Center 1 - Guangzhou (APNW)(Phase 1 & 2)	Completed
8	2012	Central kitchen, distribution network, signature restaurants	Completed
9	2014	Zhongshan New Prawn Project (ZSNP)	Commencing construction
10	2014	Wholesale Center 2 - Shanghai (APNW) (Phase 1)	Completed
11.	2016	Aqua-farm 4 & 5 of the (ZSNP)	90% completed under Tri-way’s direction

Together with its subsidiaries, the Company essentially constitutes an engineering company providing services in engineering consultancy, supervision and management on the development of agriculture and food based projects in China. These include the construction of farms (or other facilities) as well as the development of business operations of related projects that are apply and use the Company’s principal technologies, including the following:

•	An indoor recirculating aquaculture system (APM-RAS) and designs for the growing of aquatic animals (fishery indoor);

•	An open-dam recirculating Aquaculture System (ODRAS) for the growing of aquatic animals (Fishery outdoor);

•	Semi-free range cattle growing systems and design for raising cattle and sheep in China tropical climate locations, (e.g. Cattle Farm 1 at Enping district); and

•	Other associated technologies.

CA’s standard principal terms and conditions for its Aquaculture project development consulting and service contracts are outlined below:

•	CA is the consulting and service provider as the turnkey contractor of the project;

•	The Chinese businessmen are the clients of CA and the investors and owners of the project company;

•	CA creates and manages development schedules for the project;

•	CA is responsible to build the Aquaculture project (including development of its business operation) using the Company’s APRAS technology, systems, know-how, and management expertise and systems for and on behalf of the developer;

•	The developer is responsible to pay CA for its work, including all subcontractors and suppliers appointed by CA in a timely manner, normally a 60-day term;

•	Provision clauses allow CA to appoint and to select sub-contractors and suppliers;

•	Clauses allow extra work and additional work and extra cost provisions; and

•	Contracts generally include i) warranty and limitation of liabilities, ii) scope of work and lists of supplies (including all plant and equipment), iii) installation, training and commissioning of the developments and business operation; and iv) granting to CA rights to management of operation, and marketing and sales of the produce and products from the farm’s operation.

The Company’s services are comprehensively supportive with vertically integrated operational activities to provide service for the construction of and the business development of the projects to joint ventures. Consulting services include research and development on grown and growing animals, supply of foundation animals (baby calves, fingerling and breeding stocks etc.), supplying designed and configured plants and equipment to the marketing and sales of the end product.

Aquaculture Project Development

Engineering consulting and services provide a comprehensive range of services in the field of aquaculture. These include research and development, brood stock supply, nurturing of fish fingerlings and prawn post-larvae as well as growing of fish and prawns, engineering designs and planning of farms and associated operations, technology and related implementation, supervision, training and conducting trials, management of farm operation and construction, supply of plants and equipment, training of maintenance and operational services, sales, transportation and marketing of fish and prawns, as well as financing. The Company’s management team and staff in Guangzhou conduct the engineering and consulting work. The Company directs the scope of work so that building subcontractors deliver projects efficiently and cost effectively. Using locally manufactured equipment, parts and components customized to the Company’s proprietary designs and engineering specifications, production costs for machinery and facilities are far lower compared to foreign aquaculture systems. The Company believes that it delivered the first indoor re-circulated aquaculture prawn farm in Asia.

From October 1, 2016, onward:

CA has granted to Tri-way a Technology Master License for China, such that starting from October 1, 2016, all future fishery project development in China using APM-RAS or ODRAS will be developed by Tri-way. CA has been hired by Tri-way as the Company’s turnkey contractor to provide consultation respective of Tri-way’s operations.

CA’s aim, in addition to providing quality service to Tri-way in China, is expecting to expand its reach to introduce and help implement its APM-RAS and ODRAS plant and equipment and services, worldwide.

2017 Research and development (R&D) works on technologies and associated future developments

The Mexican White Prawns (MWP)

During Q4 2017, CA started the construction and development of an indoor APM-RAS experimental farm (“MWEF”) at Enping’s Aqua-farm (1) (or FF1) for the growing of Mexican White prawns (“MWP”) which is a salt water spices of prawns grown mostly in China or other countries in open dams and channels that have access to sea water. However, due to the rapid growth of industrialization and the increase of prawn growing farms over the past years, pollution has been affecting the quality of sea water in terms of increasing diseases and other associated problems to the MWP industry, thus, reducing the economic viability of the prawn industry by reducing its productivity. The aim of the MWEF is to achieve the growing of MWP economically and commercially in stable environmental conditions supported by economic sustainability so that they can be developed at a lower capital expenditure and returning on capital investments within a reasonable period of time (targeting within 18 to 24 months).

Our teams (including some newly recruited technicians and experts) are working diligently on the project having already overcome various problems in construction and associated preparation work on growing MWP, expecting to stock prawn fingerling (PL7days) within the 1st week in April 2018 and if all goes according to plan, are anticipating harvests to begin taking place 7 weeks later (beginning of June 2018) for the smaller sized prawns (i.e. 50/60 pieces/Kg) and final harvest on or before end of June for the larger sized prawns (i.e. 20/25 pieces/Kg). This MWEF is being constructed on a 1000 m2 surface area that has 4 grow-out tanks (to contain 480 m3 of water, collectively) with each tank to have 120m3 of water that is being recycled and serviced by 2 tanks (each of 25m3) that have inbuilt filtration and water treatment systems aiming to produce 3Kg of small sized prawns/m3 of water within 7 weeks and 6Kg/m3 of larger sized prawns within 10 weeks. This production aims to enhance harvests by approximately 3,000 Kg (or 3 MT) per harvest (15 MT/year) of larger sized prawns based on 5 harvests per year. In 2017, the average of wholesale prices of (MWP) prawns is RMB50/kg for small sized prawn and RMB150/Kg for larger sizes. This will mean that there will be RMB2.25 million sales revenues generated per year per 1,000 m2 of developed floor area. We are optimistic to achieve this milestone of securing sound fundamentals for the growing MWP in high salinity water in China under our APRAS system. Up to the end December 2018, at AF1 we had conducted 5 trials in growing MWP in high salinity water (up to 26/1000) with mixed results. We had three trials associated with high mortality, low yield and disease problems, one trial affected by heavy minerals in the water and the final trial with good results where 85% of MWP reached an average body weight of 25 gram per piece during a grow-out period of 100 days from 10 days old where the quality of the MWP were excellent and had a great natural taste.

Although the final trial’s result was encouraging, the Company’s desire to develop and construct a production plant on 100 Mu of land next to AF1 using green-house construction systems has been put on temporary hold until such time that the Company improves its cash-flow.

●	The Fresh Water Prawns (BJP)( M. Rosenbergii) & AF4/AF5

During 2017, the Aqua-farm (4) (“AF4”) at the Mega Farm Project tried to grow multiple batches of Fresh Water Prawns (“BJP”) in commercial quantity (i.e. stocked over 1 million fingerling (of PL24 days) per APM tank of 200m3 of water to nurture the fingerling up to 54 days old supported with 4 other APM tanks for further grow-out up to 18 weeks old) but did not obtain optimal results mainly due to the BJP having not reached their desired size on schedule, with the majority of them not showing any further growth occurring after week 12. As such, AF 4 had to alter its plan of growing mainly BJP to growing fish (i.e. Jade Perch, Silver cods and other mixed fish) within some of the APM tanks in order to maintain a certain level of productivity at the farm. In conjunction with this exercise, AF4 had to develop 800 Mu of open dams (“ODRAS”) that were built using CA’s 2nd generation open dam recirculating aquaculture systems) to grow fish to certain sizes before they were transferred to the indoor APM farm for final grow-out, and allow the transfer of the 12 week old BJP grown in the indoor APM tanks to be moved to the ODRAS dams for further grow-out in a larger area.

Also, in Q3 2017, AF4’s ODRAS open dams suffered damage to its temporary built properties (i.e. the staff quarters, offices, laboratory, etc.) as well as use of AF4, itself, losing many fish and prawns stocked in the open ODRAS dams by one of the strongest typhoons in the past decade hitting the Mega Farm property and other areas of the southern coast of Guangdong Province. Although there was no structural damage done to the main APM farm buildings the damage had interrupted production until repairs were performed to both the APM tanks and ODRAS dams for the transfer of the prawn and fish, and, as such, AF4 decided in Q4 2017 to slow down its grow-out activities until after the Chinese New Year (ended end of February 2018) and in the interim to concentrate on its research and development work on the grow-out of BJP in the APM tanks aiming to find a solution to improve the growth rates and grow-out sizes of BJP to 18-weeks. Research will be focused on system design and water quality limitations. Progress is being made to improve in-tank water chemical and physical characteristics, and source water mineral composition for prawn growth. In addition, progress has been made to understand and manipulate in-tank bacterial populations to create a healthier overall rearing environment. During the first quarter of 2018, research will also assess the biological and economic feasibility of all-female and all-male populations of prawns, using patented endocrine disruptor technologies from third-party collaborators. Such non-GMO technologies result in overall faster and more uniform growth of cohorts compared to mixed populations of both males and females.

In fact, the operation of AF4 (Production factory 1), the operation of AF5 (Production factory 2) and the open dams at the Mega Farm Project had a poor start and performed badly in 2017. During the first half of 2018, we incurred debts over RMB 30 million due the followings events and reasons:

(i). Unsuccessful management coordination resulting in low productivity and sales of products.

(ii). Over spending on capital expenditure on Phase (1) of the Mega Farm Project which exceeded the original budget of US$50 million by more than 60%.

•	As a result, it limited cash-flow to support the needs of working capital that affected the overall production and sales.

•	And as a result, there were not enough funds to complete some of the supporting facilities needed by the APM farms (i.e., the external filtration systems, lighting, electrical wiring, external drainages for waste water and connection and fitting for the supply of fresh water etc.), supporting external water dams and waste water treatment dams, the heating facility and part of the internal filtration systems that made it difficult for the farms to carry out their production efficiently.

(iii). AP4 and AP5 are the biggest AP farms that the Company built and the Company did not have a sufficient management team to support their production operations; most of the newly recruited APM farm management personnel & workers did not have the knowledge and experience with the APRAS technology and systems and as a result, there were many mistakes made during their learning curve affecting the farms’ production.

(iv). The two APM farms are the biggest indoor farms that we have ever built, and we didn't have enough experienced personnel to support their operation; and managers of other smaller sized APM farms could not work with the Mega Farm’s top management or his team under his management.

(v). The production operation of the AF4 and AF5 started prematurely before all the completion of their construction & development works leading to the situation that, at times, the property management team of the Mega Farm Project gave direction to the farm production operation teams resulting in wrong decisions that caused many mistakes.

(vi). Guangzhou experienced a very hot summary in 2017 that killed and retarded many stocks in the open dams and one of the big typhoons during August 2017 caused flooding that washed away hundreds of tons of fish and prawns in the open dams that would have been ready for harvest in September & October of 2017. Also, the extremely strong Typhoon in September 2018 caused power stoppage that killed hundreds of tons of stock including some valuable brood stock.

•	By May 2018, our CEO & teams (the “Team”) at head office took the following actions:

1.	Stop all production & operation of all farms (covering both in-door APM farms and open dam farms).
2.	Sell off most inventories in all farms.
3.	Trim down its work force by 85% or more from 155 persons.
4.	Trim down all operational expenditures of the farms
5.	Stop all capital expenditure of the MFP
6.	Reorganize the management team
7.	Form a selective team to start talking to the creditors.

•	By July 2018 the Team managed to rectify the following:

1.	All open dam operations stopped with about two tanks of stock remaining in the APM farms.
2.	There were just 20 workers remaining at the farm complex.
3.	Closed the operation at the head quarter office at Zhongshan City.
4.	Cut down the Mega Farm’s monthly expenditures from RMB1.5 million/month to within RMB 450,000/month.
5.	Cut off more than 95% in capital expenditure spending.
6.	Temporary clamming down many creditors and reduced the Mage Farm’s debt of RMB 30 million to just under RMB 21 million financed by other Segments of operation and loans granted by friendly third parties.
7.	Starting to look into the revitalized plan of the MFP.

•	By August 2018, the Team initiated the interim direction of the MFP aiming to achieve the following objectives & directions as soon as possible:

1.	Production of the APM farms are the most important fundamentals and it will not mean anything if that cannot be achieved within a short space of time considering that the Mega Farm Project still has a monthly operational expenditure of RMB 450,000/month excluding depreciation & amortization and the Research and Development (R&D) Team monthly wages and expenses are adding an extra (RMB 230,000 to RMB 240,000/month) making the total operation expenses at RMB 690,000/month collectively.

2.	Must develop an operational team that can work effectively and cohesively for the benefit of the Company without fraction among one another and be friendly with one another to help each other to develop efficiency and proficiency as a team that can be relied upon. The Team must be able to work hard, relentlessly and diligently under the Chinese farming customs and practice that is a 24/7 hours per week such that management must keep that in mind and organize their respective roster schedule accordingly.

3.	All management must try to do all interim retrofitting, remodeling, and reconstruction work at the lowest cost as possible and to use whatever is available from inventory without having to buy more new plants and equipment, materials and parts and component etc. The moral of the spirit is that no matter how hard and difficult, the priority is production that must be made to happen, and watch every penny that needs to be spent and don't spend any unless it is absolutely necessary.

4.	To have all production sections find some extra-funds (whether from its own savings or from friendly investors) to support part of the working capital and capital expenditure needs during the interim periods. In this respect, the past attitude of looking at hand - out from the head quarter is definitely out.

5.	There is no borrowing unless production will have the ability to repay the borrowings satisfactorily.

6.	All production must be profitable ultimately within schedule; and any mistakes (if any) must be rectified within the shortest time possible and repetition of the same mistakes will not be tolerated.

7.	A suitable program in "Award and Penalty" must be formulated to provide incentives to all working teams.

•	By end August 2018 the Interim Revitalization Plan was formulated and put into motion.

The revitalization plan has the following basic fundamentals:

Essentially, the current Mega Farm Project has two major divisions: (i) the Property Management division and (ii) the Production division:

•	The Property Management division is managing the properties of the Mega Farm Project by leasing out all of the land either to external operators or internal divisional operators at rental fees according to leasing market values (includes the open dams, in-door APM production factories and plantation land, etc.). This division supports the leases with basic maintenance, security and supplies of utilities, etc.

•	The Production division will have the following subdivisions:

At AF4 (Factory 1)

1.	Fish fingerling production
2.	Mexican White Prawn (“MWP”) production
3.	Research and Development (R&D) and Bio-security Operation.

At AF5 (Factory 2)

1.	Nurturing of fish fingerling
2.	Grow-out fish or MWP.

At the end of December 2018, the early winter of the Guangdong districts slowed down the revitalization programs planned for AF4 and AF5 due primarily to the external supporting facilities (i.e. water holding dams, waste water treatment dams, external disinfection tanks and proper heating facilities etc.) were not completed. As such, the revitalization plan of these two farms will be delayed until such time as the supporting facilities are completed and working efficiently. In the meantime, operations on a small scale are being carried out in both AF4 and AF5 with the aim of slowly recruiting the right personnel to move ahead after the spring of 2019.

●	R&D work and development the 3rd generation ODRAS.

During Q1 2017 CA acted as the turnkey contractor to Tri-way’s Aqua-Farm 3 (formerly, PF2) helping it complete the construction and development of a 150 Mu open dam farm (with effective production dams totaled to 90 Mu) using its 3rd generation ODRAS technology and system (ODRAS (3G) Farm 1) at a sea-shore property in YangJiang district of Guangdong Province (the “YangJiang Farm”) to grow Mexican White Prawns (MWP). This farm started operation in Q2 2017 and by the end of Q4 2017, it produced over a 9 month-period a total of 600 MT of small to large sized MWP generating sales revenue of RMB7.2 million (or $1.152 million) representing an average yield of 6 MT/Mu/9 months/3 harvests (annually yielding 8 MT/Mu) on 100 Mu of net-effective grow-out areas. This farm was operating smoothly in 2018; however, its productivity was not as high as anticipated (i.e. current figures show 5 MT/Mu/year instead of the planned 8 MT/Mu/year). This was due mainly to the inconsistent quality of the sea water over the year affecting the growing conditions in the open dams; as a result, we could not restock at the planned frequencies thereby reducing the productiveness of the farm.

On December 2017, CA also acted as a turnkey contractor to AF3 starting the construction and development of ODRAS (3G) Farm 2 on 186 Mu of land located opposite to AF3’s old open dam farm’s property at Shenwan Town, Zhongshan City, Guangdong Province. ODRAS (3G) farm (2) is expecting to start production operation within April 2018 targeting annual production to exceed 1000 MT (annually yielding 8 MT/Mu) on net-effective grow-out area of 130 Mu. Up to date the farm is doing better than Yangjiang farm and on target (to get 8 MT/Mu/Year) judging on its harvest during Q2 2018 due to its location where there are good sources of water underground for supply of both salt and fresh water.

AF3’s old open dam farm’s property located at Shenwan Town, Zhongshan City, Guangdong Province was originally 390 Mu that had been expanded to 600 Mu in 2016 and among which 350 Mu are still operating on its old ODRAS systems, wherein 250 Mu was retrofitted into ODRAS (2G) using CA’s 2nd generation ODRAS technology and systems, starting production in Q2 2017. It is the intension of Tri-way to retrofit the original 350 mu farm into ODRAS (3G) within 2019, again dependent on when Tri-way will secure long-term financing. Up to date AF3 didn’t retrofit the 350 Mu due to limited funds allocated for capital expenditures such that these dams were stocked with mixed fish (i.e. mainly fresh water Carp species and other low priced fish with constant demands and stable prices).

At the same time since 2017, CA has been servicing groups of farmers aiming to develop some of their properties (estimated over 600 Mu collectively) in nearby regional districts as well as over 400 Mu of land next to ODRAS (3G) farm (1). In so far only a fraction of the land (up to 200 Mu) has been developed in 2018.

During 2017, CA improved its designs in ODRAS (3G) technology to have more frequencies in water flows, smaller sized grow-out dams (i.e. average of 6 Mu per dam reduced to 2.5 Mu) that will reduce energy costs by having the dams covered by greenhouse designed structures shaded by trees in between to act as wind breakers and weather adjusters that we think will be very adaptable in southern China to grow both MWP and BJP. These ODRAS (3G) farms can be built at 1/3 of the price of the MWP Farm (1) mentioned earlier for approximately RMB700/m2.

Other Project Development (historical)

The Company has also, acting as a turnkey project developer, built 8 restaurants with central kitchen and bakery facilities in the greater Guangzhou area.

•	Restaurant 1, at River South District, Guangzhou. Operated since Q1 2012.

•	Restaurant 2, at the UU Park Complex in Tianhe District, Guangzhou. Operated since Q3 2012.

•	Restaurant 3, at the Sporting Complex in Tianhe District, Guangzhou. Operated since Q1 2013. The Company stopped operating Restaurant 3 in Q3 2013 due to landlord’s failure to provide a Fire Safety Permit.

•	Restaurant 4, at Harbor City Shopping Center, Guangzhou. Operated since Q3 2013.

•	Restaurant 5, at the center of Zhungzhen City. Operated since Q1 2014.

•	Restaurant 6, at the Li Wan District and next to Wholesale Center 1, Guangzhou. Operated since 2014.

•	Restaurant 7, at Xining City which is the 2nd “BULL” restaurant established in Qinghai Province operated since 2015.

•	Restaurant 8, at JianJiang City, JianJiang District, Guangdong Province, operated since August 2015.

Intellectual Property Rights

The Company and its business are, to some extent, dependent on patents, licenses and other intellectual property rights. As of the date of this prospectus, the Company holds intellectual property for fertilizer formulas, livestock feed fermenting formulas and indoor fish farm techniques. These include an enzyme technology master license registered under a Chinese patent for the manufacturing of livestock feed and bioorganic fertilizer, and an aromatic-feed formula technology for the production of aromatic cattle, and a bacterial cellulose technology license.

On 12 November 2008, Tri-way Industries Limited entered into a Sales and Purchase of Technology Master License Agreement with the inventor of a patent, Mr. Shan Dezhang, concerning the sale and purchase of the master license rights of a patent registered in China under the name of “Zhi Wu Jei Gan Si Liao Chan Ye Hua Ji Qi Zhi Bei Fang Fa”, with patent number ZL200510063039.9.

The patent relates to methods of processing plant straw into animal fodder and industrialization of product of plant straw fodder. Under the agreement, Tri-way Industries Limited is licensed to use and to license others to use the secrets, copyrights processes and other intellectual property rights associated with the patent in any territories in the world free from all encumbrances with all rights to the patented intellectual property and related brand and label as provided under the laws of China. The total purchase price of the patent was USD 8,000,000, to be paid in several installments. As Tri-way Industries Limited is not a Chinese company, relevant Chinese authorities must, under applicable Chinese law, approve the assignment. The patent assignment has not been registered. Consequently, under Chinese law, the patent shall not take priority over the interests of third parties who are in good faith.

On 15 May 2009, Tri-way Industries Limited (as licensor) entered into a sub-license agreement with SJAP (as licensee) concerning the sub-licensing of the above-mentioned patent (ZL200510063039.9). The license period is 50 years, and the annual license fee is stipulated at USD 450,000. However, as effective patent protection for the patent is 20 years, the excess part of the term is void under Chinese law. The contracting parties of the aforesaid sub-license agreement have never performed the terms of the said agreement and no payment has ever been made by the licensee to the licensor. The parties have no intention to perform the sub-license agreement, and the contracting parties have terminated the said agreement accordingly.

Rights to this technology has been transferred to HSA by SIAF after SIAF obtained it, as well as other assets, in exchange for assumed liabilities of Tri-way as a result of the carve-out.

On 20 June 2011, SJAP entered into an agreement with Guangzhou City Garwor Trading Company Limited, pursuant to which Guangzhou City Garwor Trading Company Limited transferred its trademarks with registration numbers, 3713869 and 3713868, as well as a microbial patent with patent number ZL200610033295.8. The total transfer fee for the trademarks and the patent was RMB 12 million and the transfer fee for the technology secrets was RMB 1 million. According to the said agreement, the transfer fees shall be paid by the interest generated from the utilization of the patent. Moreover, the said agreement stipulates that any new technology improvements of the invention shall belong to both parties, and that any resulting profits shall be shared equally. Guangzhou City Garwor Trading Company Limited is a shareholder in the transferee and therefore a related party. An evaluation report was not filed with the transaction. Although this is not a formal requirement under Chinese law and the contract is valid, this may lead to the contract being challenged in the future on the basis of unfairness. Moreover, as the transferor, Guangzhou City Garwor Trading Company Limited, is not the owner of the trademark, the said agreement is void under Chinese law and SJAP has therefore not obtained ownership of the aforementioned trademarks. This may be corrected if and when SJAP enters into an agreement with the trademark owner. If SJAP uses the trademark without prior consent of the trademark owner, this would constitute trademark infringement. However, SJAP is intending to write off said trademark, and does not intend to use the trademark in question.

Material Agreements

Joint Venture Agreements

The Company has two types of SFJVCs established under Chinese law:

•	Contractual Joint Ventures (“CJV”); and

•	Equity Joint Ventures (“EJV”).

Of the five Chinese joint venture project companies which are CJVs or EJVs, four are CJVs (JFD, JHMC, JHST and SJAP) and one is an EJV (HSA).2

The main difference between an EJV and a CJV is that in a CJV, the obligation of capital contribution shall be determined by the contractual parties themselves. The proportions of capital contribution do not have to be fixed between the Chinese and foreign parties. Profit distribution and risk sharing ratio shall also be determined by the contracting parties themselves which do not have to be the same proportions as the parties’ capital contribution or shareholding therein. The capital contributing parties may specify their profit and risk sharing ratio only and may or may not specify their shareholdings in the CJV. One party may make capital contribution by way of non-monetary assets such as rights in lands, factories and machineries etc. while the other party may make capital contribution by way of cash.

In an EJV, the shareholders contribute capital and operate business jointly, and share profits, risks and losses in proportion to their equity contributions. Foreign investor’s capital contribution shall not be less than 25 percent of the total registered capital.

The Company engages in projects based on consulting and service agreements (as described under “Consulting and Services Agreements” below), whereby the Company can choose whether the cooperation shall continue under a consulting and service agreement or be acquired by the Company.

Consulting and Services Agreement

Consulting and service (“C&S”) agreements are important for the operation of the Company’s subsidiaries and partners. Only the Company’s subsidiaries SJAP and HSA do not and have not operated under C&S agreements.

Initially, agriculture and aquaculture investors invite the Company to act as a developer and project manager of an agribusiness or food-related project. If the management of the Company sees the proposal as interesting, the Company carries out an in-depth study of the target company including legal due diligence, business plan, budget and projected financial information. The Company makes the decision through a resolution of the Board of Directors. If the Company determines to proceed, the Chinese investor forms a private Chinese company dedicated to the project and the parties sign a C&S agreement.

The Company acts as the project manager providing turnkey services to the Chinese developer of the project, meaning that the Company builds the project using its technology, systems, know-how, and management expertise and systems. As such, the Company’s expenditure in the project includes the Company’s own administration and operational expenses provided for and incurred in the project (charged and recorded under the Company’s general and administrative operation expenses), which are billed to the Chinese developer. All other development expenditures (inclusive of the Company’s subcontractors’ and sub-suppliers’ costs and the Company’s marked up profits) are billed to the Chinese developer who will pay accordingly.

2 According to the official documents of the Company’s Chinese subsidiary JHMC, the registered capital of such subsidiary is USD 2 million that was paid in full by year ended 31 December 2014. As of April 15, 2019, prospectus, MEIJI, a subsidiary of the Company, has contributed USD 400,000 of the subscribed capital, whereas USD 1.6 million of the subscribed capital has not been paid. Moreover, according to the official documents of the Company’s Chinese subsidiary HSA, the registered capital of such subsidiary is USD 2.5 million and shall be paid in full no later than 18 July 2013. As of April 15, 2019, MEIJI, a subsidiary of the Company, has contributed USD 865,000 of the subscribed capital, whereas USD 234,500 of the subscribed capital has not been paid by the Chinese owner. The aforementioned deadlines can be re-arranged by all the promoters. If no new deadline is agreed upon, failure by MEIJI to make full payment may lead to the other promoters making full payment of the capital contribution on MEIJI’s behalf and requesting MEIJI to compensate for their payment and losses.

When the C&S Project Company initiates production the Company acts as the sole marketer of food products and as the supplier for the C&S Project Company under the terms and conditions of the C&S agreement. The Company acts as the selling supplier and buying wholesaler to the company supplying items such as feed, young cattle, and RAS technological components and buys mature prawns, sleepy cod, eels and live cattle. The Company earns a gross profit of between 10-15% based on the C&S Project Company’s revenue on this exclusivity.

The C&S Project Company will remain wholly-owned by the Chinese developer until the Company exercises the acquisition option and subsequently converts the company into an SFJVC where the Chinese investor remains as a minority shareholder. The acquisition price is normally determined in accordance with the book value of the Chinese company as of the acquisition date. Consideration will normally consist partly of cash and partly of project loans owed by the Chinese investor, which offset and decrease the purchase proceeds in the corresponding amount. Generally, the agreements that the Company has entered into governing the formation of the unincorporated companies into SFJVCs do not regulate the maturity date for the formation of SFJVC. The date for the formation of the SFJVC is generally left to the discretion of the Company, based on the development and profitability of the relevant project.

As of April 15, 2019, the Company has entered into ten C&S agreements. A portion of the C&S agreements contain an acquisition premium clause, in which the accumulated C&S project development fees billed by the Company will be paid in addition to the equity book value at the time of acquisition. In the event that either of the investors decides to sell all or part of its equity in the SFJVC to any third party, a portion of the agreements require the selling investor to obtain prior consent of the other investor before such sale and to grant the right of first refusal to the other investor on the like terms for the intended sale.

As of October 1, 2016, when Tri-way became the developer and operator of all fishery C&S Projects formerly under SIAF, CA’s new role is one of turnkey operator appointed by and working on behalf of Tri-way.

Land leases

Private ownership of land is not permitted in China. Therefore, the Company leases land that is either collectively owned land or state owned land, through land use rights. Corporate entities and individuals may own the property (buildings) erected on the land.

Land use rights may be transferred, but they are based on agricultural contracts and cannot be changed arbitrarily to non-agricultural purposes. The lease term varies from 27 to 60 years. There are certain uncertainties (e.g., lease term may not exceed 30 years and all transfers have not yet been registered correctly) in respect of certain leased land due to the fact that not all requirements have been fulfilled or not yet registered. However, the Company believes it is protected against these uncertainties through its agreements with the relevant local Chinese partners and relevant registration processes have been initiated. The Company’s subsidiary HSA has acquired land use rights for state owned land located in OuChi Village, FengHuo Town, LinLi County, Hunan Province. However, HSA has not obtained a land use right certificate for such land, which therefore, for the time being, cannot be lawfully mortgaged or transferred. Moreover, the Company’s subsidiary CA has entered into a Rural Land Management Rights Sub-Sales Agreement for the acquisition of the contractual operating and use rights of 202 mu of collective owned land located in Da San Dui Wei You Nan Village, Shenwan Town, Zhongshan City for a period of 30 years. However, the transfer procedures for the land in question have not been completed. CA is not an enterprise registered in mainland China and therefore, according to Chinese law, cannot acquire the contractual operating and use rights of collective owned land. The Company is currently negotiating with Beijing Hengxintianyi Investment Guarantee Co. Ltd. to designate a subsidiary of the Company in China for the purpose of entering into a new Rural Land Management Rights Sub-Sales Agreement.

License Rights

Through the past 10 years (from 2007 to present) the Company has improved and modified the Recirculating Aquaculture System (“RAS”) originally pioneered in Germany into a unique system designed for indoor systems referred to as A Power Module (“APM indoor”) and an outdoor module called open dam RAS (“ODRAS”). We provide two types of licenses under this technology namely, a Developer License permitting a fishery project license to utilize the technology in its design of the APM indoor or ODRAS farms, and an Operator license permitting the use of APM-indoor or ODRAS technology at their respective farms. Each license is granted a 50-year term per assigned module unit for a one-time fee of $50,000 per license, that is a $50,000 fee for rights to the Developer license and a $50,000 fee for rights to the Operator license for 50 years per developed module.

On November 12, 2008, the Company’s subsidiary TRW entered into an agreement with the inventor of a patent, Mr. Shan Dezhang, concerning the sale and purchase of the master license rights of a patent registered in China with patent number ZL200510063039.9.

On May 15, 2009, Tri-way (as licensor) entered into a sub-license agreement with SJAP (as licensee) concerning the sub-licensing of the above-mentioned patent (ZL200510063039.9). For further information on the aforementioned agreements, please refer to the section entitled “Intellectual Property Rights” above.

Carve-outs

The Company has announced that it has begun the first of three or four contemplated divestitures. The Company is currently exploring various opportunities for reorganizing or restructuring some of its current assets into new companies by means of mergers and/or acquisitions with the aim to establish higher independent fair market values for said companies (or respective related assets) by either listing each of said companies on a suitable stock exchange or selling them in a receptive market (or to a receptive buyer) The first carve-out (Tri-way) is comprised of aquaculture operations. The new company holds one single share class and shall conform to corporate governance standards assigned by the Hong Kong Securities and Futures Commission as well as the potential Stock Exchange targeted for its listing. The Company’s aquaculture operations, namely the C&S Project farms are, as follows:

•	Jiang Men City A Power Fishery Development Co., Ltd. (Fish Farm 1);

•	Enping City Bi Tao A Power Prawn Culture Development Co., Ltd. (Prawn Farm 1);

•	Zhongshan A Power Prawn Culture Farms Development Co., Ltd. (Prawn Farm 2), and;

•	Zhongshan New Prawn Project (ZSNPP) Phase 1 as well as an opportunity to acquire additional phases of the project as development continues. The ZSNPP is targeted to reach an annual production capacity of at least 200,000 metric tons over the long term.

Establishing the proposed new company would in management’s view expedite the attainment of several of the Company’s strategic objectives:

•	Simplify the structure of the Company by creating a rapidly growing, profitable aquaculture company focused on the production of seafood with unique expansion potential;

•	Create a company with an independent board of directors, a shareholder nomination committee, a single share class, a separate management team and auditors, dedicated reporting and investor relations functions;

•	Expose the new company to institutional investors with in-depth knowledge and high appreciation of aquaculture businesses. Facilitate funding to increase ownership in existing aquaculture facilities, and;

•	Create an independent company to secure funding for the future development of additional stages at the significant Zhongshan New Prawn.

As a result of the carve-out, Tri-way, as of October 1, 2016, is now categorized under SIAF as an investor in associate status from its original categorization as a SIAF subsidiary. Prior to the carve-out, Tri-way had assumed 100% holdings in JFD (previously, a 75% owned subsidiary) on August 16, 2016. Subsequently, Tri-way has merged/acquired in exchange for equity, all C&S farm projects and their respective assets.

Industry Overview

This section discusses the industry in which the Company operates. Certain of the information in this section relating to market environment, market developments, growth rates, market trends, industry trends, competition and similar information are estimates based on data compiled by professional organizations, consultants and analysts, in addition to market data from other external and publicly available sources.

Economic outlook in China

China’s economy is at present second only to that of the United States. China's economy is expected to expand 6.2 percent in 2019 from 6.6 percent in 2018. Growth has slowed somewhat following government efforts to try and rein in high levels of debt. China has started feeling the effects of the trade war with the United States, which has resulted in new tariffs on more than $250 billion of Chinese exports. Based on the World Bank’s classification, China has had a remarkable period of rapid growth shifting from a centrally planned to a market based economy. Today, China is an upper middle-income country that has complex development needs.

Agriculture in China

Agriculture is a vital industry in China, employing over 300 million farmers. China ranks first in worldwide farm output, primarily producing rice, wheat, potatoes, tomato, sorghum, peanuts, tea, millet, barley, cotton, oilseed and soybeans and also the largest consumer of many agricultural products, such as pork, rice and soybeans. Although accounting for only 10 percent of arable land worldwide, it produces food for 20 percent of the world's population. While China generally has been successful in meeting its rapidly rising demand for food and grains by increasing domestic production, it has emerged as a leading global importer of several agricultural commodities, including cotton, soybeans, vegetable oils, and animal hides. As its domestic agricultural production has grown, China has also become the largest exporter in global markets for several horticultural products, including mandarin oranges, apples, apple juice, garlic and other vegetables.

China’s increasingly important position in global agricultural markets followed decades of gradual growth in domestic food production and consumption. After the introduction of market-based reforms in 1978 that included the elimination of the collective production system and relaxation of government direction over certain farmer production and marketing decisions, Chinese agricultural output grew significantly. Between 1978 and 2008, China almost doubled its production of grains (rice, wheat and corn) and quadrupled its production of meats; the production of fruit and milk was about 30 times greater in 2008 than in 1978. During these three decades, population growth of about 1 percent annually, coupled with annual per capita income growth of eight percent, fueled a large increase in demand for more and higher-value agricultural products, especially by China’s large and growing middle class. China’s rapid growth in food consumption was largely met by domestic production growth, enabling it to remain self-sufficient in most major commodities.

China’s support for agriculture

China’s government support for agriculture is low compared to that of developed countries, such as the United States and European Union, but in line with that of other rapidly growing economies, according to USITC. As measured by the OECD’s PSE3, the amount of support provided to Chinese farmers was low (and sometimes negative) during the 1990’s, but gradually rose during the period 2008-2010. Compared with other countries at a similar level of development, including Brazil, Mexico, Russia, and South Africa, China’s support for farmers falls in the middle of the range. China’s PSE reflects changes in the central government’s policy priorities from grain self-sufficiency and low consumer prices toward a stronger focus on raising farm household incomes, according to USITC. Government support to China’s agricultural sector indicates that Chinese policymakers are placing a renewed emphasis on the rural economy. Indirect support, in the form of general services, is very high relative to similar support programs in other countries, due largely to investments in agricultural infrastructure. General services include modern research and extension services, food safety agencies, and agricultural price information services, most of which provide benefits to producers and consumers throughout the economy. Compared with direct payments to farmers, general services support is less production-distorting to the sector.

Agricultural consumption

China is a major global consumer of agricultural products. It consumes one-third of the world’s rice, one-fourth of all corn, and half of all pork and cotton, and it is the largest consumer of oilseeds and most edible oils. The traditional Chinese diet centers around staple foods (mainly grains and starches), which account for nearly half of the daily caloric intake. Average Chinese per capita consumption recently stabilized at approximately 3,000 calories per day, one of the highest levels among Asian countries.

Chinese food consumption is influenced by factors such as population size and demographics, income, food prices, and general preferences. Per capita income growth and urbanization are the two factors most responsible for altering recent consumption patterns in China. Rising income translates into higher per capita food consumption, while increasing urbanization is driving diversification of food choices because of greater availability and choice offered through increasingly diverse sales outlets.

Chinese consumers generally fall into one of three categories: rural consumers; urban low-income consumers; or urban high-income consumers. Although urban high-income consumers can afford to buy more and better-quality food, the ubiquity of food outlets in cities means that nearly every urban resident, regardless of income, has available an increasingly diverse food selection. Compared to rural diets, urban diets contain less grain and more non-staple items, including processed and convenience foods. Rural migrants to cities tend to adopt the urban diet.

Expenditure on food

Food is the largest class of household expenditure for all Chinese income groups; even housing takes a smaller share of average household income, according to USITC. As income rises, the absolute amount of food expenditure increases, although the share of income spent on food falls. Urban residents spend substantially more on food than their rural counterparts, according to USITC. Higher incomes lead to an increase in both the quantity and quality of food demanded. However, while demand for higher quantities of food appears to level off in the top income households, demand for higher-quality foods continues to rise with income.

 3 OECD: PSE is defined as the estimated monetary value of transfers from consumers and taxpayers to farmers, expressed as a percentage of gross farm receipts (defined as the value of total farm production at farmgate prices), plus budgetary support.

The market for aquatic products and aquaculture in China

The information in this section regarding aquatic and aquaculture, including graphs, is taken from the USDA’s GAIN Report Number: CH12073 per 12/28/2012 unless otherwise stated.4

Total Aquatic Products Production

China has the world’s largest aquatic production and its market share of the world’s fish production has risen from 7 percent in 1961 to 37 percent by 2012. China alone accounted for 62.5 percent of the aquaculture production in the world by volume in 2015. Aquaculture represents more than 71.9 percent of the total fish production in China. Total 2015 aquatic production in China increased 4.38 percent to reach 47.9 million tons, compared to the 45.8 million tons in 2014, per the FAO.

China is the world's largest aquatic products producer & consumer

- China's domestic economy grew steadily, GDP growth in the first half of 2016 was 6.7% year-on-year, the contribution rate of final consumption expenditure to economic growth is 73.4%.
- China's aquaculture market is huge and the scale of the aquaculture industry is growing steadily.

Steady growth of the domestic economy

GDP

Nominal GDP
Expected to increase from RMB 67.7 trillion in 2015 to RMB 92,3 trillion in 2020, with a compound annual growth rate of 6.4%

Urbanization rate
expected to increase from 56.1% in 2015 to 59.9% in 2020

PCDI
Per capita disposable income is expected to increase from RMB 31,200 in 2015 to RMB 45,500 in 2020, with a compound annual growth rate of 7.9%

Per capita consumption expenditure
Estimated per capita consumption expenditure will increase from RMB 21,400 in 2015 to RMB 29,900 in 2020, with a compound annual growth rate of 6.9%

Scale and potential of Chinese aquaculture industry is huge

Fishery output value
RMB 100 million
12,000
10,000
8,000
6,000
4,000
2,000
0
CAGR 10.5%
4181
6752
11329
2005
2010
2015

10k tons
8,000
6,000
4,000
2,000
0
Aquaculture production CAGR 3.8%
4420
2944
5373
3829
6700
4938
7300
5600
7700
6000
2005
2010
2015
2020F
2024F
Total production
Aquaculture production

Source: 2016 The State of World Fisheries and Aquaculture, China Fishery Yearbook, China Agricultural Outlook Report (2015-2024), Frost & Sullivan

Fish production accounts for 59 percent of the total aquatic production, followed by shellfish and crustaceans at 22.6 percent and 10 percent, respectively. Fish production is, according to the USDA, expected to continue its upward growth trend to reach 34.5 million tons in 2012, up from 33 million tons in 2011 and 31.3 million tons in 2010.

In 2011, Shandong, Guangdong, Fujian and Zhejiang provinces profited from favorable coastal locations and abundant freshwater resources/facilities to rank as the top four aquatic production areas. In terms of freshwater cultured production, Hubei, Guangdong, and Jiangsu provinces are the largest producers.

According to @2019 undercurrent news, China’s seafood imports increased by 44% to $12bn in 2018. In the twelve months to the end of December 2018, China imported CNY 787bn worth of seafood, according to Chinese customs data.

4 Definition of terms: China’s definition of aquatic products includes both cultured (farm-raised) and wild caught products; aquatic products include fish, shrimp/prawn/crab, shellfish, algae, and other. Aquatic catch production is total volume of both fresh and seawater wild caught aquatic products; Aquaculture production is the total volume of both fresh and seawater cultured (farmed) aquatic products. This prospectus will use Chinese terminology to maintain consistency between Chinese statistics and product categories. Total aquatic trade statistics below do not include fishmeal.

Aquaculture

The market for meat in China

China is by far the world’s largest producer and consumer of meat which includes pork, poultry and beef. Historically, this situation did not have a large impact on the rest of the world, as China, for the most part, maintained self-sufficiency in meat. However, since 2007 the situation has changed dramatically. China has gradually turned into a net importer of meats.

World meat production was 323 million tons in 2017.5 Global trade in meat is projected to be 20% higher in 2027, representing a slowing down of meat trade growth to an annual average of 1.5% compared to 2.9% during the previous decade.6 Meat imports into Asia account for 56% of global trade, and poultry will constitute more than half of this additional import demand. China’s meat production reached 86.60 million tons in 2018, where total meat production in the United States amounted to 47.06 million tons in 2018.

With strong economic growth and the improvement of living standards, the demand for beef in China is rising.7 China’s animal feed market is projected to grow at a CAGR of over 16% till 2019.8

5 Review of Recirculation Aquaculture System Technologies and their Commercial Application, Stirling Aquaculture, Institute of Aquaculture.

6 Food Outlook, FAO, November 2018

7 Research Report on Beef Import in China, 2019-2023

8 China Animal Feed Market Forecast and Opportunities, 2019

There are several other specific market drivers which underpin the increase in demand for red meat. One driver is the improved living standard in China which stimulates the growth of beef markets since beef often sells at a much higher price and traditionally has been more expensive than what most people can afford. Another is the fact that Chinese people’s dietary structure is becoming more diversified and reasonable, bringing larger amount of beef consumption since beef has nutritional benefits. Lastly, a gradual lowering of import taxes is likely to support sufficient supply of cattle.

Feed grain prices are projected to remain low during 2018-2027. The year 2017 was affected by numerous outbreaks of Avian Influenza (AI) around the world which resulted in a slower increase in world output. China, the second largest producer after the United States, was particularly affected by several outbreaks over the last years. Thus, China can expect a return to historical trend growth in poultry production from 2018 onwards. Globally, the share of meat output traded is expected to remain constant at around 10%, with most of the increase in volume coming from poultry meat. The projected production growth in developing countries remains insufficient to satisfy demand grown, particularly in Asia and Africa. As a result, import demand is expected to remain strong.9

Market drivers

The improvement of living standard stimulates the growth of beef markets:

Traditionally, Chinese people eat pork and chicken to satisfy their desire for meat. This is largely due to the much higher price of beef which goes beyond normal people’s affordable level. With the improvement of living standards, Chinese people have begun the upgrade of their consumption of meat, and began to eat more beef.

Chinese people’s dietary structure becomes more diversified and reasonable, bringing larger amount of beef consumption:

At present, Chinese people are changing their diet patterns to higher and richer nutrition. From a nutritional perspective, beef not only contains high unsaturated fatty acids and high protein, it also has low fat and lots of nutrition, which makes it perfect for the healthy diet. Thus, in the future, beef is expected to replace some parts of the market shares in pork, chicken and other meats.10

The market for fertilizer in China

Sales of fertilizers are expected to be supported by healthy expansion of agricultural activities as the amount of sown areas continues to grow and rural income levels rise. Farmers will continue to register steadily increasing incomes, the result of growing crop prices and government subsidies designed to supplement their revenues and reduce their material costs. Subsidies aimed directly at cutting the cost of fertilizers is expected to encourage additional use. In addition, rising crop prices have encouraged farmers to invest in fertilizers to further boost crop yields. Advances will also be driven by increases in the acreage of sown land dedicated to growing cash crops. However, increasing demand for organic food and improved understanding of the correct application of fertilizers is expected to prevent demand from rising at a faster pace.

In value terms, fertilizer demand is expected to grow from over $195 billion in 2016 to over $245 billion in 2020.11 Faster value growth will be driven by strong demand for higher value multi-nutrient fertilizers. In addition, advances will be supported by continued growth in fertilizer prices as the cost of natural gas, oil, coal, and other raw materials continues to increase.

Demand for fertilizer nutrients in China is projected to grow 4.4 percent annually through 2015 to 98.1 million metric tons. Nutrient demand will be stimulated by increasing use of higher nutrient level products as income levels grow in rural areas in China. In addition, government efforts to promote multi-nutrient fertilizers will also support gains in fertilizer nutrient demand. Accounting for more than three-fourths of total fertilizer demand in 2010, single-nutrient fertilizers will remain the larger product type through 2015, despite a relatively low growth rate of 2.1 percent per year. Sales of single nutrient fertilizers will continue to be supported by their relatively low prices.

The size, growth and composition of fertilizer demand in the six regions that make up China vary considerably. The Central-South and Central-East will remain the two largest regional fertilizer markets. Due to the comparatively high income levels in the Central-South and Central-East - which enable residents to afford more expensive food items - demand for cash crops such as fruits and vegetables will rise in these regions, which in turn will fuel demand for fertilizer. Sales in the Northeast and Northwest regions will outpace the average through 2015, benefiting from the Great Western Development Strategy, the Northeast Revitalization Policy, and increasing income levels for farmers.12

9 Meat - OECD-FAO Agricultural Outlook 2018-2027

10 Frost & Sullivan: China’s beef market has great growth potential

11 Fertilizer Market Global Report 2017, Business Research Company

12 Fertilizers in China, Industry Study with Forecasts for 2015 & 2020, Freedonia Group; June 2012

In 2006, the central government started a program intended to partially compensate farmers for price increases in fuel, fertilizer and other agricultural inputs. In the case of fertilizers, government support is part of several separate programs targeting fertilizer producers, with cost reductions being passed along to farmers purchasing the input.

Market for fruits and vegetables in China

The information in this section regarding the market for fruit in China is taken from the International Trade Center report “Overview of the markets for selected tropical fruits and vegetables in China” unless otherwise stated.

China is the biggest producer of fruit in the world, with a total of approximately 10,734,259 hectares of fruit planting area and a fruit output of approximately 192,202,000 tons as of 2008, according to the National Bureau of Statistics of the PRC. The per capita annual fruit consumption in China as of 2008 amounted 149 kilograms per capita, well above the global average of 69.09 kilograms per capita, according to FAO. In 2009, China exported 5,255,000 tons of fruit, an 8.5 percent year-on-year increase compared to the previous year, equivalent to a value USD 3.83 billion according to China Customs. The Chinese import of fruit in 2009 amounted to 2,309,000 tons, valued to USD 1.63 billion, a 37.0 percent increase year-on-year compared to 2008. This led to a fruit trade surplus of USD 2.2 billion, approximately a 27.6 percent decrease compared to 2008 according the Ministry of Agriculture of the PRC.

The global tropical fruit output, where the dragon fruit (Hylocereus Undatus) is included, reached roughly 82,700,000 tons in 2008 according to FAO. The output was led by mango, followed by pineapple, guava and avocado. According to the Ministry of Agriculture of the PRC, tropical fruit accounted for approximately 25 percent of the total fruit planting area in China in 2009, equivalent to roughly 2,500,000 hectares providing a total output of more than 20,000,000 tons. The research adds that an additional 17,500,000 hectares spread over China is suitable for planting tropical fruits.

The most commonly consumed tropical fruits in China are pineapple, mango, banana, litchi, coconut, longan and cashew. However demand for, e.g., mangosteen, star fruit, durian and dragon fruit is quickly growing among the population in the first and second tier cities. The China Fruit Marketing Association estimates that the consumption of tropical fruits accounts for roughly 10 percent of all the fruit in China, equivalent to approximately 19,000,000 tons. Analysts estimate that about 80 percent of the tropical fruit in China is consumed fresh, contrary to canned or processed fruit.

Consumer trends

Consumers in the northern and central parts of China generally prefer more sweet tasting fruit, preferably tropical fruits. In the southern regions of China however, the population consumes a broader range of fruits. Overall in China, consumers have started to consume more fruit with distinctive smells, for example durian and jackfruit. During recent years there has been a significant increase in consumption of more expensive fruit, such as durian, mangosteen and jackfruit thanks to the increasing standard of living of the population as well as the increased availability of such imported fruits.

The most commonly consumed imported fruits in China include kiwi, durian, mangosteen, grapes, cherries and dragon fruit. Generally, the Chinese population prefers to consume fresh fruit; so when domestic, fresh fruit is available during summer, consumption of the fresher and cheaper domestic fruit increases. In winter, when domestic products cannot be harvested or sold, the import of fruits, and especially tropical fruits, increases immensely.

Organic fruits are mostly sold domestically in China and have become increasingly popular in the market; however, the supply is still relatively small and the price is still more expensive (approximately RMB 1-2 more expensive per kg).

GOVERNMENT REGULATION

Regulation of M&A and Overseas Listings

On August 8, 2006, six PRC regulatory agencies, including the Ministry of Commerce (the “MOFCOM”), the State Assets Supervision and Administration Commission, the State Administration of Taxation (“SAT”), the State Administration of Industry and Commerce (the “SAIC”), the China Securities Regulatory Commission (“CSRC”), and the State Administration of Foreign Exchange (the “SAFE”), jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which became effective on September 8, 2006 and was amended on June 22, 2009. The M&A Rules include provisions that purport to require that an offshore special purpose vehicle formed for purposes of the overseas listing of equity interests in PRC companies and controlled directly or indirectly by PRC companies or individuals obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

On September 21, 2006, the CSRC published on its official Website procedures regarding its approval of overseas listings by special purpose vehicles. The CSRC approval procedures require the filing of a number of documents with the CSRC. The application of this new PRC regulation remains unclear, with no consensus currently existing among leading PRC law firms regarding the scope of the applicability of the CSRC approval requirement.

The M&A Rules also establish procedures and requirements that could make some acquisitions of Chinese companies by foreign investors more time-consuming and complex, including requirements in some instances that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a Chinese domestic enterprise.

In February 2011, the General Office of the State Council promulgated a Notice on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (“Circular 6”), which established a security review system for mergers and acquisitions of domestic enterprises by foreign investors. Under Circular 6, a security review is required for mergers and acquisitions by foreign investors having “national defense and security” concerns and mergers and acquisitions by which foreign investors may acquire “de facto control” of domestic enterprises with “national security” concerns. In August 2011, the MOFCOM promulgated the Rules on Implementation of Security Review System (the “MOFCOM Security Review Rules”), to replace the Interim Provisions of the Ministry of Commerce on Matters Relating to the Implementation of the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated by the MOFCOM in March 2011. The MOFCOM Security Review Rules, which came into effect on September 1, 2011, provide that the MOFCOM will look into the substance and actual impact of a transaction and prohibit foreign investors from bypassing the security review requirement by structuring transactions through proxies, trusts, indirect investments, leases, loans, control through contractual arrangements or offshore transactions.

Regulation of Foreign Currency Exchange and Dividend Distribution

The principal regulations governing foreign currency exchange in China are the Foreign Exchange Administration Regulations (the “FX Regulations”), which were last amended in August 2008. Under the FX Regulations, the RMB is freely convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions, but not for capital account items, such as direct investments, loans, repatriation of investments and investments in securities outside of China, unless the prior approval of the SAFE is obtained and prior registration with the SAFE is made. On August 29, 2008, the SAFE issued a notice, Circular 142, regulating the conversion by a foreign-invested company of foreign currency into RMB by restricting how the converted RMB may be used. Circular 142 requires that the registered capital of a foreign-invested company settled in RMB converted from foreign currencies may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC. In addition, the SAFE increased its oversight of the flow and use of the registered capital of a foreign-invested company settled in RMB converted from foreign currencies. The use of such RMB capital may not be changed without the SAFE’s approval, and may not in any case be used to repay RMB loans if the proceeds of such loans have not been used. Violations of Circular 142 will result in severe penalties, such as heavy fines. As a result, Circular 142 may significantly limit our ability to transfer cash or other assets from The Company and/or our other non-PRC subsidiaries into our subsidiaries in the PRC, which may adversely affect our business expansion and we may not be able to convert the net proceeds into RMB to invest in or acquire any other PRC companies, or establish other variable interest entities (“VIEs”) in the PRC.

Dividends paid by a PRC subsidiary to its overseas shareholder are deemed income of the shareholder and are taxable in the PRC. Pursuant to the Administration Rules of the Settlement, Sale and Payment of Foreign Exchange (1996), foreign-invested enterprises in the PRC may purchase or remit foreign currency, subject to a cap approved by the SAFE, for settlement of current account transactions without the approval of the SAFE. Foreign currency transactions under the capital account are still subject to limitations and require approvals from, or registration with, the SAFE and other relevant PRC governmental authorities.

In October 2005, the SAFE promulgated the Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Corporate Financing and Roundtrip Investment through Offshore Special Purpose Vehicles (“Circular 75”). Under Circular 75, which was issued by SAFE effective November 1, 2005, prior registration with the local SAFE branch is required for PRC residents to establish or to control an offshore company for the purposes of financing that offshore company with assets or equity interests in an onshore enterprise located in the PRC. An amendment to the registration or filing with the local SAFE branch by such PRC resident is also required for the injection of equity interests or assets of an onshore enterprise in the offshore company or overseas funds raised by such offshore company, or any other material change involving a change in the capital of the offshore company. Moreover, Circular 75 applies retroactively. As a result, PRC residents who, prior to November 1, 2005, had established or acquired control of offshore companies that had made onshore investments in the PRC prior to were required to complete the relevant registration procedures with the local SAFE branch by March 31, 2006.

Since May 2007, the SAFE has issued a series of guidance to its local branches with respect to the operational process for the SAFE registration under Circular 75. The guidance provides more specific and stringent supervision of the registration required by Circular 75. For example, the guidance imposes obligations on onshore subsidiaries of an offshore entity to make true and accurate statements to the local SAFE authorities regarding any shareholder or beneficial owner of the offshore entity who is a PRC citizen or resident. Untrue statements by the onshore subsidiaries will lead to potential liability for the subsidiaries and, in some instances, for their legal representatives and other related individuals.

Under the relevant rules, failure to comply with the registration procedures set forth in Circular 75 may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including increases in its registered capital, payment of dividends and other distributions to its offshore parent or affiliate and capital inflows from the offshore entity, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations. PRC residents who control our company from time to time are required to register with the SAFE in connection with their investments in us.

On December 25, 2006, the People’s Bank of China (the “PBOC”) issued the Administration Measures on Individual Foreign Exchange Control and related Implementation Rules were issued by the SAFE on January 5, 2007. Both became effective on February 1, 2007. Under these regulations, all foreign exchange transactions involving an employee share incentive plan, share option plan, or similar plan participated in by onshore individuals may be conducted only with approval from the SAFE or its authorized branch. Under the Notice of Issues Related to the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Listed Company (“Offshore Share Incentives Rules”), which was issued by the SAFE on February 15, 2012, PRC citizens who are granted share options, restricted share units or restricted shares by an overseas publicly listed company are required to register with the SAFE or its authorized branch and to comply with a series of other requirements. If we, or the PRC employees of ours who hold options, restricted share units or restricted shares fail to comply with these registration or other procedural requirements, we, and/or such employees may be subject to fines and other legal sanctions.

The principal regulations governing distribution of dividends of foreign holding companies include the Foreign Investment Enterprise Law (1986), which was amended in October 2000, and the Administrative Rules under the Foreign Investment Enterprise Law (2001). Under these regulations, foreign investment enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, foreign investment enterprises in China are required to allocate at least 10% of their accumulated profits each year, if any, to fund certain reserve funds unless these reserves have reached 50% of the registered capital of the enterprises. These reserves are not distributable as cash dividends.

Laws and Regulations Related to Employment and Labor Protection

On June 29, 2007, the National People’s Congress promulgated the Employment Contract Law of PRC (“Employment Contract Law”), which became effective as of January 1, 2008, and was amended on December 28, 2012. The Employment Contract Law requires employers to provide written contracts to their employees, restricts the use of temporary workers and aims to give employees long-term job security.

Pursuant to the Employment Contract Law, employment contracts lawfully concluded prior to the implementation of the Employment Contract Law and continuing as of the date of its implementation shall continue to be performed. Where an employment relationship was established prior to the implementation of the Employment Contract Law but no written employment contract was concluded, a contract must be concluded within one month after its implementation.

On September 18, 2008, the State Council promulgated the Implementing Regulations for the PRC Employment Contract Law which came into effect immediately. These regulations interpret and supplement the provisions of the Employment Contract Law.

As of December 31, 2015, we had entered written employment contracts with three of our employees.

Income Tax

On March 16, 2007, the National People’s Congress approved and promulgated the Enterprise Income Tax Law (the “EIT Law”). On December 6, 2007, the State Council approved the Implementing Rules. Both the EIT Law and its Implementing Rules became effective on January 1, 2008. Under the EIT Law and the Implementing Rules, which superseded the previous Income Tax Law, the enterprise income tax rate for both domestic companies and foreign invested enterprises is unified at 25%. On December 26, 2007, the State Council promulgated the Circular on Implementation of Enterprise Tax Transition Preferential Policy, or the Preferential Policy Circular. The EIT Law, its Implementing Rules and the Preferential Policy Circular provide a five-year transitional period for certain entities that had enjoyed a favorable income tax rate of less than 25% under the previous Income Tax Law and were established before March 16, 2007, during which period the applicable enterprises income tax rate shall gradually increase to 25%.

On April 14, 2008, the Administration Measures for Recognition of High and New Technology Enterprises, or the Recognition Measures, were jointly promulgated by the Ministry of Science and Technology, the Ministry of Finance, and the SAT, which sets out the standards and process for granting the high and new technology enterprises status. According to the EIT Law and its Implementing Rules as well as the Recognition Measures, enterprises which have been granted the high and new technology enterprises status shall enjoy a favorable income tax rate of 15%. The new EIT Law and its Implementation Rules also provide that “software enterprises” enjoy a two-year income tax exemption starting from the first profit making year, followed by a reduced tax rate of 12.5% for the subsequent three years.

The EIT Law also provides that an enterprise established under the laws of a foreign country or region but whose “de facto management body” is in the PRC be treated as a resident enterprise for PRC tax purposes and consequently be subject to the PRC income tax at the rate of 25% for its global income. The Implementing Rules merely defines the location of the “de facto management body” as “the place where the exercising, in substance, of the overall management and control of the production and business operation, personnel, accounting, properties, etc., of a non-PRC company is located.” The SAT issued the Circular regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, or Circular 82, on April 22, 2009. Circular 82 provides certain specific criteria for determining whether the “de facto management body” of a Chinese-controlled offshore-incorporated enterprise is located in China. The SAT issued the Bulletin regarding the Administrative Measures on the Income Tax of Chinese-Controlled Offshore Incorporated Resident Enterprises (Interim) on July 27, 2011, which became effective on September 1, 2011, providing more guidance on the implementation of Circular 82. This bulletin clarifies matters including resident status determination, post-determination administration and competent tax authorities. Although both Circular 82 and the bulletin only apply to offshore enterprises controlled by PRC enterprises, not companies like us, the determining criteria set forth in Circular 82 and the bulletin may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises or individuals. Based on a review of surrounding facts and circumstances, the Company does not believe that it is likely that its operations outside of the PRC should be considered a resident enterprise for PRC tax purposes. However, due to limited guidance and implementation history of the EIT Law, should the Company be treated as a resident enterprise for PRC tax purposes, the Company will be subject to PRC tax on worldwide income at a uniform tax rate of 25% retroactive to January 1, 2008.

The EIT Law also imposes a withholding income tax of 10% on dividends distributed by a Foreign Invested Enterprise (an “FIE”) to its immediate holding company outside of China if such immediate holding company is considered a non-resident enterprise without any establishment or place within China or if the received dividends have no connection with the establishment or place of such immediate holding company within China, unless such immediate holding company’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. Such withholding income tax was exempted under the previous law. The State of Nevada, where the Company is incorporated, does not have such tax treaty with China. The SAT further promulgated a circular, or Circular 601, on October 27, 2009, which provides that the tax treaty benefits will be denied to “conduit” or shell companies without business substance and that a beneficial ownership analysis will be used based on a “substance-over-form” principle to determine whether to grant the tax treaty benefits. Most our subsidiaries in China are directly held by our non-Chinese subsidiaries. If we are regarded as a non-resident enterprise and our non-Chinese subsidiaries are regarded as resident enterprises, then our non-Chinese subsidiaries may be required to pay a 10% withholding tax on any dividends payable to us. If our non-Chinese subsidiaries are regarded as non-resident enterprises, then our PRC subsidiaries may be required to pay a 5% withholding tax for any dividends payable to our non-Chinese subsidiaries, however, it is still unclear at this stage whether Circular 601 applies to dividends from our PRC subsidiaries paid to our non-Chinese subsidiaries, and if our non-Chinese subsidiaries were not considered as “beneficial owners” of any dividends from their PRC subsidiaries, whether the dividends payable to our non-Chinese subsidiaries would be subject to withholding tax at a rate of 10%.

The EIT Law and its Implementation Rules have tried to scrutinize transactions between related parties. Pursuant to the EIT Law and its Implementation Rules, the tax authorities may impose mandatory adjustment on tax due to the extent a related party transaction is not in line with arm’s-length principle or was entered with a purpose to reduce, avoid or delay the payment of tax. On January 8, 2009, the SAT issued the Implementation Measures for Special Tax Adjustments (Trial), which clarifies the definition of “related party” and sets forth the tax-filing disclosure and documentation requirements, the selection and application of transfer pricing methods, and transfer pricing investigation and assessment procedures.

On December 10, 2009, the SAT issued a circular on Strengthening the Administration of Enterprise Income Tax Collection on Income Derived from Equity Transfer by Non-resident Enterprise, or Circular 698. Pursuant to Circular 698, non-resident enterprises should declare any direct transfer of equity interest of PRC resident enterprises and pay taxes in accordance with the EIT Law and relevant laws and regulations. For an indirect transfer, if the effective tax rate for the transferor (a non-PRC-resident enterprise) is lower than 12.5% under the law of the jurisdiction of the direct transferred target, the transferor is required to submit relevant transaction materials to PRC tax authorities for review. If such indirect transfer is determined by PRC tax authorities to be a transaction without any reasonable business purpose other than for tax avoidance, the gains derived from such transfer will be subject to PRC income tax.

In addition to the above, after the EIT Law and its Implementing Rules were promulgated, the SAT released several regulations to stipulate more details for carrying out the EIT Law and its Implementing Rules. These regulations include:

•             Notice of the State Administration of Taxation on the Issues Concerning the Administration of Enterprise Income Tax Deduction and Exemption (2008);

•             Notice of the State Administration of Taxation on Strengthening the Withholding of Enterprise Income Tax on Non-resident Enterprises’ Interest Income Sourcing from China (2008);

•             Notice of the State Administration of Taxation on Several Issues Concerning the Recognition of Incomes Subject to the Enterprise Income Tax (2008);

•             Opinion of the State Administration of Taxation on Strengthening the Administration of Enterprise Income Tax (2008);

•             Notice of the Ministry of Finance and State Administration of Taxation on Several Preferential Policies in Respect of Enterprise Income Tax (2008);

•             Interim Measures for the Administration of Collection of Enterprise Income Tax on the Basis of Consolidation of Trans-regional Business Operations (2008);

•             Several Issues Concerning the Enterprise Income Tax Treatment on Enterprise Reorganization (2009);

•             Circular of the State Council on Printing and Distributing Policies for Further Encouraging the Development of the Software Industry and the Integrated Circuit Industry (2011); and

•             Circular on Income Tax Policies for Further Encouraging the Development of Software Industry and Integrated Circuit Industry (2012).

DESCRIPTION OF PROPERTY

We use the following properties:

Summary of Our Land Assets

Item	Owner	Location	Acres	Date Acquired	Tenure	Expiry dates	Nature of ownership	Nature of project

Hunan Lot 1	HSA	Ouchi Village, Fenghuo Town, Linli County	31.92	4/5/2011	43	3/31/2054	Lease	Fertilizer production
Hunan Lot 2	HSA	Ouchi Village, Fenghuo Town, Linli County	247.05	7/18/2011	60	7/17/2071	Management Right	Pasture growing
Hunan Lot 3	HSA	Ouchi Village, Fenghuo Town, Linli County	8.24	5/24/2011	40	5/23/2051	Land Use Rights	Fertilizer production
Hunan Lot 4	HSA	Ouchi Village, Fenghuo Town, Linli County	24.71	6/1/2018	50	5/31/2068	Lease	Cattle fattening
Guangdong Lot 1	JHST	Yane Village, Liangxi Town, Enping City	8.23	8/10/2007	60	9/8/2067	Management Right	HU Plantation
Guangdong Lot 2	JHST	Nandu Village of Yane Village, Liangxi Town, Enping City	27.78	3/14/2007	60	4/15/2067	Management Right	HU Plantation
Guangdong Lot 3	JHST	Nandu Village of Yane Village, Liangxi Town, Enping City	60.72	4/18/2007	60	4/17/2067	Management Right	HU Plantation
Guangdong Lot 4	JHST	Nandu Village of Yane Village, Liangxi Town, Enping City	54.68	9/12/2007	60	9/11/2067	Management Right	HU Plantation
Guangdong Lot 5	JHST	Jishilu Village of Dawan Village, Juntang Town, Enping City	28.82	9/12/2007	60	9/11/2067	Management Right	HU Plantation
Guangdong Lot 6	JHST	Liankai Village of Niujiang Town, Enping City	31.84	1/1/2008	60	1/1/2068	Management Right	HU Plantation
Guangdong Lot 7	JHST	Nandu Village of Yane Village, Liangxi Town, Enping City	41.18	1/1/2011	26	12/31/2037	Management Right	HU Plantation
Guangdong Lot 8	JHST	Shangchong Village of Yane Village, Liangxi Town, Enping City	11.28	1/1/2011	26	12/31/2037	Management Right	HU Plantation
Guangdong Lot 9	MEIJI	Xiaoban Village of Yane Village, Liangxi Town, Enping City	41.18	4/1/2011	20	3/31/2031	Management Right	Cattle Farm
Qinghai Lot 1	SJAP	No. 498, Bei Da Road, Chengguan Town of Huangyuan County, Xining City, Qinghai Province	21.07	11/1/2011	40	10/30/2051	Land Use Right & Building ownership	Cattle farm, fertilizer and livestock feed production
Guangdong Lot 10	JHST	Niu Jiang Town, Liangxi Town, Enping City	6.27	4/1/2013	10	3/31/2023	Management Right	Processing factory
Guangdong lot 11	CA	Da San Dui Wei ,You Nan Village, Conghua District of Guangzhou City	33.27	10/28/2014	30	10/27/2044	Management Right	Agriculture

We do not own any of the land mentioned in the table above

In general, the Government owns all land. In urban areas, the land is owned directly by the central Government. In rural and suburban areas, the local village collectives, usually through the villagers’ collective economic organization, or the village committees, own the agricultural land. Uncultivated land in mountain and other remote areas is also Government-owned. Corporate entities and individuals may own the enhancements (buildings, fences, and other structures) erected on Government land.

As such, any transferrable rights to the land are in the form of usufructuary rights (i.e., the right to use and enjoy the benefits derived therefrom for a period of time).

There are several types of usufructuary rights. These include the right to land contractual management (granted by local village collectives for agriculture land), the right to use of construction land (state land in urban areas), etc. The right to land contractual management allows a party the rights to possess, utilize, and obtain profits from agricultural land. This right is transferrable, but this land use right is based on agricultural household contracts and cannot be changed arbitrarily to non-agricultural purposes.

A usufructuary right properly granted in accordance with the laws may be transferred, leased, or mortgaged in accordance with the laws and the terms of the land-grant contract.

1. A lease confers on the recipient the same right to use and enjoy the benefits, except for the right to own the building erected by the recipient and the right to transfer. In case of government acquisition of the land, the compensation paid by the government for the building will go to the lessor, unless the lease agreement states otherwise. The Agreement for the 109.79MU land of HSA is stated to be a lease agreement but the terms therein seem to suggest that HSA is being granted a Management Right.

2 & 3. Land Use Rights and Management Rights confer the same right to use and enjoy the benefits. “Land Use Right” is one granted by the State and usually used in the context of urban land, whereas local village collectives grant “Management Rights” and the term usually applies to rural land.

4. The term Land Use Right relates to the right to use the land and enjoy the benefits derived there from, whereas Building Ownership Right relates to the right to ownership of the building erected on the land concerned. SJAP was granted a Land Use Right by the State for the land (state-owned land), and a Building Ownership Right for the buildings erected thereon.

As producers active in the agriculture industry, our subsidiaries are presently exempt from income tax and enjoy various incentive grants and subsidies given by the China Government. If the Chinese government were to change its presently favorable policy toward the agriculture industry, we would no longer enjoy our present tax-related privileges, which would materially and adversely impact our sales performance, margins, and net profit and our costs structure. We have experienced, and may continue to experience, quick changes of policies by the Chinese government. If we do not effectively and efficiently manage our growth on time due to lack of capital, we could suffer adversely from the consequences of any such policy changes.

SIAF’s Company of Companies - Rented Premises Profiles

Company	Location	Usage	Landlord	Tenure

Sino Agro Food, Inc.	Room 3801, Block A, China Shine Plaza, No. 9, Linhexi Rd., Tianhe District, Guangzhou City	Head Office	Guangzhou Shine Real Property Development Limited Company	July 9, 2018 to July 8, 2020

Jiangmen City Heng Sheng Tai Agriculture Development Co. Ltd.	Unit 1-5, Jiangzhou Shuizha Building, No. 19 Jiangjun Rd., Juntang Town, Enping City	Office	Enping City Jiangzhou Water Engineering Management Dept.	April 1, 2014 to March 31, 2019

LEGAL PROCEEDINGS

In the ordinary course of business, we may be involved in legal proceedings from time to time. As of the date hereof, except as set forth herein, there are no known or contemplated proceedings that require disclosure under Item 103 of Regulation S-K.

On March 26, 2019, a shareholder derivative complaint was filed in the United States District Court for the Southern District of New York against the Company, as well as four of its current directors, styled Heng Ren Silk Road Investments LLC, Heng Ren Investments LP, derivatively on behalf of Sino Agro Food Inc. v. Sino Agro Food Inc., Lee Yip Kun Solomon, Tan Poay Teik, Chen Bor Hann, Lim Chang Soh, and Sino Agro Food Inc., as the nominal defendant (Case No.: 1:19-cv-02680) (the “Complaint”).  The Company’s Motion to Dismiss the Complaint is currently due on or before June 28, 2019.

The Complaint alleges violations of the federal securities laws and breaches of fiduciary duties (including gross mismanagement of the Company) by the individual defendants, based on allegations concerning, inter alia, a material default of its obligations under a commercial loan agreement, misleading and false statements (including material omissions) by the individual defendants, and unauthorized issuance of new shares of Common Stock to pay debts that, in the view of the plaintiffs, has diluted shareholder ownership and oppressed shareholders of the Company. The Company believes that these claims are without merit and intend to vigorously defend the action.  Based on the Company’s assessment of the facts underlying the claims, the uncertainty of litigation, and the preliminary stage of the case, the Company cannot estimate the reasonably possible loss or range of loss that may result from this action. However, an unfavorable outcome may have a material adverse effect on our business, financial condition and results of operations.

DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year and until his successor is elected and qualified or until his earlier resignation or removal. Our directors and executive officers are as follows:

Name	Age	Position
Lee Yip Kun Solomon	76	CEO, Interim CFO and Chairman of the Board
Tan Poay Teik	60	Chief Marketing Officer and Director
Chen Bor Hann	54	Secretary and Director
Colanukuduru Ravindran	62	Independent Director
Muson Cheung	47	Independent Director

Lee Yip Kun Solomon. Mr. Lee has been a Director and our Chief Executive Officer since August 2007. From March 2004 to date he has been Company Managing Director of Capital Award Inc. Since May, 1993, he has been the CEO of Irama Edaran Sdn. Bhd. (Malaysia), a modern fishery developer. There was no formal relationship between Sino Agro Food and Irama Edaran. He received a B.A. Major in Accounting and Economics from Monash University, Australia in July 1972. As a member of the board, Mr. Solomon contributes his knowledge of our company and a deep understanding of all aspects of our business, products and markets, as well substantial experience developing corporate strategy, assessing emerging industry trends, and business operations.

Tan Paoy Teik. Mr. Tan has been a Director and our Chief Marketing Officer since August 2007. Since July, 2005, he has been Company Managing Director of Milux Corporation Bhd. (Malaysia), a manufacturer of home and gas appliances. He received an MBA from South Pacific University in 2005. Mr. Tan is currently the Managing Director of Milux Corporation Bhd; as such, he spends half of his working time with Milux and half with our company. As a member of the board, Mr. Tan contributes his knowledge of the company and a deep understanding of all aspects of our business, products and markets, as well substantial experience developing corporate strategy, assessing emerging industry trends, and business operations.

Chen Bor Hann. Mr. Chen has been a Director and Secretary since August 2007. Since March, 2004, he has been Director and Business Development Manager of Capital Award Inc. From September 1995 to March 2004, he was Fishery Supervisor of Irama Edaran Sdn. Bhd. (Malaysia). As a member of the board, Mr. Chen contributes his knowledge of the company and a deep understanding of all aspects of our business, products and markets, as well substantial experience developing corporate strategy, assessing emerging industry trends, and business operations.

Colanukuduru Ravindran. Mr. Ravindran has been serving as a director and as an executive in a variety of industries including energy (e.g. oil & gas) and information technology with 36 years of experience in strategy, finance, fundraising, and “techno commercial”, in the U.S., India and Singapore. From 2011 to 2015, Mr. Ravindran served as the Chief Executive Officer of Terrasoft, a software development and services company. Beginning in 2015 through the present, Mr. Ravindran has acted as the Director at Union King Corporation and Atlantic Resources, a company based out of Hong Kong that is involved in worldwide trading of garments, electronic household goods, seafood etc. IN addition, in 2016 he was appointed as Director of Tri-way Industries Ltd, an independent private limited company based in Hong Kong. Mr. Ravindran received a Bachelor’s degree in Chemical Technology from Annamalai University in Tamilnadu, India in 1978 and subsequently obtained a post graduate degree in Plastics as well as in International Trade from the Indian Institute of Foreign Trade.

Muson Cheung. Mr. Cheung has been serving as a director, officer and as an executive in a variety of financial service companies and firms with over 12 years of experience in securities, finance, and asset management in the U.S. and Hong Kong. From 2011 to 2014, Mr. Cheung served as the Vice President of Marketing at Glory Sky Global Markets Limited, a licensed financial institution in Hong Kong dealing in securities, futures contracts, leveraged foreign exchange trading, and asset management. From 2014 to 2015, Mr. Cheung served as the Vice President of Marketing at Tiger Securities Asset Management Company Limited, a financial institution licensed by the Hong Kong Securities and Futures Commission dealing in securities transactions and asset management. In 2015, he served as the Responsible Officer at MCL Securities Limited, a Hong Kong company that provides execution and advisory services in equities, bonds, equity-linked notes, and mutual funds across all international markets. Since 2017 through the present, Mr. Cheung has served as the Responsible Officer and director at MC Financial Services Limited, a financial management firm in Hong Kong, where his activities include asset management, advisory services in securities, future contracts and securities transactions. Mr. Cheung is also qualified as a securities broker-dealer and broker’s representative by The Stock Exchange of Hong Kong Ltd. since 1995. His accomplishments include teaching at the Vocational Training Council School of Business and Information Systems as a former lecturer in Contemporary Business Issues in China, Logistics and Economics and at The Hong Kong Institute of Vocational Education of the Vocational Training Council as a former lecturer in Economics, Risk Management, Financial Management & Elements of Banking. From 2015 to 2016, he tutored at the Vocational Training Council School for Higher and Professional Education in Risk Management & Investment. Mr. Cheung has also lectured at Coventry University, University of Ballarat, and Nottingham Trent University in England and Southern Cross University in Australia. Mr. Cheung attended Edwards International College in Perth, Australia, where he received a diploma in Management in 1991, and Curtin University of Technology in Perth, Australia, where he received a bachelor in Commerce (Finance & Marketing) in 1993. He subsequently received a Masters of Finance from the Royal Melbourne Institute of Technology in Australia in 1998, followed by a Doctor of Business Administration from the European University in Montreux, Switzerland, in 2014.

Family Relationships

There are no family relationships among our officers or directors.

Involvement in Certain Legal Proceedings

None of the director(s) or executive officers of the Company: (i) has been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) has been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) has been subjected to any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (iv) has been found by a court, the United States Securities and Exchange Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law.

Board Committees:

Audit Committee

Our Audit Committee currently consists of Mr. Ravindran and Mr. Cheung. The Board has determined that:

•	all members of the Audit Committee (i) are “independent” under the independence requirements of Marketplace Rule 5605(a)(2) of the NASDAQ Stock Market, Inc., (ii) meet the criteria for independence as set forth in the Exchange Act, (iii) have not participated in the preparation of our financial statements at any time during the past three years and (iv) are financially literate and have accounting and finance experience.

Compensation Committee

Our Compensation Committee currently consists of Mr. Cheung. The Board has determined that:

•	all members of the Compensation Committee qualify as “independent” under the independence requirements of Marketplace Rule 5605(a)(2) of the NASDAQ Stock Market, Inc.;

•	all members of the Compensation Committee qualify as “non-employee directors” under Exchange Act Rule 16b-3; and

•	all members of the Compensation Committee qualify as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “ Code “).

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one of more executive officers serving on our Board or Compensation Committee.

Code of Conduct

The Board has established a corporate Code of Conduct which qualifies as a “code of ethics” as defined by Item 406 of Regulation S-K of the Exchange Act. Among other matters, the Code of Conduct is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the Code of Conduct to appropriate persons identified in the code; and

•	accountability for adherence to the Code of Conduct.

Waivers to the Code of Conduct may be granted only by the Board. In the event that the Board grants any waivers of the elements listed above to any of our officers, we expect to announce the waiver within four business days on a Current Report on Form 8-K.

The Code of Conduct applies to all of the Company’s employees, including our principal executive officer, the principal financial and accounting officer, and all employees who perform these functions. If we amend our Code of Conduct as it applies to the principal executive officer, principal financial officer, principal accounting officer or controller (or persons performing similar functions), we shall disclose such amendment through the filing of a Current Report on Form 8-K.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officer, our two most highly compensated executive officers other than our CEO who occupied such position at the end of our latest fiscal year and up to two additional executive officers who would have been included in the table below except for the fact that they were not executive officers at the end of our latest fiscal year, by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us or our subsidiary for the latest fiscal year ended December 31, 2018.

Name and Principal Position	Year	Salary($)	Bonus ($)	Option Awards ($)	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Lee Yip Kun Solomon	2017	336,000	0	0	0	0	0	336,000
Chief Executive Officer	2018	336,000	0	0	0	0	0	336,000
Tan Paoy Teik	2017	174,000	0	0	0	0	0	174,000
Chief Marketing Officer	2018	174,000	0	0	0	0	0	174,000
Chen Bor Hann	2017	60,000	0	0	0	0	0	60,000
Secretary	2018	60,000	0	0	0	0	0	60,000

Summary Equity Awards or payments for remuneration

There has been no equity incentive award made to any of our executive officers as of our fiscal year ended December 31, 2017 and 2018.

Employment Agreements

Lee Yip Kun Solomon. On December 29, 2016, we renewed the three-year employment agreement effective and continuing as of January 1, 2019 with Lee Yip Kun Solomon, our Chief Executive Officer and President (the “Lee Agreement”). Pursuant to the Lee Agreement, Mr. Lee is entitled to an annual base salary of $336,000 and to receive a certain number of our common stock per year calculated in accordance with a formula of (Number of shares (X) = $336,000 / $ / share ($Y) at time of settlement). Such shares have not been issued to Mr. Lee. Mr. Lee shall also be eligible for discretionary performance bonus payments; no such bonus has been paid. The Lee Agreement provides for Mr. Lee to be eligible to participate in any incentive compensation established by the Company; no such plan has been established. The Lee Agreement also includes confidentiality obligations to which Mr. Lee must adhere.

Tan Paoy Teik. On December 29, 2016, we renewed the three-year employment agreement effective and continuing as of January 1, 2019 with Tan Paoy Teik, our Chief Marketing Officer (the “Tan Agreement”). Pursuant to the Tan Agreement, Mr. Tan is entitled to an annual base salary of $174,000 and to receive a certain number of our common stock per year calculated in accordance with a formula of (Number of shares (T) = $174,000 / $ / share ($Y) at time of settlement). Such shares have not been issued to Mr. Tan. Mr. Tan shall also be eligible for discretionary performance bonus payments; no such bonus has been paid. The Tan Agreement provides for Mr. Tan to be eligible to participate in any incentive compensation established by the Company; no such plan has been established. The Tan Agreement also includes confidentiality obligations to which Mr. Tan must adhere.

Chen Bor Hann. On December 29, 2016, we renewed the three-year employment agreement effective and continuing as of January 1, 2019 with Chen Bor Hann, our Secretary (the “Hann Agreement”). Pursuant to the Hann Agreement, Mr. Hann is entitled to an annual base salary of $60,000 and to receive a certain number of our common stock per year calculated in accordance with a formula of (Number of shares (W) = $60,000 / $ / share ($Y) at time of settlement). Such shares have not been issued to Mr. Hann. Mr. Hann shal1 also be eligible for discretionary performance bonus payments; no such bonus has been paid. The Hann Agreement provides for Mr. Hann to be eligible to participate in any incentive compensation established by the Company; no such plan has been established. The Hann Agreement also includes confidentiality obligations to which Mr. Hann must adhere.

General

At no time during the last fiscal year with respect to any person listed in the table above was there:

•	any outstanding option or other equity-based award re-priced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined;
•	any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;
•	any option or equity grant;
•	any non-equity incentive plan award made to a named executive officer
•	any nonqualified deferred compensation plans including nonqualified defined contribution plans; or
•	any payment for any item that should be included as All Other Compensation in a Summary Compensation Table.

We have no compensation arrangements (such as fees for retainer, committee service, service as chairman of the board or a committee, and meeting attendance) with directors. Directors did not receive any compensation except for that received as executive officers as set forth above.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2018, with respect to compensation plans under which the Company’s equity securities are authorized for issuance:

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	The weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation Plans approved by Security holders	1,000,000	-	1,000,000

Equity compensation Plans not approved By security holders	None	-	None
Total	1,000,000		1,000,000

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On December 31, 2017, the Company was indebted to Mr. Lee in the amount of $2,070,390, and on December 31, 2018 is indebted to Mr. Lee in the amount of $107,074. The amounts are unsecured, interest free and have no fixed term of repayment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially based on 49,866,174 issued and outstanding shares of common stock as of December 31, 2018 by: (i) each of our directors; (ii) each of our named executive officers; and (iii) each person or Company known by us to beneficially own more than 5% of our outstanding shares of common stock.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Other than as described in the notes to the table, we believe that all persons named in the table have sole voting and investment power with respect to shares beneficially owned by them. All share ownership figures include shares issuable upon exercise of options or warrants exercisable within 60 days, which are deemed outstanding and beneficially owned by such person for purposes of computing his or her percentage ownership, but not for purposes of computing the percentage ownership of any other person.

Name and address	Shares of Common Stock	Percent of Common Stock	Shares of Series A Preferred Stock	Percent of Series A Preferred Stock	Percent of Capital Stock (1)
Directors and Officers (2):
Lee Yip Kun Solomon	2,459,697	4.93%	75	75%	60.99%
Tan Poay Teik	220,000	*	20	20%	16.09%
Chen Bor Hann	82,787	*	5	5%	4.03%
Anthony Soh**	14,887	*	—	0	*
Colanukuduru Ravindran	—
Muson Cheung	—

All Officers and Directors as a Company (6 persons)	2,777,371	5.57%	100	100%	81.11%

5% or Greater Beneficial Owners
Nordnet Pensionsförsäkring AB	4,642,283	9.31%	—	0	1.86%
Forsakringsaktiebolaget Avanza Pension	4,561,382	9.15%	—	0	1.83%
Iliad Research & Trading, LP (3)	4,736,292	8.67%	—	0	1.86%
Garrett R. D’Alessandro	2,821,831	5.66%	—	0	1.13%

* Less than one percent

** Resigned April 30, 2019.

(1)       Includes the voting power of the 100 shares of Series A Preferred Stock issued and outstanding, which in the aggregate carry the voting power of eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of our company or action by written consent of our shareholders. Each outstanding share of the Series A Preferred Stock shall represent its proportionate share of the 80%, which is allocated to the outstanding shares of Series A Preferred Stock.

(2)       The address for each of the officers and directors is c/o Sino Agro Food, Inc., Room 3801, Block A, China Shine Plaza, No. 9 Lin He Xi Road, Tianhe District, Guangzhou City, P.R.C.

(3)       We believe, based on a Schedule 13G filed with the SEC on January 4, 2019, that the reporting person Iliad Management, LLC is the General Partner of reporting person Iliad. Iliad has rights, under a convertible promissory note, to own an aggregate number of shares of our common stock which, except for a contractual cap on the amount of outstanding shares that Iliad may own, would exceed such a cap. Iliad's current ownership cap is 9.99%. Thus, the number of shares of our common stock beneficially owned by Iliad as of January 4, 2019 was 4,736,292 shares, which is 8.67% of the 49,866,174 shares outstanding on December 31, 2018.

PLAN OF DISTRIBUTION

This is a self-underwritten offering.  This prospectus is part of a registration statement that permits our officers and directors to sell the securities directly to the public, with no commission or other remuneration payable to any of them for any shares that are sold by them.  We may also engage registered broker-dealers to offer and sell the shares. We may pay any such registered persons who make such sales a commission of up to __% of the sale price of securities sold, and provide the registered persons a non-accountable expense allowance of up to 3% of the sale price of securities sold.  However, we have not entered into any underwriting agreement, arrangement or understanding for the sale of the shares being offered.  In the event we retain a broker who may be deemed an underwriter, we will file a post-effective amendment to this registration statement with the Securities and Exchange Commission. This offering is intended to be made solely by the delivery of this prospectus and the accompanying subscription agreement to prospective investors. We may terminate this offering prior to the expiration date. Our officers and directors will sell the securities and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our directors and officers will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. Those conditions are as follows:

a.	Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation;

b.	Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.	Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) and (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any securities in this offering.

TERMS OF THE OFFERING

This is a direct public offering by Sino Agro Food, Inc. of a maximum of 1,000,000 shares of our Series G Preferred Stock, together with 10,000,000 Warrants to purchase an aggregate of 10,000,000 shares of common stock.  Each share of our Series G Preferred Stock is being sold together with ten Warrants to purchase an aggregate of ten shares of common stock: (i) three Series 1 Warrants to purchase an aggregate of three shares of common stock, (ii) three Series 2 Warrants to purchase an aggregate of three shares of common stock, and (iii) four Series 1 Warrants to purchase an aggregate of four shares of common stock. The Series G Preferred Stock, Series 1 Warrants, Series 2 Warrants and the Series 3 Warrants, which we refer to as the "Warrants," are immediately separable and will be issued separately, but will be purchased together in this offering. The securities will be sold at a fixed price of $40 per share of Series G Preferred Stock and accompanying Warrants until the earlier of (i) the date when the sale of all 1,000,000 shares of Series G Preferred Stock and accompanying 10,000,000 Warrants is completed or (ii) 180 days from the date of this prospectus.  There is no minimum amount of aggregate subscriptions and there is no minimum amount of subscription required per investor.  Subscriptions, once received, are irrevocable. Accordingly, there is no minimum number of securities that must be sold in the offering, we will retain the proceeds from the sale of any of the offered securities, and funds will not be returned to investors. It is possible that no proceeds will be received by us or that if any proceeds are received, that such proceeds will not be sufficient to cover the costs of the offering. There is no commitment on the part of any person to purchase and pay for any shares.

There can be no assurance that all, or any, of the securities will be sold.  In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this prospectus, we have not identified the specific states where the offering will be sold.

PROCEDURES FOR AND REQUIREMENTS FOR SUBSCRIBING

This is a direct public offering and, as such, payment for the sale of the securities in this offering will be payable to Sino Agro Food, Inc. and we will have immediate access to these funds.  Investors can purchase our Series G Preferred Stock and accompanying Warrants in this offering by completing a subscription agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part of.  All payments are to be made to Sino Agro Food, Inc. and are required in the form of United States currency either by personal check, bank draft, or by cashier’s check.  All subscription agreements and checks are irrevocable and should be delivered to Sino Agro Food, Inc., Room 3801, Block A, China Shine Plaza, No. 9 Lin He Xi Road, Tianhe District, Guangzhou City, P.R.C., Attn: Solomon Lee, CEO.   We reserve the right to either accept or reject any subscription.  Any subscription rejected by us will be returned to the subscriber within five business days of the rejection date.  Once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber.  Once we accept a subscription, the subscriber cannot withdraw it.

If you decide to subscribe for any shares of Series G Preferred Stock and accompanying Warrants in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.  Subscriptions, once received by us, are irrevocable.   All checks for subscriptions should be made payable to Sino Agro Food, Inc.

After the registration statement of which this prospectus forms a part has been declared effective, we will provide each investor with a copy of the final prospectus relating to this offering.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The authorized capital stock of our company consists of 60,000,000 shares of capital stock, consisting of 50,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, 100 of which have been designated Series A Preferred Stock. As of the date of this prospectus, there were 49,996,085shares of Common Stock and 100 shares of Series A Preferred Stock issued and outstanding.

Series A Preferred Stock

The Series A Preferred Stock ranks (i) senior to any of the shares of Common Stock, and any other class or series of stock of our company which by its terms shall rank junior to the Series A Preferred Stock, and (ii) junior to any other series or class of preferred stock of our company and any other class or series of stock of our company which by its term shall rank senior to the Series A Preferred Stock. The Series A Preferred Stock pays no dividend. The Series A Preferred Stock is not convertible. In general, the outstanding shares of Series A Preferred Stock shall vote together with the shares of Common Stock as a single class and, regardless of the number of shares of Series A Preferred Stock outstanding and as long as at least one of such shares of Series A Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of our company or action by written consent of our shareholders. Each outstanding share of the Series A Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series A Preferred Stock.

Common Stock

Holders of Common Stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of Common Stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our shareholders. A vote by the holders of a majority of the outstanding shares is required to effectuate certain fundamental corporate changes, such as liquidation, merger or an amendment to the articles of incorporation. Holders of Common Stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. Holders of the Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Common Stock.

Transfer Agent

Our transfer agent is Broadridge Corporate Issuer Solutions, Inc., 1717 Arch Street, Suite 1300, Philadelphia, PA 19103.

Indemnification of Directors and Officers

Pursuant to our Articles of Incorporation and By-Laws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

DESCRIPTION OF THE 7% SERIES G NON-CONVERTIBLE

CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK

The description of certain terms of the 7% Series G Non-Convertible Cumulative Redeemable Perpetual Preferred Stock (the “Series G Preferred Stock”) in this prospectus supplement does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our certificate of incorporation, the certificate of designations establishing the terms of our Series G Preferred Stock, our bylaws and the Nevada Revised Statutes. Copies of our articles of incorporation, certificate of designations and our bylaws are available from us upon request.

General

Pursuant to our articles of incorporation, we are currently authorized to designate and issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, 100 of which have been designated Series A Preferred Stock, in one or more classes or series and, subject to the limitations prescribed by our articles of incorporation and the Nevada Revised Statutes, with such rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series as our board of directors may determine, without any vote or action by our shareholders. In connection with this offering, our board of directors will designate 2,000,000 shares of our authorized preferred stock as 7% Series G Non-Convertible Cumulative Redeemable Perpetual Preferred Stock, having the rights and privileges described in this prospectus supplement, by adopting and filing the certificate of designations with the State of Nevada. Assuming all of the shares of Series G Preferred Stock offered hereunder are issued, we will have available for issuance 7,999,900 authorized but unissued shares of preferred stock. Our board of directors may, without the approval of holders of the Series G Preferred Stock or our common stock, designate additional series of authorized preferred stock ranking junior to or on parity with the Series G Preferred Stock and authorize the issuance of such shares. Designation of preferred stock ranking senior to the Series G Preferred Stock or designation of additional shares of the Series G Preferred Stock will require approval of the holders of Series G Preferred Stock, as described below in “Voting Rights.”

No Maturity, Sinking Fund or Mandatory Redemption

The Series G Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series G Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them.

Ranking

The Series G Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

(i)       senior to all classes or series of our common stock and to all other equity securities issued by us, the terms of which specifically provide that such equity securities rank junior to the Series G Preferred Stock, other than equity securities referred to in clauses (ii) and (iii);

(ii)       junior to the Series A Preferred Stock and all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series G Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;

(iii)       in parity with the Series B Preferred Stock and all equity securities issued by us with terms specifically providing that those equity securities rank equal to the Series G Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (any such issuance would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series G Preferred Stock); and

(iv)       effectively junior to all of our existing and future indebtedness.

Dividends

Holders of shares of the Series G Preferred Stock are entitled to receive, when, as and if declared by the Board, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 7% of the $40.00 per share liquidation preference per annum (equivalent to $2.80 per annum per share). Dividends on the Series G Preferred Stock shall be payable annually on August 15 of the subsequent year, with annual dividend amount calculated from the period of January 1 to December 31 of each year; provided that if any dividend payment date is not a business day, as defined in the certificate of designations, then the dividend that would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that dividend payment date to that next succeeding business day. Any dividend payable on the Series G Preferred Stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in our stock records for the Series G Preferred Stock at the close of business on the applicable record date, which shall be the first day of each month of each year, whether or not a business day, in which the applicable dividend payment date falls. As a result, holders of shares of Series G Preferred Stock will not be entitled to receive dividends on a dividend payment date if such shares were not issued and outstanding on the applicable dividend record date.

No dividends on shares of Series G Preferred Stock shall be authorized by our board of directors or paid or set apart for payment by us at any time when the payment thereof would be unlawful under the laws of the State of Nevada or when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law. You should review the information appearing above under “Risk Factors — The Series G Preferred Stock is equity and is subordinate to our existing and future indebtedness and may be junior in rights and preferences to future preferred stock” for information as to, among other things, other circumstances under which we may be unable to pay dividends on the Series G Preferred Stock.

Notwithstanding the foregoing, dividends on the Series G Preferred Stock will accrue whether or not (i) the terms of any senior stock we may issue or agreements we may enter into, including any documents governing our indebtedness, at any time prohibit the current payment of dividends, (ii) we have earnings, (iii) whether or not there are funds legally available for the payment of those dividends and (iv) whether or not those dividends are declared by our board of directors. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series G Preferred Stock that may be in arrears, and holders of the Series G Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series G Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

Unless full cumulative dividends on all shares of Series G Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no dividends (other than in shares of common stock or in shares of any series of preferred stock that we may issue ranking junior to the Series G Preferred Stock as to the payment of dividends and upon liquidation, dissolution or winding up) shall be declared or paid or set aside for payment upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the Series G Preferred Stock. Nor shall any other distribution be declared or made upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the Series G Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series G Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our shareholders a liquidation preference of $40.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock we may issue that ranks junior to the Series G Preferred Stock as to liquidation rights.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series G Preferred Stock and the corresponding amounts payable on all shares of other classes or series of our capital stock that we may issue ranking senior to or on a parity with the Series G Preferred Stock in the distribution of assets, then the holders of the Series G Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series G Preferred Stock will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall not be deemed a liquidation, dissolution or winding up of us.

Redemption

The Series G Preferred Stock is not redeemable by us prior to __________, 2024. Accumulated dividends, if any.

Optional Redemption. On and after _____________, 2024, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series G Preferred Stock, in whole or in part, at any time or from time to time, at the rate of 15 shares of common stock for each share of Series G Preferred Stock, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. If we elect to redeem any shares of Series G Preferred Stock as described in this paragraph, we may use any available cash to pay any accumulated and unpaid dividends.

Redemption Procedures. In the event we elect to redeem Series G Preferred Stock, the notice of redemption will be mailed to each holder of record of Series G Preferred Stock called for redemption at such holder’s address as it appear on our stock transfer records, not less than 30 nor more than 60 days prior to the redemption date, and will state the following:

•	the redemption date;

•	the number of shares of Series G Preferred Stock to be redeemed;

•	the number of shares of common stock to be issued, plus any accrued and unpaid dividends to and including the date of redemption;

•	the place or places where certificates (if any) for the Series G Preferred Stock, other than through The Depository Trust Company (“DTC”) book entry, are to be surrendered for delivery of the redemption price;

•	that dividends on the shares to be redeemed will cease to accumulate on the redemption date;

•	whether such redemption is being made pursuant to the provisions described above under “Optional Redemption” or “Redemption Procedures”;

•	if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and

•	any other information required by law or by the applicable rules of any exchange upon which the Series G Preferred Stock may be listed or admitted for trading.

If fewer than all of the Series G Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series G Preferred Stock held by such holder to be redeemed.

Holders of Series G Preferred Stock to be redeemed shall surrender the Series G Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series G Preferred Stock has been given and if we have irrevocably reserved shares of common stock to be issued in connection with such redemption, then from and after the redemption date, dividends will cease to accrue on those shares of Series G Preferred Stock, those shares of Series G Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption shares plus accumulated and unpaid dividends, if any, payable upon redemption.

In connection with any redemption of Series G Preferred Stock, we shall pay, in cash, any accumulated and unpaid dividends to, but not including, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series G Preferred Stock at the close of business on such dividend record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Holders of Series G Preferred Stock shall not be entitled to any dividend in excess of all accumulated accrued and unpaid dividends on the Series G Preferred Stock. Any dividend payment made on the Series G Preferred Stock shall first be credited against the earliest accumulated accrued and unpaid dividend due with respect to such shares which remains payable at the time of such payment.

Any shares of Series G Preferred Stock that we acquire may be retired and reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.

Voting Rights

Holders of the Series G Preferred Stock do not have any voting rights, except as set forth below or as otherwise required by law.

Holders of Series G Preferred Stock shall be entitled to vote with holders of outstanding shares of common stock, voting together as a single class, with respect to any and all matters presented to our shareholders for their action or consideration (whether at a meeting of our shareholders, by written action of shareholders in lieu of a meeting or otherwise). In any such vote, each share of Series G Preferred Stock shall carry the voting power of twenty (20) shares of common stock, subject to the provisions of the Nevada corporate law.

Each holder of Series G Preferred Stock shall be entitled to notice of all shareholder meetings (or requests for written consent) in accordance with our bylaws.

So long as any shares of Series G Preferred Stock remain outstanding, we will not, without the prior written consent of the Holder(s) of a majority of the then outstanding shares of Series G Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series G Preferred Stock or alter or amend this Certificate, (b) amend its Articles of Incorporation or other charter documents in any manner that adversely affects any rights of the Holders of Series G Preferred Stock, (c) increase or decrease the number of authorized shares of Series G Preferred Stock, (d) whether or not prohibited by the terms of the Series G Preferred Stock, circumvent a right or preference of the Series G Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing. Holders shall be entitled to written notice of all shareholder meetings or written consents (and copies of proxy materials and other information sent to shareholders) with respect to which they would be entitled to vote, which notice shall be provided pursuant to our Bylaws and Nevada corporate law (each, an “Event”). An increase in the amount of the authorized preferred stock, including the Series G Preferred Stock, or the creation or issuance of any additional Series G Preferred Stock (but not in excess of the total number of authorized shares of Preferred Stock) or other series of preferred stock that we may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series G Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed an Event and will not require us to obtain a the prior written consent of the Holder(s) of a majority of the then outstanding shares of Series G Preferred Stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series G Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Except as expressly stated in the certificate of designations or as may be required by applicable law, the Series G Preferred Stock do not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series G Preferred Stock are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series G Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series G Preferred Stock. We will use our best effort to mail (or otherwise provide) the information to the holders of the Series G Preferred Stock within 30 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

No Preemptive Rights

No holders of the Series G Preferred Stock will, as holders of Series G Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any other security.

Change of Control

Provisions in our articles of incorporation and bylaws may make it difficult and expensive for a third party to pursue a tender offer, change in control or takeover attempt, which is opposed by management and the board of directors.

Transfer Agent & Registrar

Broadridge will be the transfer agent, registrar and dividend disbursing agent for the Series G Preferred Stock.

BOOK-ENTRY ISSUANCE

The following description applies to the shares of Series G Preferred Stock held through DTC and excludes the shares held directly through Broadridge, as transfer agent.

DTC will act as securities depositary for the Series G Preferred Stock, excluding shares held directly through Broadridge, as transfer agent. We will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of shares of Series G Preferred Stock held through DTC. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the shares of Series G Preferred Stock that you receive.

Title to book-entry interests in the Series G Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in the Series G Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series G Preferred Stock.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a banking organization under the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” under the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating in this manner the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly, are indirect participants (“Indirect Participants”) and also have access to the DTC system. The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you receive the Series G Preferred Stock within DTC, the transfer must be made by or through a Direct Participant. The Direct Participant will receive a credit for the Series G Preferred Stock on DTC’s records. You, as the actual owner of the Series G Preferred Stock, are the “beneficial owner.” Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Series G Preferred Stock are credited.

You will not receive written confirmation from DTC of your receipt of the Series G Preferred Stock. The Direct or Indirect Participants through whom you received the Series G Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under our Certificate of Incorporation, as amended, DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any redemption notices with respect to the Series G Preferred Stock will be sent to Cede & Co. If less than all of the shares of Series G Preferred Stock are being redeemed, DTC’s current practice is to determine by lot the amount of interest of each Direct Participant to be redeemed.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the Series G Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the Series G Preferred Stock are credited on the record date, which are identified in a listing attached to the omnibus proxy.

Distributions on the Series G Preferred Stock will be made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” Subject to any statutory or regulatory requirements, these payments will be the responsibility of the participant and not of DTC, us or any agent of ours. We and any paying agent will be responsible for payment of distributions to DTC. Direct and Indirect Participants are responsible for the disbursement of payments to the beneficial owners.

DTC may discontinue providing its services as securities depositary with respect to the Series G Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series G Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series G Preferred Stock in definitive or book-entry form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

We have obtained the information in this section about DTC and DTC’s book-entry system from sources that we believe to be accurate, but we assume no responsibility for the accuracy of the information. We have no responsibility for the performance by DTC or its Direct or Indirect Participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

DESCRIPTION OF THE SERIES 1 WARRANTS, SERIES 2 WARRANTS AND SERIES 3 WARRANTS

The description of certain terms of the Series 1 Warrants, Series 2 Warrants and Series 3 Warrants in this prospectus does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions contained in the Series 1 Warrant, Series 2 Warrant and the Series 3 Warrant, the forms of which are filed as an exhibit to the registration statement of which this prospectus forms a part.

Amount of Warrant Shares

Three Series 1 Warrants to purchase an aggregate of three shares of common stock, three Series 2 Warrants to purchase an aggregate of three shares of common stock and four Series 3 Warrants to purchase an aggregate of four shares of common stock will be issued for every one share of Series G Preferred Stock sold in this offering. The terms of the Series 1 Warrant, the Series 2 Warrant and the Series 3 Warrants are identical, except for the exercise date.

Exercisability, Exercise Price and Term

Each Warrant will have an initial exercise price of $1.00 per share of common stock. The Series 1 Warrants will be exercisable from January 1, 2022 through their termination on December 31, 2022. The Series 2 Warrants will be exercisable from January 1, 2023 through their termination on December 31, 2023. The Series 3 Warrants will be exercisable from January 1, 2024 through their termination on December 31, 2024.

Fractional Shares

No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will round down to the next whole share.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our Common Stock, then upon any subsequent exercise of a Warrant, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock that would have been issuable upon exercisable immediately prior to such event.

Rights as Stockholders

The holders of Warrants do not have the rights or privileges of holders of our common stock and any voting rights until they exercise their Warrants and receive shares of our common stock. After the issuance of shares of our common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share of common stock held of record on all matters to be voted on by stockholders.

Transferability

Subject to applicable laws and the restriction on transfer set forth in the Warrants, the Warrants may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.

Waivers and Amendments

Subject to certain exceptions, any term of the Series 1 Warrants, the Series 2 Warrants or the Series 3 Warrants may be amended or waived with our written consent and the written consent of the holders of the then-outstanding warrants in such series.

Market and Exchange Listing

The Warrants are a new issue of securities and currently there is no market for the securities. We do not intend to list or qualify for quotation the Warrants on any securities exchange or market.

Transfer Agent & Registrar

Broadridge will be the warrant agent for the Warrants.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Effective June 29, 2018, the Company accepted the resignation of David Yueng, ECOVIS HK (“ECOVIS”) as its independent registered public accounting firm. As of June 29, 2018, the Company engaged ZHEN HUI CPA (“ZHCPA”) as its new independent accountant based on the recommendation of the audit committee of its board of directors.

The reports of ECOVIS on the financial statements of the Company for the fiscal years ended December 31, 2015, December 31, 2016 and December 31, 2017 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits of the Company’s financial statements for the fiscal years ended December 31, 2015, December 31, 2016 and December 31, 2017, there were no disagreements with ECOVIS on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of ECOVIS, would have caused it to make reference thereto in its report on the financial statements for such years or periods, as the case may be.

During the fiscal years ended December 31, 2015, December 31, 2016 and December 31, 2017 and through June 29, 2018, the Company has not consulted with ZHCPA on any matter that (i) involved the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, in each case where a written report was provided or oral advice was provided that ZHCPA concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

EXPERTS

The consolidated financial statements for the fiscal year ending December 31, 2018 included in this prospectus have been audited by ZHEN HUI CPA, an independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing to the extent and for the periods indicated in their report appearing elsewhere herein. The consolidated financial statements for the fiscal year ending December 31, 2017 included in this prospectus have been audited by David Yueng, ECOVIS HK, an independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing to the extent and for the periods indicated in their report appearing elsewhere herein.

LEGAL MATTERS

Sichenzia Ross Ference LLP, 1185 Avenue of the Americas, 37th Floor, New York, New York 10036 has passed upon the validity of the Series G Preferred Stock to be sold in this offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, together with any amendments and related exhibits, under the Securities Act, with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and our shares of common stock that we are offering in this prospectus.

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. Access to those electronic filings is available as soon as practicable after filing with the Securities and Exchange Commission. You may also request a copy of those filings, excluding exhibits, from us at no cost. Any such request should be addressed to us at: Room 3801, Block A, China Shine Plaza, No. 9 Lin He Xi Road, Tianhe District, Guangzhou City, P.R.C., Attn: Solomon Lee, CEO.

SINO AGRO FOOD, INC. AND SUBSIDIARIES

QUARTERLY FINANCIAL REPORT

FOR THE THREE MONTHS ENDED MARCH 31, 2019

F-1

SINO AGRO FOOD, INC.

CONSOLIDATED BALANCE SHEETS

	Note	March 31, 2019	December 31, 2018
		(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	5	$305,721	$4,950,799
Inventories	6	56,402,108	54,582,241
Costs and estimated earnings in excess of billings on uncompleted contracts	18	250,828	250,828
Deposits and prepayments	7	53,290,057	52,241,190
Accounts receivable, net of allowance for doubtful accounts	8	100,938,113	101,652,131
Other receivables	9	31,103,922	28,307,526
Total current assets		242,290,749	241,984,715
Plant and equipment
Plant and equipment, net of accumulated depreciation	10	235,473,231	230,645,659
Construction in progress	11	13,166,423	12,515,527
Land use rights, net of accumulated amortization	12	54,289,629	53,814,281
Total plant and equipment		302,929,283	296,975,467
Other assets
Goodwill	13	724,940	724,940
Proprietary technologies, net of accumulated amortization	14	8,816,670	8,937,071
Interests in unconsolidated equity investees	15	209,435,455	207,074,626
Temporary deposits paid to entities for investments in Sino joint venture companies	16	34,894,047	34,905,960
Total other assets		253,871,112	251,642,597

Total assets		$799,091,144	$790,602,779

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses		$10,425,270	$8,280,358
Billings in excess of costs and estimated earnings on uncompleted contracts	18	5,407,136	5,348,293
Due to a director		259,193	2,046,499
Other payables	19	47,016,748	42,523,811
Borrowings - Short term bank loan	20	4,677,755	4,589,828
Derivative liability	21	-	2,100
Convertible note payable	21	-	3,894,978
Income tax payable		-	-
		67,786,102	66,685,867

Non-current liabilities
Other payables	19	7,759,801	7,792,774
Borrowings - Long term bank loan	20	5,643,006	5,536,938
		13,402,807	13,329,712

Commitments and contingencies		-	-

Stockholders’ equity
Common stock: $0.001 par value (50,000,000 shares authorized, 49,976,085 and 49,866,174 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively)	22	49,976	49,866
Additional paid - in capital		181,533,919	181,501,056
Retained earnings		459,424,518	458,811,844
Accumulated other comprehensive income		(5,316,005)	(10,415,786)
Treasury stock		(1,250,000)	(1,250,000)
Total Sino Agro Food, Inc. and subsidiaries stockholders’ equity		634,442,408	628,696,980
Non - controlling interest		83,459,827	81,890,220
Total stockholders’ equity		717,902,235	710,587,200
Total liabilities and stockholders’ equity		$799,091,144	$790,602,779

The accompanying notes are an integral part of these consolidated financial statements.

F-2

SINO AGRO FOOD, INC.

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME

	Note	Three months ended March 31, 2019	Three months ended March 31, 2018
		(Unaudited)	(Unaudited)
Revenue
- Sale of goods		$28,267,649	$31,258,860
- Consulting and service income from development contracts		991,002	2,472,404
		29,258,651	33,731,264
Cost of goods sold		(23,310,212)	(25,863,020)
Cost of services		(939,684)	(1,784,322)
Gross profit		5,008,755	6,083,922

General and administrative expenses		(3,757,288)	(3,662,729)
Net income from operations		1,251,467	2,421,193

Other income (expenses)
Government grant		293,870	-
Share of income from unconsolidated equity investee		2,390,454	3,782,011
Other income		-	878
Loss on restructuring		(2,404,402)	-
Non-operating expenses		(219,727)	(22,004)
Interest expense		(477,806)	(453,651)

Net income (expenses)		(417,611)	3,307,234

Net income before income taxes		833,856	5,728,427

Provision for income taxes	4	-	-

Net income		833,856	5,728,427
Less: Net (income) loss attributable to non - controlling interest		(221,182)	(655,708)
Net income attributable to Sino Agro Food, Inc. and subsidiaries		612,674	5,072,719
Other comprehensive income (loss) - Foreign currency translation (loss) income		6,448,205	21,880,850
Comprehensive income		7,060,879	26,953,569
Less: other comprehensive (income) loss attributable to non - controlling interest		(1,348,424)	(11,253,610)
Comprehensive income attributable to Sino Agro Food, Inc. and subsidiaries		$5,712,455	$15,699,959

Earnings per share attributable to Sino Agro Food, Inc. and subsidiaries common stockholders:

Basic	27	$0.01	$0.17
Diluted	27	$0.01	$0.17
Weighted average number of shares outstanding:
Basic	27	49,873,502	30,653,770
Diluted	27	49,873,502	30,653,770

The accompanying notes are an integral part of these consolidated financial statements.

F-3

SINO AGRO FOOD, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31, 2019	Three months ended March 31, 2018
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income for the period	833,856	5,728,427
Adjustments to reconcile net income for the period to net cash from operations:
Share of income from unconsolidated equity investee	(2,390,454)	(3,782,011)
Depreciation	2,542,874	2,658,508
Amortization	564,051	569,361
Share based compensation costs	411,883	226,113
Government grant	(293,870)	-
Loss on restructuring	2,404,402	-
Changes in operating assets and liabilities:
Increase in inventories	(1,819,867)	(5,725,242)
Decrease in cost and estimated earnings in excess of billings on uncompleted contacts	-	998,359
(Increase) decrease in deposits and prepaid expenses	(1,427,777)	511,765
(Decrease) increase in due to a director	(1,787,306)	330,332
Increase in accounts payable and accrued expenses	2,144,912	1,163,834
(Decrease) increase in other payables	(1,841,516)	1,045,261
Decrease (increase) in accounts receivable	714,018	(3,595,709)
Increase in tax payable	-	739
Increase (Decrease) in billings in excess of costs and estimated earnings on uncompleted contracts	58,843	(57,622)
Increase in other receivables	(2,796,396)	(6,629,169)
Decrease in amount due from unconsolidated investees	29,625	986,454
Net cash used in operating activities	(2,652,722)	(5,570,600)
Cash flows from investing activities
Purchases of property and equipment	(3,202,715)	(2,422,169)
Payment for construction in progress	-	(3,053,435)
Receipt from government grant	293,870	-
Net cash used in investing activities	(2,908,845)	(5,475,604)
Effects on exchange rate changes on cash	916,489	11,108,045

(Decrease) increase in cash and cash equivalents	(4,645,078)	61,841
Cash and cash equivalents, beginning of period	4,950,799	560,043
Cash and cash equivalents, end of period	$305,721	$621,884

Supplementary disclosures of cash flow information:
Cash paid for interest	$149,000	$148,738
Non - cash transactions
Common stock issued for service and compensation	$-	$3,082,384
Common stock issued for settling debits	$32,973	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-4

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	CORPORATE INFORMATION

Sino Agro Food, Inc. (the “Company” or “SIAF”) (formerly known as Volcanic Gold, Inc. and A Power Agro Agriculture Development, Inc.) was incorporated on October 1, 1974 in the State of Nevada, United States of America.

The Company was engaged in the mining and exploration business but ceased its mining and exploring business on October 14, 2005. On August 24, 2007, the Company entered into a Merger and Acquisition Agreement with Capital Award Inc., a Belize corporation (“CA”) and its subsidiaries Capital Stage Inc. (“CS”) and Capital Hero Inc. (“CH”). Effective the same date, CA completed a reverse merger transaction with SIAF. SIAF acquired all the outstanding common stock of CA from Capital Adventure, a shareholder of CA, for 3,232,323 shares of the Company’s common stock.

On August 24, 2007 the Company changed its name from Volcanic Gold, Inc. to A Power Agro Agriculture Development, Inc. On December 8, 2007, the Company changed its name to Sino Agro Food, Inc.

On September 5, 2007, the Company acquired three existing businesses in the People’s Republic of China (the “P.R.C.” ):

(a)	Hang Yu Tai Investment Limited (“HYT”), a company incorporated in Macau, the owner of 78% equity interest in ZhongXingNongMu Ltd (“ZX”), a company incorporated in the P.R.C.;

(b)	Tri-way Industries Limited (“TRW”), a company incorporated in Hong Kong; and

(c)	Macau Eiji Company Limited (“MEIJI”), a company incorporated in Macau, the owner of 75% equity interest in Enping City Juntang Town Hang Sing Tai Agriculture Co. Ltd. (“HST”), a P.R.C. corporate Sino-Foreign joint venture. HST was dissolved in 2010.

On November 27, 2007, MEIJI and HST established a corporate Sino - Foreign joint venture, Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd. (“JHST”), a company incorporated in the P.R.C. with MEIJI owning a 75% interest and HST owning a 25% interest.

On November 26, 2008, SIAF established Pretty Mountain Holdings Limited (“PMH”), a company incorporated in Hong Kong with an 80% equity interest. On May 25, 2009, PMH formed a corporate Sino-Foreign joint venture, Qinghai Sanjiang A Power Agriculture Co. Ltd. (“SJAP ”), incorporated in the P.R.C., of which PMH owns a 45% equity interest. At the time, the remaining 55% equity interest in SJAP was owned by the following entities:

•	Qinghai Province Sanjiang Group Company Limited (English translation) (“Qinghai Sanjiang”), a company incorporated in the P.R.C with major business activities in the agriculture industry; and

•	Guangzhou City Garwor Company Limited (English translation) (“Garwor”), a company incorporated in the P.R.C., specializing in sales and marketing.

SJAP is engaged in the business of manufacturing bio-organic fertilizer, livestock feed and development of other agriculture projects in the County of Huangyuan, in the vicinity of the Xining City, Qinghai Province, P.R.C.

In September 2009, the Company carried out an internal reorganization of its corporate structure and business, and formed a 100% owned subsidiary, A Power Agro Agriculture Development (Macau) Limited (“APWAM”), which was formed in Macau. APWAM then acquired PMH’s 45% equity interest in SJAP. By virtue of the acquisition, APWAM assumed all obligations and liabilities of PMH under the Sino Foreign Joint Venture Agreement. On May 7, 2010, Qinghai Sanjiang sold and transferred its equity interest in SJAP to Garwor. The State Administration for Industry and Commerce of Xining City Government of the PRC approved the sale and transfer. As a result, APWAM owned 45% of SJAP and Garwor owned the remaining 55%.

On September 9, 2010, an application was submitted by the Company to the Companies Registry of Hong Kong for deregistration of PMH under Section 291AA of the Hong Kong Companies Ordinance. On January 28, 2011, PMH was dissolved.

On March 23, 2017, Qinghai Quanwang Investment Management Company Limited (” Quanwang “) acquired 8.3% equity interest in SJAP for total cash consideration of $459,137. As of March 31, 2019, APWAM owned 41.25% of SJAP, Garwor owned 50.45% and Quanwang owned the remaining 8.3%.

F-5

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	CORPORATE INFORMATION (CONTINUED)

On February 15, 2011 and March 29, 2011, the Company entered into an agreement and a memorandum of understanding (an “MOU”), respectively, to sell 100% equity interest in HYT group (including HYT and ZX) to Mr. Xin Ming Sun, a director of ZhongXingNong Nu Co., Ltd for $45,000,000, with effective date of January 1, 2011.

On February 28, 2011, the Company applied to form Enping City Bi Tao A Power Prawn Culture Development Co Limited (“EBAPCD”), and the Company would indirectly own a 25% equity interest in future Sino Joint Venture Company (pending approval).

On February 28, 2011, TRW applied to form a corporate joint venture, Enping City Bi Tao A Power Fishery Development Co., Limited (“EBAPFD”), incorporated in the PRC. TRW owned a 25% equity interest in EBAPFD. On November 17, 2011, TRW formed Jiang Men City A Power Fishery Development Co., Limited (“JFD”) in which it acquired a 25% equity interest, while withdrawing its 25% equity interest in EBAPFD. As of December 31, 2011, the Company had invested for total cash consideration of $1,258,607 in JFD. JFD operates an indoor fish farm. On January 1, 2012, the Company acquired an additional 25% equity interest in JFD for total cash consideration of $1,662,365. As of January 1, 2012, the Company had consolidated the assets and operations of JFD. On April 1, 2012, the Company acquired an additional 25% equity interest in JFD for the total cash consideration of $1,702,580. These acquisitions were at our option according the terms of the original development agreement. The Company owned a 75% equity interest in JFD, representing majority of voting rights and controls its board of directors. On August 15, 2016, the acquisition agreement was executed by TRW for acquiring the other 25% equity in JFD which was a Sino Foreign Joint Venture Co. that TRW had 100% equity interest with effect on October 5, 2016. Upon the acquisitions of 3 additional prawn farms assets at fair value of $238.32 million from respective third parties and the master technology license at fair value of $30 million from Capital Award, Inc. by JFD, and the consideration of the above acquisitions were planned to be settled by the new issue shares of 99,990,000 TRW shares at $3.41 amounting to $340.53 million on or before March 31, 2017. As a result, SIAF’s equity interest in TRW was diluted from 100% to 23.89% with effective on October 5, 2016. The above transactions leaded the Company loss of control over TRW group, the Company’s investments in TRW and JFD were reclassified from a subsidiary to investments in unconsolidated equity investees as of October 5, 2016. The dilution of the Company’s investments in TRW group constituted a deemed disposal of the subsidiaries. The deemed gain on disposal of $56,947,005 was recorded in net income from discontinued operations of the consolidated statements of income and other comprehensive income of the Company for the year ended 31 December 2016. On October 1, 2016, SIAF took up all assets and liabilities of TRW and JFD except fish farm. The Company converted the amount due from unconsolidated equity investee into equity interest during the fourth quarter of 2017, which resulted in equity interest in TRW from 23.89% to 36.60%.

On April 15, 2011, MEIJI applied to form Enping City A Power Cattle Farm Co., Limited (“ECF”), all of which the Company would indirectly own a 25% equity interest on November 17, 2011. On January 1, 2012, the Company had invested $1,076,489 in ECF and the amount was settled in contra against accounts receivable due from ECF. On September 17, 2012 MEIJI formed Jiang Men City Hang Mei Cattle Farm Development Co., Limited (“JHMC”) and acquired additional 50% equity interest for the total cash consideration of $2,944,176 on September 30, 2012 while withdrawing its 25% equity interest in ECF. This acquisition was at our option according to the terms of the original development agreement. The Company presently owns 75% equity interest in JHMC, representing majority of voting right and controls its board of directors. As of September 30, 2012, the Company had consolidated the assets and operations of JHMC. This remains the case as of the date of this report.

On July 18, 2011, the Company formed Hunan Shenghua A Power Agriculture Co., Limited (“HSA”), in which the Company owns a 26% equity interest, and SJAP owns a 50% equity interest with the Chinese partner owning the remaining 24%. On April 5, 2017, SJAP transferred all of its equity interest to MEIJI. This remains the case of the date of this report.

On November 12, 2013, the Company acquired a shell company, Goldcup9203 AB, incorporated in Sweden, in which the Company owns a 100% equity interest. Goldcup 9203 AB changed its name to Sino Agro Food Sweden AB (publ) (“SAFS”). As of March 31, 2017, the Company invested $77,664 in SAFS. During the year ended December 31, 2016, SAFS changed from a public to a private company.

SJAP formed Qinghai Zhong He Meat Products Co., Limited (“QZH”), with SJAP would owning 100% equity interest. On October 25, 2015, both QZH and new stockholder, Qinghai Quanwang Investment Management Co., Ltd (“QQI”) contributed additional capital of $4,157,682 and $769,941, respectively. As a result, SJAP decreased its equity interest from 100% to 85% and QQI owned a 14% equity interest. In addition, according to investment agreement between QZH and QQI, (i) QQI only enjoy interest 6% annually on its capital contribution and did not enjoy profit distribution; (ii) investment period was 3 years only, and (iii) SJAP shared 100% on profit or loss after deduction 6% interest to QQI and enjoyed 100% voting rights of QZH’s board and stockholders meetings. SJAP disposed its 85% equity interest in QZH for RMB2 (equivalent to $0) for cash and completed on December 30, 2017. As a result, QZH was derecognized as variable interest entity of the company.

The Company’s principal executive office is located at Room 3801, Block A, China Shine Plaza, No. 9 Lin He Xi Road, Tianhe District, Guangzhou City, Guangdong Province, P.R.C., 510610.

The nature of the operations and principal activities of the Company and its subsidiaries are described in Note 2.2.

F-6

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

2.1	FISCAL YEAR

The Company has adopted December 31 as its fiscal year end.

2.2	REPORTING ENTITIES

Name of subsidiaries	Place of incorporation	Percentage of interest	Principal activities

Capital Award Inc. (“CA”)	Belize	100% (12.31.2018: 100%) directly	Fishery development and holder of A-Power Technology master license.

Capital Stage Inc. (“CS”)	Belize	100% (12.31.2018: 100%) indirectly	Dormant

Capital Hero Inc. (“CH”)	Belize	100% (12.31.2018: 100%) indirectly	Dormant

Sino Agro Food Sweden AB (“SAFS”)	Sweden	100% (12.31.2018: 100%) directly	Dormant

Macau Eiji Company Limited (“MEIJI”)	Macau, P.R.C.	100% (12.31.2018: 100%) directly	Investment holding, cattle farm development, beef cattle and beef trading

A Power Agro Agriculture Development (Macau) Limited (“APWAM”)	Macau, P.R.C.	100% (12.31.2018: 100%) directly	Investment holding

Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd (“JHST”)	P.R.C.	75% (12.31.2018: 75%) indirectly	HylocereusUndatus Plantation (“HU Plantation”).

Jiang Men City Hang Mei Cattle Farm Development Co., Limited (“JHMC”)	P.R.C.	75% (12.31.2018:75%) indirectly	Beef cattle cultivation

Hunan Shenghua A Power Agriculture Co., Limited (“HSA”)	P.R.C.	76% (12.31.2018:76%) indirectly	Manufacturing of organic fertilizer, livestock feed, and beef cattle and sheep cultivation, and plantation of crops and pastures

Name of variable interest entity	Place of incorporation	Percentage of interest	Principal activities

Qinghai Sanjiang A Power Agriculture Co., Ltd (“SJAP”)	P.R.C.	41.25% (12.31.2018: 41.25%) indirectly	Manufacturing of organic fertilizer, livestock feed, and beef cattle and plantation of crops and pastures

F-7

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.3	BASIS OF PRESENTATION

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP ”).

2.4	BASIS OF CONSOLIDATION

The consolidated financial statements include the financial statements of the Company, its subsidiaries CA, CS, CH, MEIJI, JHST, JHMC, HSA, APWAM, SAFS and its variable interest entity, SJAP. All material inter-company transactions and balances have been eliminated in consolidation.

SIAF, CA, CS, CH, MEIJI, JHST, JHMC, HSA, APWAM, SAFS and SJAP are hereafter referred to as (the “Company”).

2.5	BUSINESS COMBINATION

The Company adopted the accounting pronouncements relating to business combination (primarily contained in ASC Topic 805 “Business Combinations”), including assets acquired and liabilities assumed on arising from contingencies. These pronouncements established principles and requirement for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquisition as well as provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. In addition, these pronouncements eliminate the distinction between contractual and non-contractual contingencies, including the initial recognition and measurement criteria and require an acquirer to develop a systematic and rational basis for subsequently measuring and accounting for acquired contingencies depending on their nature. The Company’s adoption of these pronouncements will have an impact on the manner in which it accounts for any future acquisitions.

2.6	NON - CONTROLLING INTEREST IN CONSOLIDATED FINANCIAL STATEMENTS

The Company adopted the accounting pronouncement on non-controlling interests in consolidated financial statements, which establishes accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. This guidance is primarily contained in ASC Topic “Consolidation.” It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated financial statements. The adoption of this standard has not had material impact on the Company’s consolidated financial statements.

2.7	USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with US GAAP requires management to make assumptions and estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods covered thereby. Actual results could differ from these estimates. Judgments and estimates of uncertainties are required in applying the Company’s accounting policies in certain areas. The following are some of the areas requiring significant judgments and estimates: determinations of the useful lives of assets, estimates of allowances for doubtful accounts, cash flow and valuation assumptions in performing asset impairment tests of long-lived assets, estimates of the realization of deferred tax assets and inventory reserves.

F-8

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.8	REVENUE RECOGNITION

On January 1, 2018, the Company adopted Topic 606, using the modified retrospective transition method applied to those contracts which were not completed as of January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under Topic 606, while prior period amounts have not been adjusted and continue to be reported in accordance with our historic accounting under Topic 605. There was no adjustment to beginning retained earnings on January 1, 2018.

Under Topic 606, revenue is recognized when control of the promised goods or services is transferred to the customers, in an amount that reflects the consideration the Company expect to be entitled to in exchange for those goods or services.

ASU 2014-09, “Revenue from Contracts with Customers” outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. ASU 2014-09 outlines a five-step process for revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards, and also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenues and cash flows from contracts with customers. Major provisions include determining which goods and services are distinct and represent separate performance obligations, how variable consideration (which may include change orders and claims) is recognized, whether revenue should be recognized at a point in time or over time and ensuring the time value of money is considered in the transaction price.

ASU 2016-08, “Principal versus Agent Considerations (Reporting Revenue Gross versus Net)” clarifies the principal versus agent guidance in ASU 2014-09. ASU 2016-08 clarifies how an entity determines whether to report revenue gross or net based on whether it controls a specific good or service before it is transferred to a customer. ASU 2016-08 also reframes the indicators to focus on evidence that an entity is acting as a principal rather than as an agent.

ASU 2016-10, “Identifying Performance Obligations and Licensing” amends certain aspects of ASU 2014-09. ASU 2016-10 amends how an entity should identify performance obligations for immaterial promised goods or services, shipping and handling activities and promises that may represent performance obligations. ASU 2016-10 also provides implementation guidance for determining the nature of licensing and royalties arrangements.

ASU 2016-12, “Narrow-Scope Improvements and Practical Expedients” also clarifies certain aspects of ASU 2014-09 including the assessment of collectability, presentation of sales taxes, treatment of noncash consideration, and accounting for completed contracts and contract modifications at transition.

ASU 2016-20, “Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers” allows an entity to determine the provision for loss contracts at either the contract level or the performance obligation level as an accounting policy election. The company determines its provision for loss contracts at the contract level.

ASU 2017-05, “Clarifying the Scope of Asset Derecognition Guidance and Accounting for Partial Sales of Nonfinancial Assets” clarifies that the scope and application of ASC 610-20 on accounting for the sale or transfer of nonfinancial assets and in substance nonfinancial assets to noncustomers, including partial sales, applies only when the asset (or asset group) does not meet the definition of a business.

ASU 2017-13, “Amendments to SEC Paragraphs Pursuant to the Staff Announcement at the July 20, 2017 EITF Meeting and Rescission of Prior SEC Staff Announcements and Observer Comments” provides guidance related to the effective dates of the ASUs noted above.

We determine revenue recognition through the following steps:

●	identification of the contract, or contracts, with a customer;

●	identification of the performance obligations in the contract;

●	determination of the transaction price;

●	allocation of the transaction price to the performance obligations in the contract; and

●	recognition of revenue when, or as, we satisfy a performance obligation.

F-9

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.8	REVENUE RECOGNITION (CONTINUED)

Consulting and service income from development contracts

The company recognizes consulting and service income from development contracts revenue over time, as performance obligations are satisfied, due to the continuous transfer of control to the customer. Consulting and service income from development contracts are generally accounted for as a single unit of account (a single performance obligation) and are not segmented between types of services. The company recognizes revenue using the percentage-of-completion method, based primarily on contract cost incurred to date compared to total estimated contract cost. The percentage-of-completion method (an input method) is the most faithful depiction of the company’s performance because it directly measures the value of the services transferred to the customer. Cost of revenue includes an allocation of depreciation and amortization. Customer-furnished materials, labor and equipment and, in certain cases, subcontractor materials, labor and equipment, are included in revenue and cost of revenue when management believes that the company is acting as a principal rather than as an agent (i.e., the company integrates the materials, labor and equipment into the deliverables promised to the customer). Customer-furnished materials are only included in revenue and cost when the contract includes construction activity and the company has visibility into the amount the customer is paying for the materials or there is a reasonable basis for estimating the amount. The company recognizes revenue, but not profit, on certain uninstalled materials that are not specifically produced, fabricated, or constructed for a project. Revenue on these uninstalled materials is recognized when the cost is incurred (when control is transferred). Changes to total estimated contract cost or losses, if any, are recognized in the period in which they are determined as assessed at the contract level. Pre-contract costs are expensed as incurred unless they are expected to be recovered from the client. Project mobilization costs are generally charged to project costs as incurred when they are an integrated part of the performance obligation being transferred to the client. Customer payments on consulting and service income from development contracts are typically due within 360 days of billing, depending on the contract.

Variable Consideration

The nature of the company’s contracts gives rise to several types of variable consideration, including claims and unpriced change orders; awards and incentive fees; and liquidated damages and penalties. The company recognizes revenue for variable consideration when it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur. The company estimates the amount of revenue to be recognized on variable consideration using the expected value (i.e., the sum of a probability-weighted amount) or the most likely amount method, whichever is expected to better predict the amount. Factors considered in determining whether revenue associated with claims (including change orders in dispute and unapproved change orders in regard to both scope and price) should be recognized include the following: (a) the contract or other evidence provides a legal basis for the claim, (b) additional costs were caused by circumstances that were unforeseen at the contract date and not the result of deficiencies in the company’s performance, (c) claim-related costs are identifiable and considered reasonable in view of the work performed, and (d) evidence supporting the claim is objective and verifiable. If the requirements for recognizing revenue for claims or unapproved change orders are met, revenue is recorded only when the costs associated with the claims or unapproved change orders have been incurred. Back charges to suppliers or subcontractors are recognized as a reduction of cost when it is determined that recovery of such cost is probable and the amounts can be reliably estimated. Disputed back charges are recognized when the same requirements described above for claims accounting have been satisfied.

The company generally provides limited warranties for work performed under its engineering and construction contracts. The warranty periods typically extend for a limited duration following substantial completion of the company’s work on a project. Historically, warranty claims have not resulted in material costs incurred.

Revenue excludes sales and usage-based taxes where it has been determined that the Company is acting as a pass-through agent.

Government grants are recognized when (i) the Company has substantially accomplished what must be done pursuant to the terms of the grant that are established by the local government; and (ii) the Company receives notification from the local government that the Company has satisfied all of the requirements to receive the government grants; and (iii) the amounts are received.

F-10

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.9	COST OF GOODS SOLD AND COST OF SERVICES

Cost of goods sold consists primarily of direct purchase cost of merchandise goods, and related levies. Cost of services consist primarily direct cost and indirect cost incurred to date for development contracts and provision for anticipated losses for development contracts.

2.10	SHIPPING AND HANDLING

Shipping and handling costs related to cost of goods sold are included in general and administrative expenses, which totaled $0 and $786 for the three months ended March 31, 2019 and 2018, respectively.

2.11	ADVERTISING

Advertising costs are included in general and administrative expenses, which totaled $377,946 and $400,754 for the three months ended March 31, 2019 and 2018, respectively.

2.12	RESEARCH AND DEVELOPMENT EXPENSES

Research and development expenses are included in general and administrative expenses, which totaled $426,115, and $0 for the three months ended March 31, 2019 and 2018, respectively.

2.13	FOREIGN CURRENCY TRANSLATION AND OTHER COMPREHENSIVE INCOME

The reporting currency of the Company is the U.S. dollars. The functional currency of the Company is the Chinese Renminbi (RMB).

For those entities whose functional currency is other than the U.S. dollars, all assets and liabilities are translated into U.S. dollars at the exchange rate on the balance sheet date; shareholders’ equity is translated at historical rates and items in the statements of income and of cash flows are translated at the average rate for the period. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported in the statements of cash flows will not necessarily agree with changes in the corresponding balances in the balance sheets. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statements of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the statements of income and comprehensive income, as incurred.

Accumulated other comprehensive income in the consolidated statement of shareholders’ equity amounted to $(5,316,005) as of March 31, 2019 and $(10,415,786) as of December 31, 2018. The balance sheet amounts with the exception of equity as of March 31, 2019 and December 31, 2018 were translated using an exchange rate of RMB 6.73 to $1.00 and RMB 6.86 to $1.00, respectively. The average translation rates applied to the statements of income and other comprehensive income and of cash flows for the three months ended March 31, 2019, and 2018 were RMB 6.75 to $1.00 and RMB 6.36 to $1.00, respectively.

2.14	CASH AND CASH EQUIVALENTS

The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. Cash and cash equivalents kept with financial institutions in the P.R.C. are not insured or otherwise protected. Should any of those institutions holding the Company’s cash become insolvent, or should the Company become unable to withdraw funds for any reason, the Company could lose the cash on deposit with that institution.

2.15	ACCOUNTS RECEIVABLE

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis.

The standard credit period for most of the Company’s clients is three months. The collection period over 1 year is classified as long-term accounts receivable. Management evaluates the collectability of the receivables at least quarterly. Provision for doubtful accounts as of March 31, 2019 and December 31, 2018 are $0.

F-11

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.16	INVENTORIES

Inventories are valued at the lower of cost (determined on a weighted average basis) and net realizable value. Costs incurred in bringing each product to its location and conditions are accounted for as follows:

(a)	raw materials - purchase cost on a weighted average basis;

(b)	manufactured finished goods and work-in-progress - cost of direct materials and labor and a proportion of manufacturing overhead based on normal operation capacity but excluding borrowing costs; and

(c)	retail and wholesale merchandise finished goods - purchase cost on a weighted average basis.

Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs for completion and the estimated costs necessary to make the sale.

2.17	PLANT AND EQUIPMENT

Plant and equipment are stated at cost less accumulated depreciation and any accumulated impairment losses. Such costs include the cost of replacing parts that are eligible for capitalization when the cost of replacing the parts is incurred. Similarly, when each major inspection is performed, its cost is recognized in the carrying amount of the plant and equipment as a replacement only if it is eligible for capitalization. The assets’ residual values, useful lives and depreciation methods are reviewed, and adjusted if appropriate, at each financial year end.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets.

Plant and machinery	5 - 10 years
Structure and leasehold improvements	10 - 30 years
Mature seeds and herbage cultivation	20 years
Furniture and equipment	2.5 - 10 years
Motor vehicles	4 - 10 years

An item of plant and equipment is removed from the accounts upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the item) is included in the consolidated statements of income in the period the item is disposed.

2.18	GOODWILL

Goodwill is an asset representing the fair economic benefits arising from other assets acquired in a business combination that are not individually identified or separately recognized. Goodwill is tested for impairment on an annual basis at the end of the Company’s fiscal year, or when impairment indicators arise. The Company uses a fair-value-based approach to test for impairment at the level of each reporting unit. The Company directly acquired MEIJI, which is the holding company of JHST that operates the Hu Plantation. As a result of this acquisition, the Company recorded goodwill in the amount of $724,940. This goodwill represents the fair value of the assets acquired in these acquisitions over the cost of the assets acquired.

F-12

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.19	PROPRIETARY TECHNOLOGIES

A master license of stock feed manufacturing technology was acquired and the costs of acquisition are capitalized as proprietary technologies when technological feasibility has been established. Cost of acquisition of stock feed manufacturing technology master license is amortized using the straight-line method over its estimated life of 20 years.

An aromatic cattle-feeding formula was acquired and the costs of acquisition are capitalized as proprietary technologies when technological feasibility has been established. Cost of acquisition on aromatic cattle-feeding formula is amortized using the straight-line method over its estimated life of 20 years.

The cost of sleepy cods breeding technology license is capitalized as proprietary technologies when technological feasibility has been established. Cost of granting sleepy cods breeding technology license is amortized using the straight-line method over its estimated life of 25 years.

Bacterial cellulose technology license and related trade mark are capitalized as proprietary technologies when technological feasibility has been established. Cost of license and related trade mark is amortized using the straight-line method over its estimated life of 20 years.

The Company has determined that technological feasibility is established at the time a working model of products is completed. Proprietary technologies are intangible assets of finite lives. Management evaluates the recoverability of proprietary technologies on an annual basis at the end of the Company’s fiscal year, or when impairment indicators arise. As required by ASC Topic 350 “Intangible - Goodwill and Other”, the Company uses a fair-value-based approach to test for impairment.

2.20	CONSTRUCTION IN PROGRESS

Construction in progress represents direct costs of construction as well as acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to property and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until construction is completed and the asset is ready for its intended use.

2.21	LAND USE RIGHTS

Land use rights represent acquisition of rights to agricultural land from farmers and are amortized on the straight-line basis over their respective lease periods. The lease period of agricultural land is in the range from 10 to 60 years. Land use rights purchase prices were determined in accordance with the P.R.C. Government’s minimum lease payments on agricultural land and mutually agreed to terms between the Company and the vendors.

2.22	EQUITY METHOD INVESTMENTS

Investee entities, in which the company can exercise significant influence, but not control, are accounted for under the equity method of accounting. Under the equity method of accounting, the company’s share of the earnings or losses of these companies is included in net income. A loss in value of an investment that is other than a temporary decline is recognized as a charge to operations. Evidence of a loss in value might include, but would not necessarily be limited to absence of an ability to recover the carrying amount of the investment or inability of the investee to sustain an earnings capacity that would justify the carrying amount of the investment.

2.23	CORPORATE JOINT VENTURE

A corporation formed, owned, and operated by two or more businesses as a separate and discrete business or project (venture) for their mutual benefit is considered to be a corporate joint venture. Investee entities, in which the Company can exercise significant influence, but not control, are accounted for under the equity method of accounting. Under the equity method of accounting, the Company’s share of the earnings or losses of these companies is included in net income.

A loss in value of an investment that is other than a temporary decline is recognized as a charge to operations. Evidence of a loss in value might include, but would not necessarily be limited to, the absence of an ability to recover the carrying amount of the investment or inability of the investee to sustain an earnings capacity that would justify the carrying amount of the investment.

F-13

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.24	VARIABLE INTEREST ENTITY

A variable interest entity (“VIE”) is an entity (investee) in which the investor has obtained less than a majority interest, according to the Financial Accounting Standards Board (FASB). A VIE is subject to consolidation if a VIE meets one of the following three criteria as elaborated in ASC Topic 810-10, Consolidation:

(a)	equity-at-risk is not sufficient to support the entity’s activities;
(b)	as a group, the equity-at-risk holders cannot control the entity; or
(c)	the economics do not coincide with the voting interest.

If a firm is the primary beneficiary of a VIE, the holdings must be disclosed on the balance sheet. The primary beneficiary is defined as the person or company with the majority of variable interests. A corporation formed, owned, and operated by two or more businesses (ventures) as a separate and discrete business or project (venture) for their mutual benefit is defined as a joint venture.

2.25	TREASURY STOCK

Treasury stock means shares of a corporation’s own stock that have been issued and subsequently reacquired by the corporation. Converting outstanding shares to treasury shares does not reduce the number of shares issued but does reduce the number of shares outstanding. These shares are not eligible to receive dividends. Accounting for excesses and deficiencies on treasury stock transactions is governed by ASC 505-30-30.

State laws and federal agencies closely regulate transactions involving a company’s own capital stock, so the purchase of outstanding shares must have a legitimate purpose. Some of the most common reasons for purchasing outstanding shares are as follows:

(a)	to meet additional stock needs for various reasons, including newly implemented stock option plans, stock for convertible bonds or convertible preferred stock, or a stock dividend.
(b)	to make more shares available for acquisitions of other entities.

The cost method of accounting for treasury shares has been adopted by the Company. The purchase of outstanding shares and thus converting them into treasury shares is treated as a temporary reduction in shareholders’ equity in view of the expectation to reissue the shares instead of retiring them. When the Company reissues the treasury shares, the temporary account is eliminated. The cost of acquiring outstanding shares for converting into treasury shares is charged to a contra account, in this case a contra equity account that reduces the stockholder equity balance.

F-14

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.26	INCOME TAXES

The Company accounts for income taxes under the provisions of ASC Topic 740 “Accounting for Income Taxes.” Under ASC Topic 740, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

The provision for income tax is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred income taxes are calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

ASC Topic 740 also prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken, or for one expected to be taken, in a tax return. ASC Topic 740 also provides guidance related to, among other things, classification, accounting for interest and penalties associated with tax positions, and disclosure requirements. Any interest and penalties accrued related to unrecognized tax benefits will be recorded as tax expense.

2.29	POLITICAL AND BUSINESS RISK

The Company’s operations are carried out in the P.R.C. Accordingly, the political, economic and legal environment in the P.R.C. may influence the Company’s business, financial condition and results of operations by the general state of the P.R.C.’s economy. The Company’s operations in the P.R.C. are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

2.30	CONCENTRATION OF CREDIT RISK

Cash includes cash at banks and demand deposits in accounts maintained with banks within the P.R.C. Total cash in these banks as of March 31, 2019 and December 31, 2018 amounted to $164,333 and $4,720,793, respectively, none of which is covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks to its cash in bank accounts.

The Company had 5 major customers (A, B, C, D and E) whose business individually represented the following percentages of the Company’s total revenue for the period indicated:

	Three months ended March 31, 2019	Three months ended March 31, 2018

Customer A	30.79%	31.66%
Customer B	12.94%	17.08%
Customer C	27.93%	14.82%
Customer D	5.63%	8.91%
Customer E	4.81%	-%
Customer F	-%	7.33%
	82.10%	79.80%

F-15

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.30	CONCENTRATION OF CREDIT RISK (CONTINUED)

		Percentage of revenue	Amount
Customer A	Corporate and others Division	30.79%	$9,010,021
Customer B	Corporate and others Division	12.94%	$3,787,039
Customer C	Cattle Farm Development Division	27.93%	$8,171,443

Accounts receivable are derived from revenue earned from customers located primarily in the P.R.C. The Company performs ongoing credit evaluations of customers and has not experienced any material losses to date.

The Company had 5 major customers whose accounts receivable balance individually represented the following percentages of the Company’s total accounts receivable:

	March 31, 2019	December 31, 2018

Customer A	11.89%	12.76%
Customer B	8.40%	9.67%
Customer C	10.53%	10.05%
Customer D	61.27%	59.81%
Customer E	-%	1.8%
Customer F	1.63%	-%
	93.72%	94.09%

As of March 31, 2019, amounts due from customers A, C and D are $11,997,693, $10,632,798 and $61,849,210, respectively. The Company has not experienced any significant difficulty in collecting its accounts receivable in the past and is not aware of any financial difficulties of its major customers.

2.31	IMPAIRMENT OF LONG-LIVED ASSETS AND INTANGIBLE ASSETS

In accordance with ASC Topic 360, “Property, Plant and Equipment,” long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The Company reviews the carrying amount of its long-lived assets, including intangibles, for impairment, during each reporting period. An asset is considered impaired when estimated future cash flows are less than the carrying amount of the asset. In the event the carrying amount of such asset is considered not recoverable, the asset is adjusted to its fair value. Fair value is generally determined based on discounted future cash flow. As of March 31, 2019 and December 31, 2018, the Company determined no impairment losses were necessary.

2.32	EARNINGS PER SHARE

As prescribed in ASC Topic 260 ” Earnings per Share, ” Basic Earnings per Share (“EPS”) is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company’s common stock at the average market price during the period.

ASC 260-10-55 requires that stock dividends or stock splits be accounted for retroactively if the stock dividends or stock splits occur during the year, or retroactively if the stock dividends or stock splits occur after the end of the period but before the release of the financial statements, by considering it outstanding of the entirety of each period presented. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the year.

For the three months ended March 31, 2019 and 2018, basic earnings per share attributable to Sino Agro Food, Inc. and subsidiaries common stockholders amounted to $0.01 and $0.17, respectively. For the three months ended March 31, 2019 and 2018, diluted earnings per share attributable to Sino Agro Food, Inc. and its subsidiaries’ common stockholders amounted to $0.01 and $0.17, respectively.

F-16

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.33	ACCUMULATED OTHER COMPREHENSIVE INCOME

ASC Topic 220 “Comprehensive Income” establishes standards for reporting and displaying comprehensive income and its components in financial statements. Comprehensive income is defined as the change in stockholders’ equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The comprehensive income for all periods presented includes both the reported net income and net change in cumulative translation adjustments.

2.34	RETIREMENT BENEFIT COSTS

P.R.C. state managed retirement benefit programs are defined contribution plans and the payments to the plans are charged as expenses when employees have rendered service entitling them to the contribution made by the employer.

2.35	STOCK-BASED COMPENSATION

The Company has adopted both ASC Topic 718, “Compensation - Stock Compensation” and ASC Topic 505-50, “Equity-Based Payments to Non - Employees” using the fair value method in which an entity issues its equity instruments to acquire goods and services from employees and non-employees. Stock compensation for stock granted to non-employees has been determined in accordance with this accounting standard and the accounting standard regarding accounting for equity instruments that are issued to other than employees for acquiring, or in conjunction with selling goods or services, as the fair value of the consideration received or the fair value of equity instruments issued, whichever is more reliably measured. This accounting standard allows the “simplified” method to determine the term of employee options when other information is not available. Under ASC Topic 718 and ASC Topic 505-50, stock compensation expenses is measured at the grant date on the value of the option or restricted stock and is recognized as expenses, less expected forfeitures, over the requisite service period, which is generally the vesting period.

2.36	FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value under U.S. GAAP, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy, which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accrued expenses, approximate their fair values because of the short maturity of these instruments. The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value as of March 31, 2019 or December 31, 2018, nor gains or losses are reported in the statements of income and comprehensive income that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the fiscal period ended March 31, 2019 or 2018.

F-17

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.37	NEW ACCOUNTING PRONOUNCEMENTS

In August 2018, the FASB issued Accounting Standards Update (“ASU”) No. 2018-13, Fair Value Measurement (ASC Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement. This ASU eliminates, modifies and adds disclosure requirements for fair value measurements. The amendments in this ASU are effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted. The Company is currently evaluating the effects of this ASU on its financial statements and related disclosures and does not expect there to be a material impact.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (ASC Topic 326): Measurement of Credit Losses on Financial Instruments. This guidance will require Companies to recognize an allowance for credit losses on available-for-sale debt securities rather than the current approach of recording a reduction to the carrying value of the asset. The ASU is effective for fiscal years beginning after December 15, 2019 and interim periods therein. Early adoption is permitted for annual periods beginning after December 15, 2018 and interim periods therein. The Company is currently evaluating the effects of this ASU on its financial statements and related disclosures and does not expect there to be a material impact.

F-18

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.	SEGMENT INFORMATION

The Company establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as business segments and major customers in consolidated financial statements. The Company operates in five principal reportable segments: Fishery Development Division, HU Plantation Division, Organic Fertilizer and Bread Grass Division, Cattle Farm Development Division and Corporate and Others Division. No geographic information is required as all revenue and assets are located in the P.R.C.

	Three months ended March 31, 2019
	Fishery		Organic Fertilizer	Cattle Farm
	Development	HU Plantation	and Bread Grass	Development	Corporate and
	Division(1)	Division (2)	Division (3)	Division (4)	others (5)	Total

Revenue	$991,002	$906,803	$6,403,084	$8,160,703	$12,797,059	$29,258,651

Net income (loss)	$(75,822)	$(821,204)	$470,344	$980,976	$58,380	$612,674

Total assets	$90,004,486	$43,221,005	$332,091,472	$43,664,450	$290,109,731	$799,091,144

	Three months ended March 31, 2018
	Fishery		Organic Fertilizer	Cattle Farm
	Development	HU Plantation	and Bread Grass	Development	Corporate and
	Division(1)	Division (2)	Division (3)	Division (4)	others (5)	Total

Revenue	$2,472,404	$1,050,228	$8,770,592	$4,998,083	$16,439,957	$33,731,264

Net income (loss)	$560,943	$(340,166)	$1,344,459	$350,674	$3,812,517	$5,728,427

Total assets	$81,042,358	$49,552,231	$357,336,786	$34,311,911	$286,272,364	$808,515,650

F-19

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.	SEGMENT INFORMATION (CONTINUED)

(1)	Operated by Capital Award, Inc. (“CA”).

(2)	Operated by Jiang Men City Heng Sheng Tai Agriculture Development Co., Limited (“JHST”).

(3)	Operated by Qinghai Sanjiang A Power Agriculture Co., Limited (“SJAP”), A Power Agro Agriculture Development (Macau) Limited (“APWAM”), and Hunan Shenghua A Power Agriculture Co., Limited (“HSA”).

(4)	Operated by Jiang Men City Hang Mei Cattle Farm Development Co. Limited (“JHMC”) and Macau Eiji Company Limited (“MEIJI”).

(5)	Operated by Sino Agro Food, Inc. (“SIAF”) and Sino Agro Food Sweden AB (“SAFS”).

F-20

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.	SEGMENT INFORMATION (CONTINUED)

Further analysis of revenue:-

	Three ended March 31, 2019
			Organic
	Fishery		Fertilizer and	Cattle Farm
	Development	HU Plantation	Bread Grass	Development	Corporate and
	Division (1)	Division (2)	Division (3)	Division (4)	others (6)	Total
Name of entity
Sale of goods

Jiang Men City Heng Sheng Tai Agriculture Development Co., Limited (“JHST”)	$-	$906,803	$-	$-	$-	$906,803

Hunan Shenghua A Power Agriculture Co., Limited (“HSA”)	-	-	2,527,273	-	-	2,527,273

Qinghai Sanjiang A Power Agriculture Co., Limited (“SJAP”)	-	-	3,875,811	-	-	3,875,811

Macau Eiji Company Limited (“MEIJI”)	-	-	-	8,160,703	-	8,160,703

Sino Agro Food, Inc. (“SIAF”)	-	-	-	-	12,797,059	12,797,059

Consulting and service income for development contracts Capital Award, Inc. (“CA”)	991,002	-	-	-	-	991,002
	$991,002	$906,803	$6,403,084	$8,160,703	$12,797,059	$29,258,651

F-21

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.	SEGMENT INFORMATION (CONTINUED)

Further analysis of revenue:-

	Three months ended March 31, 2018
			Organic
	Fishery		Fertilizer and	Cattle Farm
	Development	HU Plantation	Bread Grass	Development	Corporate and
	Division (1)	Division (2)	Division (3)	Division (4)	others (6)	Total
Name of entity
Sale of goods

Jiang Men City Heng Sheng Tai Agriculture Development Co., Limited (“JHST”)	$-	$1,050,228	$-	$-	$-	$1,050,228

Hunan Shenghua A Power Agriculture Co., Limited (“HSA”)	-	-	6,405,025	-	-	6,405,025

Qinghai Sanjiang A Power Agriculture Co., Limited (“SJAP”)	-	-	2,365,567	-	-	2,365,567

Qinghai Zhong He Meat Products Co., Limited (“QZH”)	-	-	-	-	-	-

Macau Eiji Company Limited (“MEIJI”)	-	-	-	4,998,083	-	4,998,083

Sino Agro Food, Inc. (“SIAF”)	-	-	-	-	16,439,957	16,439,957

Consulting and service income for development contracts Capital Award, Inc. (“CA”)	2,472,404	-	-	-	-	2,472,404
	$2,472,404	$1,050,228	$8,770,592	$4,998,083	$16,439,957	$33,731,264

F-22

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.	SEGMENT INFORMATION (CONTINUED)

Further analysis of cost of goods sold and cost of services:-

COST OF GOODS SOLD

	Three months ended March 31, 2019
			Organic
	Fishery	HU	Fertilizer and	Cattle Farm	Corporate
	Development	Plantation	Bread Grass	Development	and others
	Division (1)	Division (2)	Division (3)	Division (4)	(5)	Total

Name of entity
Sale of goods

Jiang Men City Heng Sheng Tai Agriculture Development Co., Limited (“JHST”)	$-	$712,968	$-	$-	$-	$712,968

Hunan Shenghua A Power Agriculture Co., Limited (“HSA”)	-	-	1,629,216	-	-	1,629,216

Qinghai Sanjiang A Power Agriculture Co., Limited (“SJAP”)	-	-	2,772,354	-	-	2,772,354

Macau Eiji Company Limited (“MEIJI”)	-	-	-	6,820,510	-	6,820,510

Sino Agro Food, Inc. (“SIAF”)	-	-	-	-	11,375,164	11,375,164
	$-	$712,968	$4,401,570	$6,820,510	$11,375,164	$23,310,212

COST OF SERVICES

	Three months ended March 31, 2019
			Organic
	Fishery		Fertilizer and	Cattle Farm	Corporate
	Development	HU Plantation	Bread Grass	Development	and others
	Division (1)	Division (2)	Division (3)	Division (4)	(5)	Total

Name of entity

Consulting and service income for development contracts Capital Award, Inc. (“CA”)	$939,684	$-	$-	$-	$-	$939,684

F-23

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.	SEGMENT INFORMATION (CONTINUED)

Further analysis of cost of goods sold and cost of services (Continued):-

COST OF GOODS SOLD

	Three months ended March 31, 2018
	Fishery Development Division (1)	HU Plantation Division (2)	Organic Fertilizer and Bread Grass Division (3)	Cattle Farm Development Division (4)	Corporate and others (5)	Total
Name of entity
Sale of goods

Jiang Men City Heng Sheng Tai Agriculture Development Co., Limited (“JHST”)	$-	$894,722	$-	$-	$-	$894,722

Hunan Shenghua A Power Agriculture Co., Limited (“HSA “)	-	-	1,613,685	-	-	1,613,685

Qinghai Sanjiang A Power Agriculture Co., Limited (“SJAP “)	-	-	4,136,324	-	-	4,136,324

Qinghai Zhong He Meat Products Co., Limited (“QZH “)	-	-	-	-	-	-

Macau Eiji Company Limited (“MEIJI”)	-	-	-	4,528,498	-	4,528,498

Sino Agro Food, Inc. (“SIAF”)	-	-	-	-	14,689,791	14,689,791
	$-	$894,722	$5,750,009	$4,528,498	$14,689,791	$25,863,020

COST OF SERVICES

	Three months ended March 31, 2018
	Fishery Development Division (1)	HU Plantation Division (2)	Organic Fertilizer and Bread Grass Division (3)	Cattle Farm Development Division (4)	Corporate and others (5)	Total

Name of entity

Consulting and service income for development contracts Capital Award, Inc. (“CA”)	$1,784,322	$-	$-	$-	$-	$1,784,322

F-24

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.	INCOME TAXES

United States of America

The Company was incorporated in the State of Nevada, in the United States of America. The Company has no trading operations in United States of America and no U.S. corporate tax has been provided for in the consolidated financial statements of the Company. However, see the discussion, below, under “Undistributed Earnings of Foreign Subsidiaries”.

Undistributed Earnings of Foreign Subsidiaries

The Company intends to use the remaining accumulated and future earnings of foreign subsidiaries to expand operations outside the United States, but some of these profits may have to be used to satisfy U.S. income tax liabilities based on the operations of its controlled foreign subsidiaries. Prior to 2017, depending on how and where their controlled foreign corporations were operated, U.S. companies did not always have to pay tax on the earnings of their controlled foreign corporations, and the Company believes that prior to 2017 the earnings of its controlled foreign corporations were not taxable in the United States until distributed to the Company. Accordingly, the Company made no provision for U.S. Federal and State income tax. The Company filed yearly U.S. federal income tax returns from 2007 to 2017 on which it has reported that there was no no tax due to the United States.

However, the Tax Cuts and Jobs Act of 2017 (the “2017 Act”) now requires some U.S. companies (starting in 2018) to pay tax on the earnings of their controlled foreign corporations based on complex formulas. The Company has not yet analyzed the impact of these changes on the taxability in the United States of the earnings of its foreign subsidiaries and so does not know whether it has for 2018, or will have for 2019 and future years, any earnings subject to U.S. federal income tax. In addition, the 2017 Act required U.S. companies to repatriate, as of the end of 2017, their accumulated earnings to date. The Company has not yet determined whether it incurred a U.S. tax liability as of the end of 2017 under this repatriation provision of the 2017 Act. The Company is seeking professional advice from U.S. tax accountants as to the impact on the Company of the 2017 Act for 2017 and later years. In fiscal year 2017 the Company had an operating loss of $30,102,943 based on the consolidated financials of its controlled foreign corporations, but it has had operating profits in previous years.

F-25

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.	INCOME TAXES (CONTINUED)

China

Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law replaced the existing laws for Domestic Enterprises (“DE’s”) and Foreign Invested Enterprises (“FIE’s”). The new standard EIT rate of 25% replaced the 33% rate currently applicable to both DE’s and FIE’s. The Company is currently evaluating the impact that the new EIT will have on its financial condition. Beginning January 1, 2008, China unified the corporate income tax rule on foreign invested enterprises and domestic enterprises. The unified corporate income tax rate is 25%.

Under new tax legislation in China beginning in January 2008, the agriculture, dairy and fishery sectors are exempt from enterprise income taxes.

No EIT has been provided in the financial statements of SIAF, CA, JHST, JHMC, HSA and SJAP since they are exempt from EIT for the three months ended March 31, 2019 and 2018 as they are within the agriculture, and cattle sectors.

Belize

CA, CS and CH are international business companies incorporated in Belize, and are exempt from corporate tax in Belize.

Macau

No Macau Corporate income tax has been provided in the consolidated financial statements of APWAM and MEIJI since these entities did not earn any assessable profits for the three months ended March 31, 2019 and 2018.

Sweden

No Sweden Corporate income tax has been provided in the consolidated financial statements of SAFS since SAFS incurred a tax loss for the three months ended March 31, 2019 and 2018.

No deferred tax assets and liabilities are of March 31, 2019 and December 31, 2018 since there was no difference between the financial statements carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the period in which the differences are expected to reverse.

Provision for income taxes is as follows:

	Three months ended March 31, 2019	Three months ended March 31, 2018
	(Unaudited)	(Unaudited)
SIAF	$-	$-
SAFS	-	-
MEIJI and APWAM	-	-
JHST, JHMC, SJAP, QZH and HSA	-	-
	$-	$-

The Company did not recognize any interest or penalties related to unrecognized tax benefits in the three months ended March 31, 2019 and 2018. The Company had no uncertain positions that would necessitate recording of tax related liability. The Company is subject to examination by the respective tax authorities.

F-26

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.	CASH AND CASH EQUIVALENTS

	March 31, 2019	December 31, 2018
	(Unaudited)	(Audited)

Cash and bank balances	$305,721	$4,950,799

6.	INVENTORIES

As of March 31, 2019, inventories are as follows:

	March 31, 2019	December 31, 2018
	(Unaudited)	(Audited)

Bread grass	666,989	744,378
Beef cattle	14,186,719	11,561,117
Organic fertilizer	14,616,370	14,266,923
Forage for cattle and consumable	7,605,777	7,252,280
Raw materials for bread grass and organic fertilizer	17,951,320	18,885,258
Immature seeds	1,374,933	1,872,285
	$56,402,108	$54,582,241

7.	DEPOSITS AND PREPAYMENTS

	March 31, 2019	December 31, 2018
	(Unaudited)	(Audited)
Deposits for
- purchases of equipment	$2,196,214	$2,158,867
- acquisition of land use rights	178,200	174,851
- inventories purchases	17,181,605	16,921,188
- construction in progress	5,354,959	4,789,035
- issue of shares as collateral	25,528,325	24,928,324
Shares issued for employee compensation and overseas professional and bond interest	231,574	643,457
Others	2,619,180	2,625,468
	$53,290,057	$52,241,190

8.	ACCOUNTS RECEIVABLE

The Company has performed an analysis on all of its accounts receivable and determined that all amounts are collectible by the Company. As such, all accounts receivable are reflected as a current asset and no allowance for bad debt has been recorded as of March 31, 2019 and December 31, 2018.

Aging analysis of accounts receivable is as follows:

	March 31, 2019	December 31, 2018
	(Unaudited)	(Audited)
0 - 30 days	$8,749,198	$7,447,269
31 - 90 days	19,554,466	22,684,605
91 - 120 days	11,893,827	16,456,895
over 120 days and less than 1 year	17,451,077	11,773,454
over 1 year	43,289,545	43,289,908
	$100,938,113	$101,652,131

F-27

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.	OTHER RECEIVABLES

	March 31, 2019	December 31, 2018
	(Unaudited)	(Audited)
Advanced to employees	$567,653	$561,330
Advanced to suppliers	3,905,832	3,831,926
Advanced to customers	14,114,204	14,114,249
Advanced to developers	461,835	453,155
Others	12,054,398	9,346,866
	$31,103,922	$28,307,526

Advanced to employees, suppliers, customers and developers are unsecured, interest free and with no fixed terms of repayment.

10.	PLANT AND EQUIPMENT

	March 31, 2019	December 31, 2018
	(Unaudited)	(Audited)

Plant and machinery	$5,394,528	$5,299,631
Structure and leasehold improvements	204,314,391	200,734,812
Mature seeds and herbage cultivation	58,898,928	54,643,255
Furniture and equipment	697,403	695,461
Motor vehicles	599,689	590,416
	269,904,939	261,963,575

Less: Accumulated depreciation	(34,431,708)	(31,317,916)
Net carrying amount	$235,473,231	$230,645,659

Depreciation expenses were $2,542,874 and $2,658,508 for the three months ended March 31, 2019 and 2018, respectively

11.	CONSTRUCTION IN PROGRESS

	March 31, 2019	December 31, 2018
	(Unaudited)	(Audited)
Construction in progress
- Office, warehouse and organic fertilizer plant in HSA	7,425	7,285
- Oven room, road for production of dried flowers	-	-
- Organic fertilizer and bread grass production plant and office building	6,989,159	6,484,045
- Rangeland for beef cattle and office building	6,169,839	6,024,197
- Fish pond and breeding factory	-	-
	13,166,423	12,515,527

F-28

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.	LAND USE RIGHTS

	March 31, 2019	December 31, 2018
	(Unaudited)	(Audited)
Cost	$66,851,156	$65,779,178
Less: Accumulated amortization	(12,561,527)	(11,964,897)
Net carrying amount	$54,289,629	$53,814,281

Amount

Balance @1.1.2018	$65,573,223
Exchange difference	205,955
Balance @12.31.2018	$65,779,178
Exchange difference	1,071,978
Balance @3.31.2019	$66,851,156

Land use rights are amortized on the straight-line basis over their respective lease periods. The lease period of agriculture land is 10 to 60 years. Amortization of land use rights were $418,757 and $422,580 for the three months ended March 31, 2019 and 2018, respectively.

13.	GOODWILL

Goodwill represents the fair value of the assets acquired the acquisitions over the cost of the assets acquired. It is stated at cost less accumulated impairment losses. Management tests goodwill for impairment on an annual basis or when impairment indicators arise. In these instances, the Company recognizes an impairment loss when it is probable that the estimated cash flows are less than the carrying value of the assets. To date, no such impairment loss has been recorded.

	March 31, 2019	December 31, 2018
	(Unaudited)	(Audited)

Goodwill from acquisition	$724,940	$724,940
Less: Accumulated impairment losses	-	-
Net carrying amount	$724,940	$724,940

14.	PROPRIETARY TECHNOLOGIES

By an agreement dated November 12, 2008, TRW acquired an enzyme technology master license, registered under a Chinese patent, for the manufacturing of livestock feed and bioorganic fertilizer and its related labels for $8,000,000. On October 1, 2015, the Company took up such assets at $5,473,720.

On March 6, 2012, MEIJI acquired an aromatic-feed formula technology for the production of aromatic cattle for $1,500,000. On October 1, 2013, SIAF was granted a license to exploit sleepy cods breeding technology to grow out of sleepy cods for $2,270,000 for 50 years. SJAP booked bacterial cellulose technology license and related trademark for $2,119,075 and amortized expenditures for 20 years starting from January 1, 2014.

F-29

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.	PROPRIETARY TECHNOLOGIES (CONTINUED)

	March 31, 2019	December 31, 2018
	(Unaudited)	(Audited)

Cost	$11,146,113	$11,113,267
Less: Accumulated amortization	(2,329,443)	(2,176,196)
Net carrying amount	$8,816,670	$8,937,071

Amortization of proprietary technologies was $145,294 and $146,781 for the three months ended March 31, 2019 and 2018, respectively. No impairments of proprietary technologies have been identified for the three months ended March 31, 2019 and 2018.

15.	INTERESTS IN UNCONSOLIDATED EQUITY INVESTEES

On February 28, 2011, TRW applied to form a corporate joint venture, Enping City Bi Tao A Power Fishery Development Co., Limited (” EBAPFD “), incorporated in the PRC. TRW owned a 25% equity interest in EBAPFD. On November 17, 2011, TRW formed Jiang Men City A Power Fishery Development Co., Limited (“JFD”) in which it acquired a 25% equity interest, while withdrawing its 25% equity interest in EBAPFD. As of December 31, 2011, the Company had invested for total cash consideration of $1,258,607 in JFD. JFD operates an indoor fish farm. On January 1, 2012, the Company acquired an additional 25% equity interest in JFD for total cash consideration of $1,662,365. As of January 1, 2012, the Company had consolidated the assets and operations of JFD. On April 1, 2012, the Company acquired an additional 25% equity interest in JFD for the total cash consideration of $1,702,580. These acquisitions were at our option according the terms of the original development agreement. The Company owned a 75% equity interest in JFD, representing majority of voting rights and controls its board of directors.

On August 15, 2016, the acquisition agreement was executed by TRW for acquiring the other 25% equity in JFD which was a Sino Foreign Joint Venture Co. that TRW had 100% equity interest with effect on October 5, 2016. Upon the acquisitions of 3 additional prawn farms assets at fair value of $238.32 million from respective third parties and the master technology license at fair value of $30 million from Capital Award, Inc. by JFD, and the consideration of the above acquisitions were planned to be settled by the new issue shares of 99,990,000 TRW shares at $3.41 amounting to $340.53 million on or before March 31, 2017. As a result, SIAF’s equity interest in TRW was diluted from 100% to 23.89% with effective on October 5, 2016. The above transactions leaded the Company loss of control over TRW group, the Company’s investments in TRW and JFD were reclassified from a subsidiary to investments in unconsolidated equity investees as of October 5, 2016. The dilution of the Company’s investments in TRW group constituted a deemed disposal of the subsidiaries. The deemed gain on disposal of $56,947,005 was recorded in net income from discontinued operations of the consolidated statements of income and other comprehensive income of the Company for the year ended December 31, 2016. On October 1, 2016, SIAF took up all assets and liabilities of TRW and JFD except plant and equipment - fish farm. The Company converted the amount due from unconsolidated equity investee into equity interest during the fourth quarter of 2017, which resulted in equity interest in TRW from 23.89% to 36.60%.

	March 31, 2019	December 31, 2018
	(Unaudited)	(Audited)
Investments at cost
- TRW	$153,309,311	$150,918,857
Amount due from a consolidated equity investee - TRW	56,126,144	56,155,769
	$209,435,455	$207,074,626

F-30

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16.	TEMPORARY DEPOSITS PAID TO ENTITIES FOR EQUITY INVESTMENTS IN FUTURE SINO JOINT VENTURE COMPANIES

Intended
unincorporated	Projects
Investee	Engaged		March 31, 2019	December 31, 2018
			(Unaudited)	(Audited)
A	Trade center	*	$12,000,000	$12,000,000
B	Fish Farm 2 GaoQiqiang Aquaculture	*	17,403,959	17,403,959
C	Cattle farm 2	*	5,490,088	5,502,001
			$34,894,047	$34,905,960

The Company made temporary deposits paid to entities for equity investments in future Sino Joint Venture companies (“SJVCs”) engaged in projects development of trade and seafood centers, fish, prawns and cattle farms. Such temporary deposits represented as deposits of the respective consideration required for the purchase of equity stakes of respective future SJVCs. The amounts were classified as temporary because legal procedures of formation of SJVCs have not yet been completed. As of March 31, 2018, the percentages of equity stakes of A (trade and seafood centers), B (fish farm 2 GaoQiqiang Aquaculture Farm) and C (cattle farm 2) are 31%, 23% and 35% respectively.

*	The above amounts were subject to conversion to an additional equity investment in the investees upon the completion of legal procedures of formation of SJVCs.

17.	VARIABLE INTEREST ENTITY

On September 28, 2009, APWAM acquired the PMH’s 45% equity interest in the Sino-Foreign joint venture company, Qinghai Sanjiang A Power Agriculture Co. Limited (“SJAP”), which was incorporated in the P.R.C. As of March 31, 2019 , the Company has invested $2,251,359 in this joint venture. SJAP is engaged in its business of the manufacturing of organic fertilizer, livestock feed, and beef cattle and plantation of crops and pastures.

Continuous assessment of the VIE relationship with SJAP

The Company may also have a controlling financial interest in an entity through an arrangement that does not involve voting interests, such as a VIE. The Company evaluates entities deemed to be VIE’s using a risk and reward model to determine whether to consolidate. A VIE is an entity (1) that has total equity at risk that is not sufficient to finance its activities without additional subordinated financial support from other entities, (2) where the group of equity holders does not have the power to direct the activities of the entity that most significantly impact the entity’s economic performance, or the obligation to absorb the entity’s expected losses or the right to receive the entity’s expected residual returns, or both, or (3) where the voting rights of some investors are not proportional to their obligations to absorb the expected losses of the entity, their rights to receive the expected residual returns of the entity, or both, and substantially all of the entity’s activities either involve or are conducted on behalf of an investor that has disproportionately fewer voting rights.

F-31

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17.	VARIABLE INTEREST ENTITY (CONTINUED)

The Company also quantitatively and qualitatively examined if SJAP is considered a VIE. Qualitative analyses considered the extent to which the nature of its variable interest exposed the Company to losses. For quantitative analyses, the Company also used internal cash flow models to determine if SJAP was a VIE and, if so, whether the Company was the primary beneficiary. The projection of these cash flows and probabilities thereof requires significant managerial judgment because of the inherent limitations that relate to the use of historical data for the projection of future events. On March 31, 2018, the Company evaluated the above VIE testing results and concluded that the Company is the primary beneficiary of SJAP’s expected losses or residual returns and that SJAP qualifies as a VIE of the Company. As result, the Company has consolidated SJAP as a VIE.

The reasons for the changes are as follows:

•	Originally, the board of directors of SJAP consisted of 7 members; 3 appointees from Qinghai Sanjiang (one stockholder), 1 from Garwor (one stockholder), and 3 from the Company, such that the Company did not have majority interest represented on the board of directors of SJAP.

•	On May 7, 2010, Qinghai Sanjiang sold and transferred its equity interest in SJAP to Garwor. The State Administration for Industry and Commerce of Xining City Government of the P.R.C. approved the sale and transfer.

Consequently, Garwor and the Company agreed that the new board of directors of SJAP would consist of 3 members; 1 appointee from Garwor and 2 appointees from the Company, such that the Company now had a majority interest in the board of directors of SJAP. Also, and in accordance with the Company’s Sino Joint Venture Agreement, the Company’s management appointed the chief financial officer of SJAP. As a result, the financial statements of SJAP were included in the consolidated financial statements of the Company.

F-32

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

18..	CONSTRUCTION CONTRACT

(i)	Costs and estimated earnings in excess of billings on uncompleted contracts

	March 31, 2019	December 31, 2018
	(Unaudited)	(Audited)
Costs	$6,186,261	$6,186,261
Estimated earnings	4,777,300	4,777,300
Less: Billings	(10,712,733)	(10,712,733)
Costs and estimated earnings in excess of billings on uncompleted contracts	$250,828	$250,828

(ii)	Billings in excess of costs and estimated earnings on uncompleted contracts

	March 31, 2019	December 31, 2018
	(Unaudited)	(Audited)
Billings	$48,467,593	$47,929,092
Less: Costs	(29,493,284)	(29,094,568)
Estimated earnings	(13,567,173)	(13,486,231)
Billing in excess of costs and estimated earnings on uncompleted contracts	$5,407,136	$5,348,293

(iii)	Overall

	March 31, 2019	December 31, 2018
	(Unaudited)	(Audited)
Billings	$59,180,326	$58,641,825
Less: Costs	(35,679,545)	(35,280,829)
Estimated earnings	(18,344,473)	(18,263,531)
Billing in excess of costs and estimated earnings on uncompleted contracts	$5,156,308	$5,097,465

19.	OTHER PAYABLES

	March 31, 2019	December 31, 2018
	(Unaudited)	(Audited)
Due to third parties	$11,347,269	$13,068,387
Straight note payable	35,669,479	29,367,999
Promissory notes issued to third parties	7,759,801	7,792,774
Due to local government	-	87,425
	$54,776,549	$50,316,585

Less: Amount classified as non-current liabilities
Promissory notes issued to third parties	(7,759,801)	(7,792,774)
Amount classified as current liabilities	$47,016,748	$42,523,811

Due to third parties are unsecured, interest free and have no fixed terms of repayment.

F-33

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

20.	BORROWINGS

There are no provisions in the Company’s bank borrowings and long term debts that would accelerate repayment of debt as a result of a change in credit ratings or a material adverse change in the Company’s business. Under certain agreements, the Company has the option to retire debt prior to maturity, either at par or at a premium over par.

Short term bank loan

Name of lender	Interest rate	Term	March 31, 2019	December 31, 2018
			(Unaudited)	(Audited)
China Development Bank Qinghai City, the P.R.C	4.7306%	December 27, 2018 - December 27, 2019	$4,455,005	$4,371,265
Add: current portion of long term bank loan			$222,750	$218,563
			4,677,755	4,589,828

Long term bank loan

Name of lender	Interest rate	Term	March 31, 2019	December 31, 2018
			(Unaudited)	(Audited)
China Development Bank
Qinghai City, the P.R,C.	5.39%	December 16, 2016 - December 15, 2026	$5,865,756	$5,755,501
Less: current portion of long term bank loan			$(222,750)	$(218,563)
			5,643,006	5,536,938

On December 16, 2016, the Company obtained a 10-year long term loan of RMB40million (approximately $5.94million) from China Development Bank for the period from December 16, 2016 to December 15, 2026, bearing an annual interest rate at 110% of the benchmark rate of PBOC on the date of the loan agreement and will be adjusted in line with any adjustment of the benchmark rate which is 5.39% (12.31.2017: 5.39%). The loan was guaranteed by Mr. Zhao Yilin and Ms. Song Haixian, Mr. Zhao Yilin’s wife. The loan was also secured by land use right with net carrying amount of $397,269 as of December 31, 2018 (12.31.2018: 397,269) and a batch of plant, machinery and equipment with net carrying amount of $5,326,385 (12.31.2018: 5,326,385). According to the loan agreement, RMB1,500,000 (approximately $218,563) was scheduled to be repaid by December 20, 2019.

On December 27, 2018, the Company obtained a 1-year short term loan of RMB30 million (approximately $4.37 million) from China Development Bank for the period from the December 27, 2018 to December 27, 2019, bearing fixed interest at 4.7306% per annum. This loan was guaranteed by Xining City SME Guarantee Corporation.

The above note agreements contained regular provisions requiring timely repayment of principals and accrued interests, payment of default interest in the event of default, and without specific financial covenants. Management of the Company believes the Company is in material compliance with the terms of the loan agreements.

F-34

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

21.	CONVERTIBLE NOTE PAYABLES

On August 29, 2014, the Company completed the closing of a private placement financing transaction with an accredited investor, which purchased a 10.5% Convertible Note (the “Note 1”) in the aggregate principal amount of up to $33,300,000. The Company received the total advance of $11,632,450. The Company shall offer investor a discount equal to 25% of the amount of the principal advanced by the investor.

Interest on the note shall accrue on the outstanding principal balance of this Note from August 29, 2014. Interest shall be payable quarterly on the last day of each of March, June, September and December commencing September 30, 2014 provided, however, that note holder may elect to require the Company to issue to the note holder a promissory note in lieu of cash in satisfaction of any interest due and payable at such time. Any interest payment note shall be subject to the same terms as the note. The note has a maturity date of February 28, 2020.

The note is convertible, at the discretion of the note holder, into shares of the Company’s common stock (i) at any time following an Event of Default, or (ii) for a period of thirty (30) calendar days following October 31, 2015 and each anniversary thereof, at an initial conversion price per share of $1.00, (price prior to reversed split) subject to adjustment for stock splits, reverse stock splits, stock dividends and other similar transactions and subject to the terms of the note. As long as the note is outstanding, the investor shall have a right of first refusal, exercisable for thirty (30) calendar days after notice to the note holder, to purchase securities proposed to be offered and sold by the Company.

The Company and the note holder entered into a restructuring agreement regarding the settlement of the Note 1. Both parties have agreed to restructure the indebtedness represented by Note 1 as follows: (a) SIAF issues 5,196,333 shares of its common stock and transfer 400,000 shares of TRW to the note holder; and (b) SIAF executes a new promissory note in the principal amount of $15,589,000 to the note holder to be paid in installments over a period of time. However, both parties remain open to negotiate an all-cash settlement of the Note 1.

As a result, the amount outstanding under Note 1 was reclassified as other payables – straight note payable of $29,367,999 (see Note 19).

On October 20, 2017, the Company issued another Convertible Note (the "Note 2") with a principal amount of $4,000,000 due on February 28, 2018. The note holder had the option to convert all or any part of the outstanding note into the common stock of the Company (the "Primary Optional Conversion") or TRW (the "Secondary Optional Conversion") at any time for a period of eight months from the note's maturity date. The conversion price for Primary Optional Conversion is lesser of $1.5 per share or at 65% of the market share price of the Company. While the conversion price for Secondary Optional Conversion is $3.41 per share subject to equitable adjustment for stock split, stock dividend or right offerings.

Under the agreement, the Company shall pay the note holder 120,000 common shares of SIAF or 32,000 common shares of TRW as an origination fee. The note bears a flat interest payment which shall be settled by 200,000 common shares of SIAF or 55,000 common shares of TRW. As of March 31, 2019, no settlement for both origination fee and interest payment.

The Company and the note holder entered into a restructuring agreement regarding the settlement of the Note 2. Both parties have agreed to restructure the indebtedness represented by Note 2 where SIAF executes a new promissory note in the principal amount of $6,301,480 to the note holder to be paid in 3 installments by August 31, 2019, October 30, 2019 and December 31, 2019, respectively.

As a result, the amount outstanding under Note 2 was reclassified as other payables – straight note payable of $6,301,480 (see Note 19) and a loss on restructuring of $2,404,402 which representing the default interest incurred during the period.

	March 31, 2019	December 31, 2018
	(Unaudited)	(Audited)

Convertible note due December 31, 2018	$-	$3,894,978
Less: classified as current liabilities	-	(3,894,978)
Non-current liabilities	$-	$-

The following table sets forth, by level within the fair value hierarchy, the Company’s financial liabilities that were accounted for at fair value as of December 31, 2018.

	Level 1	Level 2	Level 3	Total
	$	$	$	$
LIABILITIES:
Derivative liabilities as of December 31, 2018	-	-	2,100	2,100

F-35

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

22.	SHAREHOLDERS’ EQUITY

The Group’s share capital as of March 31, 2019 and December 31, 2018 shown on the consolidated balance sheet represents the aggregate nominal value of the share capital of the company as of that date.

Common Stock:

On November 10, 2014, the Company approved an amendment to the Corporation’s Articles of Incorporation to effectuate a reverse stock split (the “Reverse Split”) of the Corporation’s common stock, par value $0.001 per share (the “Common Stock”) affecting both the authorized and issued and outstanding number of such shares by a ratio of 9.9 for 1. The Reverse Split became effective in the State of Nevada on December 16, 2014. Subsequent to the December 31, 2014, the Board of directors and the holders of a majority of the voting power of our stockholders of the company have approved an amendment to articles of incorporation to increase its authorized shares of Common Stock from 17,171,716 to 22,727,272.

The Board of directors and the holders of a majority of the voting power of our stockholders of the company have approved an amendment to articles of incorporation to increase its authorized shares of Common Stock from 22,727,272 to 27,000,000 and the amendment was filed on December 28, 2016.

The Board of directors and the holders of a majority of the voting power of our stockholders of the company have approved an amendment to articles of incorporation to increase its authorized shares of Common Stock from 27,000,000 to 50,000,000 and the amendment was filed on August 24, 2017 with an effective date of August 25, 2017.

During the year ended December 31, 2018, the Company (i) issued 535,598 shares of common stock valued to employees and directors at ranging from $1 to $1.56 per share for $576,170 for employee compensation; (ii) issued 16,032,262 shares of common stock valued to professionals and contractors ranging from $ 0.55 to $1.00 per share for $9,723,720 for service compensation; and (iii) issued 3,935,439 shares of common stock valued at $ 0.30 to $ 0.50 per share for 1,478,029 for settlement of debts.

During the three months ended March 31, 2019, the Company (i) issued 109,911 shares of common stock valued at fair value of $0.3 per share for $32,973 for settling of debts; the shares issued by the Company were valued at the trading price of the stock on the date the shares were issued.

The Company has 49,976,085 and 49,866,174 shares of common stock issued and outstanding as of March 31, 2019 and December 31, 2018 respectively.

F-36

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

23.	OBLIGATION UNDER OPERATING LEASES

The Company leases (i) 2,178 square feet of agriculture space used for offices for a monthly rent of $856 in Enping City, Guangdong Province, P.R.C., its lease expiring on March 31, 2022; and (ii) 2,695 square feet of office space in Guangzhou City, Guangdong Province, P.R.C. for a monthly rent of $6,570, its lease expiring on July 8, 2020.

Lease expenses were $22,277 and $40,758 for the three months ended March 31, 2019 and 2018, respectively.

The future minimum lease payments as of March 31, 2019, are as follows:

Within 1 year	$89,202
2 to 5 years	42,018
Over 5 years	-
$131,220

F-37

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

24.	STOCK BASED COMPENSATION

The Company calculated stock-based compensation of $643,457 and $3,785,008 and recognized $411,883 and $226,113 for the three months ended March 31, 2019 and 2018. As of March 31, 2019, the deferred compensation balance for staff, professional and contractors was $231,574 and the deferred compensation balance of $231,574 was to be amortized over 3 months beginning on April 1, 2019.  As of March 31, 2018, the deferred compensation balance for staff, professional and contractors was $3,558,895 and the deferred compensation balances of $100,912, $375,600, and $3,082,383 were to be amortized over 3 months, 9 months and 1 year beginning on April 1, 2018, respectively

25.	CONTINGENCIES

As of March 31, 2019 and December 31, 2018, the Company did not have any pending claims, charges, or litigation that it expects would have a material adverse effect on its consolidated balance sheets, consolidated statements of income and other comprehensive income or consolidated statements of cash flows.

On September 19, 2015, the Company entered into a trade facility agreement with two independent third parties. Pursuant to the agreement, the Company provides collateral in the form of Company's common shares to a PRC based lender (the "Lender") and the Lender agrees to provide a revolving trade facility loan up to $20,000,000 to a PRC based borrower. The arrangement was commenced on February 15, 2016 and will be expired on February 15, 2019.

As of March 31, 2019, the Company has issued aggregate 4,809,979 (12.31.2018: 5,708,312) common shares as collateral.

On March 26, 2019, a shareholder derivative complaint was filed in the United States District Court for the Southern District of New York against the Company, as well as four of its current directors, styled Heng Ren Silk Road Investments LLC, Heng Ren Investments LP, derivatively on behalf of Sino Agro Food Inc. v. Sino Agro Food Inc., Lee Yip Kun Solomon, Tan Poay Teik, Chen Bor Hann, Lim Chang Soh, and Sino Agro Food Inc., as the nominal defendant (Case No.: 1:19-cv-02680) (the “Complaint”). The Company’s Motion to Dismiss the Complaint is currently due on or before June 28, 2019.

The Complaint alleges violations of the federal securities laws and breaches of fiduciary duties (including gross mismanagement of the Company) by the individual defendants, based on allegations concerning, inter alia, a material default of its obligations under a commercial loan agreement, misleading and false statements (including material omissions) by the individual defendants, and unauthorized issuance of new shares of Common Stock to pay debts that, in the view of the plaintiffs, has diluted shareholder ownership and oppressed shareholders of the Company. The Company believes that these claims are without merit and intend to vigorously defend the action. Based on the Company’s assessment of the facts underlying the claims, the uncertainty of litigation, and the preliminary stage of the case, the Company cannot estimate the reasonably possible loss or range of loss that may result from this action. However, an unfavorable outcome may have a material adverse effect on our business, financial condition and results of operations.

26.	RELATED PARTY TRANSACTIONS

In addition to the transactions and balances as disclosed elsewhere in these consolidated financial statements, during the three months ended March 31, 2019 and 2018, the Company had the following significant related party transactions:-

Name of related party	Nature of transactions

Mr. Solomon Yip Kun Lee, Chairman Tri-way Industries Limited, (“TRW’) Unconsolidated equity investee

Included in due to a director, due to Mr. Solomon Yip Kun Lee is $259,953 and $2,046,499 as of March 31, 2019 and December 31, 2018, respectively. The amounts are unsecured, interest free and have no fixed terms of repayment.

Included in interest in unconsolidated equity investee, due from Tri-way Industries Limited is $57,586,312 and $57,354,208 as of March 31, 2019 and December 31, 2018, respectively. The amounts are unsecured, interest free and have no fixed terms of repayment.

Included in accounts receivable, due from Tri-way Industries Limited is $61,849,210 and $60,799,365 as of March 31, 2019 and December 31, 2018, respectively. The amounts are unsecured, interest free and have no fixed terms of repayment.

The Company has consulting and service income from development contracts of $2,472,404 and $2,472,404 from Tri-way Industries Limited for the three months ended March 31, 2019 and 2018, respectively.

F-38

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

27.	EARNINGS PER SHARE

Basic earnings per share is computed by dividing net income attributable to common shareholders by the weighted average number of common shares outstanding during the year. Diluted earnings per share reflects the potential dilution of securities by including other potential common stock, including convertible preferred stock, stock options and warrants, in the weighted average number of common shares outstanding for the year, if dilutive. The numerators and denominators used in the computations of basic and dilutive earnings per share are presented in the following table:

	Three months ended March 31, 2019	Three months ended March 31, 2018
	(Unaudited)	(Unaudited)
BASIC
Numerator for basic earnings per share attributable to the Company’s common stockholders:

Net income used in computing basic earnings per share	$612,674	$5,072,719

Basic earnings per share - continuing and discontinued operations	$0.01	$0.17
Basic weighted average shares outstanding	49,873,502	30,653,770

	Three months ended March 31, 2019	Three months ended March 31, 2018
	(Unaudited)	(Unaudited)
DILUTED
Numerator for basic earnings per share attributable to the Company’s common stockholders:
Net income used in computing basic earnings per share	$612,674	$5,072,719
Convertible note interest	-	-
Net income used in computing diluted earnings per share	$612,674	$5,072,719

Diluted earnings per share	$0.01	$0.17

Basic weighted average shares outstanding	-	30,653,770

Add:
weight average of common stock convertible from convertible note payables	-	-

Diluted weighted average shares outstanding	49,873,502	30,653,770

F-39

SINO AGRO FOOD, INC. AND SUBSIDIARIES

F-40

Zhen Hui Certified Public Accountants

Units 1403-1404, Dominion Centre, 43-59 Queen’s Road East, Wan Chai, Hong Kong.

Tel : (852) 2521 0706

Fax : (852) 2521 7624

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the stockholders and the board of directors of Sino Agro Food, Inc.

(Incorporated in the State of Nevada, United States of America)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Sino Agro Food, Inc. (the Company) and its subsidiaries (collectively referred to as the “Group”) as of December 31, 2018, and the related consolidated statements of income and other comprehensive income, consolidated statements of shareholders’ equity, and consolidated statements of cash flows for the year ended December 31, 2018, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Group as of December 31, 2018, and the results of its operations and its cash flow for the year ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Zhen Hui Certified Public Accountants

We have served as the Company’s auditor since 2018.
Zhen Hui Certified Public Accountants

Hong Kong,

April 15, 2019

F-41

SINO AGRO FOOD, INC.

CONSOLIDATED BALANCE SHEETS

	Note	2018	2017

ASSETS
Current assets
Cash and cash equivalents	7	$4,950,799	$560,043
Inventories	8	54,582,241	52,628,947
Costs and estimated earnings in excess of billings on uncompleted contracts	20	250,828	1,249,187
Deposits and prepayments	9	52,241,190	70,459,650
Accounts receivable, net of allowance for doubtful accounts	10	101,652,131	82,971,418
Other receivables	11	28,307,526	20,680,478
Total current assets		241,984,715	228,549,723
Non-current assets
Plant and equipment, net of accumulated depreciation	12	230,645,659	246,857,797
Construction in progress	13	12,515,527	6,178,308
Land use rights, net of accumulated amortization	14	53,814,281	54,838,031
Total non-current assets		296,975,467	307,874,136
Other assets
Goodwill	15	724,940	724,940
Proprietary technologies, net of accumulated amortization	16	8,937,071	9,588,605
Interests in unconsolidated investees	17	207,074,626	192,290,541
Temporary deposits paid to entities for investments in Sino joint venture companies	18	34,905,960	34,917,222
Total other assets		251,642,597	237,521,308

Total assets		$790,602,779	$773,945,167

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses		$8,280,358	$4,243,496
Billings in excess of costs and estimated earnings on uncompleted contracts	20	5,348,293	5,740,065
Due to a director		2,046,499	107,074
Other payables	21	42,523,811	40,593,482
Borrowings - Short term bank loans	22	4,589,828	4,667,890
Derivative liability	23	2,100	2,100
Convertible note payable	23	3,894,978	3,894,978
Income tax payable		-	377
		66,685,867	59,249,462

Non-current liabilities
Other payables	21	7,792,774	11,089,779
Borrowings - Long term debts and bank loan	22	5,536,938	6,045,302
		13,329,712	17,135,081

Commitments and contingencies	27	-	-

Stockholders’ equity
Common stock: $0.001 par value (50,000,000 shares authorized, 49,866,174 and 29,362,875 shares issued and outstanding as of December 31, 2018 and 2017, respectively)	24	49,866	29,363
Additional paid - in capital		181,501,056	169,743,640
Retained earnings		458,811,844	441,488,507
Accumulated other comprehensive income		(10,415,786)	2,346,174
Treasury stock		(1,250,000)	(1,250,000)
Total Sino Agro Food, Inc. and subsidiaries stockholders’ equity		628,696,980	612,357,684
Non - controlling interest		81,890,220	85,202,940
Total stockholders’ equity		710,587,200	697,560,624
Total liabilities and stockholders’ equity		$790,602,779	$773,945,167

The accompanying notes are an integral part of these consolidated financial statements.

F-42

SINO AGRO FOOD, INC.

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME

	Note	2018	2017

Revenue
- Sale of goods		$130,543,170	$181,183,609
- Consulting and service income from development contracts		11,127,393	16,983,330
- Commission income		-	-
		141,670,563	198,166,939
Cost of goods sold		(110,967,348)	(164,974,247)
Cost of services		(9,051,408)	(13,566,203)
Gross profit		21,651,807	19,626,489

General and administrative expenses		(15,595,032)	(19,780,290)
Net income/(loss) from operations		6,056,775	(153,801)

Other income / (expenses)
Government grant		649,095	2,539,989

Other income		56,672	100,218

Change in fair value of derivative liability		-	209,219

Loss on restructuring		-	(6,225,204)

Bad debts written off		-	(14,394,402)

Impairment on interests in unconsolidated investees		-	(153,046)

Non-operating expenses		(4,609,253)	(10,717,693)

Net loss from disposal of variable interest entity - QZH	6	-	(9,365,643)

Share of income from unconsolidated equity investee		14,251,264	12,010,051

Interest expense		(600,519)	(3,952,631)

		9,747,259	(29,949,142)

Net income/(loss) before income taxes		15,804,034	(30,102,943)

Provision for income taxes	5	-	(1,684)

Net income/(loss)		15,804,034	(30,104,627)
Less: Net loss attributable to non - controlling interest		1,519,303	17,000,482
Net income/(loss) attributable to Sino Agro Food, Inc. and subsidiaries		17,323,337	(13,104,145)

Other comprehensive income/(loss) - Foreign currency translation income/(loss)		(14,555,377)	12,781,924
Comprehensive income/(loss)		2,767,960	(322,221)
Less: other comprehensive loss/(income) attributable to non - controlling interest		1,793,417	(5,602,048)
Comprehensive income/ (loss) attributable to Sino Agro Food, Inc. and subsidiaries		4,561,377	(5,924,269)

Earnings per share attributable to Sino Agro Food, Inc. and subsidiaries common stockholders:
Basic	29	$0.46	$(0.53)
Diluted	29	$0.46	$(0.53)

Weighted average number of shares outstanding:
Basic	29	37,336,164	24,711,015
Diluted	29	37,336,164	24,711,015

The accompanying notes are an integral part of these consolidated financial statements.

F-43

SINO AGRO FOOD, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

					Series B Convertible		Series F Non Convertible
	Common stock		Series A Preferred stock		Preferred stock		Preferred stock
	Par value $0.001		Par value $0.001		Par value $0.001		Par value $0.001
	Number	Nominal	Number	Nominal	Number	Nominal	Number	Nominal
	of shares	Amount	of shares	Amount	of shares	Amount	of shares	Amount
		$		$		$		$
Balance as of January 1, 2017	22,726,859	22,727	100	-	-	-	-	-
Issue of common stock
- Employees’ and professional compensation	1,668,302	1,668	-	-	-	-	-	-
- As security for finance raised	4,967,714	4,968	-	-	-	-	-	-
Net income for the year
Deemed disposal of subsidiaries	-	-	-	-	-	-	-	-
Foreign currency translation difference	-	-	-	-	-	-	-	-
Balance as of December 31, 2017	29,362,875	29,363	100	-	-	-	-	-
Issue of common stock
- Employees’ and professional compensation	16,567,860	16,568	-	-	-	-	-	-
- As security for finance raised	3,935,439	3,935	-	-	-	-	-	-
Net income for the year								-
Disposal of a variable interest entity - QZH	-	-	-	-	-	-	-	-
Capital injection by non-controlling interest	-	-	-	-	-	-	-	-
Foreign currency translation difference	-	-	-	-	-	-	-	-
Balance as of December 31, 2018	49,866,174	49,866	100	-	-	-	-	-

F-44

SINO AGRO FOOD, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

The accompanying notes are an integral part of these consolidated financial statements.

					Accumulated
	Treasury stock		Additional		other	Non -
	Number		paid - in	Retained	comprehensive	controlling
	of shares	Amount	capital	earnings	income	interest	Total
		$	$	$	$	$	$
Balance as of January 1, 2017	(101,010)	(1,250,000)	155,741,280	454,592,652	(4,335,355)	99,166,749	703,938,053
Issue of common stock
- Employees’ and professional compensation	-	-	1,953,484	-	-	-	1,955,152
- As security for finance raised	-	-	12,048,876	-	-	-	12,053,844
Net loss for the year				(13,104,145)		(17,000,482)	(30,104,627)
Disposal of a variable interest entity-QZH					(498,347)	(5,082,410)	(5,580,757)
Capital injection by non-controlling interest	-	-	-	-	-	2,517,035	2,517,035
Foreign currency translation difference	-	-	-	-	7,179,876	5,602,048	12,781,924
Balance as of December 31, 2017	(101,010)	(1,250,000)	169,743,640	441,488,507	2,346,174	85,202,940	697,560,624
Issue of common stock
- Employees’ compensation	-	-	10,283,322	-	-	-	10,299,890
- As security for finance raised	-	-	1,474,094	-	-	-	1,478,029
Net income for the year				17,323,337		(1,519,303)	15,804,034
Foreign currency translation difference	-	-	-	-	(12,761,960)	(1,793,417)	(14,555,377)
Balance as of December 31, 2018	(101,010)	(1,250,000)	181,501,056	458,811,844	(10,415,786)	81,890,220	710,587,200

F-45

SINO AGRO FOOD, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	2018	2017

Cash flows from operating activities
Net income (loss) for the year	$15,804,034	$(30,104,627)
Adjustments to reconcile net income for the year to net cash from operations:
Depreciation	13,080,991	8,350,811
Amortization	2,270,012	2,198,080
Gain on deemed disposal of subsidiaries	-	-
Loss on disposal from a variable interest entity	-	9,365,643
Share based compensation costs	2,308,869	4,184,638
Other amortized cost arising from convertible notes and others	-	106,297
Impairment on long outstanding receivables and prepayments	-	2,341,746
Impairment on interests in unconsolidated investees	-	153,046
Change in fair value of a derivative liability	-	(209,219)
Bad debts written off	-	14,394,402
Gain on disposal	-	(3,033)
Loss on restructuring	-	6,225,204
Share of unconsolidated equity investee	(14,251,264)	(12,010,051)
Changes in operating assets and liabilities:
Decrease in inventories	(1,953,294)	5,395,794
(Increase) decrease in cost and estimated earnings in excess of billings on uncompleted contacts	998,359	(508,203)
Increase in deposits and prepaid expenses	15,429,559	(15,289,681)
(Decrease) increase in due to a director	1,939,425	(1,963,316)
Increase/(decrease) in accounts payable and accrued expenses	5,203,787	2,594,611
Increase in other payables	6,577,152	19,025,599
Decrease (increase) in accounts receivable	(18,680,713)	9,142,535
(Decrease) increase in tax payable	-	(753)
Increase (decrease) in billings in excess of costs and estimated earnings on uncompleted contracts	(391,772)	3,109,313
Decrease in other receivables	(7,627,048)	35,877,232
Increase in interests in unconsolidated investees	(532,821)	(38,422,483)
Net cash provided by operating activities	20,175,276	23,953,585
Cash flows from investing activities
Acquisition of plant, property and equipment	(7,072,692)	(22,809,544)
Payment for construction in progress	(6,755,327)	(10,772,885)
Proceed from disposal of a long term investee	-	740,521
Proceed from disposal of plant, property and equipment	-	124,536
Net cash used in investing activities	(13,828,019)	(32,717,372)
Cash flows from financing activities
-Proceeds from convertible bond payable	-	4,000,000
Capital contribution from non-controlling interest	-	2,517,035
Proceeds from short term debts	4,533,777	5,924,171
Long term debts repaid	(75,563)	-
Short term bank loan repaid	(4,533,777)	(2,962,085)
Net cash provided by financing activities	(75,563)	9,479,121
Effects on exchange rate changes on cash	(1,880,938)	(2,731,349)

(Decrease)/increase in cash and cash equivalents	4,390,756	(2,016,015)
Cash and cash equivalents, beginning of year	560,043	2,576,058
Cash and cash equivalents, end of year	$4,950,799	$560,043

Supplementary disclosures of cash flow information:
Cash paid for interest	$561,176	$1,395,143
Cash paid for income taxes	$-	$2,437
Non - cash transactions
Common stock issued as security for finance raised	$1,478,029	12,053,844
Common stock issued for services and compensation	$10,299,890	$1,955,152
Transfer construction in progress to property and equipment	$-	$36,411,070
Transfer deposits and prepaid expenses to property and equipment	$-	$107,040
Convertible bond adjustments	$-	$105,022

The accompanying notes are an integral part of these consolidated financial statements.

F-46

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	CORPORATE INFORMATION

Sino Agro Food, Inc. (the “ Company” or “SIAF”) (formerly known as Volcanic Gold, Inc. and A Power Agro Agriculture Development, Inc.) was incorporated on October 1, 1974 in the State of Nevada, United States of America.

The Company was engaged in the mining and exploration business but ceased its mining and exploring business on October 14, 2005. On August 24, 2007, the Company entered into a Merger and Acquisition Agreement with Capital Award Inc., a Belize corporation (“CA”) and its subsidiaries Capital Stage Inc. (“CS”) and Capital Hero Inc. (“CH”). Effective the same date, CA completed a reverse merger transaction with SIAF. SIAF acquired all the outstanding common stock of CA from Capital Adventure, a shareholder of CA, for 3,232,323 shares of the Company’s common stock.

On August 24, 2007 the Company changed its name from Volcanic Gold, Inc. to A Power Agro Agriculture Development, Inc. On December 8, 2007, the Company changed its name to Sino Agro Food, Inc.

On September 5, 2007, the Company acquired three existing businesses in the People’s Republic of China (the “P.R.C.”):

(a)	Hang Yu Tai Investment Limited (“HYT”), a company incorporated in Macau, the owner of 78% equity interest in ZhongXingNongMu Ltd (“ZX”), a company incorporated in the P.R.C.;

(b)	Tri-Way Industries Limited (“TRW”), a company incorporated in Hong Kong; and

(c)	Macau Eiji Company Limited (“MEIJI”), a company incorporated in Macau, the owner of 75% equity interest in Enping City Juntang Town Hang Sing Tai Agriculture Co. Ltd. (“HST”), a P.R.C. corporate Sino-Foreign joint venture. HST was dissolved in 2010.

On November 27, 2007, MEIJI and HST established a corporate Sino - Foreign joint venture, Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd. (“JHST”), a company incorporated in the P.R.C. with MEIJI owning a 75% interest and HST owning a 25% interest.

On November 26, 2008, SIAF established Pretty Mountain Holdings Limited (“PMH”), a company incorporated in Hong Kong with an 80% equity interest. On May 25, 2009, PMH formed a corporate Sino-Foreign joint venture, Qinghai Sanjiang A Power Agriculture Co. Ltd. (“SJAP”), incorporated in the P.R.C., of which PMH owns a 45% equity interest. At the time, the remaining 55% equity interest in SJAP was owned by the following entities:

•	Qinghai Province Sanjiang Group Company Limited (English translation) (“Qinghai Sanjiang”), a company incorporated in the P.R.C with major business activities in the agriculture industry; and

•	Guangzhou City Garwor Company Limited (English translation) (“Garwor”), a company incorporated in the P.R.C., specializing in sales and marketing.

SJAP is engaged in the business of manufacturing bio-organic fertilizer, livestock feed and development of other agriculture projects in the County of Huangyuan, in the vicinity of the Xining City, Qinghai Province, P.R.C.

In September 2009, the Company carried out an internal reorganization of its corporate structure and business, and formed a 100% owned subsidiary, A Power Agro Agriculture Development (Macau) Limited (“APWAM”), which was formed in Macau. APWAM then acquired PMH’s 45% equity interest in SJAP. By virtue of the acquisition, APWAM assumed all obligations and liabilities of PMH under the Sino Foreign Joint Venture Agreement. On May 7, 2010, Qinghai Sanjiang sold and transferred its equity interest in SJAP to Garwor. The State Administration for Industry and Commerce of Xining City Government of the PRC approved the sale and transfer. As a result, APWAM owned 45% of SJAP and Garwor owned the remaining 55%.

On September 9, 2010, an application was submitted by the Company to the Companies Registry of Hong Kong for deregistration of PMH under Section 291AA of the Hong Kong Companies Ordinance. On January 28, 2011, PMH was dissolved

On March 23, 2017, Qinghai Quanwang Investment Management Company Limited (“Quanwang”) acquired 8.3% equity interest in SJAP for total cash consideration of $459,137. As of December 31, 2018, APWAM owned 41.25% of SJAP, Garwor owned 50.45% and Quanwang owned the remaining 8.3%.

F-47

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	CORPORATE INFORMATION (CONTINUED)

On February 15, 2011 and March 29, 2011, the Company entered into an agreement and a memorandum of understanding (an “MOU”), respectively, to sell 100% equity interest in HYT group (including HYT and ZX) to Mr. Xin Ming Sun, a director of ZhongXingNong Nu Co., Ltd for $45,000,000, with effective date of January 1, 2011.

On February 28, 2011, the Company applied to form Enping City Bi Tao A Power Prawn Culture Development Co Limited (“EBAPCD”) , and the Company would indirectly own a 25% equity interest in future Sino Joint Venture Company (pending approval).

On February 28, 2011, TRW applied to form a corporate joint venture, Enping City Bi Tao A Power Fishery Development Co., Limited (“EBAPFD”), incorporated in the PRC. TRW owned a 25% equity interest in EBAPFD. On November 17, 2011, TRW formed Jiang Men City A Power Fishery Development Co., Limited (“JFD”) in which it acquired a 25% equity interest, while withdrawing its 25% equity interest in EBAPFD. As of December 31, 2011, the Company had invested for total cash consideration of $1,258,607 in JFD. JFD operates an indoor fish farm. On January 1, 2012, the Company acquired an additional 25% equity interest in JFD for total cash consideration of $1,662,365. As of January 1, 2012, the Company had consolidated the assets and operations of JFD. On April 1, 2012, the Company acquired an additional 25% equity interest in JFD for the total cash consideration of $1,702,580. These acquisitions were at our option according the terms of the original development agreement. The Company owned a 75% equity interest in JFD, representing majority of voting rights and controls its board of directors. On August 15, 2016, the acquisition agreement was executed by TRW for acquiring the other 25% equity in JFD which was a Sino Foreign Joint Venture Co. that TRW had 100% equity interest with effect on October 5, 2016. Upon the acquisitions of 3 additional prawn farms assets at fair value of $238.32 million from respective third parties and the master technology license at fair value of $30 million from Capital Award, Inc. by JFD, and the consideration of the above acquisitions were planned to be settled by the new issue shares of 99,990,000 TRW shares at $3.41 amounting to $340.53 million on or before March 31, 2017. As a result, SIAF’s equity interest in TRW was diluted from 100% to 23.89% with effective on October 5, 2016. The above transactions leaded the Company loss of control over TRW group, the Company’s investments in TRW and JFD were reclassified from a subsidiary to investments in unconsolidated equity investees as of October 5, 2016. The dilution of the Company’s investments in TRW group constituted a deemed disposal of the subsidiaries. The deemed gain on disposal of $56,947,005 was recorded in net income from discontinued operations of the consolidated statements of income and other comprehensive income of the Company for the year ended 31 December 2016. On October 1, 2016, the Company took up all assets and all liabilities of TRW and JFD except plant and equipment - fish farm. The Company converted the amount due from unconsolidated equity investee into equity interest during the fourth quarter of 2017, which resulted in equity interest in TRW from 23.89% to 36.60%

On April 15, 2011, MEIJI applied to form Enping City A Power Cattle Farm Co., Limited (“ECF”), all of which the Company would indirectly own a 25% equity interest on November 17, 2011. On January 1, 2012, the Company had invested $1,076,489 in ECF and the amount was settled in contra against accounts receivable due from ECF. On September 17, 2012 MEIJI formed Jiang Men City Hang Mei Cattle Farm Development Co., Limited (“JHMC”) and acquired additional 50% equity interest for the total cash consideration of $2,944,176 on September 30, 2012 while withdrawing its 25% equity interest in ECF. This acquisition was at our option according to the terms of the original development agreement. The Company presently owns 75% equity interest in JHMC, representing majority of voting right and controls its board of directors. As of September 30, 2012, the Company had consolidated the assets and operations of JHMC. As of December 31, 2017, MEIJI total investment in JHMC was $4,385,101.

On July 18, 2011, the Company formed Hunan Shenghua A Power Agriculture Co., Limited (“HSA”), in which the Company owns a 26% equity interest, and SJAP owns a 50% equity interest with the Chinese partner owning the remaining 24%. On April 5, 2017, SJAP transfer all of its equity interest to MEIJI. As of December 31, 2017, MEIJI total investment in HSA was $1,651,774.

On November 12, 2013, the Company acquired a shell company, Goldcup9203 AB, incorporated in Sweden, in which the Company owns a 100% equity interest. Goldcup 9203 AB changed its name to Sino Agro Food Sweden AB (publ) (“SAFS”). During the year ended December 31, 2016, SAFS changed to a private company. As of December 31, 2017, the Company invested $77,664 in SAFS.

SJAP formed Qinghai Zhong He Meat Products Co., Limited (“QZH”) , with SJAP would owning 100% equity interest. SJAP formed Qinghai Zhong He Meat Products Co., Limited (“QZH”), with SJAP would owning 100% equity interest. On October 25, 2015, both QZH and new stockholder, Qinghai Quanwang Investment Management Co., Ltd (“QQI”) contributed additional capital of $4,157,682 and $769,941, respectively. As a result, SJAP decreased its equity interest from 100% to 85% and QQI owned a 14% equity interest. In addition, according to investment agreement between QZH and QQI, (i) QQI only enjoy interest 6% annually on its capital contribution and did not enjoy profit distribution; (ii) investment period was 3 years only, and (iii) SJAP shared 100% on profit or loss after deduction 6% interest to QQI and enjoyed 100% voting rights of QZH’s board and stockholders meetings. SJAP disposed its 85% equity interest in QZH for RMB2 (equivalent to $0) for cash and completed on December 30, 2017. As a result, QZH was derecognized as variable interest entity of the company.

The Company’s principal executive office is located at Room 3801, Block A, China Shine Plaza, No. 9 Lin He Xi Road, Tianhe District, Guangzhou City, Guangdong Province, P.R.C., 510610.

The nature of the operations and principal activities of the Company and its subsidiaries are described in Note 2.2.

F-48

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

2.1	FISCAL YEAR

The Company has adopted December 31 as its fiscal year end.

2.2	REPORTING ENTITIES

Name of subsidiaries	Place of incorporation	Percentage of interest*	Principal activities

Capital Award Inc. (“CA”)	Belize	100% (2017: 100%) directly	Fishery development and holder of A-Power Technology master license.

Capital Stage Inc. (“CS”)	Belize	100% (2017: 100%) indirectly	Dormant

Capital Hero Inc. (“CH”)	Belize	100% (2017: 100%) indirectly	Dormant

Sino Agro Food Sweden AB (“SAFS”)	Sweden	100% (2017: 100%) directly	Dormant

Macau Eiji Company Limited (“MEIJI”)	Macau, P.R.C.	100% (2017: 100%) directly	Investment holding, cattle farm development, beef cattle and beef trading
A Power Agro Agriculture Development (Macau) Limited (“APWAM”)	Macau, P.R.C.	100% (2017: 100%) directly	Investment holding

Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd (“JHST”)	P.R.C.	75% (2017: 75%) Indirectly	HylocereusUndatus Plantation (“HU Plantation”).

Jiang Men City Hang Mei Cattle Farm Development Co., Limited (“JHMC”)	P.R.C.	75% (2017:75%) indirectly	Beef cattle cultivation

Hunan Shenghua A Power Agriculture Co., Limited (“HSA”)	P.R.C.	76% (2017:76%) indirectly	Manufacturing of organic fertilizer, livestock feed, and beef cattle and sheep cultivation, and plantation of crops and pastures

Name of variable interest entity (Note 21)	Place of incorporation	Percentage of interest	Principal activities

Qinghai Sanjiang A Power Agriculture Co., Ltd (“SJAP”)	P.R.C.	41.25% (2017: 41.25%) indirectly	Manufacturing of organic fertilizer, livestock feed, and beef cattle

* This represents stockholding percentage of total equity.

F-49

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.3	BASIS OF PRESENTATION

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

2.4	BASIS OF CONSOLIDATION

The consolidated financial statements include the financial statements of the Company, its subsidiaries CA, CS, CH, MEIJI, JHST, JHMC, HSA, APWAM, SAFS and its variable interest entity SJAP. All material inter-company transactions and balances have been eliminated in consolidation.

SIAF, CA, CS, CH, MEIJI, JHST, JHMC, HSA, APWAM, SAFS, and SJAP are hereafter referred to as (the “Company”).

2.5	BUSINESS COMBINATION

The Company adopted the accounting pronouncements relating to business combination (primarily contained in ASC Topic 805 “Business Combinations”), including assets acquired and liabilities assumed on arising from contingencies. These pronouncements established principles and requirement for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquisition as well as provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. In addition, these pronouncements eliminate the distinction between contractual and non-contractual contingencies, including the initial recognition and measurement criteria and require an acquirer to develop a systematic and rational basis for subsequently measuring and accounting for acquired contingencies depending on their nature. The Company’s adoption of these pronouncements will have an impact on the manner in which it accounts for any future acquisitions.

2.6	NON - CONTROLLING INTEREST IN CONSOLIDATED FINANCIAL STATEMENTS

The Company adopted the accounting pronouncement on non-controlling interests in consolidated financial statements, which establishes accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. This guidance is primarily contained in ASC Topic “Consolidation.” It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated financial statements. The adoption of this standard has not had material impact on the Company’s consolidated financial statements.

2.7	USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with US GAAP requires management to make assumptions and estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods covered thereby. Actual results could differ from these estimates. Judgments and estimates of uncertainties are required in applying the Company’s accounting policies in certain areas. The following are some of the areas requiring significant judgments and estimates: determinations of the useful lives of assets, estimates of allowances for doubtful accounts, cash flow and valuation assumptions in performing asset impairment tests of long-lived assets, estimates of the realization of deferred tax assets and inventory reserves.

F-50

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.8	REVENUE RECOGNITION

In May 2014, the FASB issued Accounting Standard Update 2014-09, Revenue from Contracts with Customers (Topic 606), which replaces numerous requirements in U.S. GAAP, including industry specific requirements, and provides a single revenue recognition model for recognizing revenue from contracts with customers. The Company adopted this standard effective January 1, 2018.

The core principle of the new standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. This requires companies to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer. The Company’s revenues generated mainly from trading of frozen food and sales of agricultural products are recognized at a point in time.

The ASU requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation. The application of the five-step model to the revenue streams compared to the prior guidance did not result in significant changes in the way the Company records its revenues.

Multiple-Element Arrangements

To qualify as a separate unit of accounting under ASC 605-25 “Multiple Element Arrangements”, the delivered item must have value to the customer on a standalone basis. The significant deliverables under the Company’s multiple-element arrangements are consulting and service under development contract, commission and management service.

Revenues from the Company’s consulting and services under development contracts are performed under fixed-price contracts. Revenues under long-term contracts are accounted for under the percentage-of-completion method of accounting in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition (“ASC 605”). Under the percentage-of-completion method, the Company estimates profit as the difference between total estimated revenue and total estimated cost of a contract and recognize that profit over the contract term. The percentage of costs incurred determines the amount of revenue to be recognized. Payment terms are generally defined by the installation contract and as a result may not match the timing of the costs incurred by the Company and the related recognition of revenue. Such differences are recorded as either costs or estimated earnings in excess of billings on uncompleted contracts or billings in excess of costs and estimated earnings on uncompleted contracts. The Company determines a customer’s credit worthiness at the time an order is accepted. Sudden and unexpected changes in a customer’s financial condition could put recoverability at risk.

The percentage of completion method requires the ability to estimate several factors, including the ability of the customer to meet its obligations under the contract, including the payment of amounts when due. If the Company determines that collectability is not assured, the Company will defer revenue recognition and use methods of accounting for the contract such as the completed contract method until such time as the Company determines that collectability is reasonably assured or through the completion of the project.

For fixed-price contracts, the Company uses the ratio of costs incurred to date on the contract to management’s estimate of the contract’s total costs, to determine the percentage of completion on each contract. This method is used as management considers expended costs to be the best available measure of progression of these contracts. Contract costs include all direct material, subcontract and labor costs and those indirect costs related to contract performance, such as supplies, tool repairs and depreciation. The Company accounts for maintenance and repair services under the guidance of ASC 605 as the services provided relate to construction work. Contract costs incurred to date and expected total contract costs are continuously monitored during the term of the contract. Changes in job performance, job conditions, and estimated profitability arising from contract penalty, change orders and final contract settlements may result in revisions to the estimated profit ability during the contract. These changes, which include contracts with estimated costs in excess of estimated revenues, are recognized as contract costs in the period in which the revisions are determined. Profit incentives are included in revenues when their realization is reasonably assured. At the point the Company anticipates a loss on a contract, the Company estimates the ultimate loss through completion and recognizes that loss in the period in which the loss was identified.

The Company does not provide warranties to customers on a basis customary to the industry, however, customers can claim warranty directly from product manufacturers for defects in equipment or products. Historically, the Company has experienced no warranty claims.

The Company provides various management services to its customers in the P.R.C. based on a negotiated fixed-price contract. The clients usually pay the fees when the services contract is signed and services are rendered. The Company recognizes these services-based revenues from contracts when (i) management services are rendered; (ii) clients recognize the completion of services; and (iii) collectability is reasonably assured. Fees received in advance are recorded as deferred revenue under current liabilities.

F-51

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.9	COST OF GOODS SOLD AND COST OF SERVICES

Cost of goods sold consists primarily of direct purchase cost of merchandise goods, and related levies. Cost of services consist primarily direct cost and indirect cost incurred to date for development contracts and provision for anticipated losses for development contracts.

2.10	SHIPPING AND HANDLING

Shipping and handling costs related to cost of goods sold are included in general and administrative expenses, which totaled $26,129 and $16,748 for the years ended December 31, 2018 and 2017, respectively.

2.11	ADVERTISING

Advertising costs are included in general and administrative expenses, which totaled $1,541,484, and $1,777,383 for the years ended December 31, 2018 and 2017, respectively.

2.12	RESEARCH AND DEVELOPMENT EXPENSES

Research and development expenses are included in general and administrative expenses, which totaled $453,378, and $1,332,938 for the years ended December 31, 2018 and 2017, respectively.

2.13	FOREIGN CURRENCY TRANSLATION AND OTHER COMPREHENSIVE INCOME

The reporting currency of the Company is the U.S. dollars. The functional currency of the Company is the Chinese Renminbi (RMB).

For those entities whose functional currency is other than the U.S. dollars, all assets and liabilities are translated into U.S. dollars at the exchange rate on the balance sheet date; shareholders’ equity is translated at historical rates and items in the statements of income and of cash flows are translated at the average rate for the period. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported in the statements of cash flows will not necessarily agree with changes in the corresponding balances in the balance sheets. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statements of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the statements of income and comprehensive income, as incurred.

Accumulated other comprehensive income in the consolidated statement of shareholders’ equity amounted to $10,415,786 as of December 31, 2018 and $2,346,174 as of December 31, 2017. The balance sheet amounts with the exception of equity as of December 31, 2018 and December 31, 2017 were translated using an exchange rate of RMB 6.86 to $1.00 and RMB 6.53 to $1.00, respectively. The average translation rates applied to the statements of income and other comprehensive income and of cash flows for the years ended December 31, 2018 and 2017 were RMB 6.61 to $1.00 and RMB 6.75 to $1.00, respectively.

2.14	CASH AND CASH EQUIVALENTS

The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. Cash and cash equivalents kept with financial institutions in the P.R.C. are not insured or otherwise protected. Should any of those institutions holding the Company’s cash become insolvent, or should the Company become unable to withdraw funds for any reason, the Company could lose the cash on deposit with that institution.

2.15	ACCOUNTS RECEIVABLE

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis.

The standard credit period for most of the Company’s clients is three months. The collection period over 1 year is classified as long-term accounts receivable. Management evaluates the collectability of the receivables at least quarterly.

F-52

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.16	INVENTORIES

Inventories are valued at the lower of cost (determined on a weighted average basis) and net realizable value. Costs incurred in bringing each product to its location and conditions are accounted for as follows:

(a)	raw materials - purchase cost on a weighted average basis;

(b)	manufactured finished goods and work-in-progress - cost of direct materials and labor and a proportion of manufacturing overhead based on normal operation capacity but excluding borrowing costs; and

(c)	retail and wholesale merchandise finished goods - purchase cost on a weighted average basis.

Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs for completion and the estimated costs necessary to make the sale.

2.17	PLANT AND EQUIPMENT

Plant and equipment are stated at cost less accumulated depreciation and any accumulated impairment losses. Such costs include the cost of replacing parts that are eligible for capitalization when the cost of replacing the parts is incurred. Similarly, when each major inspection is performed, its cost is recognized in the carrying amount of the plant and equipment as a replacement only if it is eligible for capitalization. The assets’ residual values, useful lives and depreciation methods are reviewed, and adjusted if appropriate, at each financial year end.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets.

Plant and machinery	5 - 10 years
Structure and leasehold improvements	10 - 30 years
Mature seeds and herbage cultivation	20 years
Furniture and equipment	2.5 - 10 years
Motor vehicles	4 - 10 years

An item of plant and equipment is removed from the accounts upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the item) is included in the consolidated statements of income in the period the item is disposed.

2.18	GOODWILL

Goodwill is an asset representing the fair economic benefits arising from other assets acquired in a business combination that are not individually identified or separately recognized. Goodwill is tested for impairment on an annual basis at the end of the Company’s fiscal year, or when impairment indicators arise. The Company uses a fair-value-based approach to test for impairment at the level of each reporting unit. The Company directly acquired MEIJI, which is the holding company of JHST that operates the Hu Plantation. As a result of this acquisition, the Company recorded goodwill in the amount of $724,940. This goodwill represents the fair value of the assets acquired in these acquisitions over the cost of the assets acquired.

F-53

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.19	PROPRIETARY TECHNOLOGIES

A master license of stock feed manufacturing technology was acquired and the costs of acquisition are capitalized as proprietary technologies when technological feasibility has been established. Cost of acquisition of stock feed manufacturing technology master license is amortized using the straight-line method over its estimated life of 25 years.

An aromatic cattle-feeding formula was acquired and the costs of acquisition are capitalized as proprietary technologies when technological feasibility has been established. Cost of acquisition on aromatic cattle-feeding formula is amortized using the straight-line method over its estimated life of 20 years.

The cost of sleepy cods breeding technology license is capitalized as proprietary technologies when technological feasibility has been established. Cost of granting sleepy cods breeding technology license is amortized using the straight-line method over its estimated life of 25 years.

Bacterial cellulose technology license and related trade mark are capitalized as proprietary technologies when technological feasibility has been established. Cost of license and related trade mark is amortized using the straight-line method over its estimated life of 20 years.

The Company has determined that technological feasibility is established at the time a working model of products is completed. Proprietary technologies are intangible assets of finite lives. Management evaluates the recoverability of proprietary technologies on an annual basis at the end of the Company’s fiscal year, or when impairment indicators arise. As required by ASC Topic 350 “Intangible - Goodwill and Other”, the Company uses a fair-value-based approach to test for impairment.

2.20	CONSTRUCTION IN PROGRESS

Construction in progress represents direct costs of construction as well as acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to property and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until construction is completed and the asset is ready for its intended use.

2.21	LAND USE RIGHTS

Land use rights represent acquisition of rights to agricultural land from farmers and are amortized on the straight-line basis over their respective lease periods. The lease period of agricultural land is in the range from 10 to 60 years. Land use rights purchase prices were determined in accordance with the P.R.C. Government’s minimum lease payments on agricultural land and mutually agreed to terms between the Company and the vendors.

2.22	EQUITY METHOD INVESTMENTS

Investee entities in which the company can exercise significant influence, but not control, are accounted for under the equity method of accounting. Under the equity method of accounting, the company’s share of the earnings or losses of these companies is included in net income. A loss in value of an investment that is other than a temporary decline is recognized as a charge to operations. Evidence of a loss in value might include, but would not necessarily be limited to absence of an ability to recover the carrying amount of the investment or inability of the investee to sustain an earnings capacity that would justify the carrying amount of the investment.

2.23	CORPORATE JOINT VENTURE

A corporation formed, owned, and operated by two or more businesses as a separate and discrete business or project (venture) for their mutual benefit is considered to be a corporate joint venture. Investee entities, in which the Company can exercise significant influence, but not control, are accounted for under the equity method of accounting. Under the equity method of accounting, the Company’s share of the earnings or losses of these companies is included in net income.

A loss in value of an investment that is other than a temporary decline is recognized as a charge to operations. Evidence of a loss in value might include, but would not necessarily be limited to, the absence of an ability to recover the carrying amount of the investment or inability of the investee to sustain an earnings capacity that would justify the carrying amount of the investment.

F-54

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.24	VARIABLE INTEREST ENTITY

A variable interest entity (“VIE”) is an entity (investee) in which the investor has obtained less than a majority interest, according to the Financial Accounting Standards Board (FASB). A VIE is subject to consolidation if a VIE meets one of the following three criteria as elaborated in ASC Topic 810-10, Consolidation:

(a)	equity-at-risk is not sufficient to support the entity’s activities;
(b)	as a group, the equity-at-risk holders cannot control the entity; or
(c)	the economics do not coincide with the voting interest.

If a firm is the primary beneficiary of a VIE, the holdings must be disclosed on the balance sheet. The primary beneficiary is defined as the person or company with the majority of variable interests. A corporation formed, owned, and operated by two or more businesses (ventures) as a separate and discrete business or project (venture) for their mutual benefit is defined as a joint venture.

2.25	TREASURY STOCK

Treasury stock means shares of a corporation’s own stock that have been issued and subsequently reacquired by the corporation. Converting outstanding shares to treasury shares does not reduce the number of shares issued but does reduce the number of shares outstanding. These shares are not eligible to receive dividends. Accounting for excesses and deficiencies on treasury stock transactions is governed by ASC 505-30-30.

State laws and federal agencies closely regulate transactions involving a company’s own capital stock, so the purchase of outstanding shares must have a legitimate purpose. Some of the most common reasons for purchasing outstanding shares are as follows:

(a)	to meet additional stock needs for various reasons, including newly implemented stock option plans, stock for convertible bonds or convertible preferred stock, or a stock dividend.
(b)	to make more shares available for acquisitions of other entities.

The cost method of accounting for treasury shares has been adopted by the Company. The purchase of outstanding shares and thus converting them into treasury shares is treated as a temporary reduction in shareholders’ equity in view of the expectation to reissue the shares instead of retiring them. When the Company reissues the treasury shares, the temporary account is eliminated. The cost of acquiring outstanding shares for converting into treasury shares is charged to a contra account, in this case a contra equity account that reduces the stockholder equity balance.

2.26	INCOME TAXES

The Company accounts for income taxes under the provisions of ASC Topic 740 “Accounting for Income Taxes.” Under ASC Topic 740, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

The provision for income tax is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred income taxes are calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

ASC Topic 740 also prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken, or for one expected to be taken, in a tax return. ASC Topic 740 also provides guidance related to, among other things, classification, accounting for interest and penalties associated with tax positions, and disclosure requirements. Any interest and penalties accrued related to unrecognized tax benefits will be recorded as tax expense.

F-55

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.27	POLITICAL AND BUSINESS RISK

The Company’s operations are carried out in the P.R.C.  Accordingly, the political, economic and legal environment in the P.R.C. may influence the Company’s business, financial condition and results of operations by the general state of the P.R.C.’s economy. The Company’s operations in the P.R.C. are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

2.28	CONCENTRATION OF CREDIT RISK

Cash includes cash at banks and demand deposits in accounts maintained with banks within the P.R.C. Total cash in these banks as of December 31, 2018 and 2017 amounted to $4,720,793 and $327,019, respectively, none of which is covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks to its cash in bank accounts.

The Company had 5 major customers (A, B, C, D and E) whose business individually represented the following percentages of the Company’s total revenue for the period indicated:

	2018	2017

Customer A	31.65%	26.00%
Customer B	21.33%	10.88%
Customer C	16.68%	10.23%
Customer D	7.85%	8.57%
Customer E	5.68%	-%
Customer F	-%	22.08%
	83.19%	77.76%

		Percentage of revenue	Amount
Customer A	Corporate Division	31.65%	$44,833,142
Customer B	Cattle Farm Development and HU Plantation Division	21.33%	$30,218,987
Customer C	Corporate Division	16.68%	$23,624,028

Accounts receivable are derived from revenue earned from customers located primarily in the P.R.C. The Company performs ongoing credit evaluations of customers and has not experienced any material losses to date.

The Company had 5 major customers whose accounts receivable balance individually represented the following percentages of the Company’s total accounts receivable:

	2018	2017

Customer A	12.76%	7.34%
Customer B	9.67%	4.78%
Customer C	10.05%	7.49%
Customer D	59.81%	27.13%
Customer E	1.8%	-%
Customer F	-%	12.31%
	94.09%	59.05%

As of December 31, 2018, amounts due from customers A, C and D are $12,966,579, $10,212,016 and $60,799,365, respectively. The Company has not experienced any significant difficulty in collecting its accounts receivable in the past and is not aware of any financial difficulties of its major customers.

F-56

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.29	IMPAIRMENT OF LONG-LIVED ASSETS AND INTANGIBLE ASSETS

In accordance with ASC Topic 360, “Property, Plant and Equipment,” long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The Company reviews the carrying amount of its long-lived assets, including intangibles, for impairment, during each reporting period. An asset is considered impaired when estimated future cash flows are less than the carrying amount of the asset. In the event the carrying amount of such asset is considered not recoverable, the asset is adjusted to its fair value. Fair value is generally determined based on discounted future cash flow. As of December 31, 2018 and 2017, the Company determined no impairment losses were necessary.

2.30	EARNINGS PER SHARE

As prescribed in ASC Topic 260 “Earnings per Share,” Basic Earnings per Share (“EPS”) is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company’s common stock at the average market price during the period.

ASC 260-10-55 requires that stock dividends or stock splits be accounted for retroactively if the stock dividends or stock splits occur during the year, or retroactively if the stock dividends or stock splits occur after the end of the period but before the release of the financial statements, by considering it outstanding of the entirety of each period presented. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the year.

For the years ended December 31, 2018 and 2017, basic earnings (loss) per share attributable to Sino Agro Food, Inc. and subsidiaries common stockholders amounted to $0.46, and $(0.53), respectively. For the years ended December 31, 2018 and 2017, diluted earnings (loss) per share attributable to Sino Agro Food, Inc. and its subsidiaries’ common stockholders amounted to $0.46, and $(0.53), respectively.

2.31	ACCUMULATED OTHER COMPREHENSIVE INCOME

ASC Topic 220 “Comprehensive Income” establishes standards for reporting and displaying comprehensive income and its components in financial statements. Comprehensive income is defined as the change in stockholders’ equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The comprehensive income for all periods presented includes both the reported net income and net change in cumulative translation adjustments.

2.32	RETIREMENT BENEFIT COSTS

P.R.C. state managed retirement benefit programs are defined contribution plans and the payments to the plans are charged as expenses when employees have rendered service entitling them to the contribution made by the employer.

2.33	STOCK-BASED COMPENSATION

The Company has adopted both ASC Topic 718, “Compensation - Stock Compensation” and ASC Topic 505-50, “Equity-Based Payments to Non - Employees” using the fair value method in which an entity issues its equity instruments to acquire goods and services from employees and non-employees. Stock compensation for stock granted to non-employees has been determined in accordance with this accounting standard and the accounting standard regarding accounting for equity instruments that are issued to other than employees for acquiring, or in conjunction with selling goods or services, as the fair value of the consideration received or the fair value of equity instruments issued, whichever is more reliably measured. This accounting standard allows the “simplified” method to determine the term of employee options when other information is not available. Under ASC Topic 718 and ASC Topic 505-50, stock compensation expenses is measured at the grant date on the value of the option or restricted stock and is recognized as expenses, less expected forfeitures, over the requisite service period, which is generally the vesting period.

F-57

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.34	FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value under U.S. GAAP, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy, which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial instruments consist principally of cash, accounts receivable, Deposits and prepayments, accounts payable and accrued expenses, other payables, due to a director and income tax payables. The carrying amounts of such financial instruments in the accompanying condensed consolidated balance sheet approximate their fair values due to their relatively short-term nature. The Company’s long-term borrowing, promissory notes and convertible notes payable approximates the fair value of such instrument based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangement at December 31, 2018. It is management's opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

The Company revalues its derivative liability at every reporting period and recognizes gains or losses in the consolidated statement of income and other comprehensive income that are attributable to the change in the fair value of the derivative liability. The Company has no other assets or liabilities measured at fair value on a recurring basis.

2.35	RECENT ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued ASU 2016-02, Leases, which aims to make leasing activities more transparent and comparable and requires substantially all leases be recognized by lessees on their balance sheet as a right-of-use asset and corresponding lease liability, including leases currently accounted for as operating leases. This ASU is effective for all interim and annual reporting periods beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the impact that the adoption of ASU 2016-02 will have on its consolidated financial statements and related disclosures.

In June 2018, the FASB issued ASU 2018-07—Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. This ASU is effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. The Company is currently evaluating the impact that the adoption of this ASU will have on its consolidated financial statements and related disclosures.

2.36	RECLASSIFICATION

Certain balances have been reclassified in the December 31, 2017 consolidated balance sheet and the consolidated statement of cash flows on a basis consistent with the financial statements as of and for the year ended December 31, 2018.

F-58

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.	SEGMENT INFORMATION

The Company establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as business segments and major customers in consolidated financial statements. The Company operates in five principal reportable segments: Fishery Development Division, HU Plantation Division, Organic Fertilizer and Bread Grass Division, Cattle Farm Development Division and Corporate and Others Division.

	2018
	Fishery		Organic Fertilizer	Cattle Farm
	Development	HU Plantation	and Bread Grass	Development	Corporate and
	Division(1)	Division (2)	Division (3)	Division (4)	others (5)	Total

Revenue	$11,127,393	$3,617,249	$28,909,768	$29,558,983	$68,457,170	$141,670,563

Net income (loss)	$1,567,429	$(3,037,306)	$(280,356)	$3,491,893	$15,581,677	$17,323,337

Total assets	$87,129,117	$43,484,157	$327,374,461	$42,288,332	$290,326,712	$790,602,779

	2017
	Fishery		Organic Fertilizer	Cattle Farm
	Development	HU Plantation	and Bread Grass	Development	Corporate and
	Division(1)	Division (2)	Division (3)	Division (4)	others (5)	Total

Revenue	$16,983,330	$4,638,095	$84,356,986	$20,401,361	$71,787,167	$198,166,939

Net income (loss)	$3,224,985	$(1,440,925)	$(18,090,904)	$2,623,332	$579,367	$(13,104,145)

Total assets	$79,997,651	$47,881,252	$336,073,537	$33,207,995	$276,784,732	$773,945,167

F-59

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.	SEGMENT INFORMATION (CONTINUED)

Note

(1)	Operated by Capital Award, Inc. (“CA”).

(2)	Operated by Jiang Men City Heng Sheng Tai Agriculture Development Co., Limited (“JHST”).

(3)	Operated by Qinghai Sanjiang A Power Agriculture Co., Limited (“SJAP”), A Power Agro Agriculture Development (Macau) Limited (“APWAM”), and Hunan Shenghua A Power Agriculture Co., Limited (“HSA”). On December 30, 2017 QZH was disposed to third party and derecognized as variable interest entity on the same date.

(4)	Operated by Jiang Men City Hang Mei Cattle Farm Development Co. Limited (“JHMC”) and Macau Eiji Company Limited (“MEIJI”).

(5)	Operated by Sino Agro Food, Inc. (“SIAF”) and Sino Agro Food Sweden AB (publ) (“SAFS”).

F-60

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.	SEGMENT INFORMATION (CONTINUED)

Further analysis of revenue:-

	2018
			Organic
	Fishery		Fertilizer and	Cattle Farm
	Development	HU Plantation	Bread Grass	Development	Corporate and
	Division (1)	Division (2)	Division (3)	Division (4)	others (5)	Total

Name of entity Sale of goods Capital Award, Inc. (“CA”)	$-	$-	$-	$-	$-	$-

Jiang Men City Heng Sheng Tai Agriculture Development Co., Limited (“JHST”)	-	3,617,249	-	-	-	3,617,249

Hunan Shenghua A Power Agriculture Co., Limited (“HSA”)	-	-	9,671,330	-	-	9,671,330

Qinghai Sanjiang A Power Agriculture Co., Limited (“SJAP”)	-	-	19,238,438	-	-	19,238,438

Macau Eiji Company Limited (“MEIJI”)	-	-	-	29,558,983	-	29,558,983

Sino Agro Food, Inc. (“SIAF”)	-	-	-	-	68,457,170	68,457,170

Consulting and service income for development contracts Capital Award, Inc. (“CA”)	11,127,393	-	-	-	-	11,127,393

	$11,127,393	$3,617,249	$28,909,768	$29,558,983	$68,457,170	$141,670,563

F-61

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.	SEGMENT INFORMATION (CONTINUED)

Further analysis of revenue:-

	2017
			Organic
	Fishery		Fertilizer and	Cattle Farm
	Development	HU Plantation	Bread Grass	Development	Corporate and
	Division (1)	Division (2)	Division (3)	Division (4)	others (5)	Total

Name of entity Sale of goods Capital Award, Inc. (“CA”)	$-	$-	$-	$-	$-	$-

Jiang Men City Heng Sheng Tai Agriculture Development Co., Limited (“JHST”)	-	4,638,095	-	-	-	4,638,095

Hunan Shenghua A Power Agriculture Co., Limited (“HSA”)	-	-	7,167,845	-	-	7,167,845

Qinghai Sanjiang A Power Agriculture Co., Limited (“SJAP”)	-	-	27,911,680	-	-	27,911,680

Qinghai Zhong He Meat Products Co., Limited (“QZH”)	-	-	49,277,461	-	-	49,277,461

Macau Eiji Company Limited (“MEIJI”)	-	-	-	20,401,361	-	20,401,361

Sino Agro Food, Inc. (“SIAF”)	-	-	-	-	71,787,167	71,787,167

Consulting and service income for development contracts Capital Award, Inc. (“CA”)	16,983,330	-	-	-	-	16,983,330

	$16,983,330	$4,638,095	$84,356,986	$20,401,361	$71,787,167	$198,166,939

F-62

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.	SEGMENT INFORMATION

Further analysis of cost of goods sold and cost of services:-

COST OF GOODS SOLD

	2018
			Organic
	Fishery	HU	Fertilizer and	Cattle Farm	Corporate
	Development	Plantation	Bread Grass	Development	and others
	Division (1)	Division (2)	Division (3)	Division (4)	(5)	Total

Name of entity Sale of goods Capital Award, Inc. (“CA”)	$-	$-	$-	$-	$-	$-

Jiang Men City Heng Sheng Tai Agriculture Development Co., Limited (“JHST”)	-	3,098,390	-	-	-	3,098,390

Hunan Shenghua A Power Agriculture Co., Limited (“HSA”)	-	-	6,894,335	-	-	6,894,335

Qinghai Sanjiang A Power Agriculture Co., Limited (“SJAP”)	-	-	14,937,535	-	-	14,937,535

Macau Eiji Company Limited (“MEIJI”)	-	-	-	24,761,345	-	24,761,345

Sino Agro Food, Inc. (“SIAF”)	-	-	-	-	61,275,743	61,275,743
	$-	$3,098,390	$21,831,870	$24,761,345	$61,275,743	$110,967,348

COST OF SERVICES

	2018
			Organic
	Fishery		Fertilizer and	Cattle Farm	Corporate
	Development	HU Plantation	Bread Grass	Development	and others
	Division (1)	Division (2)	Division (3)	Division (4)	(5)	Total

Name of entity

Consulting and service income for development contracts

Capital Award, Inc. (“CA”)	$9,051,408	$-	$-	$-	$-	$9,051,408

	$9,051,408	$-	$-	$-	$-	$9,051,408

F-63

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.	SEGMENT INFORMATION (CONTINUED)

Further analysis of cost of goods sold and cost of services (Continued):-

COST OF GOODS SOLD

	2017
			Organic
	Fishery	HU	Fertilizer and	Cattle Farm	Corporate
	Development	Plantation	Bread Grass	Development	and others
	Division (1)	Division (2)	Division (3)	Division (4)	(5)	Total

Name of entity Sale of goods Capital Award, Inc. (“CA”)	$-	$-	$-	$-	$-	$-

Jiang Men City Heng Sheng Tai Agriculture Development Co., Limited (“JHST”)	-	3,254,567	-	-	-	3,254,567

Hunan Shenghua A Power Agriculture Co., Limited (“HSA”)	-	-	4,991,411	-	-	4,991,411

Qinghai Sanjiang A Power Agriculture Co., Limited (“SJAP”)	-	-	18,961,620	-	-	18,961,620

Qinghai Zhong He Meat Products Co., Limited (“QZH”)	-	-	57,314,727	-	-	57,314,727

Macau Eiji Company Limited (“MEIJI”)	-	-	-	16,629,579	-	16,629,579

Sino Agro Food, Inc. (“SIAF”)	-	-	-	-	63,822,343	63,822,343
	$-	$3,254,567	$81,267,758	$16,629,579	$63,822,343	$164,974,247

COST OF SERVICES

	2017
			Organic
	Fishery		Fertilizer and	Cattle Farm	Corporate
	Development	HU Plantation	Bread Grass	Development	and others
	Division (1)	Division (2)	Division (3)	Division (4)	(5)	Total

Name of entity

Consulting and service income for development contracts

Capital Award, Inc. (“CA”)	$13,566,203	$-	$-	$-	$-	$13,566,203

	$13,566,203	$-	$-	$-	$-	$13,566,203

F-64

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.	INCOME TAXES

United States of America

The Company was incorporated in the State of Nevada, in the United States of America. The Company has no trading operations in United States of America and no U.S. corporate tax has been provided for in the consolidated financial statements of the Company.

Undistributed Earnings of Foreign Subsidiaries

The Company intends to use the remaining accumulated and future earnings of foreign subsidiaries to expand operations outside the United States and accordingly, undistributed earnings of foreign subsidiaries are considered to be indefinitely reinvested outside the United States and no provision for U.S. Federal and State income tax or applicable dividend distribution tax has been provided thereon.

As of December 31, 2018, the Company reviewed its tax position with the assistance US tax professionals and believed that there would be no taxes and no penalties assessed by the IRS in the United States of America.

F-65

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.	INCOME TAXES (CONTINUED)

China

The Enterprise Income Tax (“EIT”) law replaced the existing laws for Domestic Enterprises (“DE’s ”) and Foreign Invested Enterprises (“FIE’s”). The new standard EIT rate of 25% replaced the 33% rate currently applicable to both DE’s and FIE’s. The Company is currently evaluating the impact that the new EIT will have on its financial condition. Beginning January 1, 2008, China unified the corporate income tax rule on foreign invested enterprises and domestic enterprises. The unified corporate income tax rate is 25%.

Under new tax legislation in China beginning in January 2008, the agriculture, dairy and fishery sectors are exempt from enterprise income taxes.

No EIT has been provided in the financial statements of SIAF, JHST, JHMC, HSA, and SJAP since they are exempt from EIT for the years ended December 31, 2018 and 2017 as they are within the agriculture, and cattle sectors.

No EIT has been provided in the financial statements of QZH since they are exempt from EIT for the period ended December 30, 2017 (date of de-recognition QZH as subsidiary) and as it is within the cattle sectors.

Belize

CA, CS and CH are international business companies incorporated in Belize, and are exempt from corporate tax in Belize.

Macau

No Macau Corporate income tax has been provided in the consolidated financial statements of APWAM and MEIJI since these entities did not earn any assessable profits for the years ended December 31, 2018 and 2017.

Sweden

Sweden Corporate income tax has been provided at 22% on reported profit for the year ended December 31, 2018 and 2017 in the consolidated financial statements of SAFS.

No deferred tax assets and liabilities are of December 31, 2018 and 2017 since there was no difference between the financial statements carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the period in which the differences are expected to reverse.

Provision for income taxes is as follows:

	2018	2017

SIAF	$-	$-
SAFS	-	1,684
CA, CH and CS	-	-
MEIJI and APWAM	-	-
JHST, JHMC, SJAP, QZH and HSA	-	-
	$-	$1,684

The Company did not recognize any interest or penalties related to unrecognized tax benefits in the years ended December 31, 2018 and 2017. The Company had no uncertain positions that would necessitate recording of tax related liability. The Company is subject to examination by the respective tax authorities.

F-66

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.	NET LOSS FROM DISPOSAL OF A VARIABLE INTEREST ENTITY

As of December 31, 2016, the SJAP’s total investment in QZH was $4,645,489. During the period ended December 30, 2017, QZH incurred a loss of $30,682,576. SJAP disposed its entire 85% equity interest in QZH for RMB2 (equivalent to $0) for cash and completed on December 30, 2017. As a result, QZH was derecognized as VIE of the company.

(a)	Net loss from disposal of a variable interest entity, QZH

Cash and cash equivalents	$17,060
Inventories	4,567,530
Prepayments	2,692,571
Accounts receivables	16,403,731
Other receivables	1,855,971
Plant and equipment	3,888,987
Intangible assets	2,870
29,428,720
Less: Accounts payable	(7,140,439)
Other payables	(5,811,425)
Short term borrowings	(1,530,456)
Non-controlling interests	(5,082,410)
Accumulated exchange difference	(498,347)
Net assets and liabilities disposed as of December 30, 2017	$9,365,643

Satisfied by:
Cash consideration	$-

(b)	Net cash outflow from disposal of a variable interest entity, QZH

2018

Cash and cash equivalents disposed of	$(17,060)
Net cash outflow disposal of a variable interest entity, QZH	$(17,060)

7.	CASH AND CASH EQUIVALENTS

	2018	2017

Cash and bank balances	$4,950,799	$560,043

F-67

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.	INVENTORIES

As of December 31, 2018, inventories are as follows:

	2018	2017

Bread grass	$744,378	$976,514
Beef cattle	11,561,117	5,903,442
Organic fertilizer	14,266,923	16,832,390
Forage for cattle and consumable	7,252,280	7,397,910
Raw materials for bread grass and organic fertilizer	18,885,258	19,113,274
Immature seeds	1,872,285	2,405,417
	$54,582,241	$52,628,947

9.	DEPOSITS AND PREPAYMENTS

	2018	2017

Deposits for
- purchases of equipment	$2,158,867	$2,815,774
- acquisition of land use rights	174,851	3,244,567
- inventories purchases	16,921,188	24,282,950
- construction in progress	4,789,035	11,365,748
- issue of shares as collateral	24,928,324	25,427,293
Shares issued for employee compensation and overseas professional and bond interest	643,457	702,625
Others	2,625,468	2,620,693
	$52,241,190	$70,459,650

Impairment were $nil and $1,378,957 for the years ended December 31, 2018 and 2017, respectively. The impairment was included in non-operating expenses.

10.	ACCOUNTS RECEIVABLE

All accounts receivable are reflected as a current asset and no allowance for bad debt of December 31, 2018 and 2017, respectively.

Aging analysis of accounts receivable is as follows:

	2018	2017

0 - 30 days	$7,447,269	$7,973,308
31 - 90 days	22,684,605	18,240,251
91 - 120 days	16,456,895	5,725,069
over 120 days and less than 1 year	11,773,454	21,551,845
over 1 year	43,289,908	29,480,945
	$101,652,131	$82,971,418

F-68

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.	OTHER RECEIVABLES

	2018	2017

Advanced to employees	$561,330	$219,186
Advanced to suppliers	3,831,926	3,768,585
Advanced to customers	14,114,249	11,982,331
Advanced to developers	453,155	399,449
Others	9,346,866	4,310,927
	$28,307,526	$20,680,478

Advanced to employees, suppliers, customers and developers are unsecured, interest free and with no fixed terms of repayment.

Impairment were $nil and $962,789 for the years ended December 31, 2018 and 2017, respectively. The impairment was included in non-operating expenses.

12.	PLANT AND EQUIPMENT

	2018	2017

Plant and machinery	$5,299,631	$5,501,975
Structure and leasehold improvements	200,734,812	209,378,338
Mature seeds and herbage cultivation	54,643,255	49,685,830
Furniture and equipment	695,461	699,494
Motor vehicles	590,416	614,792
	261,963,575	265,880,429

Less: Accumulated depreciation	(31,317,916)	(19,022,632)
Net carrying amount	$230,645,659	$246,857,797

Depreciation expenses were $13,080,991 and $8,350,811 for the years ended December 31, 2018, and 2017, respectively

F-69

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13.	CONSTRUCTION IN PROGRESS

	2018	2017

Construction in progress
- Office, warehouse and organic fertilizer plant in HSA	$7,285	$-
- Oven room, road for production of dried flowers	-	-
- Organic fertilizer and bread grass production plant and office building	6,484,045	-
- Rangeland for beef cattle and office building	6,024,197	6,178,308
- Fish pond and breeding factory	-	-
	$12,515,527	$6,178,308

F-70

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.	LAND USE RIGHTS

	2018	2017

Cost	$65,779,178	$65,573,223
Less: Accumulated amortization	(11,964,897)	(10,735,192)
Net carrying amount	$53,814,281	$54,838,031

Amount

Balance @1.1.2017	$62,341,829
Exchange difference	3,231,394
Balance @12.31.2017	$65,573,223
Exchange difference	205,955
Balance @12.31.2018	$65,779,178

Land use rights are amortized on the straight-line basis over their respective lease periods. The lease period of agriculture land is 10 to 60 years. Amortization of land use rights were $1,686,879 and $1,616,471 for the years ended December 31, 2018 and 2017, respectively. No impairment of land use right has been identified for the years ended December 31, 2018 and 2017.

15.	GOODWILL

Goodwill represents the fair value of the assets acquired the acquisitions over the cost of the assets acquired. It is stated at cost less accumulated impairment losses. Management tests goodwill for impairment on an annual basis or when impairment indicators arise. In these instances, the Company recognizes an impairment loss when it is probable that the estimated cash flows are less than the carrying value of the assets. To date, no such impairment loss has been recorded.

	2018	2017

Goodwill from acquisition	$724,940	$724,940
Less: Accumulated impairment losses	-	-
Net carrying amount	$724,940	$724,940

16.	PROPRIETARY TECHNOLOGIES

By an agreement dated November 12, 2008, CA acquired an enzyme technology master license, registered under a Chinese patent, for the manufacturing of livestock feed and bioorganic fertilizer and its related labels for $8,000,000. On October 1, 2015, the Company took up such assets at $5,473,720.

On March 6, 2012, MEIJI acquired an aromatic-feed formula technology for the production of aromatic cattle for $1,500,000. On October 1, 2013, SIAF was granted a license to exploit sleepy cods breeding technology to grow out of sleepy cods for $2,270,000 for 50 years. SJAP booked bacterial cellulose technology license and related trademark for $2,119,075 and amortized expenditures for 20 years starting from January 1, 2014.

	2018	2017

Cost	$11,113,267	$11,211,100
Less: Accumulated amortization	(2,176,196)	(1,622,495)
Net carrying amount	$8,937,071	$9,588,605

Amortization of proprietary technologies was $583,133 and $581,609 for the years ended December 31, 2018 and 2017 respectively. No impairments of proprietary technologies have been identified for the years ended December 31, 2018 and 2017

F-71

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17.	INTERESTS IN UNCONSOLIDATED EQUITY INTERESTS

On February 28, 2011, TRW applied to form a corporate joint venture, Enping City Bi Tao A Power Fishery Development Co., Limited (“EBAPFD”), incorporated in the PRC. TRW owned a 25% equity interest in EBAPFD. On November 17, 2011, TRW formed Jiang Men City A Power Fishery Development Co., Limited (“JFD”) in which it acquired a 25% equity interest, while withdrawing its 25% equity interest in EBAPFD. As of December 31, 2011, the Company had invested for total cash consideration of $1,258,607 in JFD. JFD operates an indoor fish farm. On January 1, 2012, the Company acquired an additional 25% equity interest in JFD for total cash consideration of $1,662,365. As of January 1, 2012, the Company had consolidated the assets and operations of JFD. On April 1, 2012, the Company acquired an additional 25% equity interest in JFD for the total cash consideration of $1,702,580. These acquisitions were at our option according the terms of the original development agreement. The Company owned a 75% equity interest in JFD, representing majority of voting rights and controls its board of directors.

On August 15, 2016, the acquisition agreement was executed by TRW for acquiring the other 25% equity in JFD which was a Sino Foreign Joint Venture Co. that TRW had 100% equity interest with effect on October 5, 2016. Upon the acquisitions of 3 additional prawn farms assets at fair value of $238.32 million from respective third parties and the master technology license at fair value of $30 million from Capital Award, Inc. by JFD, and the consideration of the above acquisitions were planned to be settled by the new issue shares of 99,990,000 TRW shares at $3.41 amounting to $340.53 million on or before March 31, 2017. As a result, SIAF’s equity interest in TRW was diluted from 100% to 23.89% with effective on October 5, 2016. The above transactions leaded the Company loss of control over TRW group, the Company’s investments in TRW and JFD were reclassified from a subsidiary to investments in unconsolidated equity investees as of October 5, 2016. The dilution of the Company’s investments in TRW group constituted a deemed disposal of the subsidiaries. The deemed gain on disposal of $56,947,005 was recorded in net income from discontinued operations of the consolidated statements of income and other comprehensive income of the Company for the year ended December 31, 2016. The Company converted the amount due from unconsolidated equity investee into equity interest during the fourth quarter of 2017, which resulted in equity interest in TRW from 23.89% to 36.60%

On May 6, 2016, SJAP invested in 30% equity interest in Guangzhou Horan Taita Information Technology Co., Limited (“HTIT”), a company incorporated in P.R.C. for RMB1,000,000. Impairment were $nil and $153,046 for the years ended December 31, 2018 and 2017, respectively.

	2018		2017

Investments at cost	$		$
- TRW		149,720,418		134,694,930
- HITT		-		-
Amount due from a consolidated equity investee - TRW		57,354,208		57,595,611
		$207,074,626		$192,290,541

F-72

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

18.	TEMPORARY DEPOSITS PAID TO ENTITIES FOR EQUITY INVESTMENTS IN FUTURE SINO JOINT VENTURE COMPANIES

Intended
unincorporated	Projects
Investee	Engaged		2018	2017

A	Trade center	*	$12,000,000	$12,000,000
B	Fish and prawn Farm 2 GaoQiqiang Aquaculture	*	17,403,959	17,403,959
C	Cattle farm 2	*	5,502,001	5,513,263
			$34,905,960	$34,917,222

The Company made temporary deposits paid to entities for equity investments in future Sino Joint Venture companies (“SJVCs”) engaged in projects development of trade and seafood centers, fish, prawns and cattle farms. Such temporary deposits represented as deposits of the respective consideration required for the purchase of equity stakes of respective future SJVCs. The amounts were classified as temporary because legal procedures of formation of SJVCs have not yet been completed. As of December 31, 2018, the percentages of equity stakes of A (trade and seafood centers), B (fish farm 2 GaoQiqiang Aquaculture Farm) and C (cattle farm 2) are 31%, 23% and 35% respectively.

*	The above amounts were subject to conversion to an additional equity investment in the investees upon the completion of legal procedures of formation of SJVCs.

19.	VARIABLE INTEREST ENTITY

On September 28, 2009, APWAM acquired the PMH’s 45% equity interest in the Sino-Foreign joint venture company, Qinghai Sanjiang A Power Agriculture Co. Limited (“SJAP”), which was incorporated in the P.R.C. As of December 31, 2018, the Company has invested $2,251,359 in this joint venture. SJAP is engaged in its business of the manufacturing of organic fertilizer, livestock feed, and beef cattle and plantation of crops and pastures.

Continuous assessment of the VIE relationship with SJAP

The Company may also have a controlling financial interest in an entity through an arrangement that does not involve voting interests, such as a VIE. The Company evaluates entities deemed to be VIE’s using a risk and reward model to determine whether to consolidate. A VIE is an entity (1) that has total equity at risk that is not sufficient to finance its activities without additional subordinated financial support from other entities, (2) where the group of equity holders does not have the power to direct the activities of the entity that most significantly impact the entity’s economic performance, or the obligation to absorb the entity’s expected losses or the right to receive the entity’s expected residual returns, or both, or (3) where the voting rights of some investors are not proportional to their obligations to absorb the expected losses of the entity, their rights to receive the expected residual returns of the entity, or both, and substantially all of the entity’s activities either involve or are conducted on behalf of an investor that has disproportionately fewer voting rights.

F-73

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

19.	VARIABLE INTEREST ENTITY (CONTINUED)

The Company also quantitatively and qualitatively examined if SJAP is considered a VIE. Qualitative analyses considered the extent to which the nature of its variable interest exposed the Company to losses. For quantitative analyses, the Company also used internal cash flow models to determine if SJAP was a VIE and, if so, whether the Company was the primary beneficiary. The projection of these cash flows and probabilities thereof requires significant managerial judgment because of the inherent limitations that relate to the use of historical data for the projection of future events. On December 31, 2018, the Company evaluated the above VIE testing results and concluded that the Company is the primary beneficiary of SJAP’s expected losses or residual returns and that SJAP qualifies as a VIE of the Company. As result, the Company has consolidated SJAP as a VIE.

The reasons for the changes are as follows:

•	Originally, the board of directors of SJAP consisted of 7 members; 3 appointees from Qinghai Sanjiang (one stockholder), 1 from Garwor (one stockholder), and 3 from the Company, such that the Company did not have majority interest represented on the board of directors of SJAP.

•	On May 7, 2010, Qinghai Sanjiang sold and transferred its equity interest in SJAP to Garwor. The State Administration for Industry and Commerce of Xining City Government of the P.R.C. approved the sale and transfer.

Consequently Garwor and the Company agreed that the new board of directors of SJAP would consist of 3 members; 1 appointee from Garwor and 2 appointees from the Company, such that the Company now had a majority interest in the board of directors of SJAP. Also, and in accordance with the Company’s Sino Joint Venture Agreement, the Company’s management appointed the chief financial officer of SJAP. As a result, the financial statements of SJAP were included in the consolidated financial statements of the Company.

Continuous assessment of the VIE relationship with QZH

The Company may also have a controlling financial interest in an entity through an arrangement that does not involve voting interests, such as a VIE. The Company evaluates entities deemed to be VIE’s using a risk and reward model to determine whether to consolidate. A VIE is an entity (1) that has total equity at risk that is not sufficient to finance its activities without additional subordinated financial support from other entities, (2) where the group of equity holders does not have the power to direct the activities of the entity that most significantly impact the entity’s economic performance, or the obligation to absorb the entity’s expected losses or the right to receive the entity’s expected residual returns, or both, or (3) where the voting rights of some investors are not proportional to their obligations to absorb the expected losses of the entity, their rights to receive the expected residual returns of the entity, or both, and substantially all of the entity’s activities either involve or are conducted on behalf of an investor that has disproportionately fewer voting rights.

The Company also quantitatively and qualitatively examined if QZH is considered a VIE. Qualitative analyses considered the extent to which the nature of its variable interest exposed the Company to losses. For quantitative analyses, the Company also used internal cash flow models to determine if QZH was a VIE and, if so, whether the Company was the primary beneficiary. The projection of these cash flows and probabilities thereof requires significant managerial judgment because of the inherent limitations that relate to the use of historical data for the projection of future events. Before December 30, 2017, the Company evaluated the above VIE testing results and concluded that the Company is the primary beneficiary of QZH’s expected losses or residual returns and that QZH qualifies as a VIE of the Company. As result, the Company has consolidated QZH as a VIE.

The reasons for the QZH qualified as a VIE are as follows:

•	Originally, SJAP was sole stockholder of QZH, owned 100% equity interest in QZH and controlled directorship of QZH.

•	On October 25, 2015, both QZH and new stockholder, Qinghai Quanwang Investment Management Co., Ltd (“QQI”) contributed additional capital of $4,157,682 and $769,941, respectively. As of result, SJAP decreased its equity interest from 100% to 86% and QQI owned 14% equity interest. In addition, according to investment agreement between QZH and QQI, (i) QQI only enjoyed interest 6% annually on its capital contribution and did not enjoy any profit distribution; (ii) investment period was 3 years only, and (iii) SJAP shared 100% on profit or loss after deduction 6% interest to QQI and enjoyed 100% voting rights of QZH’s board and stockholders meetings.

•	Consequently, the Company still indirectly control directorship of QZH, such that the Company now had a majority interest in the directorship of QZH. Also, and in accordance with the Company’s Sino Joint Venture Agreement, the Company’s controlled QZH’s chief financial officer appointment. As a result, the financial statements of QZH were included in the consolidated financial statements of the Company.

As of December 30, 2017, QZH was derecognized as a VIE.

F-74

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

20.	CONSTRUCTION CONTRACT

(i)	Costs and estimated earnings in excess of billings on uncompleted contracts

	2018	2017

Costs	$6,186,261	$8,208,912
Estimated earnings	4,777,300	6,740,289
Less: Billings	(10,712,733)	(13,700,014)
Costs and estimated earnings in excess of billings on uncompleted contracts	$250,828	$1,249,187

(ii)	Billings in excess of costs and estimated earnings on uncompleted contracts

	2018	2017

Billings	$47,929,092	$41,543,554
Less: Costs	(29,094,568)	(23,980,880)
Estimated earnings	(13,486,231)	(11,822,609)
Billing in excess of costs and estimated earnings on uncompleted contracts	$5,348,293	$5,740,065

(iii)	Overall

	2018	2017

Billings	$58,641,825	$55,243,568
Less: Costs	(35,280,829)	(32,189,792)
Estimated earnings	(18,263,531)	(18,562,898)
Billing in excess of costs and estimated earnings on uncompleted contracts	$5,097,465	$4,490,878

21.	OTHER PAYABLES

	2018	2017

Due to third parties	$13,068,387	$11,133,656
Straight note payable (note 23(i))	29,367,999	29,367,999
Promissory notes issued to third parties	7,792,774	11,089,779
Due to local government	87,425	91,827
	$50,316,585	$51,683,261

Less: Amount classified as non-current liabilities
Promissory notes issued to third parties	(7,792,774)	(11,089,779)
Amount classified as current liabilities	$42,523,811	$40,593,482

Due to third parties are unsecured, interest free and have no fixed terms of repayment.

F-75

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

22.	BORROWINGS

There are no provisions in the Company’s bank borrowings and long term debts that would accelerate repayment of debt as a result of a change in credit ratings or a material adverse change in the Company’s business. Under certain agreements, the Company has the option to retire debt prior to maturity, either at par or at a premium over par.

Name of lender	Interest rate	Term	2018	2017

China Development Bank Qinghai Province, the P.R.C.	5.2835%	November 29, 2017 - November 28, 2018	-	3,060,913

China Development Bank Qinghai Province, the P.R.C.	5.2835%	December 14, 2017 - December 13, 2018	-	1,530,455

China Development Bank Qinghai Province, the P.R.C	4.7306%	December 27, 2018 - December 27, 2019	4,371,265	-

Add: current portion of a long term bank loan			218,563	76,522

Short term bank loans			4,589,828	4,667,890

China Development Bank Qinghai Province, the P.R.C.	5.39%	December 16, 2016 - December 15, 2026	5,755,501	6,121, 824

Less: current portion of long term bank loan			(218,563)	(76,522)

Long term bank loans			$5,536,938	$6,045,302

On November 29, 2017 and December 14, 2017, the Company obtained two 1-year short term loans of RMB20 million (approximately $3.06million) and RMB10 million (approximately $1.53million) respectively from China Development Bank for the period from November 29, 2017 to November 28, 2018 and December 14, 2017 to December 13, 2018 respectively, bearing fixed interest at 5.2835% per annum. Both loans were guaranteed by Xining City SME Guarantee Corporation and have been repaid on November 28, 2018 and December 13, 2018, respectively.

On December 16, 2016, the Company obtained a 10-year long term loan of RMB40million (approximately $6.05million) from China Development Bank for the period from December 16, 2016 to December 15, 2026, bearing an annual interest rate at 110% of the benchmark rate of PBOC on the date of the loan agreement and will be adjusted in line with any adjustment of the benchmark rate which is 5.39% (2017: 5.39%). The loan was guaranteed by Mr. Zhao Yilin and Ms. Song Haixian, Mr. Zhao Yilin’s wife. The loan was also secured by land use right with net carrying amount of $397,269 as of December 31, 2018 (2017: 429,982) and a batch of plant, machinery and equipment with net carrying amount of $5,326,385 (2017: 5,954,915). On December 14, 2018, RMB500,000 (approximately $75,563) was repaid to the bank. According to the loan agreement, RMB1,500,000 (approximately $218,563) was schedule to be repaid by November 20, 2019 in two partial repayments.

On December 27, 2018, the Company obtained a 1-year short term loan of RMB30 million (approximately $4.37 million) from China Development Bank for the period from December 27, 2018 to December 27, 2019, bearing fixed interest at 4.7306% per annum. This loan was guaranteed by Xining City SME Guarantee Corporation.

The above note agreements contained regular provisions requiring timely repayment of principals and accrued interests, payment of default interest in the event of default, and without specific financial covenants. Management of the Company believes the Company is in material compliance with the terms of the loan agreements.

F-76

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

23.	CONVERTIBLE NOTE PAYABLES

(i)	On August 29, 2014, the Company completed the closing of a private placement financing transaction with an accredited investor, which purchased a 10.5% Convertible Note (the “Note 1”) in the aggregate principal amount of up to $33,300,000. The Company received the total advance of $11,632,450. The Company shall offer investor a discount equal to 25% of the amount of the principal advanced by the investor.

Interest on the note shall accrue on the outstanding principal balance of this Note from August 29, 2014. Interest shall be payable quarterly on the last day of each of March, June, September and December commencing September 30, 2014 provided, however, that note holder may elect to require the Company to issue to the note holder a promissory note in lieu of cash in satisfaction of any interest due and payable at such time. Any interest payment note shall be subject to the same terms as the note. The note has a maturity date of February 28, 2020.

The note is convertible, at the discretion of the note holder, into shares of the Company’s common stock (i) at any time following an Event of Default, or (ii) for a period of thirty (30) calendar days following October 31, 2015 and each anniversary thereof, at an initial conversion price per share of $1.00, subject to adjustment for stock splits, reverse stock splits, stock dividends and other similar transactions and subject to the terms of the note. As long as the note is outstanding, the investor shall have a right of first refusal, exercisable for thirty (30) calendar days after notice to the note holder, to purchase securities proposed to be offered and sold by the Company.

The Company and the note holder entered into a restructuring agreement regarding the settlement of the Note 1. Both parties have agreed to restructure the indebtedness represented by Note 1 as follows: (a) SIAF issues 5,196,333 shares of its common stock and transfer 400,000 shares of TRW to the note holder; and (b) SIAF executes a new promissory note in the principal amount of $15,589,000 to the note holder to be paid in installments over a period of time. However, both parties remain open to negotiate an all-cash settlement of the Note 1.

As a result, the amount outstanding under Note 1 was reclassified as other payables – straight note payable of $29,367,999 (see Note 21) and a loss on restructuring of $6,225,204 which representing the non-amortized part of the discount upon the issuing of the convertible bond incurred during the year.

(ii)	On October 20, 2017, the Company issued another Convertible Note (the "Note 2") with a principal amount of $4,000,000 due on February 28, 2018. The note holder had the option to convert all or any part of the outstanding note into the common stock of the Company (the "Primary Optional Conversion") or TRW (the "Secondary Optional Conversion") at any time for a period of eight months from the note's maturity date. The conversion price for Primary Optional Conversion is lesser of $1.5 per share or at 65% of the market share price of the Company. While the conversion price for Secondary Optional Conversion is $3.41 per share subject to equitable adjustment for stock split, stock dividend or right offerings.

Under the agreement, the Company shall pay the note holder 120,000 common shares of SIAF or 32,000 common shares of TRW as an origination fee. The note bears a flat interest payment which shall be settled by 200,000 common shares of SIAF or 55,000 common shares of TRW. As of December 31, 2018, no settlement for both origination fee and interest payment. The supplemental agreement to the Bond Subscription Agreement with the Subscriber to extend the Bond Issue by a year to December 31, 2018 was signed. All other terms and conditions of the Bond Subscription Agreement and the Conditions continue in full force and effect.

	2018	2017

(i) 10.50% convertible note due February 28, 2020	$-	$-
(ii) Convertible note due December 31, 2018	3,894,978	3,894,978
	3,894,978	3,894,978
Less: classified as current liabilities	(3,894,978)	(3,894,978)
Non-current Liabilities	-	-

The fair value of the conversion option was approximately $211,320, the Company discounted the note and created a derivative liability, which will be evaluated each quarter and adjusted for any change in value. For the year ended December 31, 2018 and 2017, the Company recognized the amortization of the discount of approximately $nil and $106,297, respectively.

The Company estimated the fair value of the derivative liabilities using the Binomial Option Pricing Model and the following key assumptions during 2018

2018
Expected dividends	-
Expected term (years)	0.34
Volatility	52.09% - 54.32%
Risk-free rate	1.65% - 1.9%

F-77

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table sets forth, by level within the fair value hierarchy, the Company’s financial liabilities that were accounted for at fair value as of December 31, 2018 and 2017

	Level 1	Level 2	Level 3	Total
	$	$	$	$
LIABILITIES:
Derivative liabilities as of December 31, 2018	-	-	2,100	2,100
Derivative liabilities as of December 31, 2017	-	-	2,100	2,100

The following table represents the change in the fair value of the derivative liabilities during the year ended December 31, 2018

$
Fair value of derivative liabilities as of December 31, 2017	2,100
Change in fair value of derivative liabilities	-
Fair value of derivative liabilities as of December 31, 2018	2,100

The above note agreement contained regular provisions requiring timely repayment of principals and accrued interests, payment of default interest in the event of default, default and optional conversion and without specific financial covenants. Management of the Company believes the Company is in material compliance with the terms of the convertible note agreement.

F-78

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

24.	SHAREHOLDERS’ EQUITY

The Group’s share capital as of December 31, 2018 and 2017 shown on the consolidated balance sheet represents the aggregate nominal value of the share capital of the Company as of that date.

Common Stock:

On November 10, 2014, the Company approved an amendment to the Corporation’s Articles of Incorporation to effectuate a reverse stock split (the “Reverse Split”) of the Corporation’s common stock, par value $0.001 per share (the “Common Stock”) affecting both the authorized and issued and outstanding number of such shares by a ratio of 9.9 for 1. The Reverse Split became effective in the State of Nevada on December 16, 2014. Subsequent to the December 31, 2014, the Board of directors and the holders of a majority of the voting power of our stockholders of the company have approved an amendment to articles of incorporation to increase its authorized shares of Common Stock from 17,171,716 to 22,727,272.

The Board of directors and the holders of a majority of the voting power of our stockholders of the company have approved an amendment to articles of incorporation to increase its authorized shares of Common Stock from 22,727,272 to 27,000,000 and the amendment was filed on December 28, 2016.

The Board of directors and the holders of a majority of the voting power of our stockholders of the company have approved an amendment to articles of incorporation to increase its authorized shares of Common Stock from 27,000,000 to 50,000,000 and the amendment was filed on August 24, 2017 with an effective date of August 25, 2017.

During the year ended December 31, 2017, the Company (i) issued 1,167,502 shares of employees and directors at fair value of $1.00 to $3.45 per share for $1,454,352 for employee compensation; (ii) issued 500,800 shares of common stock valued to professionals at fair value of $1 per share for $500,800 for service compensation; (iii) issued 4,074,979 shares of common stock ranging from $1.40 to $5.15 amounting to $12,053,844 as collateral to secure trade and loan facilities, and the shares issued by the Company were valued at the trading price of the stock on the date the shares were issued; and (iv) 892,735 shares of common stock issued for $0 as top up securities for debts loans.

During the year ended December 31, 2018, the Company (i) issued 535,598 shares of common stock valued to employees and directors at ranging from $1 to $1.56 per share for $576,170 for employee compensation; (ii) issued 16,032,262 shares of common stock valued to professionals and contractors ranging from $ 0.55 to $1.00 per share for $9,723,720 for service compensation; and (iii) issued 3,935,439 shares of common stock valued at $ 0.30 to $ 0.50 per share for 1,478,029 for settlement of debts.

The Company has 49,866,174 and 29,362,875 shares of common stock issued and outstanding as of December 31, 2018 and 2017, respectively.

F-79

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

25.	OBLIGATION UNDER OPERATING LEASES

The Company leases (i) 2,178 square feet of agriculture space used for offices for a monthly rent of $804 in Enping City, Guangdong Province, P.R.C., its lease expiring on March 31, 2019; and (ii) 2,695 square feet of office space in Guangzhou City, Guangdong Province, P.R.C. for a monthly rent of $6,699, its lease expiring on July 8, 2020.

Lease expenses were $140,132 and $159,195 for the years ended December 31, 2018 and 2017, respectively.

The future minimum lease payments as of December 31, 2018, are as follows:

Within 1 year	$83,005
2 to 5 years	40,194
Over 5 years	-
$123,199

26.	STOCK BASED COMPENSATION

On May 10, 2016, the Company issued directors and employees a total of 1,199,068 shares of common stock valued at fair value of $5.98 per share for services rendered to the Company. The fair values of the common stock issued were determined by using the trading price of the Company’s common stock on the date of issuance of $5.98 per share. On the same date, the Company issued professionals a total of 132,787 shares of common stock valued at fair value of $5.98 per share for services rendered to the Company. The fair values of the common stock issued were determined by using the trading price of the Company’s common stock on the date of issuance of $5.98 per share.

The Company calculated stock based compensation of $7,965,624 and recognized $4,345,993 for the year ended December 31, 2016. As of December 31, 2016, the deferred compensation balance for staff was $3,982,813 and the deferred compensation balance of $3,982,813 was to be amortized over 6 months beginning on January 1, 2017.

On June 30, 2017, the Company issued employees total of 117,000 shares of common stock valued at fair value of $3.45 per share for services rendered to the Company. The fair values of the common stock issued were determined by using the trading price of the Company’s common stock on the date of issuance of $3.45 per share. On December 31, 2017, the Company issued employees total of 500,800 shares of common stock valued at fair value of $1 per share for services rendered to the Company. The fair values of the common stock issued were determined by using the trading price of the Company’s common stock on the date of issuance of $3.45 per share. On December 31, 2017, the Company issued employees total of 1,050,502 shares of common stock valued at fair value of $1 per share for services rendered to the Company. The fair values of the common stock issued were determined by using the trading price of the Company’s common stock on the date of issuance of $1 per share.

The Company calculated stock based compensation of 2,952,327 and 5,937,765 and recognized $2,308,869 and $4,184,638 for the year ended December 31, 2018 and 2017, respectively. As of December 31, 2018, the deferred compensation balance for staff was $296,096 and $347,362 which were to be amortized over 3 months and 6 months, respectively beginning on January 1, 2019. As of December 31, 2017, the deferred compensation balance for staff was $2,101,825 and $1,551,302 were to be amortized over 6 months and 1 year, respectively beginning on January 1, 2018.

F-80

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

27.	CONTINGENCIES

On March 26, 2019, a shareholder derivative complaint was filed in the United States District Court for the Southern District of New York against the Company, as well as four of its current directors. The Complaint alleges violations of securities law and state law, breaches of fiduciary duties (including gross mismanagement of the Company) by the individual defendants, a material default of its obligations under a commercial loan agreement, misleading and false statements (including material omissions) by the individual defendants, and unauthorized issuance of new shares of Common Stock to pay debts that, in the view of the plantiffs, has diluted shareholder ownership and oppressed shareholders of the Company. The Company and the individual defendants believe that these claims are without merit and intend to vigorously defend against the Complaint.

Management does not currently believe that such claim and proceeding are likely, individually or in aggregate, to have a material adverse effect on the financial condition of the Company.

On September 22, 2015, the Company entered into a trade facility agreement with two independent third parties. Pursuant to the agreement, the Company provides collateral in the form of Company's common shares to a PRC based lender (the "Lender") and the Lender agrees to provide a revolving trade facility loan up to $20,000,000 to a PRC based borrower. The arrangement was commenced on February 15, 2016 and will be expired on September 15, 2019.

As of December 31, 2018, the Company has issued aggregate 5,708,312 common shares as collateral and the trade facility line reduced to $13 million.

28.	RELATED PARTY TRANSACTIONS

In addition to the transactions and balances as disclosed elsewhere in these consolidated financial statements, during the years ended December 31, 2018 and 2017, the Company had the following significant related party transactions:-

Name of related party	Nature of transactions

Mr. Solomon Yip Kun Lee, Chairman	Included in due to a director, due to Mr. Solomon Yip Kun Lee is $2,046,499 and $107,074 as of December 31, 2018 and 2017, respectively. The amounts are unsecured, interest free and have no fixed terms of repayment.

Tri-Way Industries Limited (“TRW”) Unconsolidated equity investee	Included in interest in unconsolidated equity investee, due from Tri-Way Industries Limited is $57,354,208 and $58,572,766 as of December 31, 2018 and December 31, 2017, respectively. The amounts are unsecured, interest free and have no fixed terms of repayment.

Included in accounts receivable due from Tri-Way Industries Limited is $60,799,365 and $49,065,385 as of December 31, 2018 and December 31, 2017, respectively. The amounts are unsecured, interest free and have no fixed terms of repayment.

The Company has revenue of consulting income of $11,127,393 and $16,983,330 from Tri-Way Industries Limited for the year ended December 31, 2018 and 2017, respectively.

F-81

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

29.	EARNINGS PER SHARE

Basic earnings per share is computed by dividing net income attributable to common shareholders by the weighted average number of common shares outstanding during the year. Diluted earnings per share reflects the potential dilution of securities by including other potential common stock, including convertible preferred stock, stock options and warrants, in the weighted average number of common shares outstanding for the year, if dilutive. The numerators and denominators used in the computations of basic and dilutive earnings per share are presented in the following table:

	2018	2017

BASIC

Numerator for basic earnings per share attributable to the Company’s common stockholders:
Net income used in computing basic earnings per share	$17,323,337	$(13,104,145)
Basic earnings per share	$0.46	$(0.53)
Basic weighted average shares outstanding	37,336,164	24,711,015

	2018	2017

DILUTED
Numerator for basic earnings per share attributable to the Company’s common stockholders:
Net income used in computing diluted earnings per share	$17,323,337	$(13,104,145)
Diluted earnings per share	$0.46	$(0.53)
Diluted weighted average shares outstanding	37,336,164	24,711,015

F-82

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by us relating to the sale of Series G Preferred Stock being registered. All amounts are estimates except the SEC registration fee.

SEC registration fee	$4,848.00
Legal fees and expenses	$280,000	*
Accounting fees and expenses	$80,000	*
Miscellaneous	$2,000	*

Total	$3,666,848	*

* Estimates

Item 14. Indemnification of Directors and Officers

Pursuant to the Articles of Incorporation and By-Laws of the Company, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

During the last three years, we have issued unregistered securities as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering. The sales of these securities were, except as set forth below, deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, and/or Rule 506 of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the certificates issued in such transactions. All purchasers of our securities were accredited or sophisticated persons and had adequate access, through employment, business or other relationships, to information about us.

During the year ended December 31, 2016, the Company (i) issued 1,199,068 shares of common stock to employees and directors valued at fair value of $5.98 per share for $7,169,823 for employee compensation; (ii) issued 132,787 shares of common stock valued to professionals at fair value of $5.98 per share for $794,066 for service compensation; and (iii) issued 2,461,247 shares of common stock ranging from $6.96 to $8.91 amounting to $5,765,476 as collateral to secure debts loan of $4,797,332, and the shares issued by the Company were valued at the trading price of the stock on the date the shares were issued.

During the year ended December 31, 2017, the Company (i) issued 1,167,502 shares of employees and directors at fair value of $1.00 to $3.45 per share for $1,452,984 for employee compensation; (ii) issued 500,800 shares of common stock valued to professionals at fair value of $1 per share for $500,800 for service compensation; (iii) issued 4,074,979 shares of common stock ranging from $1.40 to $5.15 amounting to $12,054,045 as collateral to secure trade and loan facilities, and the shares issued by the Company were valued at the trading price of the stock on the date the shares were issued; and (iv) 892,735 shares of common stock issued for $0 as top up securities for debts loans.

On October 20, 2017, the Company issued a convertible note with a principal amount of $4,000,000 due on February 28, 2018. The note holder had the option to convert all or any part of the outstanding note into the common stock of the Company (the "Primary Optional Conversion") or TRW (the "Secondary Optional Conversion") at any time for a period of eight months from the note's maturity date. The conversion price for Primary Optional Conversion is lesser of $1.5 per share or at 65% of the market share price of the Company. While the conversion price for Secondary Optional Conversion is $3.41 per share subject to equitable adjustment for stock split, stock dividend or right offerings.

Under the agreement, the Company shall pay the note holder 120,000 common shares of SIAF or 32,000 common shares of TRW as an origination fee. The note bears a flat interest payment which shall be settled by 200,000 common shares of SIAF or 55,000 common shares of TRW. As of September 30, 2018, no settlement for both origination fee and interest payment. The supplemental agreement to the Bond Subscription Agreement with the Subscriber to extend the Bond Issue by a year to December 31, 2018 was signed. All other terms and conditions of the Bond Subscription Agreement and the Conditions continue in full force and effect.

During the year ended December 31, 2018, the Company (i) issued 535,598 shares of common stock valued to employees and directors at ranging from $1 to $1.56 per share for $576,170 for employee compensation; (ii) issued 16,032,262 shares of common stock valued to professionals and contractors ranging from $ 0.55 to $1.00 per share for $9,723,720 for service compensation; and (iii) issued 3,935,439 shares of common stock valued at $ 0.30 to $ 0.50 per share for 1,478,029 for settlement of debts.

From January 1, 2019 through the date of this registration statement, the Company issued 109,911 shares of common stock valued at $ 0.30 per share for settlement of 32,973.30 of debts.

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description

3.1	Articles of Incorporation of Volcanic Gold, Inc. Incorporated herein by reference to the Registration Statement on Form 10 filed on November 19, 2010 as Exhibit 3.1 thereto.

3.2	Amendment to Articles of Incorporation - Name Change: Volcanic Gold, Inc. to A Power Agro Agriculture Development, Inc. Incorporated herein by reference to the Registration Statement on Form 10 filed on November 19, 2010 as Exhibit 3.2 thereto.

3.3	Certificate of Correction. Incorporated herein by reference to the Registration Statement on Form 10 filed on November 19, 2010 as Exhibit 3.3 thereto.

3.4	Amendment to Articles of Incorporation - Name Change: A Power Agro Agriculture Development, Inc. to Sino Agro Food, Inc. Incorporated herein by reference to the Registration Statement on Form 10 filed on November 19, 2010 as Exhibit 3.4 thereto.

3.5	Certificate of Amendment to Articles of Incorporation. Incorporated herein by reference to the Current Report on Form 8-K filed on January 30, 2013 as Exhibit 3.1 thereto.

3.6	Certificate of Amendment to Articles of Incorporation. Incorporated herein by reference to the Current Report on Form 8-K filed on November 1, 2013 as Exhibit 3.1 thereto.

3.7	Certificate of Amendment to Articles of Incorporation. Incorporated herein by reference to the Current Report on Form 8-K filed on June 12, 2014 as Exhibit 3.1 thereto.

3.8	Certificate of Amendment to Articles of Incorporation. Incorporated herein by reference to the Current Report on Form 8-K filed on November 10, 2014 as Exhibit 3.1 thereto.

3.9	Certificate of Amendment to Articles of Incorporation. Incorporated herein by reference to the Current Report on Form 8-K filed on December 17, 2014 as Exhibit 3.1 thereto.

3.10	Bylaws of Volcanic Gold, Inc. Incorporated herein by reference to the Registration Statement on Form 10 filed on November 19, 2010 as Exhibit 3.5 thereto.

3.11	Bylaws. Incorporated herein by reference to the Current Report on Form 8-K filed on November 28, 2012 as Exhibit 3.1 thereto.

3.12	Certificate of Rights and Preferences - Series B Preferred. Incorporated herein by reference to the Registration Statement on Form 10 filed on April 25, 2011 as Exhibit 4.5 thereto.

3.13*	Form of Certificate of the Designations, Powers, Preferences and Rights of the 7% Series G Non-Convertible Cumulative Redeemable Perpetual Preferred Stock

5.1*	Opinion of Sichenzia Ross Ference LLP as to validity of the Series G Preferred Stock.

10.1**	Form of Subscription Agreement

10.2**	Form of Series 1, Series 2 and Series 3 Warrant

21.1	Subsidiaries of the Company (filed as Exhibit 21 to the Company’s Registration Statement on Form S-1 filed on September 23, 2013, and incorporated by reference herein)

23.1*	Consent of David Yueng, ECOVIS HK

23.2*	Consent of ZHEN HUI CPA.

23.3*	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1 to this Registration Statement).

* Included herein.

** To be filed by amendment.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)         For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)         For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Guangzhou, in the PRC, on this 27th day of June 2019.

SINO AGRO FOOD, INC.

June 27, 2019	By:	/s/ LEE YIP KUN SOLOMON
Lee Yip Kun Solomon Chief Executive Officer, Interim Chief Financial Officer and Chairman (Principal Executive Officer, Principal Financial Officer Principal Accounting Officer)

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

June 27, 2019	By:	/s/ LEE YIP KUN SOLOMON
Lee Yip Kun Solomon Chief Executive Officer, Interim Chief Financial Officer and Chairman (Principal Executive Officer, Principal Financial Officer Principal Accounting Officer)

June 27, 2019	By:	/s/ TAN POAY TEIK
Tan Poay Teik Chief Officer, Marketing, and Director

June 27, 2019	By:	/s/ CHEN BOR HANN
Chen Bor Hann Corporate Secretary and Director

June 27, 2019	By:	/s/ COLANUKUDURU RAVINDRAIN
Colanukuduru Ravindran, Director

June 27, 2019	By:	/s/MUSON CHEUNG
Muson Cheung Director

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